                                                      Pursuant to Rule 424(b)(5)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION, DATED OCTOBER 15, 1999
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 15, 1999

                           $549,923,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C1

                            ------------------------

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 17 OF THE PROSPECTUS.

Neither these securities nor the underlying Mortgage Loans are insured or guaranteed by any government agency or instrumentality.

These securities will represent interests in the Trust Fund only and will not represent interests in or obligations of any other party.

This Prospectus Supplement may be used to offer and sell the certificates only if it is accompanied by the Depositor's Prospectus dated October 15, 1999.

--------------------------------------------------------------------------------

                                          THE TRUST FUND:

                                          o  The Trust Fund will consist of a
                                             pool of 108 conventional, fixed
                                             rate Mortgage Loans.

                                          o  The Mortgage Loans are generally
                                             secured by first liens on
                                             commercial and multifamily
                                             properties.

                                          o  The Mortgage Loans are expected to
                                             have an initial aggregate principal
                                             balance of $612,727,763.

                                          THE CERTIFICATES:

                                          o  The Trust Fund will issue 15
                                             classes of Certificates.

                                          o  Only the Certificates described on
                                             the following table are being
                                             offered by this Prospectus
                                             Supplement and the Prospectus.

                         INITIAL        % OF INITIAL
                       CERTIFICATE        POOL          PASS-         RATED FINAL                      EXPECTED
                         BALANCE         BALANCE        THROUGH       DISTRIBUTION                      RATING
       CLASS             (+/-5%)         (+/-5%)        RATE            DATE(1)          CUSIP NO.    (S&P/DCR)
Class A-1..........    $100,000,000         16.32%           %      November 15, 2031                  AAA/AAA
Class A-2..........    $350,354,000         57.18%           %      November 15, 2031                  AAA/AAA
Class B............    $ 33,700,000          5.50%        (2)       November 15, 2031                   AA/AA
Class C............    $ 27,573,000          4.50%        (2)       November 15, 2031                    A/A
Class D............    $  9,191,000          1.50%        (2)       November 15, 2031                   A-/A-
Class E............    $ 21,446,000          3.50%        (2)       November 15, 2031                  BBB/BBB
Class F............    $  7,659,000          1.25%        (2)       November 15, 2031                 BBB-/BBB-
Class IO...........        (3)                N/A         (3)       November 15, 2031                  AAAr/AAA

(Footnotes explaining the table are on S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On or about November 4, 1999, Merrill Lynch Mortgage Investors, Inc. will sell these securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated, which will offer the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                            ------------------------

MERRILL LYNCH & CO.                                     PAINEWEBBER INCORPORATED

                            ------------------------

                                October   , 1999

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
              MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C1
    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
             DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                        THE PURPOSE OF EDGAR FILING.]

[PICTURE OF MAP OF CONTINENTAL UNITED STATES]

WASHINGTON                    MASSACHUSETTS              COLORADO

1 property                    3 properties               3 properties

$8,269,850                    $16,216,933                $11,522,353

1.35% of total                2.65% of total             1.88% of total


ARKANSAS                      MARYLAND                   ARIZONA

1 property                    2 properties               1 property

$1,709,613                    $44,529,018                $3,216,174

0.28% of total                7.27% of total             0.52% of total



ILLINOIS                      VIRGINIA                   UTAH

2 properties                  6 properties               1 property

$6,010,100                    $21,285,252                $18,170,833

0.98% of total                3.47% of total             2.97% of total



WISCONSIN                     NORTH CAROLINA             NEVADA

1 property                    4 properties               3 properties

$14,973,946                   $3,255,996                 $19,544,204

2.44% of total                0.53% of total             3.19% of total



MICHIGAN                      LOUISIANA                  CALIFORNIA

1 property                    3 properties               12 properties

$11,962,178                   $13,915,620                $69,728,053

1.95% of total                2.27% of total             11.38% of total



INDIANA                       SOUTH CAROLINA             OREGON

2 properties                  2 properties               1 property

$24,936,192                   $28,933,747                $8,490,237

4.07% of total                4.72% of total             1.39% of total



OHIO                          GEORGIA                    WYOMING

4 properties                  1 property                 1 property

$14,506,475                   $1,920,705                 $6,094,765

2.37% of total                0.31% of total             0.99% of total



PENNSYLVANIA                  TENNESSEE                  FLORIDA

3 properties                  4 properties               5 properties

$11,243,552                   $8,276,400                 $17,977,507

1.83% of total                1.35% of total             2.93% of total



NEW YORK                      ALABAMA                    IDAHO

11 properties                 1 property                 1 property

$48,380,931                   $2,247,636                 $4,643,851

7.90% of total                0.37% of total             0.76% of total



RHODE ISLAND                  MISSISSIPPI

1 property                    1 property

$4,208,441                    $1,736,253

0.69% of total                0.28% of total



CONNECTICUT                   TEXAS

7 properties                  23 properties

$43,066,467                   $111,830,425

7.03% of total                18.25% of total



NEW JERSEY                    OKLAHOMA

2 properties                  3 properties

$3,984,681                    $5,939,372

0.65% of total                0.97% of total




 [LEGEND]

[ ] (less than or equal to) 1.0% of Initial Pool Balance

[ ] 1.1% -5.0% of Initial Pool Balance

[ ] 5.1% -10.0% of Initial Pool Balance

[ ] Greater than 10.1% of Initial Pool Balance

[Primary Property Type by Cut-Off Date Balance ]

[3-D PIE CHART]

Other 0.39%

Mobile Home Park 1.02%

Mixed 1.30%

Health Club 1.37%

Hospitality 3.14%

Healthcare 1.31%

Industrial 7.84%

Unanchored Retail 1.74%

Anchored Retail 20.89%

Office 29.70%

Multifamily 30.99%

Self Storage 0.30%

                            [SIXTEEN PHOTOGRAPHS]

                                  Picture of
             Pond View Corporate Center, Farmington, CT (ML-117)

                                  Picture of
               Plaza Office Building, Milwaukee, WI (ORIX-3452)

                                  Picture of
                     Bend River Mall, Bend, OR (PW-7942)

                                  Picture of
          Hampton Point North Apartments, Silver Spring, MD (ML-126)

                                  Picture of
               Sunset Hills Apartments, Henderson, NV (PW-8763)

                                  Picture of
                  Saw Mill Apartments, Columbus, OH (ML-124)

                                  Picture of
                Frazier-King Building, Irving, TX (ORIX-2965)

                                  Picture of
                   Helix Building, Las Vegas, NV (PW-8352)

                                  Picture of
           Lakeside Plaza Office Center, Salt Lake, UT (ORIX-3325)

                                  Picture of
               Lexus Training Center, Parsippany, NJ (PW-7789)

                                  Picture of
                    College Square, Cerritos, CA (ML-156)

                                  Picture of
           Blue Cross Blue Shield Building, Columbia, SC (PW-7905)

                                  Picture of
 Seacrest Oceanfront Resort & Conference Center, North Falmouth, MA (ML-138)

                                  Picture of
                 Spectrum Club, Thousand Oaks, CA (ORIX-3257)

                                  Picture of
                  Creekside Apartments, Dallas, TX (ML-103)

                                  Picture of
                     Putnam Plaza, Hamden, CT (ORIX-3208)

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail: (1) the accompanying Prospectus, which provides general information about the issuer, the Certificates and the types of collateral securing the Certificates, and
(2) this Prospectus Supplement, which describes the specific terms of the Offered Certificates. You should read both this Prospectus Supplement and the Prospectus before investing in any of the Offered Certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

     This Prospectus Supplement begins with several introductory sections describing the Series 1999-C1 Certificates and the Trust Fund in abbreviated form:

          Summary of Prospectus Supplement, commencing on Page S-7 of this Prospectus Supplement, which gives a brief introduction of the key features of the Series 1999-C1 Certificates and a description of the Mortgage Loans; and

          Risk Factors, commencing on page S-22 of this Prospectus Supplement, which describe risks that apply to the Series 1999-C1 Certificates which are in addition to those described in the Prospectus with respect to the securities issued by the Trust Fund generally.

     This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the Offered Certificates and this offering. The capitalized terms used in this Prospectus Supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-113 in this Prospectus Supplement. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption "Index of Definitions" beginning on page 103 in the Prospectus.

     In this Prospectus Supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.

(Footnotes to Table on the Front Cover)

------------------

(1) The "Rated Final Distribution Date" is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. See "RATINGS" in this Prospectus Supplement.

(2) The Pass-Through Rates applicable to the Class B, Class C, Class D, Class E and Class F Certificates for any Distribution Date will equal the lesser of
    (i) the indicated fixed rate per annum for such Class and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date, as more fully described in "DESCRIPTION OF THE CERTIFICATES--General" herein.

(3) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but are entitled to receive payments of the aggregate interest accrued on the notional amount of each of its components, as described in this Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amount" and "--Pass-Through Rates" in this Prospectus Supplement.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT.........................................................................     S-7
RISK FACTORS.............................................................................................    S-22
  Certain Risks Associated with the Certificates.........................................................    S-22
     Limited Assets......................................................................................    S-22
     Certain Yield and Maturity Considerations...........................................................    S-22
     Risks Related to the Rate of Prepayment of the Mortgage Loans.......................................    S-23
     Risks Related to Enforcement of Prepayment Restrictions and Defeasance Provisions...................    S-24
     Potential Conflicts of Interest.....................................................................    S-25
     Risk of Year 2000...................................................................................    S-25
     Limited Liquidity for Offered Certificates..........................................................    S-25
     Lack of Control Over Trust Fund.....................................................................    S-26
     Servicing Transfer Risk.............................................................................    S-26
  Certain Risk Factors Associated with the Mortgage Loans................................................    S-26
     Risks of Lending on Income-Producing Properties.....................................................    S-26
     Limited Alternative Uses of Mortgaged Properties....................................................    S-31
     Issues Involving Significant Single-Tenant Mortgage Loans...........................................    S-31
     Factors Affecting the Repayment of Mortgage Loans Secured by Condominium Properties ........ .......    S-32
     Nonrecourse Mortgage Loans..........................................................................    S-32
     Environmental Law Considerations....................................................................    S-32
     Risks Associated with Balloon Loans and ARD Loans...................................................    S-34
     Risks Associated with Related Borrowers.............................................................    S-35
     Geographic Concentration of Properties Increasing Isolated Geographic Risk..........................    S-35
     Risks Associated with Concentration of Mortgage Loans...............................................    S-35
     Recently Constructed Properties Do Not Have Operating Histories.....................................    S-36
     No Reunderwriting of Mortgage Loans.................................................................    S-36
     Tax Considerations Related to Foreclosure...........................................................    S-36
     Special Hazards Losses..............................................................................    S-36
     Other Financing.....................................................................................    S-37
     Risks Related to the Borrower's Form of Entity......................................................    S-38
     Limitations of Appraisals and Engineering Reports...................................................    S-38
     Zoning Compliance...................................................................................    S-38
     Costs of Compliance with Applicable Laws and Regulations............................................    S-39
     Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents............    S-39
     Litigation..........................................................................................    S-39
     Condemnations.......................................................................................    S-39
     Risks of Different Timing of Mortgage Loan Amortization.............................................    S-40
     Risks Associated with Ground Leases and Other Leasehold Interests...................................    S-40
     Risks Associated with the Mortgage Loan Sellers.....................................................    S-40
DESCRIPTION OF THE MORTGAGE POOL.........................................................................    S-42
  General................................................................................................    S-42
  Certain Terms and Conditions of the Mortgage Loans.....................................................    S-42
     Mortgage Rates; Calculations of Interest............................................................    S-42
     Due Dates...........................................................................................    S-42
     Amortization........................................................................................    S-43
     Prepayment Provisions...............................................................................    S-43
     Defeasance..........................................................................................    S-43
     Nonrecourse Obligations.............................................................................    S-43
     "Due-on-Sale" and "Due-on-Encumbrance" Provisions...................................................    S-44
     Cross-Default and Cross-Collateralization of Certain Mortgage Loans.................................    S-44
  Assessment of Property Condition.......................................................................    S-44
     Property Inspection.................................................................................    S-44
     Appraisals..........................................................................................    S-44

     Environmental Assessments...........................................................................    S-44
     Engineering Assessments.............................................................................    S-45
     Earthquake Analyses.................................................................................    S-45
     Zoning Compliance...................................................................................    S-45
  Largest Mortgage Loan Concentrations...................................................................    S-45
  Additional Mortgage Loan Information...................................................................    S-48
     The Mortgage Pool...................................................................................    S-48
  The Mortgage Loan Sellers..............................................................................    S-58
  Merrill Lynch Mortgage Capital Inc.'s Underwriting Standards...........................................    S-58
     General.............................................................................................    S-58
     Cash Flow Analysis..................................................................................    S-58
     Appraisal and Loan-to-Value Ratio...................................................................    S-58
     DSCR and LTV Ratio..................................................................................    S-58
     Evaluation of Borrower..............................................................................    S-58
     Tax and Insurance Reserves..........................................................................    S-59
     Replacement Reserves................................................................................    S-59
     Property Inspection.................................................................................    S-59
     Environmental Assessments...........................................................................    S-59
     Engineering Assessments.............................................................................    S-59
     Earthquake Analysis.................................................................................    S-59
     Title Insurance Policy..............................................................................    S-60
     Property Insurance..................................................................................    S-60
  Paine Webber Real Estate Securities Inc.'s Underwriting Standards......................................    S-60
     General.............................................................................................    S-60
     Explanation of Borrower.............................................................................    S-60
     Financial Analysis..................................................................................    S-60
     Physical Condition Review...........................................................................    S-61
     Appraisal and Loan-to-Value Ratio...................................................................    S-61
     Escrow Requirements.................................................................................    S-61
  ORIX Real Estate Capital Markets, LLC's Underwriting Standards.........................................    S-61
     General.............................................................................................    S-61
     Cash Flow Analysis..................................................................................    S-61
     Appraisal and Loan-to-Value Ratio...................................................................    S-61
     DSCR and LTV Ratio..................................................................................    S-62
     Evaluation of Borrower..............................................................................    S-62
     Property Inspection.................................................................................    S-62
     Environmental Assessments...........................................................................    S-62
     Engineering Assessments.............................................................................    S-62
     Escrow Requirements.................................................................................    S-62
     Title Insurance Policy..............................................................................    S-62
     Property Insurance..................................................................................    S-63
  Assignment of the Mortgage Loans; Repurchases and Substitutions........................................    S-63
  Representations and Warranties; Repurchases and Substitutions..........................................    S-65
  Changes in Mortgage Pool Characteristics...............................................................    S-69
SERVICING OF THE MORTGAGE LOANS..........................................................................    S-70
  General................................................................................................    S-70
  The Master Servicer....................................................................................    S-72
  The Special Servicer...................................................................................    S-72
  Servicing and Other Compensation and Payment of Expenses...............................................    S-73
  Modifications, Waivers and Amendments..................................................................    S-75
  The Controlling Class Representative...................................................................    S-76
  Limitation on Liability of Controlling Class Representative............................................    S-77
  REO Properties.........................................................................................    S-77

  Inspections; Collection of Operating Information.......................................................    S-78
DESCRIPTION OF THE CERTIFICATES..........................................................................    S-80
  General................................................................................................    S-80
  Registration and Denominations.........................................................................    S-80
  Certificate Balances and Notional Amounts..............................................................    S-81
  Pass-Through Rates.....................................................................................    S-82
  Distributions..........................................................................................    S-83
     General.............................................................................................    S-83
     The Available Distribution Amount...................................................................    S-83
     Application of Available Distribution Amount........................................................    S-83
     Distributable Certificate Interest..................................................................    S-87
     Principal Distribution Amount.......................................................................    S-87
     Treatment of REO Properties.........................................................................    S-88
     Allocation of Prepayment Premiums...................................................................    S-89
  Subordination; Allocation of Losses and Certain Expenses...............................................    S-89
  Advances...............................................................................................    S-91
  Appraisal Reductions...................................................................................    S-92
  Reports to Certificateholders; Available Information...................................................    S-94
  Voting Rights..........................................................................................    S-96
  Termination............................................................................................    S-96
  The Trustee............................................................................................    S-97
YIELD AND MATURITY CONSIDERATIONS........................................................................    S-98
  Yield Considerations...................................................................................    S-98
     General.............................................................................................    S-98
     Rate and Timing of Principal Payment................................................................    S-98
     Losses and Shortfalls...............................................................................    S-99
     Pass-Through Rates..................................................................................    S-99
     Certain Relevant Factors............................................................................   S-100
     Delay in Payment of Distributions...................................................................   S-100
     Unpaid Distributable Certificate Interest...........................................................   S-100
     Yield Sensitivity of the Class IO Certificates......................................................   S-100
  Weighted Average Life..................................................................................   S-101
USE OF PROCEEDS..........................................................................................   S-107
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................................................   S-107
ERISA CONSIDERATIONS.....................................................................................   S-108
LEGAL INVESTMENT.........................................................................................   S-110
METHOD OF DISTRIBUTION...................................................................................   S-111
LEGAL MATTERS............................................................................................   S-112
RATINGS..................................................................................................   S-112
INDEX OF PRINCIPAL DEFINITIONS...........................................................................   S-113
ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS...................................................     A-1
ANNEX B--FORM OF PRIVILEGED PERSON CERTIFICATE...........................................................     B-1
ANNEX C--FORM OF DISTRIBUTION DATE STATEMENT.............................................................     C-1
ANNEX D--FORM OF SERVICER REPORTS........................................................................     D-1
ANNEX E-- CERTAIN CHARACTERISTICS OF MULTIFAMILY MORTGAGED PROPERTIES....................................     E-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES YOU MUST CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

     o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     o WE PROVIDE INFORMATION ON THE PRIVATE CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE PRIVATE CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

     o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE CUT-OFF DATE BALANCE OF ALL THE MORTGAGE LOANS. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE INITIAL POOL BALANCE REPRESENTED BY THE AGGREGATE CUT-OFF DATE BALANCE OF THE RELATED MORTGAGE LOANS, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

     o ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS.

OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1999-C1. Each Certificate represents an undivided beneficial interest in the Mortgage Loans and the other assets of the Trust Fund. The table also lists the privately offered certificates, which have not been registered under the Securities Act of 1933 and are not offered in this public offering.

                [Class G, Class H, Class J and Class K and the
                        corresponding rows are shaded]

                          INITIAL        PERCENT OF                                         PASS-       WEIGHTED
                        CERTIFICATE      INITIAL POOL     CREDIT                            THROUGH     AVERAGE LIFE
           CLASS         BALANCE(1)      BALANCE(1)       SUPPORT        DESCRIPTION        RATE        (YEARS)(2)
         ----------     ------------        ------        -------     -----------------       ---           ----
         Class A-1 ..... $100,000,000        16.32%       26.50%        Fixed Coupon                         5.6
         Class A-2 ..... $350,354,000        57.18%       26.50%        Fixed Coupon                         9.6
         Class B .....  $ 33,700,000          5.50%       21.00%        Fixed Coupon             (4)         9.9
         Class C .....  $ 27,573,000          4.50%       16.50%        Fixed Coupon             (4)         9.9
         Class D .....  $  9,191,000          1.50%       15.00%        Fixed Coupon             (4)         9.9
         Class E .....  $ 21,446,000          3.50%       11.50%        Fixed Coupon             (4)         9.9
         Class
         F ........     $  7,659,000          1.25%       10.25%        Fixed Coupon             (4)         9.9
         Class
         IO .......         (5)             N/A            N/A        Variable IO Strip          (5)         N/A
--------------------------------------------------------------------------------------------------------------------
         Class
         G ........     $ 26,041,000          4.25%        6.00%        Fixed Coupon             (4)         9.9
         Class
         H ........     $ 19,913,000          3.25%        2.75%        Fixed Coupon             (4)         9.9
         Class
         J ........     $  3,064,000          0.50%        2.25%        Fixed Coupon             (4)         9.9
         Class
         K ........     $ 13,786,762          2.25%        N/A          Fixed Coupon             (4)        10.8

                            CASH FLOW
                           OR PRINCIPAL      EXPECTED
             CLASS           WINDOW(2)       RATING(3)
           ------------     ----------       ---------
         Class A-1 .....    12/99-06/08       AAA/AAA
         Class A-2 .....    06/08-09/09       AAA/AAA
         Class B .......    09/09-09/09        AA/AA
         Class C .......    09/09-09/09         A/A
         Class D .......    09/09-09/09        A-/A-
         Class E .......    09/09-09/09       BBB/BBB
         Class F .......    09/09-09/09      BBB-/BBB-
         Class IO.......    12/99-06/11       AAAr/AAA
------------------------------------------------------------
         Class G .......    09/09-10/09        BB/BB
         Class H .......    10/09-10/09         B/B
         Class J .......    10/09-10/09        B-/B-
         Class K .......    10/09-06/11         N.R.

---------------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments (other than for ARD Loans which are assumed to prepay in full on their respective Anticipated Repayment Dates) and the other assumptions set forth under "YIELD AND MATURITY
    CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement.

(3) By each of Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("DCR").

(4) The Pass-Through Rates applicable to the Class B, Class C, Class D,
    Class E, Class F, Class G, Class H, Class J and Class K Certificates for any Distribution Date will equal the lesser of (i) the indicated fixed rate per annum for such Class and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date, as more fully described in "DESCRIPTION OF THE CERTIFICATES--General" herein.

(5) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but are entitled to receive payments of the total interest accrued on the notional amount of each of its components.

    [Not shaded]     Offered Certificates
    [Shaded]         Private Certificates

---------

THE PARTIES

THE DEPOSITOR.............................  Merrill Lynch Mortgage Investors, Inc., a Delaware corporation. The
                                            Depositor is a wholly owned, limited-purpose finance subsidiary of
                                            Merrill Lynch Mortgage Capital Inc., which is a Mortgage Loan Seller, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated, an Underwriter. The Depositor's principal executive office is located at World Financial Center, North Tower, New York,
                                            New York 10281, phone (212) 449-3860. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.
                                            For more detailed information, see "THE DEPOSITOR" in the Prospectus.

                                            On the Closing Date, the Depositor will deposit the Mortgage Loans and related assets into the Trust Fund.

THE ISSUER................................  The Trust Fund established under the Pooling and Servicing Agreement.
                                            For more detailed information, see "DESCRIPTION OF THE CERTIFICATES"
                                            in the Prospectus.

THE MORTGAGE LOAN SELLERS.................  Merrill Lynch Mortgage Capital Inc., the Depositor's corporate parent and an affiliate of one of the Underwriters, Paine Webber Real Estate
                                            Securities Inc., an affiliate of one of the Underwriters, and ORIX
                                            Real Estate Capital Markets, LLC (formerly known as Banc One Mortgage
                                            Capital Markets, LLC), which is also the Master Servicer and Special
                                            Servicer. For more information, see "DESCRIPTION OF THE MORTGAGE
                                            POOL--The Mortgage Loan Sellers" in this Prospectus Supplement. On the Closing Date, the Mortgage Loan Sellers will assign the Mortgage
                                            Loans to the Depositor, which, in turn, will assign the Mortgage
                                            Loans to the Trustee for the benefit of the Certificateholders. See
                                            "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties;
                                            Repurchases" herein.

THE MASTER SERVICER.......................  ORIX Real Estate Capital Markets, LLC will be the Master Servicer.
                                            The Master Servicer will be primarily responsible for collecting payments and gathering information with respect to the Mortgage
                                            Loans. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer"
                                            herein.

THE SPECIAL SERVICER......................  ORIX Real Estate Capital Markets, LLC will be the Special Servicer.
                                            The Special Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent. Certain
                                            Certificateholders will have the right, subject to certain condi-
                                            tions described herein, to replace the Special Servicer and to select a representative from whom the Special Servicer will seek advice and approval and take directions under certain circumstances, as described herein. We anticipate that ORIX Real Estate Capital
                                            Markets, LLC will be purchasing some or all of the Private Certif-
                                            icates, except the REMIC Residual Certificates. See "SERVICING OF THE
                                            MORTGAGE LOANS--The Special Servicer" herein.

THE TRUSTEE...............................  Norwest Bank Minnesota, National Association, a national banking association. The Trustee will be responsible for distributing payments to Certificateholders and delivering to Certificateholders certain reports on the Mortgage Loans and the Certificates. See
                                            "DESCRIPTION OF THE CERTIFICATES--The Trustee" herein.

THE UNDERWRITERS..........................  Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Depositor and one of the Mortgage Loan Sellers, and PaineWebber
                                            Incorporated, an affiliate of one of the Mortgage Loan Sellers. The
                                            Underwriters will purchase the Offered Certificates from the
                                            Depositor and you may purchase Offered Certificates from the
                                            Underwriters on and after the Closing Date.

IMPORTANT DATES AND PERIODS

CLOSING DATE..............................  On or about November 4, 1999.

CUT-OFF DATE..............................  November 1, 1999 for all but eight of the Mortgage Loans. For eight of the Mortgage Loans (2.06%) whose Due Dates are on the fifth day of the month, the Cut-Off Date is November 5, 1999.

DISTRIBUTION DATE.........................  The 15th day of each month (or if such day is not a business day, the next succeeding business day) beginning on December 15, 1999, provided, however, that the Distribution Date will be no earlier than the fourth business day following the Determination Date in the month in which such Distribution Date occurs.

DETERMINATION DATE........................  The 10th day of each month (or, if not a business day, the immedi-
                                            ately preceding business day).

COLLECTION PERIOD.........................  For each Distribution Date the related Collection Period will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs
                                            (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the
                                            Determination Date in the same month as such Distribution Date.

RECORD DATE...............................  With respect to each Distribution Date, the last business day of the month preceding the month in which that Distribution Date occurs.

ASSUMED FINAL DISTRIBUTION DATE...........  We expect that the final distribution on each Class of Offered Cer-
                                            tificates will be made on the following dates (which we refer to as the related "Assumed Final Distribution Date"), assuming that there are no prepayments (other than with respect to ARD Loans, which we assume will prepay on their respective Anticipated Repayment Dates), defaults, delinquencies or modifications with respect to the Mortgage
                                            Loans after the Cut-Off Date:

                                            CLASS                                            ASSUMED FINAL
                                            DESIGNATION                                    DISTRIBUTION DATE
                                            --------------------------------------------   ------------------
                                            CLASS A-1...................................        June 15, 2008
                                            CLASS A-2...................................   September 15, 2009
                                            CLASS IO....................................        June 15, 2011
                                            CLASS B.....................................   September 15, 2009
                                            CLASS C.....................................   September 15, 2009
                                            CLASS D.....................................   September 15, 2009
                                            CLASS E.....................................   September 15, 2009
                                            CLASS F.....................................   September 15, 2009

RATED FINAL DISTRIBUTION DATE.............  November 15, 2031, which is the first Distribution Date that fol-
                                            lows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

THE CERTIFICATES

OFFERED CERTIFICATES......................  The Depositor is offering the Class A-1, Class A-2, Class B,
                                            Class C, Class D, Class E, Class F and Class IO Certificates of its
                                            Mortgage Pass-Through Certificates, Series 1999-C1 to you pursuant to this Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES"
                                            herein.

PRIVATE CERTIFICATES......................  The Class G, Class H, Class J and Class K Certificates and the REMIC
                                            Residual Certificates of the Depositor's Mortgage Pass-Through
                                            Certificates, Series 1999-C1 are being offered by the Depositor in a private transaction. See "DESCRIPTION OF THE CERTIFICATES" herein.

PRINCIPAL DISTRIBUTIONS...................  Each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E,
                                            Class F, Class G, Class H, Class J and Class K Certificates (the
                                            "Sequential Pay Certificates") will be issued with an initial ag-
                                            gregate principal balance equal to the Certificate Balance shown on the table at the beginning of this Summary. On each Distribution
                                            Date, the Certificate Balance of any such class may be reduced by:

                                            o distributions of principal and

                                            o allocations of realized losses and other trust fund expenses.

                                            However, the Certificate Balance for any such class cannot be re-
                                            duced below zero.

                                            The Class IO Certificates and the REMIC Residual Certificates do not
                                            have Certificate Balances and their holders are not entitled to receive distributions of principal.

                                            The total amount of principal to be distributed on any Distribution
                                            Date on the Certificates will equal the Principal Distribution
                                            Amount.

                                            The "Principal Distribution Amount" for each Distribution Date generally will be an amount equal to:

                                            o the scheduled principal payments (other than balloon payments) due
                                              (to the extent received or advanced) on the Mortgage Loans during the related Collection Period;

                                            o balloon payments actually received on the Mortgage Loans during the related Collection Period;

                                            o prepayments received on the Mortgage Loans during the related
                                              Collection Period; and

                                            o all liquidation proceeds, insurance proceeds, condemnation awards and repurchase amounts received during the related Collection
                                              Period that are allocated to principal.

                                            See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

INTEREST..................................  On each Distribution Date, the holders of each class of Offered
                                            Certificates will be entitled to receive:

                                            o the Distributable Certificate Interest for such class; and

                                            o any unpaid Distributable Certificate Interest for such class of
                                              Certificates from all prior Distribution Dates.

                                            On any Distribution Date, the "Distributable Certificate Interest"
                                            for each class of Sequential Pay Certificates generally will equal the greater of zero and:

                                            o one month's interest at its Pass-Through Rate accrued on its
                                              Certificate Balance (without subtracting any payments of principal to be distributed, or losses allocated, on such Distribution Date)

                                            minus

                                            o such class' share of any shortfalls in interest collections due to prepayments on Mortgage Loans that are not paid by the Master
                                              Servicer or the Trustee.

                                            The Class IO Certificates will have 11 components (each a "Com-
                                            ponent"), with a Component corresponding to each class of Se-
                                            quential Pay Certificates. On each Distribution Date, each Compo-
                                            nent will have a notional amount equal to the Certificate Balance
                                            (before any reductions because of principal distributions or losses allocated on such Distribution Date) of the corresponding class of
                                            Sequential Pay Certificates.

                                            Each Component will have a Pass-Through Rate as described under
                                            "Pass-Through Rates" below.

                                            As of the Closing Date, the aggregate of the notional amounts of each of the Components will be $612,727,762.

                                            On any Distribution Date, the "Distributable Certificate Interest"
                                            for the Class IO Certificates on any Distribution Date generally will equal the greater of zero and:

                                            o the sum of one month's interest accrued at the applicable
                                              Pass-Through Rate on the notional amount of each of its Components minus

                                            o such class' share of any shortfalls in interest collections due to prepayments on Mortgage Loans that are not paid by the Master
                                              Servicer or the Trustee.

                                            Interest on the Certificates will be calculated on a 30/360 basis.

                                            See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

PASS-THROUGH RATES........................  The per annum interest rate for the Class A-1 and Class A-2 Cer-
                                            tificates on each Distribution Date will equal the Pass-Through Rate set forth with respect to such class in the table at the beginning of this Summary. The Pass-Through Rate for all other classes of
                                            Sequential Pay Certificates on each Distribution Date will be the lesser of the applicable per annum interest rate set forth in the table at the beginning of this Summary and the Weighted Average Net
                                            Mortgage Rate for such Distribution Date.

                                            The Pass-Through Rate for each Component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net
                                            Mortgage Rate for such Distribution Date, over (b) the Pass-Through
                                            Rate then applicable to the corresponding class of Sequential Pay
                                            Certificates.

                                            The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage
                                            Loans, weighted on the basis of their respective Stated Principal
                                            Balances outstanding immediately prior to such Distribution Date.

                                            The "Net Mortgage Rate" for each Mortgage Loan will generally equal
                                            (x) the Mortgage Rate in effect for such Mortgage Loan on the Cut-Off
                                            Date, minus (y) the sum of certain servicing and trustee fee rates for such Mortgage Loan. Since all of the Mortgage Loans accrue interest on an actual/360 basis, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate
                                            referred to in clause (x) and the servicing and trustee fee rates will be adjusted, if necessary, to compensate for months which have more or less than 30 days, as described in this Prospectus
                                            Supplement.

                                            The "Stated Principal Balance" of a Mortgage Loan at any time represents the outstanding principal balance ultimately due and payable on such Mortgage Loan, and generally will equal its Cut-Off
                                            Date Balance, reduced on each Distribution Date (to not less than zero) by

                                            (i) any payments or other collections (or advances in lieu thereof)
                                                of principal on such Mortgage Loan that are due or received during the related Collection Period and distributed on the
                                                Certificates on such date; and

                                            (ii) the principal portion of any realized loss incurred for such
                                                 Mortgage Loan during the related Collection Period.

                                            However, if any Mortgage Loan is paid in full, liquidated or other-
                                            wise removed from the Trust Fund in any Collection Period, the Stated
                                            Principal Balance of such Mortgage Loan will be zero on and after the next Distribution Date.

                                            See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" herein.

PRIORITY OF DISTRIBUTIONS.................  On each Distribution Date, Certificateholders will be entitled to distributions of all payments or other collections (or advances in lieu thereof) on the Mortgage Loans that the Master Servicer collected or were advanced during the related Collection Period after deducting certain fees and expenses. See "DESCRIPTION OF THE
                                            CERTIFICATES--Subordination; Allocation of Losses and Certain
                                            Expenses" herein.

                                            The Trustee will, to the extent of the Available Distribution Amount, distribute interest to the holders of a class of the Certificates
                                            (other than the holders of the REMIC Residual Certificates):

                                            o only to the extent funds remain after the Trustee makes all required distributions of principal and interest on each class of
                                              Certificates with a higher priority of distribution; and

                                            o only if the Certificate Balance of such class of Certificates (or the aggregate notional amount of the Components in the case of the
                                              Class IO Certificates) has not been reduced to zero prior to such
                                              Distribution Date.

                                            The Trustee will, to the extent of the Available Distribution Amount, distribute the Principal Distribution Amount to holders of a class of
                                            Sequential Pay Certificates:

                                            o only to the extent funds remain after the Trustee makes all distributions of (i) principal and interest on each class of
                                              Certificates with a higher priority of distribution and (ii)
                                              distribution of interest to such class; and

                                            o in an amount not greater than the outstanding Certificate Balance of such class.

                                            The Trustee will distribute such amounts, to the extent of the
                                            Available Distribution Amount, in the following order of priority to pay:

                                            (1) Interest, pro rata, on the Class IO, Class A-1 and Class A-2
                                                Certificates.

                                            (2) Principal on the Class A-1 Certificates.

                                            (3) Principal on the Class A-2 Certificates.

                                            (4) Reimbursement to the Class A-1 and Class A-2 Certificates, pro
                                                rata, for any realized losses and unanticipated trust fund expenses previously applied to such classes, plus interest on such losses or expenses.

                                            (5) Interest on the Class B Certificates.

                                            (6) Principal on the Class B Certificates.

                                            (7) Reimbursement to the Class B Certificates for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                                            (8) Interest on the Class C Certificates.

                                            (9) Principal on the Class C Certificates.

                                            (10) Reimbursement to the Class C Certificates for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                                            (11) Interest on the Class D Certificates.

                                            (12) Principal on the Class D Certificates.

                                            (13) Reimbursement to the Class D Certificates for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                                            (14) Interest on the Class E Certificates.

                                            (15) Principal on the Class E Certificates.

                                            (16) Reimbursement to the Class E Certificates for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                                            (17) Interest on the Class F Certificates.

                                            (18) Principal on the Class F Certificates.

                                            (19) Reimbursement to the Class F Certificates for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                                            (20) Distributions on the Private Certificates.

                                            However, if on any Distribution Date, the Certificate Balances of the
                                            Class B through Class K Certificates have been reduced to zero, distributions of principal will be made, pro rata, to the outstanding
                                            Class A-1 and Class A-2 Certificates.

                                            You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the
                                            Mortgage Loans. Such distributions are in addition to the
                                            distributions of principal and interest described above.

                                            See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

SUBORDINATION; ALLOCATION OF
  LOSSES AND CERTAIN EXPENSES.............  A class of Certificates with an earlier alphabetical or numerical class designation, as applicable, is more likely to receive distributions of principal than classes with later alphabetical or numerical class designations, as applicable, because:

                                            o distributions of payments from the Mortgage Loans generally are made in alphabetical or numerical order, as applicable, and

                                            o losses on the Mortgage Loans are allocated to classes in reverse alphabetical order, as indicated on the following table:

                                                      ORDER OF APPLICATION OF LOSSES AND EXPENSES

                                                                                                % OF
                                                                              INITIAL          INITIAL
                                                                            CERTIFICATE         POOL
                                                 CLASS DESIGNATION            BALANCE          BALANCE
                                            ---------------------------     ------------          -----
                                            Private Certificates.......     $ 62,804,762          10.25%

                                            Class F....................     $  7,659,000           1.25%

                                            Class E....................     $ 21,446,000           3.50%

                                            Class D....................     $  9,191,000           1.50%

                                            Class C....................     $ 27,573,000           4.50%

                                            Class B....................     $ 33,700,000           5.50%

                                            Class A-1 and
                                            Class A-2 .................     $450,354,000          73.50%

                                            The Certificate Balance of a class of Sequential Pay
                                            Certificates will be reduced on each Distribution Date by any losses on the Mortgage Loans and certain Trust Fund expenses actually allocated to such class of Certificates on such
                                            Distribution Date. Any loss or expense allocated to a class of
                                            Certificates will also result in a similar reduction of the notional amount of the corresponding Component.

                                            See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation
                                            of Losses and Certain Expenses" herein.

ADVANCING.................................  You are less likely to incur shortfalls in distributions on your Certificates due to late payments on the Mortgage Loans because the Master Servicer and, if it fails to do so, the
                                            Trustee, have agreed to advance certain payments to the Trust
                                            Fund. Subject to reduction under certain circumstances, as described under "DESCRIPTION OF THE CERTIFICATES--Appraisal
                                            Reductions," the Master Servicer or the Trustee, as the case may be, will make cash advances with respect to delinquent payments of principal (other than Balloon Payments) and
                                            interest on the Mortgage Loans to the extent the Master
                                            Servicer or the Trustee, as the case may be, determines that such payments will be ultimately recoverable. These cash
                                            advances are only intended to maintain a regular flow of
                                            scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                                            Trust Fund will pay interest to the Master Servicer or the
                                            Trustee, as the case may be, on the amount of such advance at the prime rate and will reimburse the Master Servicer or the
                                            Trustee, as the case may be, first from default interest and late collections and then from general collections on the
                                            Mortgage Loans for any such advances that are not recoverable.

                                            See "DESCRIPTION OF THE CERTIFICATES--Advances" herein.

OPTIONAL TERMINATION OF THE TRUST FUND....  The Trust Fund may be terminated when 1% or less of the Initial
                                            Pool Balance is outstanding. See "DESCRIPTION OF THE
                                            CERTIFICATES--Termination" herein.

REGISTRATION AND DENOMINATION.............  The Offered Certificates will be registered in the name of Cede
                                            & Co., as nominee for The Depository Trust Company. You will not receive a definitive certificate representing your interest in the Trust Fund, except in limited circumstances.

                                            See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration
                                            and Definitive Certificates" in the Prospectus.

                                            Beneficial interests in the Offered Certificates will be
                                            offered in minimum denominations of $1,000 actual or notional principal amount and in integral multiples of $1 in excess of those amounts.

                                            See "DESCRIPTION OF THE CERTIFICATES--Registration and
                                            Denominations" herein.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES............................  The Trustee will be required to make one or more separate "real estate mortgage investment conduit" ("REMIC") elections for most of the assets of the Trust Fund. The Sequential Pay
                                            Certificates and the Class IO Certificates, will evidence
                                            "regular interests" in a REMIC and generally will be treated as debt instruments of such REMIC. The Trust Fund will also issue one or more classes of REMIC residual certificates (the "REMIC
                                            Residual Certificates"). The REMIC Residual Certificates are
                                            not offered hereby.

                                            The Class A-1, Class A-2, Class B and Class C Certificates will not, and the Class  Class Class and Class IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes.

                                            For further information regarding the federal income tax
                                            consequences of investing in the Offered Certificates, see
                                            "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus
                                            Supplement and in the Prospectus.

ERISA CONSIDERATIONS......................  If you are a plan subject to ERISA or Section 4975 of the
                                            Internal Revenue Code, you should consult with your legal
                                            advisors before purchasing any Certificate. The Depositor
                                            expects that only prospective purchasers of the Class A-1,
                                            Class A-2 and Class IO Certificates may rely upon Merrill
                                            Lynch's or PaineWebber's Prohibited Transaction Exemption.

                                            See "ERISA CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

SMMEA ELIGIBILITY.........................  The Certificates will not constitute "mortgage related securities" pursuant to the Secondary Mortgage Market
                                            Enhancement Act of 1984.

                                            See "LEGAL INVESTMENT" in this Prospectus Supplement and in the
                                            Prospectus.

RATINGS...................................  The Offered Certificates will not be offered unless they receive the following ratings from S&P and DCR (the "Rating
                                            Agencies"):

                                                       CLASS                                  RATING FROM S&P/DCR
                                            ---------------------------                       -------------------
                                            Class A-1..................                          AAA/AAA
                                            Class A-2..................                          AAA/AAA
                                            Class B....................                           AA/AA
                                            Class C....................                            A/A
                                            Class D....................                           A-/A-
                                            Class E....................                          BBB/BBB
                                            Class F....................                         BBB-/BBB-
                                            Class IO...................                          AAAr/AAA

                                            The ratings on the Offered Certificates address the likelihood of the timely receipt of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal equal to the entire Certificate Balance by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                            As described herein, the amounts payable with respect to the Class IO
                                            Certificates consist only of interest. If the Mortgage Pool were to entirely prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts
                                            "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class
                                            IO Certificates. Accordingly, the ratings of the Class IO
                                            Certificates should be evaluated independently from similar ratings on other types of securities.

                                            S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a
                                            Class will exhibit no volatility or variability in total return.

                                            See "RATINGS" in this prospectus supplement and "RISK
                                            FACTORS--Limited Nature of Ratings on Certificates" in the Prospectus
                                            for further explanation of the limitations and explanation of the ratings.

THE MORTGAGE LOANS

GENERAL...................................  The following table lists certain information regarding the Mortgage
                                            Loans and the related Mortgaged Properties as of the Cut-Off Date
                                            (weighted averages set forth below are based on the Initial Pool
                                            Balance).

Number of Mortgage Loans..................................................................            108
Initial Pool Balance......................................................................   $612,727,763
Minimum Cut-Off Date Balance..............................................................       $721,001
Maximum Cut-Off Date Balance..............................................................    $26,086,864
Average Cut-Off Date Balance..............................................................     $5,673,405
Minimum Mortgage Rate.....................................................................           6.98%
Maximum Mortgage Rate.....................................................................           9.50%
Weighted Average Mortgage Rate............................................................           7.98%
Minimum Remaining Term to Maturity (months)(1)............................................             63
Maximum Remaining Term to Maturity (months)(1)............................................            139
Weighted Average Remaining Term to Maturity (months)(1)...................................            114
Minimum Remaining Amortization Term (months)..............................................            274
Maximum Remaining Amortization Term (months)..............................................            360
Weighted Average Remaining Amortization Term (months).....................................            347
Minimum Cut-Off Date DSCR.................................................................           1.20x
Maximum Cut-Off Date DSCR.................................................................           3.89x
Weighted Average Cut-Off Date DSCR........................................................           1.40x
Minimum Cut-Off Date LTV..................................................................          40.54%
Maximum Cut-Off Date LTV..................................................................          79.85%
Weighted Average Cut-Off Date LTV.........................................................          70.95%
Minimum Repayment LTV(2)..................................................................          33.90%
Maximum Repayment LTV(2)..................................................................          73.18%
Weighted Average Repayment LTV(2).........................................................          62.84%

------------------

(1) Term to maturity of Balloon Loans and term to Anticipated Repayment Date of ARD Loans.
(2) At maturity for Balloon Loans only or at Anticipated Repayment Date for ARD Loans.

                                            o Thirty-eight (38) of the Mortgage Loans (45.69%) are being assigned to the Depositor by MLMC, 36 of the Mortgage Loans (27.77)% are
                                              being assigned to the Depositor by Paine Webber Real Estate
                                              Securities Inc., and 34 of the Mortgage Loans (26.54%) are being assigned to the Depositor by ORIX Real Estate Capital Markets, LLC.

                                            o One (1) of the Mortgage Loans (1.39%) was originated in 1997. Seven
                                              (7) of the Mortgage Loans (8.94%) were originated in 1998.  One hundred (100) of the Mortgage Loans (89.67%) were originated in
                                              1999.

                                            o All Mortgage Loans are non-recourse obligations of the related borrowers.

                                            o No Mortgage Loan is insured by any government agency or private insurer.

                                            For more information about the Mortgage Loans and the related
                                            Mortgaged Properties, you should review the tables under "DESCRIPTION
                                            OF THE MORTGAGE POOL--Additional

                                            Mortgage Loan Information" in this Prospectus Supplement and in attached Annex A.

SECURITY FOR THE MORTGAGE LOANS...........  All Mortgage Loans are first liens on the following types of real estate interests:

                                                                                              PERCENTAGE OF
                                                    REAL ESTATE            NUMBER OF          INITIAL POOL
                                                     INTEREST              MORTGAGE LOANS      BALANCE
                                            ---------------------------    --------------     -------------
                                            Fee Simple Estate .........          106              98.73%
                                            Leasehold Estate ..........            1               0.92%
                                            Fee Simple Estate and
                                            Leasehold Estate ..........            1               0.34%

PROPERTY TYPES............................  The following table lists the uses for the Mortgaged Properties:

                                                                                         NUMBER OF    PERCENTAGE OF
                                                                                         MORTGAGED    INITIAL POOL
                                                          PROPERTY TYPE                  PROPERTIES    BALANCE
                                            ------------------------------------------   ---------    -------------
                                            Multifamily ..............................       31           30.99%
                                            Office ...................................       22           29.70%
                                            Retail ...................................       32           22.63%
                                            Industrial/Warehouse .....................       14            7.84%
                                            Hospitality ..............................        3            3.14%
                                            Health Club ..............................        1            1.37%
                                            Health Care ..............................        4            1.31%
                                            Mixed Use ................................        2            1.30%
                                            Mobile Home Park .........................        6            1.02%
                                            Self-Storage .............................        1            0.30%
                                            Other ....................................        1            0.39%

GEOGRAPHIC CONCENTRATIONS.................  The Mortgaged Properties are located throughout 33 states. The following table lists the number and percentage of Mortgaged
                                            Properties in states which have concentrations of Mortgaged
                                            Properties above 5%:

                                                                                         NUMBER OF    PERCENTAGE OF
                                                                                         MORTGAGED    INITIAL POOL
                                                              STATES                     PROPERTIES    BALANCE
                                            ------------------------------------------   ---------    -------------
                                            Texas ....................................       23           18.25%
                                            California ...............................       12           11.38%
                                            New York .................................       11            7.90%
                                            Maryland .................................        2            7.27%
                                            Connecticut ..............................        7            7.03%

PRINCIPAL AND INTEREST PAYMENT TERMS......  All of the Mortgage Loans accrue interest at a fixed rate, although the rates for those loans which have anticipated repayment dates may increase if such loans are not repaid on such anticipated repayment dates.

                                            Except for eight Mortgage Loans (2.06%) for which payments are due on the fifth day of each month, payments on the Mortgage Loans are due on the first day of each month.

                                            All of the Mortgage Loans bear interest on an actual/360 basis.

TYPE OF AMORTIZATION......................  The following table lists the amortization characteristics of the
                                            Mortgage Loans:

                                                                                                      PERCENTAGE OF
                                                                                    NUMBER OF         INITIAL POOL
                                                    TYPE OF AMORTIZATION            MORTGAGE LOANS      BALANCE
                                            -------------------------------------   --------------    -------------
                                            Balloon Loans .......................           99              84.88%
                                            ARD Loans ...........................            9              15.12%

                                            Balloon Loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                            ARD Loans fully or substantially amortize through their terms to maturity. However, if an ARD Loan is not prepaid by a date set forth in its Mortgage Loan documents, interest will accrue at a higher rate and the borrower will be required to pay to a lockbox all cash flow generated by the Mortgaged Property over its regular debt service payments and certain other permitted expenses and reserves to repay principal on the Mortgage Loan.

                                            See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions
                                            of the Mortgage Loans", herein.

PREPAYMENT PROVISIONS.....................  As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary prepayments of principal as listed on the following table:

                                                                                    NUMBER OF          PERCENTAGE OF
                                                     TYPE OF PREPAYMENT             MORTGAGE           INITIAL POOL
                                                        RESTRICTION                   LOANS             BALANCE
                                            ------------------------------------    --------------     -------------
                                            Prohibit Prepayments for most
                                              of term ..........................          101              90.25%

                                            Prohibit Prepayment until date
                                              specified in related Note and then
                                              impose a Yield Maintenance Charge
                                              or Percentage Premium for most of
                                              remaining term ...................            7               9.75%

                                            See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan
                                            Information" herein.

                                            If a loan has an anticipated repayment date, the borrower may prepay the loan after the anticipated repayment date without material restrictions. The ability of the Master Servicer or the Special
                                            Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers
                                            and Amendments" herein. Although the Mortgage Loan documents may require the borrower to pay Prepayment Premiums, those provisions may not be enforceable. In addition, the Master Servicer may be unable to collect Prepayment Premiums that are due.

DEFEASANCE................................  With respect to 101 Mortgage Loans (90.25%), the borrower may, under certain conditions, substitute non-callable United States Treasury obligations (the "Defeasance Collateral") as collateral for the related Mortgage Loan during their respective lock-out periods. Upon such substitution, the related Mortgaged Property will no longer secure such Mortgage Loan. The payments on the Defeasance Collateral are expected to approximate the amount and timing of payments on the related Mortgage Loan. The Master Servicer may not permit borrowers to defease a Mortgage Loan in this manner under certain
                                            circumstances.

                                            See "RISK FACTORS--Certain Risk Factors Associated with the Mortgage
                                            Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus
                                            Supplement.

INFORMATION AVAILABLE TO
  CERTIFICATEHOLDERS......................  On each Distribution Date, the Trustee will make available on its website to any interested parties a statement as of such date setting forth the amounts distributed to the holders of each Class of
                                            Certificates. The Trustee will make available on its website to any interested parties a report, based on information that it receives from the Master Servicer or Special Servicer, containing certain information regarding the Mortgage Loans as of the end of the related
                                            Collection Period.

                                            In addition, subject to the limitations set forth in the Pooling and
                                            Servicing Agreement, the Trustee or the Master Servicer, as
                                            appropriate, must also make available to you at its office (i) all statements delivered to holders of Offered Certificates on each
                                            Distribution Date since the Closing Date, (ii) the most recent property inspection report prepared by or on behalf of the Special
                                            Servicer in respect of each Mortgaged Property, (iii) any and all statements and reports delivered to, or collected by, the Master
                                            Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, (iv) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or Special Servicer and delivered to the
                                            Trustee and (v) the Pooling and Servicing Agreement and any
                                            amendments thereto.

                                            In addition, the Trustee will make available to you certain reports that are prepared by the Master Servicer in the form attached to this
                                            Prospectus Supplement as "Annex D".

                                            We provide more detailed information about the reports that you will receive in "DESCRIPTION OF THE CERTIFICATES--Reports to
                                            Certificateholders; Available Information."

                                  RISK FACTORS

     o YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISK FACTORS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS OR THE CERTIFICATES.

     o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     o IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

CERTAIN RISKS ASSOCIATED WITH THE CERTIFICATES

     Limited Assets. Distributions on your Certificates will depend on payments received on the Mortgage Loans. Therefore you should carefully consider the risks associated with the Mortgage Loans described in this Prospectus Supplement and in the Prospectus.

     Certain Yield and Maturity Considerations. Your yield on the Offered Certificates may be adversely affected by the:

     o the related Pass-Through Rate (and whether, except in the case of the Class A-1 and Class A-2 Certificates, such rate is limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans);

     o the purchase price paid for such Certificates (and whether such price represents a premium over or discount to the principal amount represented by such Certificate);

     o The rate, amount and timing of principal payments and collections on the Mortgage Loans. These can be affected by

      o The prevailing interest rates (if interest rates fall, borrowers will have an increased incentive to refinance their Mortgage Loan, which may result in more prepayments).

      o Restrictions on voluntary prepayments contained in the Mortgage Notes. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

      o The availability of mortgage credit from other sources.

      o Other economic, demographic, geographic, tax and legal factors.

     o Principal losses or payment delays with respect to Mortgage Loans due to defaults, casualties or condemnations; and

     o The order of priority of distributions of principal in respect of the Sequential Pay Certificates.

    As described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Application of Available Distribution Amount", the Principal Distribution Amount for each Distribution Date will be distributable to each class of Sequential Pay Certificates in alphabetical and/or numerical order and no class of Sequential Pay Certificates will be entitled to distributions of principal until the Certificate Balance of each class of Certificates with an earlier alphabetical and/or numerical designation has been reduced to zero. Therefore, the principal payments on the Mortgage Loans may have different effects on the yields of the respective classes of Offered Certificates.

     The yield on the Class IO Certificates is particularly sensitive to the timing of payments on the Mortgage Loans and the Sequential Pay Certificates or termination of the Trust Fund. A buyer of the

Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure to fully recoup your initial investment.

     The Pass-Through Rates applicable to the Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J and Class K Certificates for each
Distribution Date will equal the lesser of (i)    %,    %,    %,    %,    %,
   %,   %,    % and   %, respectively, and (ii) the Weighted Average Net
Mortgage Rate. The Pass-Through Rates applicable to each of the Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus the Pass-Through Rate then applicable to the corresponding Class of Sequential Pay Certificates for such Distribution Date (but not less than zero). Accordingly, the Pass-Through Rates on such Classes of Certificates and on the Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination, Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein.

     Generally, the Private Certificates (other than the REMIC Residual Certificates) will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D, Class E and Class F Certificates will bear such shortfalls and losses prior to the Class A-1 and Class A-2 Certificates, in reverse alphabetical order of class designation. The Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F Certificates and the Private Certificates (other than the REMIC Residual Certificates) (the "Subordinate Certificates") has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A-1 and Class A-2 Certificates will have a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement and "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

     Investors in the Class IO Certificates should consider that the Pass-Through Rate applicable to each Component and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments (including the Staples Escrow), defaults and liquidations. The Pass-Through Rate applicable to each of the Components is variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate, from time to time, over the Pass-Through Rate on the class of Sequential Pay Certificates related to such Component. Therefore a reduction in the Weighted Average Net Mortgage Rate results in a lower Pass-Through Rate on the Components and a corresponding reduction in interest distributions on the Class IO Certificates. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" and DESCRIPTION OF THE MORTGAGE POOL--Largest Mortgage Loans Concentrations--College Square in this Prospectus Supplement.

     Risks Related to the Rate of Prepayment of the Mortgage Loans. If you purchase your Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans may result in an actual yield that is lower than your expected yield. Conversely, if you purchase your Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans may result in an actual yield that is lower than your expected yield. Insofar as your initial investment in any Offered Certificate is repaid, you may not be able to reinvest such amounts in an alternative investment with a yield comparable to the yield on your Certificates.

     We cannot predict the actual rate of prepayment of principal of the Mortgage Loans. See "--Certain Risk Factors Associated with the Mortgage Loans--Enforcement of Prepayment Restrictions" below for a more complete discussion of prepayment issues.

     The investment performance of your Certificates may vary materially and adversely from your investment expectations due to prepayments on the Mortgage Loans (whether voluntary or otherwise) being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate.

     If you purchase Class IO Certificates, your yield to maturity will be extremely sensitive to the rate and timing of principal payments (including prepayments) and principal losses with respect to the Mortgage Loans. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments and/or principal losses on the Mortgage Pool could result in the failure by investors in the Class IO Certificates to fully recoup their initial investments. See "Yield Considerations--Yield Sensitivity of the Class IO Certificates."

     In deciding whether to purchase any Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

     Risks Related to Enforcement of Prepayment Restrictions and Defeasance Provisions. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified amount of time after origination (the "Lockout Period") and/or allow voluntary prepayments only with the payment of a Prepayment Premium (as defined herein) for a specified amount of time from origination. The requirement to pay Prepayment Premiums in connection with a prepayment is intended to result in prepayments of the Mortgage Loans occurring at a lower rate than would have been the case if the borrowers were not required to pay such additional amount. However, we cannot give you any assurance that the imposition of a Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. For example:

     o in certain circumstances, such as markedly low interest rate environments, the terms of refinancing or sale may be so attractive that borrowers will prepay their Mortgage Loans notwithstanding the obligation to pay Prepayment Premiums,

     o Prepayment Premiums may be unenforceable under state or federal law (including federal bankruptcy law) under certain circumstances, particularly if they are required to be paid following a default, and may constitute interest for usury purposes,

     o certain state or federal laws (including federal bankruptcy law) may limit the amount that may be collected from a borrower.

     Even if the requirement to pay a Prepayment Premium following default is enforceable, the foreclosure proceeds received with respect to a defaulted Mortgage Loan may be insufficient to make such payment. For a description of Prepayment Premiums and related Lockout Periods, see "Description of the Mortgage Pool" herein.

     Most of the Mortgage Loans that do not permit prepayment do permit the borrower to defease the Mortgage Loan with non-callable U.S. government securities as described herein. The ability to enforce defeasance provisions is subject to some of the same risks that affect prepayment, particularly to the extent that defeasance provisions may be challenged as a penalty that effectuates a restraint on alienation of real property. However, a Mortgage Loan that locks the borrower out from prepayment but permits defeasance may, under the laws of certain states, be less susceptible to legal challenges than a Mortgage

Loan that locks the borrower out from prepayment and does not permit the borrower to obtain the release of the related Mortgaged Property.

     Potential Conflicts of Interest. Certain holders of the Subordinate Certificates have the right to appoint the Controlling Class Representative and to replace the Special Servicer. The Special Servicer is initially expected to be such a Subordinate Certificateholder or be affiliated with such Certificateholders. Although the actions of the Special Servicer will be governed by the terms of the Pooling and Servicing Agreement, the Special Servicer will have considerable latitude in liquidating or modifying defaulted Mortgage Loans. The Special Servicer may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For example, a Special Servicer that is a Certificateholder or an affiliate of a Certificateholder could seek to mitigate the potential for loss to its class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken.

     We anticipate that the initial Special Servicer or its affiliate will purchase some or all of the Private Certificates (other than the REMIC Residual Certificates), including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate is not prohibited from purchasing the Certificates of any other class.

     In addition, the Master Servicer and the Special Servicer each services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the Trust Fund. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the Mortgage Loans. Consequently, personnel of the Master Servicer and Special Servicer may perform services, on behalf of the Trust Fund, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the real properties securing the Mortgage Loans. This may pose inherent conflicts for the Master Servicer or Special Servicer.

     Certain of the Mortgage Loans included in the Trust Fund may have been refinancings of debt previously held by an affiliate of one of the Mortgage Loan Sellers.

     Substantially all of the managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

     Risk of Year 2000. The Master Servicer, the Special Servicer and the Trustee will represent and warrant that, to their best knowledge, any custom-made software or hardware designed, purchased or licensed by the Master Servicer, the Special Servicer or the Trustee, identified as being critical to its operations and for compiling, reporting or generating data required by the Pooling and Servicing Agreement, are capable of accurately performing calculations or other processing with respect to dates after December 31, 1999, including leap year calculations, when used for the purpose for which it was intended. The knowledge of the Master Servicer or the Special Servicer regarding the capabilities of such hardware and software may be based upon information obtained from vendors or information obtained from sources that the Master Servicer or Special Servicer, as applicable, reasonably believes are reliable. This assertion further assumes that all other products, when used in combination with the software or hardware of the Master Servicer or the Special Servicer, properly exchange date data.

     Limited Liquidity for Offered Certificates. There is currently no secondary market for the Offered Certificates. While the Underwriters currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for your Certificates will develop or, if it develops, that it will provide you with liquidity of investment or continue for the life of your Certificates. A secondary market may provide less liquidity to you than any comparable market for securities that evidence interests solely in single-family mortgage loans. Your Certificates will not be listed on any securities exchange.

     Lack of Control Over Trust Fund. You and other Certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF THE MORTGAGE LOANS--General" in this Prospectus Supplement. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Master Servicer, the Special Servicer, or the Trustee, as applicable. Any decision made by one of those parties in respect of the trust may be contrary to the decision that you or other Certificateholders would have made and may negatively affect your interests.

     Servicing Transfer Risk. In the event of the resignation or removal of ORECM as the Master Servicer, ORECM will be entitled to continue to receive an amount equal to the Master Servicing Fee in respect of the ORECM Mortgage Loans. Accordingly, no additional Master Servicing Fee will be available on the ORECM Mortgage Loans to compensate any successor Master Servicer. If such compensation is insufficient to attract a successor master servicer, any resignation or removal of the Master Servicer may have an adverse effect on the funds available to make distributions on the Certificates and may lead to a downgrade of the ratings of the Certificates.

CERTAIN RISK FACTORS ASSOCIATED WITH THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as riskier than lending on the security of single-family residences. Income-producing property lending typically involves larger loans than single-family lending. In addition, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project:

     o to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service, and

     o in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing.

     A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o the age, quality and design of the project;

     o competition with other projects in the area;

     o changes or weaknesses in specific industry segments;

     o increases in operating costs;

     o capable property management and maintenance;

     o in the case of commercial properties, the dependence upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o increases in capital expenditures needed to maintain the properties or make improvements;

     o a decline in the financial condition of a major tenant;

     o increases in vacancy rates; and

     o the proximity and attractiveness of competing properties.

     If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance the related property) without necessarily affecting the ability to generate current income.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences;

     o retroactive changes in building codes; and

     o the public's perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

     In addition, particular types of income-producing properties are exposed to particular risks. For instance:

     o Office Properties. Owners of office properties may have to spend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Additionally, office demand can be affected by the strength of the local economy and the desirability of the area as a business location (including quality of life for employees, labor costs and quality, and tax environment).

     o Multifamily Projects. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and result in an oversupply of units, in a relatively short period of time. Also, multifamily apartment units are typically leased on a short-term basis, so that tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Multifamily properties secure 31 of the

       Mortgage Loans (30.99%). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o its age, appearance and construction quality;

      o the location of the property (e.g., a change in the neighborhood over time);

      o the ability of management to provide adequate maintenance;

      o the types of services (amenities) that the property provides;

      o the property's reputation;

      o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

      o the presence of competing properties;

      o adverse local or national economic conditions; and

      o state and local regulations.

      o Section 8 Multifamily Properties. Three (3) of the Mortgage Loans (3.15%) (control numbers PW-6437, PW-8703 and PW-8085), are secured by multifamily properties in which the rent charged to a proportion of the tenants is subsidized by housing assistance payments under the
        Section 8 Tenant-Based Assistance Rental Voucher Program or the
        Section 8 Tenant-Based Assistance Rental Certificate Program (collectively, the "Program") of the United States Department of Housing and Urban Development ("HUD"). We can give you no assurance that other Mortgage Loans are not secured by Mortgaged Properties with any concentration of Section 8 tenants.

                o Rent subsidy payments are made pursuant to Housing Assistance
                  Payments Contracts ("HAP Contracts") between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each HAP Contract is limited to the terms of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the Mortgaged Properties and to utilize their vouchers elsewhere, and we cannot assure you that the units so vacated will be re-rented at rental rates equivalent to the subsidized rent, which may be in excess of market rental rates. The HAP Contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced or terminated if HUD or the local housing authority determines that the borrowers have breached the HAP Contracts. HUD may in the future elect, or be required by Congress, to take actions that have the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay their Mortgage Loans, and the value of their Mortgaged Properties and consequent ability to refinance the Mortgage Loans which are subject to HAP Contracts, could be adversely affected by some or all of the risks that we have described above.

                o We cannot give you any assurance that the Program will be continued in its present form or that the level of assistance provided to tenants will be sufficient to assure revenues sufficient for the borrower to meet its obligations under these Mortgage Loans and to pay for necessary property operations.

     o Certain information with respect to the Mortgage Loans secured by multifamily properties is set forth in Annex E hereto.

     o Retail Properties. In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease (or if the anchor tenant owns its own site, a decision to vacate), the bankruptcy or economic decline of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers), or the closing of the business of an anchor at its store, notwithstanding its continued payment of rent after "going dark," can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing (i.e. outlet centers, home shopping networks, internet websites, and telemarketing). Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants also may be permitted to terminate if they or certain other stores fail to meet specified business objectives. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage.

     o Industrial Properties. Industrial properties are subject to special risks not faced by owners of other types of properties. The economic performance of an industrial property can be affected by the availability of labor, a change in the proximity of supply sources, changes in access, energy prices, strike, relocation of highways, or construction of new highways or airports and reduced demand due to a decline in a particular industry segment (for example, a decline in defense spending). In addition, a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.

     o Self Storage Facilities. Self storage facilities are also part of a market that contains low barriers to entry. In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Law Considerations" below. Due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. In addition, because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     o Mobile Home Parks. Mortgage lenders whose loans are secured by mortgages encumbering mobile home parks may be subject to additional risks not faced by lenders whose loans are secured by other types of income producing properties. Since the borrower often does not own the mobile homes located upon the related Mortgaged Property, the borrower (and the lender subsequent to any foreclosure) may face additional costs and delays in obtaining evictions of tenants and the removal of mobile homes upon a default or abandonment by a tenant.

     o Hotels. Hotels are affected by various factors, including location, quality and franchise affiliation (or lack thereof). Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and/or may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, franchisor management, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

          Various factors may adversely affect the economic performance of a hotel, including:

             o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

             o the construction of competing hotels or resorts;

             o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

             o a deterioration in the financial strength or managerial
               capabilities of the owner and operator of a hotel;

             o changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways or other factors; and

             o seasonality, which can cause periodic fluctuations in a hotel property's revenues.

     o Residential Health Care Facilities. Residential health care facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers.

     o The failure of any such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

     o In the event of foreclosure, we cannot ensure that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

     o We cannot ensure that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any residential health care facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

     o Governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, the Depositor can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

     o Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     o Other factors that may adversely affect the value and successful operation of a healthcare property include:

          o increasing governmental regulation and supervision;

          o a decline in the financial health, skill or reputation of the operator;

          o increased operating expenses; and

          o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

     See "RISK FACTORS--Risks to Lenders Associated with Certain Income Producing Mortgaged-Properties--Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities" in the prospectus.

     Health Club Facilities. Factors affecting loans secured by properties leased to health clubs include adverse changes in economic and social conditions, changes to consumer tastes or preferences (for example, to multi-purpose clubs from single-purpose clubs), and shifts in consumer demand due to demographic changes (for example, population decreases or changes in average age or income). Additionally, properties leased to health club facilities can be affected by the creditworthiness of the tenant, the tenant's exposure to current and future competition in its marketplace, and the ease with which a leased space can be converted to alternative uses in the event the tenant vacates. In addition, health clubs are operating businesses that are affected by factors unique to its industry, including:

          o the quality of management;

          o management's ability to control membership growth and attrition;

          o the popularity of competing franchises; and

          o management's ability to adapt to changing technology and consumer preferences.

     Limited Alternative Uses of Mortgaged Properties. Some of the Mortgaged Properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such Mortgaged Property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Issues Involving Significant Single-Tenant Mortgage Loans. In the case of 31 Mortgage Loans (21.90%), the related borrower has leased the related Mortgaged Property entirely (or at least 80% based on total net square footage) to a single tenant (each such Mortgaged Property, a "Single-Tenant Mortgaged Property" and each such Mortgage Loan, a "Single-Tenant Mortgage Loan").

     The underwriting of a Single-Tenant Mortgage Loan is often based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property. Where the primary lease term expires before the scheduled maturity date (or Anticipated Repayment Date, where applicable) of a Single-Tenant Mortgage Loan, the related lender considered the incentives for the tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. If, however, the current tenant does not renew its lease on comparable economic terms to the expired lease, or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loan and the value of the Mortgaged Property.

     With respect to certain Single-Tenant Mortgage Properties, the lease encumbering such Mortgaged Property requires the related tenant to pay all real property taxes and assessments levied or assessed against such Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with operating such Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Single-Tenant Mortgaged Properties in good order and repair.

     Factors Affecting the Repayment of Mortgage Loans Secured by Condominium Properties. Three Mortgage Loans (2.65%) (control numbers ML-137, ML-138 and ORIX-3290) are secured by the related borrower's ownership interest in all or a majority of the units/space in a residential or commercial condominium project and the related voting rights in the owners' association for such project. In most cases, the holder of the related Mortgage Loan has a controlling vote in the owners' association. Due to the nature of condominiums and each borrower's ownership interest in the related properties, a default on any such Mortgage Loan will not allow the holder of the Mortgage Loan the same flexibility in realizing upon the Mortgaged Property as is generally available with respect to Mortgaged Properties that are not condominiums. The rights of other unit owners, certain restrictive covenants with respect to the properties, the governing documents of the owners' association and the state and local laws applicable to the condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral of such Mortgage Loans could subject the Trust Fund to greater delay, expense and risk than a loan secured by a Mortgaged Property that is not a condominium.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not evaluated the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the Mortgage Loans are nonrecourse loans; recourse in the case of default will be limited to the related Mortgaged Property. However, in certain circumstances a Mortgage Loan Seller will be obligated to repurchase or substitute a Mortgage Loan if (i) there is a defect with respect to certain of the documents relating to such Mortgage Loan or (ii) certain of their respective representations or warranties concerning such Mortgage Loan are breached, and such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. There can be no assurance that the applicable Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution.

     Environmental Law Considerations. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund will be subject to certain risks including the following:

     o a diminution in the value of such Mortgaged Property or the inability to foreclose against such Mortgaged Property;

     o the potential that the related borrower may default on the related Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o liability for clean-up costs or other remedial actions, which could exceed the value of such Mortgaged Property or the unpaid balance of the related Mortgage Loan;

     o the inability to collect claims against issuers of secured creditor environmental insurance policies;

     o the inability to sell the related Mortgage Loan in the secondary market or to lease such Mortgaged Property to potential tenants; and

     o the failure of borrowers to implement operations and maintenance programs or abatement programs.

     Under certain federal and state laws, federal and state agencies may impose a statutory lien over the subject property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

     Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be found to be an "owner" or "operator" of the related Mortgaged Property if it is determined that the lender participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund, or an agent of the Trust Fund, actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Considerations" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessment of Property Condition--Environmental Assessments" herein.

     Except for two Mortgage Loans (0.28%) for which a "Transaction Screen" environmental assessment was performed in accordance with ASTME 1528, a third-party environmental consultant conducted a "Phase I" environmental site assessment (or updated a previously conducted "Phase I" environmental site assessment). Each such "Phase I" environmental site assessment or update generally complied with industry-wide standards. A "Phase II" environmental site assessment was also performed on certain Mortgaged Properties. In each case where the "Phase I" or "Phase II" environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken--

     o an environmental indemnity was obtained from an affiliate of the borrower; or

     o an environmental insurance policy, having the characteristics described under "DESCRIPTION OF THE MORTGAGE POOL--Assessment of Property Condition--Environmental Assessments," was obtained from a third-party insurer; or

     o either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law has been performed; or

     o an escrow reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

     There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, the Depositor can give no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Considerations" in the prospectus.

     Risks Associated with Balloon Loans and ARD Loans. Ninety-nine (99) of the Mortgage Loans (84.88%) do not fully amortize over their stated terms to maturity and will have substantial payments of principal ("Balloon Payments") due on their Stated Maturity Dates unless they are prepaid before that date. In addition, nine of the Mortgage Loans (15.12%) have Anticipated Repayment Dates and are expected to have a substantial scheduled principal balance as of such date.

     o Loans that require the borrower to make a significant principal payment at maturity (or on the Anticipated Repayment Date) involve a greater risk to the Trust Fund than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment.

     o Whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable on your Certificates will likely extend the weighted average life of your Certificates.

     o The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

See "RISK FACTORS--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default" in the prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Master Servicer or the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent, subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot ensure, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable on your Certificates, whether such delay is due to borrower default or to modification of the related Mortgage

Loan, will likely extend the weighted average life of your Certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the prospectus.

     Risks Associated with Related Borrowers. Other than three Mortgage Loans (7.00%), there are no related borrower concentrations in excess of 3.50% of the Initial Pool Balance. In circumstances where borrowers under the Mortgage Loans are affiliated or under common control with one another, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See Annex A, attached hereto which indicates the Mortgage Loans with affiliated borrowers.

     Geographic Concentration of Properties Increasing Isolated Geographic
Risk. Twenty-three (23) Mortgaged Properties (18.25%) are located in Texas, 12 Mortgaged Properties (11.38%) are located in California, 11 Mortgage Properties (7.90%) are located in New York, two Mortgaged Properties (7.27%) are located in Maryland and seven properties (7.03%) are located in Connecticut. Concentrations of Mortgaged Properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on Mortgage Loans secured by those properties. From time to time, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the Mortgaged Properties. In general, such concentrations increase the exposure of the Mortgage Loans to any adverse economic or other developments that may occur in these five states.

     Risks Associated with Concentration of Mortgage Loans. Several of the Mortgage Loans have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance.

     In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

     o The largest Mortgage Loan represents approximately 4.26% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

     o The three largest Mortgage Loans represent, in the aggregate, approximately 11.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

     o The ten largest Mortgage Loans by Cut-Off Date Principal Balance and affiliated borrower concentration represent, in the aggregate, approximately 32.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

     Concentration of borrower representation in a mortgage pool also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Periodic Payments for an indefinite period on all of the related Mortgage Loans.

     A concentration of mortgaged property types also can pose increased risks. In that regard:

     o multifamily properties represent approximately 30.99% of the aggregate principal balance of the mortgage pool as of the Cut-Off Date;

     o retail properties represent approximately 22.63% of the aggregate principal balance of the mortgage pool as of the Cut-Off Date (based on the primary property type for combined office/retail properties);

     o office properties represent approximately 29.70% of the aggregate principal balance of the mortgage pool as of its Cut-Off Date (based on the primary property type for combined office/retail properties);

     A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of Mortgage Loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hotel properties as compared to the Mortgage Loans secured by other property types.

     Recently Constructed Properties Do Not Have Operating Histories. Eighteen
(18) Mortgaged Properties (11.52%), were constructed after January 1, 1998 and consequently do not have significant operating histories. There can be no assurance that the businesses operated at such Mortgaged Properties will be successful. There can be no assurances that current occupancy levels of such Mortgaged Properties will be maintained or that full occupancy will be achieved or maintained or that as yet undiscovered physical or design problems with the recently constructed Mortgaged Properties will not adversely affect occupancy levels of any such Mortgaged Property.

     No Reunderwriting of Mortgage Loans. The Depositor has not reunderwritten the Mortgage Loans. Instead, the Depositor has relied on the representations and warranties made by each Mortgage Loan Seller, and each Mortgage Loan Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that the Depositor would review in underwriting a Mortgage Loan and you should not view them as a substitute for reunderwriting the Mortgage Loans. If the Depositor had reunderwritten the Mortgage Loans, it is possible that the reunderwriting process may have revealed problems with a Mortgage Loan not covered by a representation or warranty. In addition, the Depositor can give no assurance that the applicable Mortgage Loan Seller will be able to repurchase a Mortgage Loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases" herein.

     Tax Considerations Related to Foreclosure. One or more of the REMICs established under the Pooling and Servicing Agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax. Any such tax would substantially reduce net proceeds available for distribution to Certificateholders. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates," "--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     Special Hazards Losses. The Master Servicer and/or Special Servicer will generally be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided, that each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through its acquisition of a blanket or master forced place insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related Mortgaged

Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Any losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions to the Certificateholders.

     Other Financing. Substantially all of the Mortgage Loans permit the Mortgagor to incur limited unsecured indebtedness in the ordinary course of business. However, in general, the borrowers: (1) are required to satisfy all existing indebtedness encumbering the related Mortgaged Property as of the closing of the related Mortgage Loan and (2) are prohibited from encumbering the related Mortgaged Property with additional secured debt without the lender's prior approval. With respect to any such future secured subordinate debt, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. With respect to one of the Mortgage Loans (3.42%) (control number ML-117), related Mortgage Loan documents allow the borrower, under certain specified circumstances, to maintain existing unsecured subordinate debt and to incur secured subordinate debt in the future, provided that such subordinate debt is subject to a subordination and standstill agreement, and with respect to three of the Mortgage Loans (6.38%) (control numbers ML-156, ORIX-3288 and ORIX-3452), the related Mortgage Loan documents allow the borrower to incur unsecured subordinate debt in the future, provided that such subordinate debt is subject to a subordination and standstill agreement. As of the Cut-Off Date, none of the Mortgaged Properties is encumbered by secured subordinate debt. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the following:

     o the risk that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result;

     o the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

     o the risk that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan; and

     o the risk that foreclosure may be delayed.

     In addition, three Mortgage Loans (7.03%) (control numbers ML-107, ML-109 and ML-111) permit the owners of the related borrowers to pledge their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan.

     "Mezzanine debt" is debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower's Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to suffer by not making capital infusions to support the Mortgaged Property and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

     Upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Such transfer of equity would not trigger the "due on sale" clause under the related Mortgage Loan, as described in this Prospectus Supplement. An attempt to foreclose upon such pledge of equity may cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and such borrower's ability to make payments on the related Mortgage Loan in a timely manner.

     With respect to 11 Mortgage Loans (3.18%) neither the borrower's organizational documents nor the related mortgage loan documents prohibit the borrower from incurring either secured or unsecured subordinate debt in the future, provided that such debt may not encumber the related Mortgaged Property.

     See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale and Due-on-Encumbrance" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance" herein.

     Risks Related to the Borrower's Form of Entity. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related Mortgage. To the extent a borrower is an individual or an entity other than a bankruptcy-remote entity, it is more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (1) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business and (2) individuals who have personal liabilities unrelated to the property. However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. Even if a borrower is a bankruptcy-remote entity, such a borrower may still file for bankruptcy protection or the creditors of a borrower or a corporate or individual general partner or managing member of a borrower may initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Bankruptcy Laws" in the Prospectus.

     Limitations of Appraisals and Engineering Reports. In general, appraisals and market value studies represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-Off Date is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein for illustrative purposes only. Any engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

     Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set-back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements located upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto.

     If a Mortgaged Property does not comply with Zoning Laws or is not a "permitted non-conforming" use or structure, the market value of the Mortgaged Property may decrease, or the borrower may be unable to use it in the manner in which it is currently being used.

     In addition, certain of the Mortgaged Properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the Mortgaged Property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related Mortgage Loan.

     Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, e.g., Zoning Laws and the Americans with Disabilities Act of 1990. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Americans With Disabilities Act" in the Prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan.

     Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. The Mortgages generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Certain Mortgage Loans permit one or more transfers of the Mortgaged Property so long as the transferee is reasonably acceptable to the holder of the Mortgage Loan, and in some cases, the Rating Agencies. There may be limitations on the enforceability of such clauses. The Mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related Mortgage Loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a Mortgage when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

     The Mortgage Loans may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related Mortgaged Property and/or appointment of a receiver. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in the Prospectus.

     Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. Any such litigation may have a material adverse effect on a borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

     Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. The Depositor can give no assurance that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of, or income generation from, the affected Mortgaged Property. Therefore, a Condemnation may have a negative impact upon the distributions to Certificateholders.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See each table entitled "Remaining Terms" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information--The Mortgage Pool" for a description of the respective maturity dates of the Mortgage Loans. Because principal on your Certificates (other than the Class IO Certificates) is payable in sequential order to the extent described herein under "DESCRIPTION OF CERTIFICATES--Distributions", Classes that have a lower priority of distributions are more likely to be exposed to the risk of concentration discussed under "--Concentration of Mortgage Loans" above than Classes with a higher sequential priority.

     Risks Associated with Ground Leases and Other Leasehold Interests. Certain of the Mortgage Loans are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Most of the ground leases securing Mortgaged Properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the Mortgaged Property.

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the Trust Fund will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

     Risks Associated with the Mortgage Loan Sellers. The Mortgage Loan Sellers will be the sole warranting parties in respect of the Mortgage Loans sold by the Mortgage Loan Sellers to the Depositor.

Neither the Depositor nor any of its affiliates (other than MLMC, to the extent described herein) will be obligated to repurchase any Mortgage Loan in connection with either a breach of any Mortgage Loan Seller's representations and warranties or any document defects, if such Mortgage Loan Seller defaults on its obligation to do so. The Depositor can give no assurance that the applicable Mortgage Loan Seller will have the financial ability to effect such repurchases. In addition, each Mortgage Loan Seller has acquired a portion of the Mortgage Loans in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances under certain limited circumstances. Such a challenge, if successful, may have a negative impact on the distributions to the Certificateholders. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases and Substitutions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool is expected to consist of 108 conventional, fixed rate mortgage loans (each, a "Mortgage Loan," and collectively, the "Mortgage Loans") with an aggregate Cut-Off Date Balance of $612,727,763 (the "Initial Pool Balance") which are secured by first liens on 117 commercial and multifamily properties (the "Mortgaged Properties"). The Cut-Off Date Balances of the Mortgage Loans will range from $721,001 to $26,086,864 and the Mortgage Loans will have an average Cut-Off Date Balance of $5,673,405. All loan balances and percentages are subject to a variance of plus or minus 5%. The "Cut-Off Date Balance" of any Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. All percentages referred to herein without further description are approximate percentages by Initial Pool Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the portion of the Cut-Off Date Balance of the related Mortgage Loans allocated to such Mortgaged Properties based on their respective appraised values or respective net cash flow.

     All of the Mortgage Loans are generally non-recourse obligations of the respective borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

     One hundred six (106) Mortgage Loans (98.73%) are secured by a first mortgage lien on the borrower's fee simple estate in the related Mortgaged Property, one Mortgage Loan (0.92%) is secured by a first mortgage lien on the borrower's leasehold interest in the related Mortgaged Property, and one Mortgage Loan (0.34%) is secured by both a first mortgage lien on a fee simple estate and a leasehold interest in the related Mortgaged Property.

     Set forth below is the approximate percentage of the Initial Pool Balance represented by the Mortgage Loans originated in the indicated year:

                                                                  % OF
                                                                INITIAL POOL
YEAR                                                             BALANCE
-------------------------------------------------------------   ------------
1997.........................................................        1.39%
1998.........................................................        8.94%
1999.........................................................       89.67%

     None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-Off Date.

     Other than three Mortgage Loans (7.00%), no Mortgage Loan or group of Mortgage Loans to related borrowers exceeds 3.50% of the Initial Pool Balance. Mortgage Loans to one borrower or a group of related borrowers are identified on Annex A hereto. See "--Additional Mortgage Loan Information" and "RISK FACTORS--Related Borrowers" herein and Annex E hereto.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except with respect to the ARD Loans, which provide for an increase in the interest rate accruing on such Mortgage Loans after their respective Anticipated Repayment Dates. All of the Mortgage Loans accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360-day year.

     Due Dates. Except for eight Mortgage Loans (2.06%) for which scheduled payments of principal and interest (the "Periodic Payments") are due on the fifth day of each month, all of the Mortgage Loans have "Due Dates" (that is, the dates upon which the related Periodic Payments become due) that occur on the first day of each month that a payment is due. Periodic Payments are due monthly with respect to all of the Mortgage Loans.

     Amortization. Ninety-nine (99) of the Mortgage Loans (84.88%) provide for Periodic Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. See "RISK FACTORS--Balloon Payments" herein and "RISK FACTORS--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default" in the Prospectus. Nine (9) Mortgage Loans (15.12%) (the "ARD Loans") fully amortize through their respective remaining terms to maturity, but provide that after a date set forth in the respective Mortgage Loan documents (each such date, an "Anticipated Repayment Date"), interest will accrue on each ARD Loan at an interest rate above the Mortgage Rate (the "Adjusted Mortgage Rate") and, in addition to its obligation to make its scheduled Periodic Payments, the related borrower will be obligated to apply all monthly cash flow generated by the related Mortgaged Property in excess of regular debt service payments (without giving effect to the Adjusted Mortgage Rate), reserves and certain other property expenses (the "Remaining Cash Flow") to the repayment of principal of such Mortgage Loan. The excess interest which accrues on each ARD Loan and is attributable to the difference between the Adjusted Mortgage Rate and the related original Mortgage Rate will be deferred until the principal balance of such ARD Loan has been reduced to zero and bears interest at the Adjusted Mortgage Rate to the extent permitted by law (such excess interest and any interest accrued thereon, collectively "Additional Interest"). With respect to such Mortgage Loans, no Prepayment Premiums will be due in connection with any principal prepayment on or after the Anticipated Repayment Date.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayments. In general, the Mortgage Loans (subject to the provisions described in the next succeeding paragraph):
(i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge or Percentage Premium (each as defined herein) for most of their respective remaining terms to maturity (seven Mortgage Loans (9.75%)); or (ii) prohibit voluntary prepayments of principal for most of their remaining term to maturity (101 Mortgage Loans (90.25%)). See "--Additional Mortgage Loan Information" herein. With respect to the ARD Loans, voluntary principal prepayments after the Anticipated Repayment Date are permitted without material restrictions. The ability of the Master Servicer or a Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS-- Modifications, Waivers and Amendments" herein. The Depositor and the Trustee make no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium. The Mortgage Loans generally do not impose any Yield Maintenance Charges or Percentage Premiums for prepayments related to casualty or condemnation of the Mortgaged Property.

     Defeasance. One hundred one (101) of the Mortgage Loans (90.25%), during their respective Lockout Periods (which prohibit prepayment for most of the term), but beginning not earlier than two years after the Closing Date, provide that, in general, under certain conditions, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" consists of non-callable United States Treasury obligations that provide for payments that reflect, as closely as possible, the remaining scheduled payments in respect of the related Mortgage Loan. Such obligations must provide for payments on or prior, but as close as possible, to each successive Due Date until maturity (or, in the case of the ARD Loans, until the Anticipated Repayment Date) with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Periodic Payments and the Balloon Payment with respect to such defeased Mortgage Loan (or, in the case of an ARD Loan, the payment anticipated on the related Anticipated Repayment Date).

     Nonrecourse Obligations. The Mortgage Loans are generally non-recourse obligations of the respective borrowers and, upon any such borrower's default in the payment of any amount due under the related

Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Generally, the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in most circumstances, (i) permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or (ii) prohibit the borrower from doing so without the consent of the holder of the Mortgage, which consent, in certain cases, may not be unreasonably withheld if certain conditions are met. For example, the transferee must be reasonably acceptable to the holder of the Mortgage Loan and, in some cases, the Rating Agencies. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. None of the Mortgage Loans are cross-collateralized and cross-defaulted with any other Mortgage Loans.

ASSESSMENT OF PROPERTY CONDITION

     Property Inspection. Each Mortgaged Property was inspected by a member of the applicable Mortgage Loan Seller's professional staff or by a direct agent of such Mortgage Loan Seller. Additionally, each Mortgage Loan Seller has relied on inspections by third party engineers for assessments of the condition and structural integrity of each Mortgaged Property as described below under "--Property Condition Assessments." No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Each such appraisal was stated to be in compliance with FIRREA and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and/or the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Transaction Screen" environmental site assessment in compliance with ASTME-1528 was performed with respect to the Mortgaged Properties securing two Mortgage Loans (0.28%) in connection with the origination of such Mortgage Loans. A "Phase I" environmental site assessment was performed with respect to all other Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. With respect to three Mortgaged Properties, a "Phase II" environmental site assessment as performed. In each case where environmental assessments recommended further action, the originator of the related Mortgage Loan determined that the necessary remediation or testing was being undertaken in a satisfactory manner or that such remediation or testing would be adequately addressed post-closing. In some instances, the originator of the related Mortgage Loan required that reserves be established to cover the estimated cost of such remediation. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender or its designee at the origination of the related Mortgage Loans an amount equal to approximately 125% of the independent consultant's estimated cost of the recommended action. In other instances, borrowers were required to purchase a secured creditor environmental insurance policy in lieu of environmental escrows provided: (i) the policy premium for the term is fully paid and all deductibles are escrowed at closing or the deductible is less than 0.6% of initial principal balance of the Mortgage Loan, (ii) at issuance, the issuer has a claims paying ability of not less than "AA" by S&P and DCR or if not rated by S&P and DCR, such comparable rating by another nationally recognized statistical rating agency, and (iii) the policy is in an amount not less than the full principal amount of the loan. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     Engineering Assessments. A licensed engineer or architect inspected the related Mortgaged Property with respect to all of the Mortgage Loans to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. The related borrowers generally deposited with the Lender or its designee at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed engineer's or architect's estimated cost of any material recommended repairs, corrections or replacements not completed by closing, to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on all of the Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum loss for the property in an earthquake scenario. The maximum loss is calculated using a return period of not less than 100 years, a window of 10 to 50 years and a 10% probability of exceedance. If the resulting reports conclude that in the event of an earthquake, the probable maximum loss to Mortgaged Property would exceed 20% of the amount of the estimated replacement cost of its improvements, earthquake insurance on such Mortgaged Properties was obtained.
 xx
     Zoning Compliance. Due to changes in applicable Zoning Laws affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements thereon may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or, if the Mortgaged Property were to be repaired or restored in conformity with current law, whether the value of the related Mortgaged Property or its revenue producing potential would be diminished.

LARGEST MORTGAGE LOAN CONCENTRATIONS

     Below is a brief summary of the ten largest concentrations of Mortgage Loans (by Cut-Off Date Balance or affiliated borrower concentration) in the Mortgage Pool. The ten largest concentrations of Mortgage Loans represent, in the aggregate, less than 36% of the Initial Pool Balance and no single Mortgage Loan represents more than 4.26% of the Initial Pool Balance. The borrower and, in the case of any Mortgage Loan secured by an indemnity deed of trust on a Mortgaged Property, the guarantor, under each of these Mortgage Loans is a single purpose entity. The Cut-Off Date Balance of each of such Mortgage Loans is indicated in parentheses following the name of the related Mortgaged Property.

     Associated Estates Realty Portfolio (Approx. $42,865,247). This Portfolio of three Mortgage Loans is secured by three multifamily communities located in Silver Springs, Maryland, Farmington Hills, Michigan and Columbus, Ohio. The borrowing entities for these loans are controlled by Associated Estates Realty Corporation ("AERC"), a publicly traded REIT. AERC is one of the largest owners of multifamily communities in the United States with over 35,000 apartments. AERC has over 30 years experience in the business of developing and managing apartment complexes. The property breakdown is as follows:

          Hampton Point (Approx. $18,442,154) which was constructed in 1986, is located in Silver Springs (Montgomery County), Maryland, approximately 14 miles north of Washington, DC. The Mortgaged Property is located between U.S. Route 29 and Interstate 95, and provides access to the surrounding Prince George's, Montgomery and Howard Counties. The complex consists of 352 units garden style apartments and offers amenities that include a swimming pool, cabana area and children's playground. The occupancy rate at Hampton Point averaged 96% in 1998 and, as of May 1999, averaged 96%. As of April 1999, the appraised value of the property was $26,400,000, indicating Cut-Off Date LTV of 69.86%. The Underwritten Net Cash Flow is $1,907,604, indicating a DSCR of 1.23x.

          Spring Valley (Approx. $11,962,178) consists of seventeen two-story buildings containing 224 one-and two-bedroom units. All units are equipped with full sized washer/dryer, microwave, self-cleaning oven and have either a patio or balcony. Selected units also have sunrooms, fireplaces, vaulted ceilings and mini storage. The complex was built in 1987. The complex is located in Farmington Hills (Oakland County), Michigan, a suburb of Detroit. Occupancy at Spring Valley averaged 93% for the trailing three months ending June 1999 and, as of June 1999 was 93%. As of April 1999, the appraised value of the property was $15,720,000, indicating Cut-Off Date LTV of 76.10%. The Underwritten Net Cash Flow is $1,221,573, indicating a DSCR of 1.22x.

          Saw Mill Village (Approx. $12,460,915) is located 10 miles northwest of the Columbus, Ohio central business district. The complex consists of twelve two- and three-story garden apartment buildings containing 340 one, two and three bedroom units. The complex was built in 1987 on a 22.61 acre site. The property's amenities include a clubhouse with fitness center, racquetball court, indoor pool and jacuzzi, outdoor pool and jacuzzi and tennis, basketball and volleyball courts. Occupancy for the trailing twelve month period ending March 1999 averaged 96%. As of April 1999, the appraised value of the property was $17,430,000, indicating Cut-Off Date LTV of 71.49%. The Underwritten Net Cash Flow is $1,377,547, indicating a DSCR of 1.31x.

     Potomac Heights Apartments (Approx. $26,086,864). This Mortgage Loan is secured by the Potomac Heights Apartments complex. The property is located in Fort Washington (Prince George's County), Maryland. It is situated approximately three miles south of the Capital Beltway and about seven miles southwest of Andrews Air Force Base. This 27.82 acre site is improved with a 606-unit garden complex containing 13 three- and four-story buildings. The Prince George's County market has remained stable over the past seven years with occupancy rates exceeding 95%. As of May 1999, the trailing three month occupancy was approximately 95%. As of March 1999, the appraised value was $32,700,000, indicating a Cut-Off Date LTV of 79.78%. The Underwritten Net Cash Flow is $2,816,555, indicating a DSCR of 1.34x.

     Blue Cross Blue Shield Building (Approx. $25,288,017). This Mortgage Loan is secured by a 348,410 square foot office building in Columbia, South Carolina. The property is 100% leased to Blue Cross Blue Shield of South Carolina. As of May 1999, the appraised value was $40,930,000 indicating a Cut-Off Date LTV of 61.78%. The Underwritten Net Cash Flow is $3,926,149, indicating a DSCR of 1.79x.

     Pond View Corporate Center (Approx. $20,930,804). This Mortgage Loan is secured by two multi-tenant office buildings aggregating 232,538 rentable square feet located in Farmington, Connecticut. The Pond View Corporate Center was built in two phases, in 1986 and 1988. The subject property was developed by the Fusco Corporation (an affiliate of the borrowing entity). Fusco Corporation has been in existence over 75 years and is one of the largest real estate and development companies in the State of Connecticut. Occupancy average as for the trailing twelve month period ending August 1999 was 98%. Major tenants include Kaiser, Allstate, Transamerica, Microsoft, Kelly Services and the law firm of Levy & Droney. As of March 1999, the appraised value was $29,000,000, indicating a Cut-Off Date LTV of 72.18%. The Underwritten Net Cash Flow is $2,298,790, indicating a DSCR of 1.25x.

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

     College Square (Approx. $18,825,623). This Mortgage Loan (the "College Square Loan") is secured by a 180,523 square foot shopping center. The property is located in Cerritos (Los Angeles County), California within the Greater Los Angeles Area defined as within a 60-mile radius of the Los Angeles Central Business District. The subject was built in 1973 and underwent renovations in 1986, 1992 and 1999. The center has remained above 96% occupancy over the past five years, and is currently 100% occupied. The center is anchored by two investment grade tenants, Staples and Home Depot, as well as LA Fitness. The Staples space is scheduled to be delivered and Staples is scheduled to take occupancy of its space in November 1999. Pursuant to the lease, rental payments commence 60 days following delivery of the premises to Staples. The borrower has placed into escrow approximately $1,700,000 (the "Staples Escrow") of the proceeds of the College Square Loan to cover certain contingencies with respect to the Staples space. The Staples Escrow will not be paid to the borrower if, among other factors, Staples does not take occupancy or the borrower fails to uphold certain covenants in the lease, but may instead be applied as a prepayment on the Mortgage Loan or towards scheduled debt service on the College Square Loan. The appraised value was $24,900,000, indicating a Cut-Off Date LTV of 75.60%. The Underwritten Net Cash Flow is $2,092,544, indicating a DSCR of 1.25x.

     First American Building (Approx. $18,568,200). This Mortgage Loan is secured by a 230,700 square foot office building in Dallas, Texas. The property, which houses the division headquarters and national operations center of First American Real Estate Tax Service, is a single tenant office building with an occupancy rate of 100%. As of June 1999 the appraised value was $24,400,000, indicating a Cut-Off Date LTV of 76.10%. The Underwritten Net Cash Flow is $2,096,867, indicating a DSCR of 1.26x.

     Lakeside Plaza Office Center (Approx. $18,170,833). This Mortgage Loan is secured by an office complex in Salt Lake City, Utah. As of July 1999, the office complex was 100% occupied. Major tenants include Providian Bancorp Services and United Health Services. As of June 1999, the appraised value was $25,000,000 indicating a Cut-Off date LTV of 72.68%. The Underwritten Net Cash Flow is $2,030,179 indicating a DSCR of 1.27x.

     Virginia Apartment Portfolio (Approx. $17,374,119). This Mortgage Loan is secured by four separate multi-family developments in the Hampton Roads and Richmond-St. Petersburg, Virginia area. As of April 1999, the combined appraised value of all four properties was $25,185,000, indicating a Cut-Off date LTV of 68.99%. The Underwritten Net Cash Flow for all four properties is $2,331,033, indicating a DSCR of 1.49x. The property breakdown is as follows:

          Lee Hall Apartments. This property, located in Petersburg, Virginia, consists of 146 two-story and eight single-story apartment buildings. As of April 1999, the appraised value was $12,855,000. As of May 1999, the property had a 91% occupancy rate.

          Colonial Court. This property, located in Colonial Heights, Virginia, consists of a 64-unit apartment complex. As of April 1999, the appraised value was $1,530,000. As of May 1999, the property had a 94% occupancy rate.

          River Drive Apartments. This property, located in Newport News, Virginia, consists of 44 two-and three-story apartment buildings. As of April 1999, the appraised value was $5,650,000. As of June 1999, the property had a 95% occupancy rate.

          Norport Apartments. This property, located in Portsmouth, Virginia, consists of 20 two-story apartment buildings. As of April 1999, the appraised value was $5,150,000. As of April 1999, the property had an 89% occupancy rate.

     Frazier/King Building (Approx. $16,439,315). This Mortgage Loan is secured by an office complex located within the Las Colinas area of Irving, Texas. As of April 1999, the office complex was 91% occupied. Major Tenants include GTE, Fox Sports, Southwest Airlines and Arthur Andersen. As of April 1999, the appraised value was $23,000,000 indicating a Cut-Off Date LTV of 71.48%.The Underwritten Net Cash Flow is $1,761,742, indicating a DSCR of 1.27x.

     Tanglewood Apartments (Approx. $15,969,297). This Mortgage Loan is secured by the Tanglewood Apartments. The Mortgaged Property is located in Hammond, Indiana, approximately 20 miles southeast of downtown Chicago. The 19.71 acre site is improved with 17 three story apartment buildings containing 408 units. Amenities include laundry facilities, outdoor swimming pool, sauna, clubhouse, tennis courts, playground, picnic area, and storage. The Mortgaged Property is easily accessible to public transportation and is within close proximity to Interstate 80. Historical occupancy for the subject has been 92%, 92%, 93% and 94% for 1996, 1997, 1998, and the trailing 12-month period respectively. As of June 1999, the appraised value of the subject was $20,000,000, indicating a Cut-Off Date LTV of 79.85%. The underwritten net cash flow is $1,710,861, indicating a DSCR of 1.23x.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

     For purposes of the following tables, tables set forth in the Summary and Annex A:

          (i) References to "Remain Amort. Term" are references to the remaining amortization terms.

          (ii) References to "DSCR" are references to "Debt Service Coverage Ratios." With respect to the Mortgage Loans, debt service coverage ratios are used by income property lenders to measure the ratio of
     (a) Underwritten Net Cash Flow that is available for debt service (that is, cash flow that remains after payment of non-capital expenses of operation, and reserves for tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required annual debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of "Underwritten Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Underwritten Net Cash Flow for a Mortgaged Property is determined by each Mortgage Loan Seller on the basis of Mortgaged Property operating statements, generally unaudited rent rolls or occupancy reports (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, healthcare, industrial, self storage, healthclub, parking, hospitality and office properties (each, a "Rental Property").

     In general, each Mortgage Loan Seller relied on full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls or occupancy reports (as applicable) for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination or acquisition in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSCR" are references to the DSCR as of the Cut-Off Date. In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), and reserves for tenant improvement costs, leasing commissions and replacement reserves. Underwritten Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, each Mortgage Loan Seller generally relied on the most recent rent roll supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, generally assumed a minimum of 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. In determining rental revenue for multifamily properties, each Mortgage Loan Seller either used rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue shown on rent rolls or operating statements. For the other Rental Properties, each Mortgage Loan Seller generally annualized rental revenue shown on the most recent rent roll, after applying a vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties and skilled healthcare facilities, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. Occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, each Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, if available, except that (a) if real estate tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was reviewed, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue (except for certain Single Tenant Mortgaged Properties with triple net leases where management fees were generally assumed to be 3% of effective gross revenue), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, each Mortgage Loan Seller recharacterized as capital expenditures certain items reported by borrowers as operating expenses (thus increasing "net cash flow") where each Mortgage Loan Seller determined appropriate.

     The borrower's financial information used to determine Net Cash Flow was in most cases unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

     (i) References to "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to each Mortgage Loan Seller.

    (ii) References to "Repayment LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date or an ARD Loan on its Anticipated Repayment Date, as the case may be (prior to the payment of any Balloon Payment or repayment of principal), to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to each Mortgage Loan Seller prior to the Cut-Off Date.

    (iii) References to "Loan per Sq ft, Unit, Pad, Room or Bed" are, for each Mortgage Loan secured by a lien on (1) a retail, industrial, self storage, office or healthclub property, (2) a multifamily property,
           (3) a manufactured housing community, (4) a hospitality property or
           (5) a healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of square feet, dwelling units, pads, guest suites or rooms, or health care facility beds, as applicable, that comprise the related Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the rentable square footage of the related Mortgaged Property.

     (iv) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed or in the event of substantial renovation or rehabilitation of a Mortgaged Property, the year in which such renovation or rehabilitation was completed.

     (v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

     (vi) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-Off Date.

    (vii) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, remedies and corrections of engineering and environmental issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered de minimis or a part of ongoing maintenance, a reserve was not established.

    (viii) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by each Mortgage Loan Seller in determining net cash flow.

     (ix) References to "Administrative Cost Rate" represent the sum of the Master Servicing Fee and the Trustee Fee.

     (x) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and mobile home parks, the percentage of units or pads rented, (b) in the case of hospitality properties, the average annual occupancy rate (that is, for a specified year, the percentage obtained by dividing the number of rooms actually rented for all nights in such year by the number of rooms available to be rented for all nights in such year), (c) in the case of office, industrial and retail properties, the percentage of the net rentable square footage rented, (d) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting) and
           (e) in the case of healthcare facilities, the percentage of beds rented.

     (xi) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD
           Loan).

     (xii)  References to "NAP" mean not applicable.

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

XX                                 PROPERTY TYPES

                                                                                                   WEIGHTED AVERAGES
                                                                                      --------------------------------------------
                                                 % OF       AVERAGE       HIGHEST
                     NUMBER OF    AGGREGATE     INITIAL     CUT-OFF       CUT-OFF                STATED       REMAINING    CUT-OFF
                     MORTGAGED   CUT-OFF DATE    POOL         DATE         DATE       MORTGAGE   REMAINING    AMORT.        DATE
PROPERTY TYPES       PROPERTIES    BALANCE      BALANCE     BALANCE       BALANCE      RATE      TERM (MO.)   TERM (MO.)    DSCR
-------------------  ---------   ------------   -------    ----------   -----------   --------   ----------   ----------   -------
MULTIFAMILY              31      $189,891,684    30.99%    $6,125,538   $26,086,864     7.688%       108          350        1.32x
----------------------------------------------------------------------------------------------------------------------------------
OFFICE                   22       181,986,532    29.70      8,272,115    25,288,017     7.944        116          352        1.45
RETAIL
 Anchored Retail         27       128,027,741    20.89      4,741,768    18,825,623     8.170        117          351        1.33
 Unanchored Retail        5        10,655,002     1.74      2,131,000     2,538,293     8.324        117          357        1.34
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                32       138,682,743    22.63      4,333,836    18,825,623     8.182        117          352        1.33
INDUSTRIAL
 Industrial               9        37,433,346     6.11      4,159,261     9,338,999     8.376        117          336        1.32
 Industrial/Office        3         6,268,167     1.02      2,089,389     3,048,754     8.187        118          337        1.36
 Industrial/Warehouse,
   Flex                   2         4,328,882     0.71      2,164,441     2,385,021     8.048        112          341        1.26
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                14        48,030,395     7.84      3,430,743     9,338,999     8.322        117          337        1.32
HOSPITALITY
 Full Service             1        11,777,780     1.92     11,777,780    11,777,780     8.480        118          298        1.62
 Limited Service          2         7,481,826     1.22      3,740,913     4,986,533     7.827        117          313        2.26
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                 3        19,259,605     3.14      6,419,868    11,777,780     8.226        118          304        1.87
HEALTH CLUB               1         8,394,533     1.37      8,394,533     8,394,533     8.950        119          299        1.40
HEALTHCARE                4         8,004,455     1.31      2,001,114     2,402,837     8.013        111          291        2.44
MIXED
 Multifamily/Retail       1         1,096,789     0.18      1,096,789     1,096,789     9.500        116          296        1.31
 Office/Retail            1         6,879,600     1.12      6,879,600     6,879,600     8.068        117          357        1.26
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                 2         7,976,388     1.30      3,988,194     6,879,600     8.264        117          349        1.27
MOBILE HOME PARK          6         6,263,010     1.02      1,043,835     1,920,705     7.807        117          342        1.56
OTHER                     1         2,393,501     0.39      2,393,501     2,393,501     8.500        117          297        1.36
SELF STORAGE              1         1,844,916     0.30      1,844,916     1,844,916     8.420        117          297        1.48
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTG. AVG.        117      $612,727,763   100.00%    $5,236,989   $26,086,864     7.978%       114          347        1.40x


                                 WEIGHTED AVERAGES
                    ------------------------------------------------------------

                                                            LOAN PER
                                                             SQ FT,
                     CUT-OFF                                 UNIT,
                      DATE     REPAYMENT   OCCUPANCY        PAD, ROOM   PROPERTY
PROPERTY TYPES        LTV        LTV       PERCENTAGE (A)    OR BED     SIZE (B)
-------------------  -------   ---------   --------------   ---------   --------
MULTIFAMILY           74.07%     66.07%           95%         35,138         331
-------------------
OFFICE                70.69      62.78            95              83     220,388
RETAIL
 Anchored Retail      71.09      63.29            96             150      94,647
 Unanchored Retail    70.42      63.16            99              93      28,351
-------------------
 SubTotal             71.04      63.28            96             146      89,553
INDUSTRIAL
 Industrial           70.13      61.04            99              42     140,267
 Industrial/Office    73.05      64.13            97              64      37,471

 Industrial/Warehou
   Flex               74.01      65.89            99              65      34,401
-------------------
 SubTotal             70.86      61.88            99              47     117,311
HOSPITALITY
 Full Service         57.17      47.08            51          44,277         266
 Limited Service      43.02      35.77            76          35,366         121
-------------------
 SubTotal             51.67      42.69            61          40,816         210
HEALTH CLUB           64.57      54.83           100             106      79,015
HEALTHCARE            57.41      47.91            81          16,532         125
MIXED
 Multifamily/Retail   54.84      46.28            96          43,872          25
 Office/Retail        77.30      68.30           100             155      44,450
-------------------
 SubTotal             74.21      65.27            99           6,166      38,341
MOBILE HOME PARK      66.34      58.16            97          13,929          98
OTHER                 63.83      52.63           100             107      22,293
SELF STORAGE          69.62      57.30            95              48      38,735
--------------------------------------------------------------------------------
 TOTAL/WTG. AVG.      70.95%     62.84%           95%         12,675      96,819

------------------
(A) Weighted average of the occupancy percentage for the corresponding property type determined on the basis of the individual occupancy percentage set forth on Annex A.

(B) Average Property Size refers to total leaseable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to manufactured housing communities, number of guest rooms with respect to each hospitality property, number of square feet with respect to self-storage facilities and number of beds with respect to health care facilities.

                            GEOGRAPHIC DISTRIBUTION




                                           NUMBER OF              AGGREGATE
           STATE OR                        MORTGAGED             CUT-OFF DATE             % OF INITIAL
           DISTRICT                        PROPERTIES              BALANCE                POOL BALANCE
-------------------------------            ---------             ------------             ------------
            Texas                              23                $111,830,425                 18.25%
            California                         12                 69,728,053                  11.38
            New York                           11                 48,380,931                   7.90
            Maryland                            2                 44,529,018                   7.27
            Connecticut                         7                 43,066,467                   7.03
            South Carolina                      2                 28,933,747                   4.72
            Indiana                             2                 24,936,192                   4.07
            Virginia                            6                 21,285,252                   3.47
            Nevada                              3                 19,544,204                   3.19
            Utah                                1                 18,170,833                   2.97
            Florida                             5                 17,977,507                   2.93
            Massachusetts                       3                 16,216,933                   2.65
            Wisconsin                           1                 14,973,946                   2.44
            Ohio                                4                 14,506,475                   2.37
            Louisiana                           3                 13,915,620                   2.27
            Michigan                            1                 11,962,178                   1.95
            Colorado                            3                 11,522,353                   1.88
            Pennsylvania                        3                 11,243,552                   1.83
            Oregon                              1                  8,490,237                   1.39
            Tennessee                           4                  8,276,400                   1.35
            Washington                          1                  8,269,850                   1.35
            Wyoming                             1                  6,094,765                   0.99
            Illinois                            2                  6,010,100                   0.98
            Oklahoma                            3                  5,939,372                   0.97
            Idaho                               1                  4,643,851                   0.76
            Rhode Island                        1                  4,208,441                   0.69
            New Jersey                          2                  3,984,681                   0.65
            North Carolina                      4                  3,255,996                   0.53
            Arizona                             1                  3,216,174                   0.52
            Alabama                             1                  2,247,636                   0.37
            Georgia                             1                  1,920,705                   0.31
            Mississippi                         1                  1,736,253                   0.28
            Arkansas                            1                  1,709,613                   0.28
-----------------------------------------------------------------------------------------------------
             TOTAL/WTG. AVG.                  117                $612,727,763                100.00%



                                           WEIGHTED AVERAGES
                                   -----------------------------------------
                                   CUT-OFF     CUT-OFF
           STATE OR                 DATE        DATE               REPAYMENT
           DISTRICT                 DSCR        LTV                  LTV
-------------------------------    -------     -------             ---------
            Texas                    1.35x      71.59%               63.92%
            California               1.33       72.74                63.19
            New York                 1.33       69.33                60.75
            Maryland                 1.29       75.67                67.03
            Connecticut              1.32       70.34                62.37
            South Carolina           1.73       63.96                57.13
            Indiana                  1.26       76.93                67.91
            Virginia                 1.46       68.82                61.97
            Nevada                   1.28       73.04                64.58
            Utah                     1.27       72.68                65.13
            Florida                  1.33       74.19                66.10
            Massachusetts            1.58       57.87                48.17
            Wisconsin                1.27       74.87                66.65
            Ohio                     1.37       71.53                63.57
            Louisiana                1.42       72.19                65.19
            Michigan                 1.22       76.10                69.85
            Colorado                 1.28       75.57                68.07
            Pennsylvania             2.90       73.95                67.36
            Oregon                   1.73       53.06                47.49
            Tennessee                1.36       66.32                57.69
            Washington               1.40       68.92                56.72
            Wyoming                  1.21       78.14                70.62
            Illinois                 2.34       46.09                39.40
            Oklahoma                 1.34       73.02                66.20
            Idaho                    1.41       66.48                58.49
            Rhode Island             1.30       62.81                56.42
            New Jersey               1.30       75.90                67.32
            North Carolina           1.41       67.69                56.88
            Arizona                  1.35       78.44                69.69
            Alabama                  1.41       57.85                52.17
            Georgia                  1.63       64.02                57.09
            Mississippi              1.25       70.15                63.49
            Arkansas                 1.25       75.98                68.81
---------------------------------------------------------------------------
             TOTAL/WTG. AVG.         1.40X      70.95%               62.84%

------------------

     Mortgaged Properties are located in 33 states.

                                  YEARS BUILT


                NUMBER OF    AGGREGATE                    CUMULATIVE %
   RANGE OF     MORTGAGED   CUT-OFF DATE   % OF INITIAL   OF INITIAL
 YEARS BUILT    PROPERTIES    BALANCE      POOL BALANCE   POOL BALANCE
--------------  ---------   ------------   ------------   ------------
  1872 - 1899        2      $  8,252,507        1.35%          1.35%
  1900 - 1929        4        17,087,398        2.79           4.14
  1930 - 1959       16        67,190,942       10.97          15.10
  1960 - 1969       12        63,957,599       10.44          25.54
  1970 - 1979       20       109,249,346       17.83          43.37
  1980 - 1989       33       227,220,774       37.08          80.45
  1990 - 1999       30       119,769,196       19.55         100.00%
--------------------------------------------------------------------
TOTAL/WTG.
  AVG.             117      $612,727,763      100.00%        100.00%


                                             WEIGHTED AVERAGES
                ----------------------------------------------------------------------------

                           STATED       REMAINING                CUT-OFF   CUT-OFF
   RANGE OF     MORTGAGE   REMAINING    AMORT.       SEASONING    DATE      DATE     REPAYMENT
 YEARS BUILT     RATE      TERM (MO.)   TERM (MO.)   (MO.)(A)     DSCR      LTV        LTV
--------------  --------   ----------   ----------   ---------   -------   -------   ---------
  1872 - 1899     8.820%       117          300           3        1.50x    59.61%     49.80%
  1900 - 1929     8.450        116          347           4        2.30     71.83      64.39
  1930 - 1959     8.289        116          332           4        1.46     67.90      59.16
  1960 - 1969     7.696        105          343          11        1.43     73.50      65.46
  1970 - 1979     8.023        117          352           3        1.34     72.02      63.89
  1980 - 1989     7.883        113          347           5        1.33     71.10      63.00
  1990 - 1999     7.969        117          353           3        1.39     70.68      62.91
--------------------------------------------------------------------------------------------
TOTAL/WTG.
  AVG.            7.978%       114          347           5        1.40x    70.95%     62.84%

------------------
(A) Number of months elapsed since the first Due Date following origination.

                          DEBT SERVICE COVERAGE RATIOS

    RANGE OF       NUMBER OF     AGGREGATE                      CUMULATIVE %
  DEBT SERVICE     MORTGAGE     CUT-OFF DATE    % OF INITIAL    OF INITIAL
COVERAGE RATIOS    LOANS          BALANCE       POOL BALANCE    POOL BALANCE
----------------   ---------    ------------    ------------    ------------
  1.20x - 1.29x        49       $320,253,483        52.27%          52.27%
  1.30  - 1.39         25        129,063,235        21.06           73.33
  1.40  - 1.49         15         70,851,307        11.56           84.89
  1.50  - 1.59          4         12,301,886         2.01           86.90
  1.60  - 1.69          4         22,685,181         3.70           90.60
  1.70  - 1.79          5         37,891,220         6.18           96.79
  2.00  - 2.49          3          6,021,926         0.98           97.77
  2.50  - 2.99          1          4,986,533         0.81           98.58
  3.00  - 3.49          1          1,982,529         0.32           98.91
  3.50  - 3.89          1          6,690,463         1.09          100.00
------------------------------------------------------------------------------
TOTAL/WTG.
  AVG.                108       $612,727,763       100.00%         100.00%

                                               WEIGHTED AVERAGES
                   ---------------------------------------------------------------------

    RANGE OF                  STATED        REMAINING     CUT-OFF    CUT-OFF
  DEBT SERVICE    MORTGAGE    REMAINING     AMORT.         DATE       DATE      REPAYMENT
COVERAGE RATIOS    RATE       TERM (MO.)    TERM (MO.)     DSCR       LTV         LTV
----------------  --------    ----------    ----------    -------    -------    ---------
  1.20x - 1.29x     7.933%        114           353        1.25x      74.11%      65.91%
  1.30  - 1.39      7.819         110           348         1.33      72.74       64.90
  1.40  - 1.49      8.306         116           328         1.44      66.78       57.99
  1.50  - 1.59      8.243         117           329         1.56      67.05       58.36
  1.60  - 1.69      8.241         118           320         1.63      57.58       48.75
  1.70  - 1.79      7.917         118           356         1.77      60.47       53.91
  2.00  - 2.49      7.952         111           291         2.23      53.00       44.15
  2.50  - 2.99      7.500         117           321         2.57      40.54       33.90
  3.00  - 3.49      8.200         111           291         3.10      70.80       59.34
  3.50  - 3.89      9.050         116           356         3.89      79.65       73.18
---------------------------------------------------------------------------------------
TOTAL/WTG.
  AVG.              7.978%        114           347        1.40x      70.95%      62.84%

                            CUT-OFF DATE LTV RATIOS

                                                % OF
    RANGE OF      NUMBER OF     AGGREGATE      INITIAL    CUMULATIVE %
  CUT-OFF DATE    MORTGAGE     CUT-OFF DATE     POOL      OF INITIAL
   LTV RATIOS     LOANS          BALANCE       BALANCE    POOL BALANCE
----------------  ---------    ------------    -------    ------------
40.54% - 50.00%        3       $  9,537,172      1.56%         1.56%
50.01  - 60.00         8         29,635,456      4.84          6.39
60.01  - 70.00        39        194,762,833     31.79         38.18
70.01  - 79.85        58        378,792,302     61.82        100.00
-----------------------------------------------------------------------
TOTAL/WTG. AVG.      108       $612,727,763    100.00%       100.00%


                                        WEIGHTED AVERAGES
                  ---------------------------------------------------------------------

    RANGE OF                  STATED        REMAINING     CUT-OFF    CUT-OFF
  CUT-OFF DATE    MORTGAGE    REMAINING     AMORT.         DATE       DATE    REPAYMENT
   LTV RATIOS      RATE       TERM (MO.)    TERM (MO.)     DSCR       LTV       LTV
----------------  --------    ----------    ----------    -------    -------  ---------
40.54% - 50.00%     7.810%        116           309         2.28x     42.61%    35.40%
50.01  - 60.00      8.266         117           320         1.63      55.70     47.49
60.01  - 70.00      8.129         115           342         1.44      66.20     58.39
70.01  - 79.85      7.883         113           352         1.34      75.29     67.01
-------------------------------------------------------------------------------------
TOTAL/WTG. AVG. -   7.978%        114           347         1.40x     70.95%    62.84%

                              REPAYMENT LTV RATIOS


                                                % OF
    RANGE OF      NUMBER OF     AGGREGATE      INITIAL    CUMULATIVE %
   REPAYMENT      MORTGAGE     CUT-OFF DATE     POOL      OF INITIAL
   LTV RATIOS     LOANS          BALANCE       BALANCE    POOL BALANCE
----------------  ---------    ------------    -------    ------------
33.90% - 50.00%       10       $ 36,924,992      6.03%         6.03%
50.01  - 60.00        28        124,353,939     20.30         26.32
60.01  - 70.00        60        365,697,232     59.68         86.00
70.01  - 73.18        10         85,751,600     14.00        100.00
-----------------------------------------------------------------------
TOTAL/WTG. AVG.      108       $612,727,763    100.00%       100.00%


                                  WEIGHTED AVERAGES
                   -------------------------------------------------------------------

    RANGE OF                   STATED        REMAINING     CUT-OFF    CUT-OF
   REPAYMENT       MORTGAGE    REMAINING     AMORT.         DATE       DATE  REPAYMENT
   LTV RATIOS       RATE       TERM (MO.)    TERM (MO.)     DSCR       LTV     LTV
----------------   --------    ----------    ----------    -------    ------ ---------
33.90% - 50.00%      8.149%        117           315         1.81x     52.19   44.08%
50.01  - 60.00       8.178         117           329         1.52      64.51   55.76
60.01  - 70.00       7.960         114           355         1.30      73.13   65.27
70.01  - 73.18       7.694         107           351         1.48      79.03   70.81
------------------------------------------------------------------------------------
TOTAL/WTG. AVG.      7.978%        114           347         1.40x     70.95   62.84%

                                 MORTGAGE RATES


                                                % OF
                  NUMBER OF     AGGREGATE      INITIAL    CUMULATIVE %
    RANGE OF      MORTGAGE     CUT-OFF DATE     POOL      OF INITIAL
 MORTGAGE RATES   LOANS          BALANCE       BALANCE    POOL BALANCE
----------------  ---------    ------------    -------    ------------
6.977% - 6.999%        1       $ 26,086,864      4.26%         4.26%
7.000  - 7.124         1          9,507,210      1.55          5.81
7.125  - 7.249         1          4,843,129      0.79          6.60
7.250  - 7.374         1          8,503,715      1.39          7.99
7.375  - 7.499         2         19,450,598      3.17         11.16
7.500  - 7.624         6         66,604,470     10.87         22.03
7.625  - 7.749         3         25,802,030      4.21         26.24
7.750  - 7.874        14        104,354,966     17.03         43.27
7.875  - 7.999        10         73,960,275     12.07         55.34
8.000  - 8.124         8         39,767,824      6.49         61.84
8.125  - 8.249         9         62,209,173     10.15         71.99
8.250  - 8.374         8         23,843,137      3.89         75.88
8.375  - 8.499        24         77,589,996     12.66         88.54
8.500  - 8.624         9         28,055,644      4.58         93.12
8.625  - 8.749         2          7,181,544      1.17         94.29
8.750  - 8.874         2          9,285,484      1.52         95.81
8.875  - 8.999         2         15,376,847      2.51         98.32
9.000  - 9.124         1          6,690,463      1.09         99.41
9.125  - 9.249         2          1,720,394      0.28         99.69
9.250  - 9.374         1            797,213      0.13         99.82
9.500  - 9.500         1          1,096,789      0.18        100.00
------------------------------------------------------------------------
TOTAL/WTG. AVG.      108       $612,727,763    100.00%       100.00%


                                        WEIGHTED AVERAGES
                  --------------------------------------------------------------------

                              STATED        REMAINING     CUT-OFF    CUT-OFF
    RANGE OF      MORTGAGE    REMAINING     AMORT.         DATE       DATE    REPAYMENT
 MORTGAGE RATES    RATE       TERM (MO.)    TERM (MO.)     DSCR       LTV       LTV
----------------  --------    ----------    ----------    -------    -------  ---------
6.977% - 6.999%     6.977%        103           343         1.34x     79.78%    70.58%
7.000  - 7.124      7.080          63           339         1.26      75.45     70.32
7.125  - 7.249      7.170         104           344         1.49      73.38     65.17
7.250  - 7.374      7.350          98           338         1.25      78.74     69.62
7.375  - 7.499      7.455          81           350         1.27      73.75     68.12
7.500  - 7.624      7.520         115           352         1.37      69.01     61.16
7.625  - 7.749      7.693         117           357         1.29      74.96     66.41
7.750  - 7.874      7.819         118           348         1.43      69.99     61.25
7.875  - 7.999      7.937         117           354         1.41      68.45     60.65
8.000  - 8.124      8.026         117           351         1.33      72.01     63.70
8.125  - 8.249      8.191         117           353         1.41      73.70     66.01
8.250  - 8.374      8.313         117           345         1.26      74.88     66.69
8.375  - 8.499      8.417         117           339         1.36      68.69     60.25
8.500  - 8.624      8.535         118           333         1.37      66.93     58.63
8.625  - 8.749      8.641         119           359         1.31      68.72     62.51
8.750  - 8.874      8.800         116           356         1.40      70.09     64.07
8.875  - 8.999      8.916         118           298         1.43      62.58     52.66
9.000  - 9.124      9.050         116           356         3.89      79.65     73.18
9.125  - 9.249      9.169         118           298         1.41      67.51     57.71
9.250  - 9.374      9.350         115           295         1.71      75.21     64.71
9.500  - 9.500      9.500         116           296         1.31      54.84     46.28
--------------------------------------------------------------------------------------
TOTAL/WTG. AVG.     7.978%        114           347         1.40x     70.95%    62.84%

                                 ORIGINAL TERMS

                                                       % OF
                           NUMBER OF    AGGREGATE     INITIAL
        ORIGINAL           MORTGAGE    CUT-OFF DATE    POOL
          TERMS            LOANS         BALANCE      BALANCE
-------------------------  ---------   ------------   -------
6 to 9 Year Balloon             3      $ 28,957,808     4.73%
10 Year Balloon                95       483,024,768    78.83
10 Year Balloon ARD             9        92,621,804    15.12
11 to 14 Year Balloon           1         8,123,382     1.33
----------------------------------------------------------------
TOTAL/WTG.
  AVG.                        108      $612,727,763   100.00%


                                                  WEIGHTED AVERAGES
                            ----------------------------------------------------------------------------
                                       STATED       REMAINING                CUT-OFF   CUT-OFF
        ORIGINAL            MORTGAGE   REMAINING    AMORT.       SEASONING    DATE      DATE   REPAYMENT
          TERMS              RATE      TERM (MO.)   TERM (MO.)   (MO.)(A)     DSCR      LTV      LTV
-------------------------   --------   ----------   ----------   ---------   -------   ------- ---------
6 to 9 Year Balloon           7.332%        75          346          14        1.27x    74.31%   68.84%
10 Year Balloon               8.046        116          345           4        1.40     70.45    62.13
10 Year Balloon ARD           7.837        114          354           6        1.44     72.00    64.48
11 to 14 Year Balloon         7.830        139          355           5        1.26     76.64    64.51
------------------------------------------------------------------------------------------------------
TOTAL/WTG.   AVG.             7.978%       114          347           5        1.40x    70.95%   62.84%

------------------

(A) Number of months elapsed since the first Due Date following origination.

                                REMAINING TERMS


    RANGE OF        NUMBER OF     AGGREGATE                      CUMULATIVE %
    REMAINING       MORTGAGE     CUT-OFF DATE    % OF INITIAL    OF INITIAL
   TERMS (MO.)      LOANS          BALANCE       POOL BALANCE    POOL BALANCE
-----------------   ---------    ------------    ------------    ------------
     63 -  72            2       $ 16,995,630         2.77%           2.77%
     85 -  96            1         11,962,178         1.95            4.73
     97 - 108            3         39,433,708         6.44           11.16
    109 - 120          101        536,212,864        87.51           98.67
    121 - 139            1          8,123,382         1.33          100.00
-------------------------------------------------------------------------------
TOTAL/WTG. AVG.        108       $612,727,763       100.00%         100.00%


                                     WIEGHTED AVERAGES
                    --------------------------------------------------------------------

    RANGE OF                    STATED        REMAINING     CUT-OFF  CUT-OFF
    REMAINING       MORTGAGE    REMAINING     AMORT.         DATE     DATE      REPAYMENT
   TERMS (MO.)       RATE       TERM (MO.)    TERM (MO.)     DSCR     LTV         LTV
-----------------   --------    ----------    ----------    -------  -------    ---------
     63 -  72         7.234%         64           340         1.30x   73.04%      68.13%
     85 -  96         7.470          91           355         1.22    76.10       69.85
     97 - 108         7.081         102           342         1.34    78.77       69.71
    109 - 120         8.081         117           347         1.41    70.10       61.98
    121 - 139         7.830         139           355         1.26    76.64       64.51
---------------------------------------------------------------------------------------
TOTAL/WTG. AVG.       7.978%        114           347         1.40x   70.95%      62.84%

           YEARS OF SCHEDULED MATURITY OR ANTICIPATED REPAYMENT DATE



   SCHEDULED     NUMBER OF     AGGREGATE        % OF          CUMULATIVE %
  MATURITY OR    MORTGAGE     CUT-OFF DATE    INITIAL POOL    OF INITIAL
    ARD YEAR     LOANS          BALANCE        BALANCE        POOL BALANCE
---------------- ---------    ------------    ------------    ------------
      2005            2       $ 16,995,630         2.77%            2.77%
      2007            1         11,962,178         1.95             4.73
      2008            3         39,433,708         6.44            11.16
      2009          101        536,212,864        87.51            98.67
      2011            1          8,123,382         1.33           100.00
---------------------------------------------------------------------------
TOTAL/WTG. AVG.     108       $612,727,763       100.00%          100.00%


                                            WEIGHTED AVERAGES
                   ----------------------------------------------------------------------
   SCHEDULED                   STATED        REMAINING     CUT-OFF   CUT-OFF
  MATURITY OR      MORTGAGE    REMAINING     AMORT.         DATE      DATE      REPAYMENT
    ARD YEAR        RATE       TERM (MO.)    TERM (MO.)     DSCR      LTV         LTV
----------------   --------    ----------    ----------    -------   -------    ---------
      2005           7.234%         64           340         1.30x    73.04%      68.13%
      2007           7.470          91           355         1.22     76.10       69.85
      2008           7.081         102           342         1.34     78.77       69.71
      2009           8.081         117           347         1.41     70.10       61.98
      2011           7.830         139           355         1.26     76.64       64.51
---------------------------------------------------------------------------------------
TOTAL/WTG. AVG.      7.978%        114           347         1.40x    70.95%      62.84%

                             CUT-OFF DATE BALANCES

                                                        % OF     CUMULATIVE
         CUT-OFF            NUMBER OF    AGGREGATE     INITIAL   % OF INITIAL
           DATE             MORTGAGE    CUT-OFF DATE    POOL       POOL
         BALANCES           LOANS         BALANCE      BALANCE    BALANCE
--------------------------  ---------   ------------   -------   ------------
$   721,001 -  $  999,999        6      $  5,199,857     0.85%        0.85%
  1,000,000 -   1,999,999       22        34,897,971     5.70         6.54
  2,000,000 -   2,999,999       22        51,755,572     8.45        14.99
  3,000,000 -   3,999,999        8        27,567,589     4.50        19.49
  4,000,000 -   4,999,999        8        36,933,995     6.03        25.52
  5,000,000 -   5,999,999        3        16,840,805     2.75        28.27
  6,000,000 -   6,999,999       12        77,742,701    12.69        40.95
  7,000,000 -   7,999,999        2        15,471,458     2.53        43.48
  8,000,000 -   8,999,999        7        59,655,993     9.74        53.22
  9,000,000 -   9,999,999        3        28,386,930     4.63        57.85
 10,000,000 -  14,999,999        5        62,179,666    10.15        68.00
 15,000,000 -  19,999,999        7       123,789,541    20.20        88.20
 20,000,000 -  24,999,999        1        20,930,804     3.42        91.62
 25,000,000 -  26,086,864        2        51,374,881     8.38       100.00
------------------------------------------------------------------------------
TOTAL/WTG.
  AVG.                         108      $612,727,763   100.00%      100.00%


                                                   WEIGHTED AVERAGES
                             ------------------------------------------------------------------
          CUT-OFF                       STATED       REMAINING    CUT-OFF    CUT-OFF
           DATE             MORTGAGE   REMAINING     AMORT        DATE       DATE     REPAYMENT
         BALANCES            RATE      TERM(MO.)    TERM (MO.)    DSCR       LTV        LTV
--------------------------  --------   ----------   ----------   ---------  -------   ---------
$   721,001 -  $  999,999     8.705%       116          316         1.40x    70.35%     60.89%
  1,000,000 -   1,999,999     8.287        116          329         1.47     68.74      60.02
  2,000,000 -   2,999,999     8.265        116          337         1.46     66.19      58.08
  3,000,000 -   3,999,999     8.380        118          351         1.30     73.49      65.62
  4,000,000 -   4,999,999     7.827        115          345         1.53     66.30      58.51
  5,000,000 -   5,999,999     7.807        115          328         1.27     75.19      64.83
  6,000,000 -   6,999,999     8.354        117          351         1.58     72.23      64.63
  7,000,000 -   7,999,999     7.657         91          349         1.31     68.20      62.36
  8,000,000 -   8,999,999     7.960        117          337         1.37     70.20      60.81
  9,000,000 -   9,999,999     8.008        100          352         1.27     72.67      66.15
 10,000,000 -  14,999,999     7.809        112          345         1.33     70.27      62.11
 15,000,000 -  19,999,999     7.880        117          357         1.29     73.46      65.43
 20,000,000 -  24,999,999     7.790        115          355         1.25     72.18      63.51
 25,000,000 -  26,086,864     7.407        111          351         1.56     70.92      63.00
---------------------------------------------------------------------------------------------
TOTAL/WTG.
  AVG.                        7.978%       114          347         1.40x    70.95%     62.84%

------------------
Average Cut-Off Date Balance is $5,673,405

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         PREPAYMENT PENALTY CATEGORIES



                                                                         WEIGHTED
                                           AGGREGATE         % OF        AVERAGE
                            NUMBER OF       CUT-OFF         INITIAL       STATED
       PREPAYMENT           MORTGAGE          DATE           POOL        REMAINING
    RESTRICTIONS(A)         LOANS           BALANCE         BALANCE      TERM (MO.)
------------------------    ---------     ------------     ---------     ----------
LO, then D                     101        $552,957,817         90.25%         116
LO, then PP                      1           7,488,420          1.22           65
LO, then YM                      6          52,281,526          8.53          103
-------------------------------------------------------------------------------------
TOTAL/WTG. AVG.                108        $612,727,763        100.00%         114


                               LOCKOUT/DEFEASANCE
                                  TERM (MO.)/
                                 % OF WEIGHTED
                                    AVERAGE               WEIGHTED AVERAGE
                                STATED REMAINING          # OF MONTHS
       PREPAYMENT                     TERM                OPEN TO PREPAYMENT
    RESTRICTIONS(A)                OF LOCKOUT             PRIOR TO MATURITY
------------------------      --------------------        ------------------
LO, then D                      113       97.48%                    3
LO, then PP                       5        7.69                     3
LO, then YM                      40       38.34                     4
-----------------------------------------------------------------------------
TOTAL/WTG. AVG.                 105       92.27%                    3

---------------

(A) LO=Locked Out, D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.

                    PREPAYMENT RESTRICTIONS BY ORIGINAL TERM

                                                        AGGREGATE      % OF
                                            NUMBER OF    CUT-OFF      INITIAL
                            PREPAYMENT      MORTGAGE       DATE        POOL
    ORIGINAL TERM         RESTRICTIONS (A)  LOANS        BALANCE      BALANCE
----------------------    ----------------  ---------  ------------   -------
6 to 9 Year Balloon       LO, then D             1     $ 11,962,178     1.95%
                          LO, then PP            1        7,488,420     1.22
                          LO, then YM            1        9,507,210     1.55
------------------------------------------------------------------------------
                          SubTotal               3       28,957,808     4.73

10 Year Balloon           LO, then D            90      440,250,453    71.85
                          LO, then YM            5       42,774,316     6.98
------------------------------------------------------------------------------
                          SubTotal              95      483,024,768    78.83

10 Year ARD               LO, then D             9       92,621,804    15.12

11 to 14 Year Balloon     LO, then D             1        8,123,382     1.33
------------------------------------------------------------------------------
                          TOTAL/WTG. AVG       108     $612,727,763   100.00%

                                         WEIGHTED AVERAGES
                          ----------------------------------------------------------------
                                                REMAINING                      REMAINING
                                    STATED      MONTHS     REMAININ REMAINING  MONTHS OPEN
                         MORTGAGE   REMAINING   LOCKED     MONTHS   MONTHS     PRIOR TO
    ORIGINAL TERM         RATE      TERM (MO.)   OUT         YM       PP       MATURITY/ARD
----------------------   --------   ----------  ---------  -------- ---------  ------------
6 to 9 Year Balloon        7.470%        91         87          0        0            4
                           7.430         65          5          0       57            3
                           7.080         63         26         33        0            4
------------------------------------------------------------------------------------------
                           7.332         75         46         11       15            4

10 Year Balloon            8.068        116        113          0        0            3
                           7.824        112         43         66        0            4
------------------------------------------------------------------------------------------
                           8.046        116        107          6        0            3

10 Year ARD                7.837        114        113          0        0            1
                           7.830        139        135          0        0            4
 ----------------------------------------------------------------------------------------
11 to 14 Year Balloon      7.978%       114        105          5        1            3

(A) LO=Locked Out, D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.

                      PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS

                        CURRENT     12 MO.     24 MO.     36 MO.     48 MO.     60 MO.     72 MO.     84 MO.     96 MO.     108 MO.
     PREPAYMENT          NOV.        NOV.       NOV.       NOV.       NOV.       NOV.       NOV.       NOV.       NOV.       NOV.
    RESTRICTIONS         1999        2000       2001       2002       2003       2004       2005       2006       2007       2008
--------------------    -------     ------     ------     ------     ------     ------     ------     ------     ------     -------
Locked Out and/or
  Defeasance             100.0%      98.8%      97.1%      95.5%      94.2%      90.3%      92.8%      92.9%      92.7%       89.9%

Yield Maintenance          0.0        0.0        1.7        3.2        4.6        7.0        7.2        7.1        5.9         6.3

Percentage Premium

  5.00%                    0.0        1.2        0.0        0.0        0.0        0.0        0.0        0.0        0.0         0.0

  4.00                     0.0        0.0        1.2        0.0        0.0        0.0        0.0        0.0        0.0         0.0

  3.00                     0.0        0.0        0.0        1.2        0.0        0.0        0.0        0.0        0.0         0.0

  2.00                     0.0        0.0        0.0        0.0        1.2        0.0        0.0        0.0        0.0         0.0

  1.00                     0.0        0.0        0.0        0.0        0.0        1.2        0.0        0.0        0.0         0.0

Open                       0.0        0.0        0.0        0.0        0.0        1.5        0.0        0.0        1.4         3.8
-----------------------------------------------------------------------------------------------------------------------------------

TOTALS                     100%       100%       100%       100%       100%       100%       100%       100%       100%        100%

Mortgage Pool
  Balance
  ($millions)           $612.7      $607.6     $601.9     $595.7     $589.0     $581.9     $558.4     $550.2     $530.4     $486.6

% of Initial Pool
  Balance                100.0%      99.2%      98.2%      97.2%      96.1%      95.0%      91.1%      89.8%      86.6%       79.4%



                      120 MO.     132 MO.
     PREPAYMENT        NOV.        NOV.
    RESTRICTIONS       2009        2010
--------------------  -------     -------
Locked Out and/or
  Defeasance           100.0%       100.0%

Yield Maintenance        0.0          0.0

Percentage Premium

  5.00%                  0.0          0.0

  4.00                   0.0          0.0

  3.00                   0.0          0.0

  2.00                   0.0          0.0

  1.00                   0.0          0.0

Open                     0.0          0.0
--------------------

TOTALS                   100%         100%

Mortgage Pool
  Balance
  ($millions)         $  7.1      $   6.9

% of Initial Pool
  Balance                1.2%         1.1%

THE MORTGAGE LOAN SELLERS

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement"). Each Mortgage Loan Seller acquired or originated the Mortgage Loans as described above under "--General." The ORECM Mortgage Loans to be sold to the Depositor will not include the right to receive a portion of the interest due on such Mortgage Loans equal to the respective Master Servicing Fee set forth in Annex A hereto (the "Retained Interest") for such Mortgage Loans. ORECM will be entitled to receive the Retained Interest whether or not it remains as Master Servicer with respect to the ORECM Mortgage Loans. See "RISK FACTORS--Servicing Transfer Risks" and "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" herein.

MERRILL LYNCH MORTGAGE CAPITAL INC.'S UNDERWRITING STANDARDS

     General. Thirty-Four (34) Mortgage Loans, representing approximately 34.44% of the Initial Pool Balance, were originated by Merrill Lynch Mortgage Capital Inc. ("MLMC") directly, three Mortgage Loans, representing approximately 7.00% of the Initial Pool Balance, were originated or purchased by The Chase Manhattan Bank ("Chase"), a third-party originator not affiliated with MLMC, and subsequently purchased by MLMC and one Mortgage Loan, representing approximately 4.26% of the Initial Pool Balance, was originated or purchased by WMF Capital Corp. ("WMF"), a third party originator not affiliated with MLMC, and subsequently purchased by MLMC. The Mortgage Loans originated by MLMC were generally underwritten to MLMC guidelines. In addition, MLMC applied its general guidelines to its acquisition of the Mortgage Loans purchased from WMF and Chase; provided, however, that MLMC generally relied on information provided to it by WMF or Chase, without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined by MLMC not to adversely affect the value of such Mortgage Loans in any material respect.

     Cash Flow Analysis. Generally, MLMC reviews operating statements and rent rolls provided by the borrower as well as industry data and independent appraisals. MLMC also generally reconciles lease summaries and estoppels to rent rolls and makes adjustments in order to determine the DSCR. DSCRs are used by MLMC to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, DSCRs only measure the current, or recent, ability of a property to service mortgage debt. See "--Underwritten Net Cash Flow" above.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, MLMC obtains a current narrative appraisal prepared by an MAI appraiser which must be prepared in accordance with the Uniform Standards of Professional Appraisal Practice and FIRREA. See "--Assessments of Property Condition--Appraisals" above. MLMC determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     DSCR and LTV Ratio. MLMC's underwriting standards generally require, for all mortgage loans, minimum DSCR and maximum LTV ratios for various indicated property types. MLMC's DSCR guidelines are calculated based on the Underwritten Net Cash Flow at the time of origination and MLMC's LTV Ratio guidelines are based upon appraisals obtained in connection with the origination of the related mortgage loan. Therefore, the DSCR and LTV Ratio for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the ratios calculated at the time of origination. Certain Mortgage Loans may deviate from MLMC's underwriting guidelines.

     Evaluation of Borrower. MLMC evaluates the borrower and its principals with respect to financial capacity to meet obligations, credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. In addition, in general, each borrower for mortgage loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and MLMC reviews the organizational documents of the borrower to verify compliance with this requirement. Finally, although mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals thereof are generally required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous materials requirements and unauthorized transfer of title to the property.

     Tax and Insurance Reserves. Generally, the borrowers are required to make an initial deposit and monthly deposits into a tax and insurance reserve account for payment of real estate taxes and insurance premiums in connection with the mortgaged property.

     Replacement Reserves. MLMC requires that capital reserves be deducted as an expense in the determination of net cash flow. Generally, these amounts are the greater of the amount determined to be needed by the physical assessment report preparer or the minimum amount required under MLMC's underwriting guidelines. Additionally, generally, an initial deposit and monthly replacement reserves are collected for use by the borrower throughout the term of the loan to maintain the mortgaged property.

     Property Inspection. MLMC causes a site inspection to be performed on each mortgaged property in connection with the origination of the related mortgage loan to assess its general condition. Generally, the site inspections are done by the MLMC underwriter. See "--Assessments of Property Condition--Property Inspection" above.

     Environmental Assessments. MLMC generally obtains a "Phase I" environmental site assessment meeting American Society for Testing and Materials (ASTM ESA-Standard E 1527-97) with respect to each mortgaged property in connection with the origination of the related mortgage loan. Furthermore, MLMC generally obtains a desktop review of the "Phase I" site assessment from another environmental firm to (1) verify that the MLMC scope of work was followed and
(2) verify that the conclusions are appropriate. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, MLMC determines whether the necessary remediation or testing was being undertaken in a satisfactory manner or that such remediation or testing would be adequately addressed post-closing. In most instances, MLMC requires that reserves be established to cover the estimated cost of such remediation, monitoring or testing. Generally, with respect to such mortgaged properties, the related borrowers would be required to deposit with the lender or its designee at the origination of the related mortgage loans an amount ranging from 125% to 200% of the licensed inspector's estimated cost of the recommended action. See "Assessments of Property Condition--Environmental Site Assessments" above.

     Engineering Assessments. MLMC causes a licensed engineer or architect to inspect the related mortgaged property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the related properties. Unless the cost is de minimis and can be paid through property cash flow, the related borrowers generally deposited with the lender or its designee at the origination of the related mortgage loans an amount equal to approximately 125% of the independent consultant's estimated cost of any material recommended repairs, corrections or replacements not completed by closing, to assure their completion. See "Assessment of Property Condition--Property Condition Assessments" above.

     Earthquake Analyses. An architectural or engineering consultant performs an analysis on each of the mortgaged properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. The probable maximum loss is calculated using a return period of not less than 475 years, a window of 50 years and a 10% probability of exceedance. If the resulting reports conclude that in the event of an earthquake, the probable maximum loss to mortgaged property would exceed 20% of the amount of the estimated replacement cost of its improvements, earthquake insurance on such mortgaged properties was obtained.

     Title Insurance Policy. The borrower is required to provide, and MLMC or its counsel reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association ("ALTA") or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property.

     Property Insurance. The borrower is required to provide, and an insurance consultant reviews, certificates evidencing required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage;
(2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance requirements apply, flood insurance; and (5) such other coverage as MLMC may require based on the specific characteristics of the mortgaged property.

PAINE WEBBER REAL ESTATE SECURITIES INC.'S UNDERWRITING STANDARDS

     General. Twenty-two (22) Mortgage Loans, representing approximately 17.13% of the Initial Pool Balance, were originated by PW Real Estate Investments Inc ("PWREI") and 14 Mortgage Loans sold to the Depositor by PWRES, representing approximately 10.64% of the Initial Pool Balance, were originated by seven third-party originators, none of which is affiliated with PWRES. The Mortgage Loans originated by PWREI and such third-party originators and sold by PWRES to the Depositor were generally underwritten to PWRES guidelines as set forth below. In some instances, one or more provisions of the underwriting guidelines were waived or modified where it was determined by PWRES not to adversely affect such Mortgage Loans in any material respect.

     PWRES' underwriting process for mortgage loans incorporates an evaluation of the borrower a property financial analysis, a physical condition review, loan-to-value and debt service coverage tests and escrow requirements.

     Evaluation of Borrower. PWRES evaluates the borrower and its principals with respect to financial capacity to meet obligations, credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's and principals' financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the principals as to prior real estate experience. In addition, in general, each borrower for mortgage loans is required to be organized as a single-purpose, bankruptcy-remote entity, and PWRES reviews the organizational documents of the borrower to verify compliance with this requirement. Finally, although mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous materials requirements and unauthorized transfer of title to the property.

     Financial Analysis. In underwriting a mortgage loan, PWRES examines borrower-provided property financial statements and rent rolls. Additionally, property operating history, industry data regarding the local real estate market and an independent appraisal are reviewed. The underwriting of certain Mortgage Loans may vary from the PWRES underwriting guidelines, with respect to items such as (i) debt service coverage ratios; (ii) property vacancy, which PWRES Underwriting Guidelines recommends to be generally the greater of actual property vacancy or market vacancy, but in no case less than 5%; (iii) replacement reserves, which PWRES Underwriting Guidelines recommends to be the greater of the amount determined by an independent third party engineer or the minimum amount recommended by PWRES' Underwriting Guidelines. Such minimum reserves include $250 per unit for multi-family loans, $50 per pad for mobile home park loans, and a range of $0.10 to $0.15 per square foot for office, industrial and retail properties; (iv) management fees which PWRES Underwriting Guidelines recommends to range from 2% to 5% of underwritten effective gross income. and (v) operating expenses, assuming that operating expenses with respect to the Mortgaged Property are derived from actual historical operating expenses disclosed by the borrower and/or expense levels based upon published industry statistics for comparable properties.

     Physical Condition Review. An engineering study and an environmental review are prepared by qualified consultants as described in "--Assessment of Property Condition" above.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, PWRES obtains a current appraisal prepared by an MAI appraiser which must be prepared in accordance with the Uniform Standards of Professional Appraisal Practice and FIRREA. See "--Assessments of Property Condition--Appraisals" above. PWRES determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal. For each loan PWRES Underwriting Guidelines are that, the loan-to-value ratio does not exceed 80% of the values set forth in the appraisal.

     Escrow Requirements. For substantially all mortgage loans sold by PWRES to the Depositor, the related borrowers are required to fund various escrows for taxes, insurance, capital reserves and replacement reserves. Generally, the required escrows are as follows:

          o TAXES--typically an initial deposit at closing and monthly escrow deposits equal to 1/12th of annual amount due are required such that the amount in the escrow will be sufficient to pay the full amount of taxes when due.

          o INSURANCE--typically an initial deposit at closing and monthly escrow deposits equal to 1/12th of annual amounts due are required such that the amount in the escrow will be sufficient to pay the full amount of the insurance premium when due..

          o CAPITAL RESERVES--Capital reserves for deferred maintenance and environmental matters are typically based on third party reports and are generally deposited upon the funding of the mortgage loan in an amount equal to at least 125% of the estimated cost of identified required repairs or replacements.

          o REPLACEMENT RESERVES--These accounts, which are generally required, are typically established at the greater of the amount determined by an independent third-party engineer, based upon an on-site analysis, or the minimum amount required under PWRES' Underwriting Guidelines.

ORIX REAL ESTATE CAPITAL MARKETS, LLC'S UNDERWRITING STANDARDS

     General. Thirty-four (34) Mortgage Loans, representing approximately 26.54% of the Initial Pool Balance, were directly originated by ORIX Real Estate Capital Markets, LLC ("ORECM") (formerly known as Banc One Mortgage Capital Markets, LLC), and were generally underwritten to ORECM guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined by ORECM not to adversely affect the value of such Mortgage Loans in any material respect.

     Cash Flow Analysis. ORECM reviews operating statements and rent rolls provided by the borrower and makes adjustments in order to determine the DSCR. DSCRs are used by ORECM to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to
(b) required debt service payments. However, DSCRs only measure the current, or recent, ability of a property to service mortgage debt. See "--Underwritten Net Cash Flow" above.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, ORECM obtains a current full narrative appraisal conforming to the requirements of FIRREA and the Uniform Standards of Professional Appraisal Practices. See "--Assessments of Property Condition--Appraisals" above. ORECM determines the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

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     DSCR and LTV Ratio.  ORECM's underwriting standards generally require, for all mortgage loans, minimum DSCR and maximum LTV ratios for various indicated property types. ORECM's DSCR guidelines are calculated based on the Underwritten Net Cash Flow at the time of origination, and ORECM's LTV Ratio guidelines are based upon appraisals obtained in connection with the origination of the related mortgage loan. Therefore, the DSCR and LTV Ratio for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the ratios calculated at the time of origination. Certain Mortgage Loans may deviate from ORECM's guidelines.

     Evaluation of Borrower. ORECM evaluates the borrower and its principals with respect to financial capacity to meet obligations, credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. In addition, in general, each borrower for mortgage loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and ORECM reviews the organizational documents of the borrower to verify compliance with this requirement. Finally, although Mortgage Loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous materials requirements and unauthorized transfer of title to the property.

     Property Inspection. ORECM performs a site inspection on each Mortgaged Property in connection with the origination of the related Mortgage Loan to assess its general condition. See "--Assessments of Property Condition--Property Inspection" above.

     Environmental Assessments. ORECM obtains a "Phase I" environmental site assessment meeting American Society for Testing and Materials (ASTM ESA-Standard E 1527-97) with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, ORECM determines whether the necessary remediation or testing has been undertaken in a satisfactory manner or whether such remediation or testing can be adequately addressed post-closing. In some instances, ORECM requires that reserves be established to cover the estimated cost of such remediation. Generally, with respect to such mortgaged properties, the related borrowers would be required to deposit with the lender or its designee at the origination of the related mortgage loans an amount equal to approximately 125% of the licensed inspector's estimated cost of the recommended action. In other instances, ORECM may allow borrowers to purchase a secured creditor environmental insurance policy in lieu of environmental escrows provided: (i) the policy premium is fully paid at Closing, (ii) the term of the policy extends at least five (5) years beyond the term of the loan, (iii) at issuance, the issuer has a claims paying ability of not less than "AA" by S&P or, if not rated by S&P, such comparable rating by another nationally recognized statistical rating agency, and (iv) the policy is in an amount not less than the full principal amount of the loan. See "Assessments of Property Condition-- Environmental Site Assessments" above.

     Engineering Assessments. ORECM causes a licensed engineer or architect to inspect the related mortgaged property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the related properties. The related borrowers generally deposited with the lender or its designee at the origination of the related mortgage loans an amount equal to approximately 125% of the licensed engineer's or architect's estimated cost of any material recommended repairs, corrections or replacements not completed by closing, to assure their completion. See "Assessment of Property Condition--Property Condition Assessments" above.

     Escrow Requirements. ORECM generally requires borrowers to fund various escrows for taxes, insurance, capital reserves, replacement reserves, and (if necessary) environmental remediation.

     Title Insurance Policy. The borrower is required to provide, and ORECM or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following

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requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association ("ALTA") or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and
(e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property in cases where a survey has been required.

     Property Insurance. The borrower is required to provide, and ORECM and its insurance consultants review, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage;
(2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if improvements to the Mortgaged Property are located in a special flood hazard area where mandatory flood insurance requirements apply, flood insurance; and (5) such other coverage as ORECM may require based on the specific characteristics of the Mortgaged Property.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee on behalf of the Trust Fund for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with an original or a copy of any intervening assignments of any such assignments of leases, in each case with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements in the possession of the applicable Mortgage Loan Seller; and (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the related Mortgage Loan Seller in the relevant jurisdiction.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to
(1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and
(iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the

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date of substitution (the "Substitution Shortfall Amount"); provided, that such
Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure, has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period, and such defect does not relate to any Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions. The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller will be solely responsible for such repurchase or substitution obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require that each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph be promptly (and in any event within 45 days after the later of the delivery of a complete Mortgage File or the Closing Date) submitted for recording or filing in the appropriate public office for real property records or UCC financing statement records.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement;
(viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File;
(ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code (the "Code");
(xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or, with respect to S&P only, qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; (xiv) has a date of origination which is the same as or later than the Cut-Off Date; (xv) has been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the Initial Pool Balance (provided, however, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer); and
(xvi) has not been previously rejected by the Controlling Class Representative pursuant to clause (xv) above. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) will be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above will be determined on a weighted average basis.

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REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the Mortgage Loan Sellers will represent and warrant with respect to each related Mortgage Loan (subject to certain exceptions specified in the related Mortgage Loan Purchase Agreement), as of the date specified below, or if no such date is specified, the Cut-Off Date, that (among other things):

          1. Immediately prior to the sale of the Mortgage Loan to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of each Mortgage Loan, and the assignment validly transferred its ownership of the Mortgage Loan, free and clear of any and all liens, pledges and other encumbrances (other than such Mortgage Loan Seller's obligation to repurchase defective Mortgage Loans), subject to certain permitted exceptions set forth in the applicable Mortgage Loan Purchase Agreement.

          2. No monthly payment of principal of or interest on any Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-Off Date for such Mortgage Loan, no monthly payment of or interest on such Mortgage Loan is 30 days or more delinquent.

          3. To the applicable Mortgage Loan Seller's knowledge, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, and to such Mortgage Loan Seller's knowledge, there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration.

          4. Since origination, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded, with the exception of any modification, alteration, satisfaction, cancellation, subordination or rescission specifically disclosed in a written instrument that (A) was entered into prior to the Cut-Off Date, (B) has been recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage and related Security Agreements, if any, and (C) is being delivered to the Trustee or Custodian as part of the related Mortgage File. No material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage. The related Mortgage contains no terms which provide for or require release of any portion of the related Mortgaged Property from the lien of the Mortgage in any manner which materially and adversely affects the adequacy of the security provided by the Mortgaged Property.

          5. The Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a "qualified mortgage" or any substantially similar successor provision) and any and all Percentage Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

          6. The Mortgage Loan requires the related Mortgagor to provide annual operating statements, rent rolls, and other information that the holder of the Mortgage Loan may reasonably request in connection with the related Mortgagor and the related Mortgaged Property.

          7. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and each Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related Mortgagor. No advance of funds has been made by any Mortgage Loan Seller, any affiliate or any third party originator to the related Mortgagor (other than mezzanine debt) and no funds have been received from or on behalf of any person other than the related Mortgagor for, or on account of, payments due on the Mortgage Loan.

          8. Other than the ARD Loans, which may have negative amortization from and after their respective Anticipated Repayment Dates, the Mortgage Loan does not provide for a shared appreciation or equity participation feature, any other contingent or additional interest feature or the negative amortization of interest.

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          9.  The Mortgage Loan is a whole loan. No Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor other than contributions made on or prior to the closing date.

          10. Each related Mortgage Note, Mortgage, Assignment of Leases (if any), and other agreement executed in connection with each Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          11. Unless the related Mortgaged Property is owner occupied, the Mortgage File for such Mortgage Loan contains an Assignment of Leases, either as a separate instrument or incorporated into the related Mortgage, which creates in favor of the holder thereof a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property. Each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor (or the Trustee as its assignee) and any related reassignment of assignment of leases, if any, or assignment of any other agreement executed in connection with each Mortgage Loan, from the Mortgage Loan Seller to the Depositor (or the Trustee as its assignee) constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller to the Depositor (or the Trustee as its assignee) except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          12. The Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to certain permitted liens, covenants, easements and other restrictions, as described in the applicable Mortgage Loan Purchase Agreement.

          13. The related Mortgage contains customary and enforceable (subject to bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally or by general principles of equity) provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally or by general principles of equity).

          14. As of the date of origination of each Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, as of the Cut-Off Date, each related Mortgagor was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations were valid and in full force and effect.

          15. The Mortgage Rate (exclusive of any excess interest on an ARD Loan after the related Anticipated Repayment Date and any Default Interest, late charges, Percentage Premiums and Yield Maintenance Charges) of each Mortgage Loan compiled as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to each Mortgage Loan have been complied with as of the date of origination of each Mortgage Loan.

          16. Each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold (other than transfers for estate planning purposes and other purposes where no change of control occurs) or encumbered in connection with subordinate financing (other than certain indebtedness described in the applicable Mortgage Loan

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     Purchase Agreement) and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan.

          17. All amounts required to have been deposited by each Mortgagor under each Mortgage Loan Documents have been deposited. All of the Mortgage Loan Seller's interest in these amounts will be conveyed to the trust. All requirements for escrows are memorialized in one or more written agreements that are contained within the Mortgage File for such Mortgage Loan.

          18. To each Mortgage Loan Seller's knowledge, based upon a site inspection conducted in connection with the origination of the Mortgage Loan and a review of the related engineering report, each related Mortgaged Property is free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan; no Mortgage Loan Seller has received actual notice of (A) any proceeding pending for the total or partial condemnation of such Mortgaged Property or (B) any damage to such Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

          19. There are no delinquent taxes, ground rents, insurance premiums or assessments (including, without limitation, assessments payable in future installments or other similar outstanding charges, water charges or sewer rents) affecting the Mortgaged Property or such amounts, if existing and in dispute, have been escrowed or covered by a letter of credit. For purposes of this representation, an obligation shall become "delinquent" on the date on which both of the following conditions are satisfied: (A) interest and/or penalties are due with respect to the unpaid amount and
     (B) enforcement action can be taken by the related taxing authorities.

          20. The improvements located on or forming part of each Mortgaged Property materially comply with applicable zoning and building laws, ordinances and regulations, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property.

          21. Each Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months.

          22. The lien of each related Mortgage is a first priority lien on the fee or leasehold interest of the related Mortgagor in the original principal amount of the related Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) and is insured by an ALTA lender's title insurance policy or its equivalent (or a binding commitment therefor), insuring each Mortgage Loan Seller, its successors and assigns in the original principal amount of the Mortgage Loan after all advances of principal have been paid, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exclusions and exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Mortgagor's ability to pay its obligations when they become due or the value of the Mortgaged Property. The premium for such policy was paid in full; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the applicable Mortgage Loan Purchase Agreement; no claims have been made under such policy and no Mortgage Loan Seller has undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy.

          23. A Phase I environmental report, and with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of

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     hazardous material or, if any material non-compliance or material existence of hazardous materials was indicated in any such report (i) the remedial action recommended to be taken in the report has been or is being taken, including implementation of an operations and maintenance program,
     (ii) funds sufficient to cover any recommended remedial action have been escrowed by the related Mortgagor and held by the Mortgage Loan Seller under the related Mortgage, or (iii) the related Mortgaged Property is insured under a policy of insurance subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstance or condition. To the best of each Mortgage Loan Seller's knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards other than as disclosed in such environmental reports, and to the best of each Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except as indicated in certain environmental reports or other documents previously provided to the Rating Agencies; no Mortgage Loan Seller has taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Mortgagor represents and warrants in the related Mortgage Loan documents that except as set forth in certain environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. Each Mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold each Mortgage Loan Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the Mortgagor in connection with such Mortgage Loan.

          24. The Mortgage Loan requires that the Mortgaged Property be covered by the following insurance policies naming the Mortgagee and its successors and assigns as additional insured, in an amount at least equal to the lesser of the value of the replacement cost of the related Mortgaged Property or the principal balance of the related Mortgage Loan, and sufficient to avoid the operation of any co-insurance provisions: (A) fire and extended perils (included within the classification "All Risk of Physical Loss"), (B) 12 months of business interruption or rental loss insurance, (C) flood insurance if, based solely on a flood zone certification or a survey of the related Mortgaged Property, the property improvements are located in a 100-year flood plain, or if any portion of the improvements on the Mortgaged Property is located in a federally designated flood area "A" and (D) comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties. All premiums on such insurance policies required to be paid as of the Cut-Off Date have been paid; such insurance policies may not be terminated or cancelled without 30 days prior written notice to the insured (for defaults other than non-payment, for which there is a minimum of 10 days written notice of cancellation) and no such notice has been received by the insured. The insurance provider of each such insurance policy has an A.M. Best's rating of at least "A:X" or a claims paying ability rating of at least "A" from S&P or its equivalent. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor.

          25. The Mortgage Loan is directly secured by a Mortgage on a commercial, industrial, self storage, hospitality, mobile home park or multifamily residential property, and either (A) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (B) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under
     Section 1001 of the Code at a time when the Mortgage Loan

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     was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (I) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (1) and (2) shall be made on an aggregate basis) and (II) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (B)(1) and (B)(2) shall be made on an aggregate basis.

          26. An appraisal was performed and signed by a qualified appraiser, who, to the best of the applicable Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

     In the case of a breach of any of the foregoing representations and warranties or any other representations and warranties contained in the related Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that such Seller will generally have an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing substitution or repurchase or cure obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Sellers will be the sole warranting parties in respect of the Mortgage Loans sold by such Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of any Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of such Mortgage Loans may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

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                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See "Description of the Agreements" in the Prospectus.

     Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible. The Master Servicer will initially perform primary servicing for all of the Mortgage Loans except for three of the Mortgage Loans (7.0%).

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trust Fund for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be,
(i) services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, commercial, multifamily and manufactured housing mortgage lenders servicing their own mortgage loans or (ii) services and administers commercial, multifamily and manufactured housing mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher, and with a view to the maximization of timely recovery of principal and interest on a present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust Fund and the Certificateholders, notwithstanding:
(A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, any Mortgage Loan Seller (including, without limitation, any Mortgage Loan Seller's repurchase obligation) or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction and (E) owning or managing any other mortgage loans or mortgaged properties for third parties (the foregoing, collectively referred to as the "Servicing Standard"). Each of the Master Servicer and Special Servicer has full power and authority, acting alone, to do or cause to be done any and all things in connection with the servicing and administration of the Mortgage Loans which it may deem necessary or desirable, subject only to the Servicing Standard and the terms of the Pooling and Servicing Agreement and the respective Mortgage Loans.

     Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform certain of the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each, as defined herein).

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

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing of the entire Mortgage Pool. With respect to any Mortgage Loan (each a "Specially Serviced Mortgage Loan"):

          (i) as to which a payment default has occurred at its Maturity Date (or, with respect to a Monthly Payment which is a Balloon Payment, as to which the Balloon Payment is over 30 days past due), or, if the Stated Maturity Date has been extended, at its extended maturity,

          (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent,

          (iii) as to which the Master Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related borrower within 60 days,

          (iv) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a petition seeking such a proceeding (provided that if such appointment, decree or order is dismissed, or such consent revoked within 60 days after filing of the petition such Mortgage Loan shall no longer be considered a Specially Serviced Mortgage Loan), or the related borrower has admitted in writing its inability to pay its debts generally as they become due,

          (v) as to which the Master Servicer or Special Servicer shall have received actual notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, or

          (vi) as to which a default has occurred, of which the Master Servicer has actual notice (other than a failure by the related borrower to pay principal or interest), which materially and adversely affects the interests of the Certificateholders and which remains unremediated for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days),

     The Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans". The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes current and remains current for three consecutive monthly payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Controlling Class Representative (as defined below), the Trustee and the Rating Agencies. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all of the Certificateholders. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such

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

disapproval. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the all of the Certificateholders.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and the Special Servicer, respectively, and neither of the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

     ORIX Real Estate Capital Markets, LLC ("ORECM") or an affiliate thereof will act as the master servicer (the "Master Servicer") pursuant to the Pooling and Servicing Agreement. ORECM is a Delaware limited liability company. ORECM manages a servicing portfolio of commercial and multifamily loans encompassing 10,874 assets with an aggregate principal balance, as of June 30, 1999, of approximately $28.5 billion, the collateral for which is located in 50 states, Puerto Rico, the District of Columbia, Canada, the Dominican Republic and the Virgin Islands. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201. The Master Servicer will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents to directly service certain of the Mortgage Loans as long as they are not Specially Serviced Mortgage Loans, as defined above under "--General", the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer's principal offices are located at 1717 Main Street, Dallas, Texas 75201.

THE SPECIAL SERVICER

     ORECM or an affiliate thereof is expected to act as the special servicer (the "Special Servicer") pursuant to the Pooling and Servicing Agreement. As of June 30, 1999, ORECM served as the named Special Servicer on 63 securitized transactions encompassing 18,039 loans, with an aggregate principal balance of approximately $46.1 billion. For further information about ORECM, please see "--The Master Servicer" above.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates (the "Majority Subordinate Certificateholder") to replace the Special Servicer or any successor and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, provided, that if the Majority Subordinate Certificateholder is or includes the Special Servicer, as applicable, the Majority Subordinate Certificateholder shall not re-appoint such Special Servicer which has resigned or otherwise ceased to serve as Special Servicer. See "--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or if no Classes of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any replacement of the Special Servicer by the Controlling Class of Sequential Pay Certificates will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a downgrade, withdrawal or, with respect to S&P only, qualification of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The primary compensation to be paid to the Master Servicer in respect of its servicing activities (including fees to be paid to any sub-servicer) will be the Master Servicing Fee (together with the Special Servicing Fee, the "Servicing Fees"). The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or as otherwise described herein, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the Stated Principal Balance of and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The weighted average Master Servicing Fee Rate as of the Cut-Off Date will be 0.06071%. ORECM will be entitled to receive such Master Servicing Fee on the ORECM Mortgage Loans as the Retained Interest following the resignation or termination of ORECM as Master Servicer. See "RISK FACTORS--Servicing Transfer Risks" and "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Sellers" herein.

     In addition to the Master Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (i) Prepayment Interest Excesses, to the extent not used to off-set Prepayment Interest Shortfalls, and (ii) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, all interest accrued on escrow balances to the extent not payable to the borrower, modification fees, assumption fees, assumption application fees, default interest, late charges (except to the extent such default interest or late charges are applied to offset interest accrued on Advances with respect to the related Mortgage Loan), exit fees and repayment fees collected from borrowers on the related Mortgage Loans and (iii) interest and other income on funds held in the Certificate Account.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in a Collection Period, the amount of interest (net of the related Servicing Fees and Trustee Fees) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and Trustee Fees and without regard to any Prepayment Premium actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees and the Trustee Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fee and the Trustee Fee and without regard to any Prepayment Premium actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period with respect to Mortgage Loans other than Specially Serviced Mortgage Loans but only up to the sum of its aggregate Master Servicing Fee for the related Collection Period and Prepayment Interest Excesses. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     As and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it and each of the Master Servicer and the Special Servicer will be entitled to interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound monthly and will be paid contemporaneously with the reimbursement of the related P&I Advance or servicing expense, first from default interest and late charges and then from general collections on the Mortgage Loans then on deposit in the Certificate Account.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and, under the circumstances described herein, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the Stated Principal Balance of and for the same period respecting which any related interest payment on the Specially Serviced Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such Mortgage Loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which Workout Fee generally will be in an amount equal to 1% of all amounts received in respect thereof and allocable as a recovery of interest (other than Additional Interest and default interest) and principal. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated by the Controlling Class Representative (other than for cause, and only if such Controlling Class Representative is not an affiliate of the Master Servicer), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan other than a Corrected Mortgage Loan as to which the Special Servicer obtains a full or partial payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds (as defined in the Prospectus). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the Liquidation Proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase within the 90-day cure period of any Mortgage Loan by any Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Master Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest.

     The Special Servicer will be entitled to additional servicing compensation in the form of all assumption fees, modification fees and extension fees on or with respect to Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on Advances.

     Neither the Master Servicer or the Special Servicer shall be entitled to receive Additional Interest with respect to any ARD Loan.

     The Pooling and Servicing Agreement will provide that each of the Master Servicer and the Special Servicer will comply with the provisions of the Code and the Treasury Regulations thereunder relating to REMICs.

     Each of the Master Servicer and the Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and the Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE

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CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--
Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer or the Master Servicer, as applicable, to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly contemplated by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer or the Master Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium,
(ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, and/or (iv) accept a principal prepayment during any Lockout Period; provided, that, in accordance with the Servicing Standard, (x) the related borrower is in default with respect to such Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis and
(z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any of the REMICs created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease, including renewal options. Unless the Special Special Servicer determines, in its good faith judgment, that such extension or deferral would increase the recovery to Certificateholders on a net present value basis, the Special Servicer will not (i) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), or (ii) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Master Servicer and Special Servicer, as applicable, will not be required to seek the consent of any Certificateholder or obtain an opinion of counsel in order to approve certain routine modifications, waivers or amendments of the Mortgage Loan documents, including: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements;
(ii) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the Mortgage Loan documents expressly require the mortgagee

                                      S-75

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thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents); (iii) grants of easements that do not materially affect the use, value or operation of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; and (iv) other modifications, waivers or amendments, subject to the provisions of the Pooling and Servicing Agreement, which the Master Servicer or Special Servicer, as applicable, determines, in accordance with the servicing standard described under "General" above; provided, that the Master Servicer or Special Servicer, as applicable, has determined that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not result in a tax being imposed on the Trust Fund or cause any of the REMICs created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding, (y) agreeing to such modification, waiver or amendment would be consistent with the servicing standard described under "General" above, and (z) agreeing to such modification waiver or amendment will not violate the terms, provisions or limitations of the Pooling and Servicing Agreement or any other Mortgage Loan document. To the extent permitted by the Pooling and Servicing Agreement, the Special Servicer may waive any due-on-sale or due-on-encumbrance clause with respect to a Specially Serviced Mortgage Loan, and the Master Servicer may waive any due-on-sale or due-on-encumbrance clause with respect to a Mortgage Loan which is not a Specially Serviced Mortgage Loan.

     The Special Servicer or the Master Servicer, as applicable, will be required to notify the Trustee, the Rating Agencies and, in the case of the Special Servicer, the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business days, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a monetary term of a Specially Serviced Mortgage Loan other than a modification consisting of the extension of the maturity date of a Specially Serviced Mortgage Loan for one year or less;

          (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

          (v) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan, except as otherwise required under the Mortgage Loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

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          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Specially Serviced Mortgage Loan; and

          (viii) any acceptance of a discounted pay-off.

     In addition, the Controlling Class Representative may direct the Special Servicer to take or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the provision in the Code relating to REMICs, including the Special Servicer's obligation to act in accordance with the Servicing Standard, expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the exercise of its rights or by reason of reckless disregard in the exercise of its rights. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict and that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted solely in the interests of the Controlling Class and that the Controlling Class Representative will have no liability whatsoever for having so acted.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trust Fund for the benefit of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the taxable year in which the Trust Fund acquires such property will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of
Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under
Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will perform (at its own expense), or will cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a scheduled principal balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2000; provided, however, that if the Master Servicer has a reasonable basis to believe that (i) the DSCR with respect to any Mortgage Loan has decreased by 25% or more from the DSCR as of the Cut-Off Date or (ii) the DSCR with respect to any Mortgaged Property has decreased to 1.05x or less, the Master Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter if no inspection has been performed in the last
6 months (the reasonable cost of which inspection shall be at the expense of the Trust Fund); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter if no inspection has been performed in the last 6 months (the reasonable cost of which inspection shall be at the expense of the Trust Fund); provided, further, however, as soon as practical after the Master Servicer transfers its servicing responsibilities to the Special Servicer with respect to a Specially Serviced Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property if no inspection has been performed in the last 6 months (the reasonable cost of which shall be at the expense of the Trust Fund). The Special Servicer or the Master Servicer, as applicable, will prepare a written report of each such inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed thereon. The Master Servicer and the Special Servicer will deliver a copy of each such report prepared by the Master Servicer and Special Servicer to each other, each Rating Agency and the Trustee. The Special Servicer will have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer. The Special Servicer may, upon notice to the Master Servicer, perform or cause to be performed (at its own expense) the inspections otherwise required to be performed by the Master Servicer under certain circumstances specified in the Pooling and Servicing Agreement.

     With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer or the Master Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. There can be no assurance that any operating statements required to be delivered under the Mortgages will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders; Available Information" herein.

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                                      S-79

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor's Mortgage Pass Through Certificates, Series 1999-C1 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 1999, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans.

     The Certificates will consist of the following classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Sequential Pay Certificates"); (ii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iii) one or more classes of REMIC residual certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class IO Certificates (collectively, the "Offered Certificates") are offered hereby. The Class G, Class H, Class J, Class K and REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Offered Certificate will be issued in denominations of not less than $1,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

     DTC management is aware that some computer applications and systems for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contracting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, either Underwriter, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" and "RISK FACTORS--Book-Entry Registration of Certificates Affects Ownership of Certificates and Receipt of Payment" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances, representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

              CLASS OF CERTIFICATE                  INITIAL CERTIFICATE BALANCE    PERCENT OF INITIAL POOL BALANCE
-------------------------------------------------   ---------------------------    -------------------------------
Class A-1........................................          $ 100,000,000                        16.32%
Class A-2........................................          $ 350,354,000                        57.18%
Class B..........................................          $  33,700,000                         5.50%
Class C..........................................          $  27,573,000                         4.50%
Class D..........................................          $   9,191,000                         1.50%
Class E..........................................          $  21,446,000                         3.50%
Class F..........................................          $   7,659,000                         1.25%
Class G..........................................          $  26,041,000                         4.25%
Class H..........................................          $  19,913,000                         3.25%
Class J..........................................          $   3,064,000                         0.50%
Class K..........................................          $  13,786,762                         2.25%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses that are allocated to such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

     The Class IO Certificates will not have a principal balance, but will represent the right to receive distributions of interest accrued on the respective notional amount of each of its 11 components (each a "Component"), as described herein. Each such Component will relate to each separate Class of Sequential Pay Certificates with the same Class designation. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Sequential Pay Certificates immediately prior to such Distribution Date. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates.

     None of the REMIC Residual Certificates will have a Certificate Balance.

PASS-THROUGH RATES

     For each Distribution Date, each Class of Sequential Pay Certificates will earn interest at the rate set forth in the table at the beginning of the Summary subject to the limitation, if any, described in the applicable footnote to such table (the "Pass-Through Rate").

     The Class IO Certificates will receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. Each Component will accrue interest at its applicable Pass-Through Rate on its related notional amount. The Pass-Through Rate applicable to each of the Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate applicable to the corresponding Class of Certificates for such Distribution Date (but not less than zero).

     The REMIC Residual Certificates will not bear interest, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the Administrative Cost Rate (as defined herein) for such Mortgage Loan; provided, that since each Mortgage Loan accrues interest on an actual/360 basis, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate referred to in clause (x) and the Administrative Cost Rate will, to the extent appropriate, be adjusted to compensate for months which have more or less than 30 days. With respect to certain Mortgage Loans, interest may be transferred from certain accrual periods with 31 days to the February accrual period for distribution on the following Distribution Date and the Mortgage Rate and Administrative Cost Rate of such Mortgage Loans will not be adjusted for such accrual periods with 31 days or for the February accrual period that follows. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and generally will equal the Cut-Off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the immediately preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of the Available Distribution Amount, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing December 15, 1999 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (the "Record Date") and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided written wiring instructions to the Trustee no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated, pro rata, among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following, without duplication:

              (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

              (ii) any Prepayment Premiums;

             (iii) Additional Interest and default interest; and

              (iv) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including, without limitation, any Servicing Fees and Trustee Fees and any Additional Trust Fund Expenses;

          (b) all P&I Advances made by the Master Servicer or the Trustee, as successor servicer, with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Additional Interest will be distributed to the REMIC Residual Certificates to the extent not applied to payment of certain shortfalls that would otherwise be allocated to any other Class in accordance with the Pooling and Servicing Agreement. Any Prepayment Premiums actually collected will be distributed separately from the Available Distribution Amount, as described under "--Distributions--Allocation of Prepayment Premiums" herein.

     Application of Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Sequential Pay Certificates is greater than zero, the Trustee will (except as otherwise described under "--Termination" below) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of the Available Distribution Amount:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A-1, Class A-2 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A-1, Class A-2, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates on such Distribution Date;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates on such Distribution Date;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates on such Distribution Date;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates on such Distribution Date;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates on such Distribution Date;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates on such Distribution Date;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

          (32) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in the above clauses.

     After the Certificate Balance of the Subordinate Certificates is reduced to zero, distributions of principal will be made to the Class A-1 and Class A-2 Certificates pro rata, based on their respective Class Certificate Balances.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates and such Distribution Date reduced (to not less than zero) by such Class' allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates and such Distribution Date accrued during the immediately preceding calendar month on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for each Distribution Date is equal to the sum of one month's interest at the Pass-Through Rate applicable to each such Component and such Distribution Date accrued during the immediately preceding calendar month on the related notional amount outstanding on each such Component immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

          (a) the aggregate of the principal portions of all Scheduled Payments due (other than Balloon Payments), to the extent received or advanced, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due on or in respect of the Mortgage Loans for their respective Due Dates occurring before the related Collection Period (but not before the Cut-Off Date), to the extent received or advanced during the related Collection Period and not previously received or advanced; provided that this amount will not include any Liquidation Proceeds or Insurance Proceeds;

          (c) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

          (d) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts that were received on or in respect of Mortgage Loans or REO Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan or REO Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (f) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower or the application of any Remaining Cash Flow with respect to an ARD Loan, and assuming that each prior Periodic Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) in respect of each REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of Realized Losses and Additional Trust Fund Expenses previously allocated to principal will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) determining the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer or the Trustee in its capacity as successor servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan").

     Allocation of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Class A-1, Class A-2, Class B, Class C,
Class D, Class E and Class F Certificates and the Class IO Certificates, as set forth below. A "Prepayment Premium" is any Yield Maintenance Charge or any other fees (each such other fee, a "Percentage Premium") paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid. "Yield Maintenance Charges" are payments paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which has been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage Loan for reinvestment losses based on a reinvestment rate equal to the applicable U.S. Treasury rate in effect on the date of prepayment as set forth in The Wall Street Journal.

     On each Distribution Date, Percentage Premiums collected during the related Collection Period will be distributed as follows: the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will be entitled to an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Percentage Premiums collected during the related Collection Period. Any Percentage Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class IO Certificates.

     On each Distribution Date, Yield Maintenance Charges collected during the related Collection Period will be distributed as follows: the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will be entitled to an amount equal to the amount of such Yield Maintenance Charges, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of such principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Yield Maintenance Charge remaining after any such payments to the holders of such Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" to be used in distribution of Yield Maintenance Charges will be equal to the yield (monthly equivalent) on the non-callable U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as reported in The Wall Street Journal on the date of such prepayment. In the event that there are two such U.S. Treasury issues
(a) with the same coupon, the issue with the lower yield will be utilized, and
(b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earlier maturity date will be utilized.

     The Depositor and the Trustee make no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D, Class E and
Class F Certificates and each Class of the Private Certificates (other than the REMIC Residual Certificates) (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2 and Class IO

Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1 and Class A-2 Certificates of principal in an amount equal to the entire respective Certificate Balance of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D, the Class E and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of each such Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class F Certificates by means of the subordination of the Private Certificates, to the holders of the Class E Certificates by means of the subordination of the Class F and the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E, Class F and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E, Class F and the Private Certificates, to the holders of the Class B Certificates by means of subordination of the Class C, Class D, Class E, Class F and the Private Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2 and Class IO Certificates will bear shortfalls in collections and the Class A-1 and Class A-2 Certificates will bear losses incurred in respect of the Mortgage Loans, pro rata. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses (to the extent such Additional Trust Fund Expenses are not covered by interest received on the Mortgage Loans) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and ninth to the holders of the Class B Certificates until the remaining Certificate Balance of such Class is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the related Component and a reduction in the amount of interest to be distributed on future Distribution Dates to the Class IO Certificateholders.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon (excluding Additional Interest) at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and
(ii) certain related unreimbursed servicing expenses and interest accrued thereon at the Reimbursement Rate, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the principal due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not reimbursed out of default interest) and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnifications to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax-related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and the costs of certain opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

ADVANCES

     On or prior to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to (but subject to reduction as described in the following paragraph) the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and, if any, Liquidation Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected prior to the making of such P&I Advance. Subject to the recoverability determination, the Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Master Servicing Fees and, if any, Liquidation Fees and Workout Fees) in respect of subsequent delinquencies. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance.

     The amount required to be advanced with respect to a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount allocable with respect to such Mortgage Loan for such Distribution Date.

     The Master Servicer (or the Trustee) will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Workout Fees with respect to collections of principal) as to which such Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable (with interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer (or the Trustee) will be entitled to recover, from general funds on deposit in the Certificate Account, any Advance made that it later determines to be a Nonrecoverable Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus. For so long as the Trustee has not succeeded to the duties of the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement, the Trustee may conclusively rely upon the Master Servicer's determination of a Nonrecoverable Advance. See "DESCRIPTION OF THE POOLING AGREEMENT--Events of Default" in the Prospectus.

     In connection with the recovery by the Master Servicer (or the Trustee) of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, first, out of default interest and penalty charges for the related Mortgage Loan, then out of any amounts then on deposit in the Certificate Account, interest compounded monthly at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by default interest and amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction will be calculated. As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount (defined below), which will have the effect of reducing the amount of interest available to the most subordinate Class or Classes of Certificates then outstanding (i.e., first to the Class K Certificates, then Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.

     An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which an extension of the Stated Maturity Date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) thirty days after the uncured failure of the borrower with respect to any Balloon Loan to make the Balloon Payment thereon, (iv) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension that is the result of a modification of such Mortgage Loan by the Special Servicer) occurs as a result of a modification of the Mortgage Loan by the Special Servicer, (v) the date on which a receiver has been appointed, (vi) the date on which a borrower declares bankruptcy and (vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time

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

when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A-1 and Class A-2 Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent Appraisals with respect to any Mortgage Loan, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of such appraisal shall be paid by the Master Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan, with an outstanding principal balance less than $2,000,000, over (ii) the sum as of the Due Date occurring in the month of such Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, as applicable, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan, (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed) and (D) all accrued and unpaid Special Servicing Fees.

     The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (i) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on each Class of Certificates to which the Appraisal Reduction is allocated, and (ii) the sum of all Appraisal Reductions with respect to such Distribution Date (or, in the case of Appraisal Reduction Amounts determined on a Mortgage Loan-by-Mortgage Loan basis, the Appraisal Reductions for each such Mortgage Loan for such Distribution Date).

     The Special Servicer will be required to receive an MAI appraisal (an "Appraisal") within 60 days after the Appraisal Reduction Event. The Appraisal shall be required to be delivered by the Special Servicer to the Master Servicer and the Trustee, and the Trustee shall deliver such Appraisal to the Paying Agent and each Holder of a Class G, Class H, Class J and Class K Certificate within 15 days of receipt by the Trustee of such Appraisal from the Special Servicer. On the first Determination Date occurring on or after the delivery of such Appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal. In the event that the Special Servicer has not received such Appraisal within the timeframe described above, the amount of the Appraisal Reduction will be deemed to be an amount equal to 35% of the current Stated Principal Balance of the related Mortgage Loan until such Appraisal is received.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event or sooner if a material event has occurred that the Special Servicer reasonably believes will positively or negatively affect the valuation of the Mortgaged Property, to order a new appraisal, the cost of which shall be a servicing advance. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of such Appraisal Reduction Event unless any event has occurred or circumstances have arisen that could materially affect the market value of such Mortgaged Property. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer shall redetermine the amount of the Appraisal Reduction, and if appropriate under the Pooling and Servicing Agreement in accordance with the Servicing Standards, the Master Servicer, or the Trustee or Fiscal Agent shall be required to return to making Advances, on the basis of a new Appraisal and the provisions of such Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On or prior to each Distribution Date, based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee in accordance with the Pooling and Servicing Agreement, the Trustee will make available to any interested party via the Trustee's internet website initially located at "www.ctslink.com/cmbs", (i) a statement in the form of Annex C hereto (the "Distribution Date Statement") providing information relating to distributions made on such Distribution Date with respect to the Certificates, (ii) the CMSA Loan Periodic Update File, Loan Setup File, Bond Level File, and Collateral Summary File, (iii) the Unrestricted Servicer Reports, and (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), this Prospectus Supplement, the Prospectus and the Pooling and Servicing Agreement.

     In addition, on or prior to each Distribution Date, based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee in accordance with the Pooling and Servicing Agreement, the Trustee will make available each month, via its internet website with the use of a password, (i) the Restricted Servicer Reports, and (ii) the CMSA Property File. The password will be given out by the Trustee, upon request, to each holder of a Certificate, each of the parties to the Pooling and Servicing Agreement, each of the Rating Agencies, each of the Underwriters, any person identified to the Trustee as a beneficial owner or prospective purchaser of a Certificate upon receipt from such person of an investor certification, the form of which is attached hereto as Annex B (the "Privileged Persons Certificate") and any other person upon the direction of the Depositor.

     The Trustee will make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. For assistance with the Trustee's internet website, investors may call (301) 815-6600.

     In connection with providing access to the Trustee's internet website, the Trustee, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance herewith and with the Pooling and Servicing Agreement.

     The following reports are referred to herein as the "Servicer Reports", forms of which are set forth in Annex D hereto. Servicer Reports identified in clauses (a), (b), (c) and (d) are referenced to herein as the "Unrestricted Servicer Reports" and Servicer Reports identified in clauses (e), (f), (g) and
(h) are referenced to herein as the "Restricted Servicer Reports".

     (a) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or subject to foreclosure or other enforcement proceedings but not REO Property.

     (b) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and revised terms thereof.

     (c) An "Historical Loss Estimate Report" setting forth, among other things,
(i) the aggregate amount of liquidation proceeds and expenses relating to each Final Recovery Determination (as defined in the Pooling and Servicing Agreement), both during the related Collection Period and historically, and
(ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

     (d) An "REO Status Report" setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
(iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

     (e) A "Watch List" identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, (ii) that has a stated maturity date occurring in the next sixty days,
(iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months,
(viii) that is late in making its Monthly Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

     (f) An "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information).

     (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" presenting the computations to "normalize" the full year net operating income and debt service coverage numbers used by the Special Servicer in the other reports referenced above.

     (h) A "Comparative Financial Status Report" setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgaged Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for (i) each of the following three monthly periods (to the extent such information is in the Special Servicer's possession); (ii) the most current available year-to-date,
(iii) each of the previous two full fiscal years stated separately; and
(iv) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any person owning an interest in a Certificate or any person identified to the Trustee as a prospective transferee of such an interest, originals or copies of, among other things, to the extent delivered to the Trustee or already in its possession, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Statement to Certificateholders delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer or Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Trustee,
(g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and delivered to the Trustee and
(h) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's (or the Trustee's) determination that any Advance was or, if made, would not be recoverable from related proceeds. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment from the requesting party of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

     The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, copies of the items referred to in the prior paragraph that are maintained thereby, to

Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require such requesting party to provide a Privileged Person Certificate. Notwithstanding the foregoing, however, no Certificateholder, Certificate Owner or prospective purchaser will be required to keep confidential any information received from the Trustee as described above that has previously been filed with the Securities and Exchange Commission (the "SEC"), and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record at the requesting party's expense.

     The Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Book-Entry Certificates. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate upon the final distribution to the Certificateholders, which shall follow the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Majority Subordinate Certificateholder or, if not exercised by such person, the Depositor, the Master Servicer or the Special Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Majority Subordinate Certificateholder or, if not exercised by such person, the Depositor, Master Servicer or the Special Servicer of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value

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of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus
(iii) if the purchaser is the Master Servicer or the Special Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer or the Special Servicer, under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Majority Subordinate Certificateholder, the Master Servicer, the Depositor or the Special Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located, for purposes related to certificate transfer services, at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services (CMBS) -MLMI Series 1999-C1, and for all other purposes, at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562,
Attention: Corporate Trust Services (CMBS)-MLMI Series 1999-C1. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date will be computed on an actual/360 basis and will accrue at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor," "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on the price at which such Certificate is purchased by an investor and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates (or, in the case of the Class IO Certificates, in reduction of the notional amount of one or more of the Components thereof). As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. However, if the Class B Certificates are reduced to zero and the Senior Certificates remain outstanding, the Principal Distribution Amount on each Distribution Date will be made, pro rata, on the Class A-1 and Class A-2 Certificates. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance or notional amount of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal of the Mortgage Loans or payments in respect of liquidation of the Mortgage Loan in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans or payments in respect of liquidation of the Mortgage Loan could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance (or the notional amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the related Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis based on the amount of interest accrued on each Class for such Distribution Date (without taking into account any Prepayment Interest Shortfalls allocated to each Class).

     Pass-Through Rates. Because (i) the Pass-Through Rate for the Class IO Certificates is equal to the weighted average of the Pass-Through Rates of each of its Components and the Pass-Through Rate for each of such Components will vary with the Weighted Average Net Mortgage Rate as set forth above and
(ii) the Pass-Through Rates for the Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J and Class K Certificates are equal to the lesser of the applicable per annum interest rate set forth in the table at the beginning of the Summary and the Weighted Average Net Mortgage Rate for such Distribution Date, the Pass-Through Rate for the Class IO Certificates will be sensitive to changes in both the Weighted Average Net Mortgage Rate and the weighted average Pass-Through Rates, and the Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will be sensitive to changes in the Weighted Average Net Mortgage Rate. The Pass-Through Rates applicable to each of the Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates for such Distribution Date (but not less than zero).

     The weighted average Pass-Through Rate will fluctuate based on the relative sizes of the Certificate Balances of the Sequential Pay Certificates. The Weighted Average Net Mortgage Rate will fluctuate over the life of the Class IO, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K Certificates as a result of scheduled amortization, voluntary prepayments and liquidations and repurchases of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on all of the Mortgage Loans as a whole, the Pass-Through Rates applicable to the Class IO,

Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, repurchases and liquidations of Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--Certain Risk Factors associated with the Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND MATURITY CONSIDERATIONS--Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may either be voluntarily prepaid or defeased at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least
14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the

Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Percentage Premiums or Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class F Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan or the repayment of the principal balance of a Mortgage Loan on its respective Anticipated Repayment Date will likely extend the weighted average life of one or more Classes of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the following assumptions: (i) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the REMIC Regular Certificates are as described in the Summary hereof, (ii) there are no delinquencies or Additional Trust Fund Expenses, (iii) scheduled interest and principal payments on the Mortgage Loans are timely received, except as described above, and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables, (iv) any prepayments on the Mortgage Loans are assumed to be prepayments in full, (v) no party exercises its right of optional termination of the Trust Fund described herein, (vi) no Mortgage Loan is required to be purchased from the Trust Fund, (vii) there are no Prepayment Interest Shortfalls or Appraisal Reductions, (viii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-Off Date will remain in effect through the Stated Maturity Date of such Mortgage Loan, (ix) all ARD Loans in all scenarios are assumed to prepay in full on their Anticipated Repayment Dates and
(x) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in December 1999.

The Scenarios are as follows:

     Scenario (1): No Mortgage Loan prepays; that is, the CPR for the Mortgage Pool is 0%.

     Scenarios (2), (3), (4) and (5): No Mortgage Loan (including Mortgage Loans allowing Defeasance during the Lockout Period) prepays during a month in which a Lockout Period is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge. All other Mortgage Loans prepay each month at the rate of 5% CPR in the case of Scenario (2), 10% CPR in the case of Scenario (3), 15% in the case of Scenario (4) and 25% in the case of Scenario (5).

     Based on the above-referenced assumptions, the following seven tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                  0% CPR DURING LOCKOUT OR YLD. MAINT.--OTHERWISE
                                                                                 AT INDICATED CPR
                                                                  -----------------------------------------------
                                                      (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (25% CPR)
DISTRIBUTION DATE                                       1           2           3            4            5
---------------------------------------------------   --------    --------    ---------    ---------    ---------
Closing Date.......................................      100         100         100          100          100
November 15, 2000..................................       95          95          94           94           94
November 15, 2001..................................       89          89          88           88           87
November 15, 2002..................................       83          82          81           81           79
November 15, 2003..................................       76          75          74           73           72
November 15, 2004..................................       69          68          66           65           64
November 15, 2005..................................       46          46          46           46           46
November 15, 2006..................................       38          38          38           38           38
November 15, 2007..................................       18          18          18           18           17
November 15, 2008..................................        0           0           0            0            0
November 15, 2009..................................        0           0           0            0            0
November 15, 2010..................................        0           0           0            0            0
November 15, 2011..................................        0           0           0            0            0
Weighted Average Life (yrs)........................      5.6         5.6         5.6          5.5          5.5

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                  0% CPR DURING LOCKOUT OR YLD. MAINT.--OTHERWISE
                                                                                 AT INDICATED CPR
                                                                  -----------------------------------------------
                                                      (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (25% CPR)
DISTRIBUTION DATE                                       1           2           3            4            5
---------------------------------------------------   --------    --------    ---------    ---------    ---------
Closing Date.......................................      100         100         100          100          100
November 15, 2000..................................      100         100         100          100          100
November 15, 2001..................................      100         100         100          100          100
November 15, 2002..................................      100         100         100          100          100
November 15, 2003..................................      100         100         100          100          100
November 15, 2004..................................      100         100         100          100          100
November 15, 2005..................................      100         100         100          100          100
November 15, 2006..................................      100         100         100          100          100
November 15, 2007..................................      100         100         100          100          100
November 15, 2008..................................       93          93          93           92           92
November 15, 2009..................................        0           0           0            0            0
November 15, 2010..................................        0           0           0            0            0
November 15, 2011..................................        0           0           0            0            0
Weighted Average Life (yrs)........................      9.6         9.6         9.6          9.6          9.6

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                  0% CPR DURING LOCKOUT OR YLD. MAINT.--OTHERWISE
                                                                                 AT INDICATED CPR
                                                                  -----------------------------------------------
                                                      (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (25% CPR)
DISTRIBUTION DATE                                       1           2           3            4            5
---------------------------------------------------   --------    --------    ---------    ---------    ---------
Closing Date.......................................      100         100         100          100          100
November 15, 2000..................................      100         100         100          100          100
November 15, 2001..................................      100         100         100          100          100
November 15, 2002..................................      100         100         100          100          100
November 15, 2003..................................      100         100         100          100          100
November 15, 2004..................................      100         100         100          100          100
November 15, 2005..................................      100         100         100          100          100
November 15, 2006..................................      100         100         100          100          100
November 15, 2007..................................      100         100         100          100          100
November 15, 2008..................................      100         100         100          100          100
November 15, 2009..................................        0           0           0            0            0
November 15, 2010..................................        0           0           0            0            0
November 15, 2011..................................        0           0           0            0            0
Weighted Average Life (in years)...................      9.9         9.9         9.9          9.9          9.9

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                  0% CPR DURING LOCKOUT OR YLD. MAINT.--OTHERWISE
                                                                                 AT INDICATED CPR
                                                                  -----------------------------------------------
                                                      (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (25% CPR)
DISTRIBUTION DATE                                       1           2           3            4            5
---------------------------------------------------   --------    --------    ---------    ---------    ---------
Closing Date.......................................      100         100         100          100          100
November 15, 2000..................................      100         100         100          100          100
November 15, 2001..................................      100         100         100          100          100
November 15, 2002..................................      100         100         100          100          100
November 15, 2003..................................      100         100         100          100          100
November 15, 2004..................................      100         100         100          100          100
November 15, 2005..................................      100         100         100          100          100
November 15, 2006..................................      100         100         100          100          100
November 15, 2007..................................      100         100         100          100          100
November 15, 2008..................................      100         100         100          100          100
November 15, 2009..................................        0           0           0            0            0
November 15, 2010..................................        0           0           0            0            0
November 15, 2011..................................        0           0           0            0            0
Weighted Average Life (in years)...................      9.9         9.9         9.9          9.9          9.9

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                  0% CPR DURING LOCKOUT OR YLD. MAINT.--OTHERWISE
                                                                                 AT INDICATED CPR
                                                                  -----------------------------------------------
                                                      (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (25% CPR)
DISTRIBUTION DATE                                       1           2           3            4            5
---------------------------------------------------   --------    --------    ---------    ---------    ---------
Closing Date.......................................      100         100         100          100          100
November 15, 2000..................................      100         100         100          100          100
November 15, 2001..................................      100         100         100          100          100
November 15, 2002..................................      100         100         100          100          100
November 15, 2003..................................      100         100         100          100          100
November 15, 2004..................................      100         100         100          100          100
November 15, 2005..................................      100         100         100          100          100
November 15, 2006..................................      100         100         100          100          100
November 15, 2007..................................      100         100         100          100          100
November 15, 2008..................................      100         100         100          100          100
November 15, 2009..................................        0           0           0            0            0
November 15, 2010..................................        0           0           0            0            0
November 15, 2011..................................        0           0           0            0            0
Weighted Average Life (in years)...................      9.9         9.9         9.9          9.9          9.9

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                  0% CPR DURING LOCKOUT OR YLD. MAINT.--OTHERWISE
                                                                                 AT INDICATED CPR
                                                                  -----------------------------------------------
                                                      (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (25% CPR)
DISTRIBUTION DATE                                       1           2           3            4            5
---------------------------------------------------   --------    --------    ---------    ---------    ---------
Closing Date.......................................      100         100         100          100          100
November 15, 2000..................................      100         100         100          100          100
November 15, 2001..................................      100         100         100          100          100
November 15, 2002..................................      100         100         100          100          100
November 15, 2003..................................      100         100         100          100          100
November 15, 2004..................................      100         100         100          100          100
November 15, 2005..................................      100         100         100          100          100
November 15, 2006..................................      100         100         100          100          100
November 15, 2007..................................      100         100         100          100          100
November 15, 2008..................................      100         100         100          100          100
November 15, 2009..................................        0           0           0            0            0
November 15, 2010..................................        0           0           0            0            0
November 15, 2011..................................        0           0           0            0            0
Weighted Average Life (in years)...................      9.9         9.9         9.9          9.9          9.9

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS F CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                  0% CPR DURING LOCKOUT OR YLD. MAINT.--OTHERWISE
                                                                                 AT INDICATED CPR
                                                                  -----------------------------------------------
                                                      (0% CPR)    (5% CPR)    (10% CPR)    (15% CPR)    (25% CPR)
DISTRIBUTION DATE                                       1           2           3            4            5
---------------------------------------------------   --------    --------    ---------    ---------    ---------
Closing Date.......................................      100         100         100          100          100
November 15, 2000..................................      100         100         100          100          100
November 15, 2001..................................      100         100         100          100          100
November 15, 2002..................................      100         100         100          100          100
November 15, 2003..................................      100         100         100          100          100
November 15, 2004..................................      100         100         100          100          100
November 15, 2005..................................      100         100         100          100          100
November 15, 2006..................................      100         100         100          100          100
November 15, 2007..................................      100         100         100          100          100
November 15, 2008..................................      100         100         100          100          100
November 15, 2009..................................        0           0           0            0            0
November 15, 2010..................................        0           0           0            0            0
November 15, 2011..................................        0           0           0            0            0
Weighted Average Life (in years)...................      9.9         9.9         9.9          9.9          9.9

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver and file with the Commission its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes each portion of the Trust Fund designated in the Pooling and Servicing Agreement as a REMIC will qualify as a REMIC under the Code. The assets of one of such REMICs will generally consist of the Mortgage Loans, any REO Properties acquired by the Trust Fund on behalf of the Certificateholders and the Certificate Account. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will represent the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class B and Class C Certificates will not, and
the Class    , Class    , Class    and Class IO Certificates will, be treated as
having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, other than ARD Loans, which are assumed to prepay on their Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium. Despite an apparently contrary position of the IRS, it appears that Prepayment Premiums, if any, may be treated as capital gain rather than ordinary income. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 and to PaineWebber Incorporated, an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-36, in each case as amended by Prohibited Transaction Exemption 97-34 (collectively, the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of
Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and
Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Merrill Lynch and PaineWebber, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch or PaineWebber and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, DCR, Moody's Investors Service, Inc. or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2 and Class IO Certificates are subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2 and Class IO Certificates that they be rated not lower than "AAA" by S&P and DCR; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and
(3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of the Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     The characteristics of the Class B, Class C, Class D, Class E and Class F Certificates do not meet the requirements of the Exemptions. Accordingly, Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTE 95-60 (discussed below).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or
(ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D, Class E and Class F Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     None of the Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balances or Notional Amounts, as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of (plus or minus) 5%.

                                                              MERRILL LYNCH, PIERCE, FENNER    PAINEWEBBER
                           CLASS                              & SMITH INCORPORATED             INCORPORATED
-----------------------------------------------------------   -----------------------------    ------------
Class A-1..................................................             46,000,000               54,000,000
Class A-2..................................................            160,000,000              190,354,000
Class B....................................................             15,700,000               18,000,000
Class C....................................................             13,573,000               14,000,000
Class D....................................................              4,000,000                5,191,000
Class E....................................................             10,446,000               11,000,000
Class F....................................................              3,000,000                4,659,000
Class IO...................................................            280,000,000              332,727,763

     In the Underwriting Agreement, the Underwriters have generally agreed to purchase all of the Offered Certificates if any are purchased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be approximately $       plus accrued interest of
$   .

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that they, through one or more of their respective affiliates, currently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTOR--Limited Liquidity for Offered Certificates".

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to such

Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York and for the Underwriters by Shearman & Sterling, New York, New York.

                                    RATINGS

     It is a condition of their issuance that the Class A-1 and Class A-2 Certificates be rated not lower than "AAA" by DCR and S&P, that the Class IO Certificates be rated not lower than "AAA" by DCR and "AAAr" by S&P, that the Class B Certificates be rated not lower than "AA" by DCR and S&P, that the Class C Certificates be rated not lower than "A" by DCR and S&P, that the Class D Certificates be rated not lower than "A-" by DCR and S&P, that the Class E Certificates be rated not lower than "BBB" by DCR and S&P and that the Class F Certificates be rated not lower than "BBB-" by DCR and S&P.

     The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal sufficient to reduce the Certificate Balance of each Class of Offered Certificates to zero by the Rated Final Distribution Date, which is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Additional Interest and the excess of default interest collected during the related Collection Period over the reimbursement to the Trustee, the Master Servicer or the Special Servicer for any unreimbursed Advances and interest accrued and payable on any unreimbursed Advances will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the Mortgage Pool were to entirely prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Limited Nature of Ratings on Certificates" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
Accrued Certificate Interest......................S-87
actual/360 basis..................................S-42
Additional Interest...............................S-43
Additional Trust Fund Expenses....................S-91
Adjusted Mortgage Rate............................S-43
Administrative Cost Rate..........................S-50
Advance...........................................S-92
ALTA..............................................S-63
Anticipated Repayment Date........................S-43
Appraisal.........................................S-93
Appraisal Reduction...............................S-93
Appraisal Reduction Amount........................S-93
Appraisal Reduction Event.........................S-92
ARD Loans.........................................S-43
Asset Status Report...............................S-71
Assumed Final Distribution Date....................S-9
Assumed Scheduled Payment.........................S-88
Available Distribution Amount.....................S-83
Balloon Loans.....................................S-43
Balloon Payment...................................S-43
Certificate Balance...............................S-81
Certificate Owner.................................S-81
Certificateholders................................S-83
Certificates......................................S-80
Chase.............................................S-58
Class.............................................S-80
Code..............................................S-64
Collection Period.................................S-82
College Square Loan...............................S-47
Compensating Interest Payment.....................S-73
Component...................................S-11, S-82
Constant Prepayment Rate.........................S-101
Controlling Class of Sequential
  Pay Certificates................................S-72
Controlling Class Representative..................S-72
Corrected Mortgage Loan...........................S-71
CPR..............................................S-101
Custodian.........................................S-63
Cut-Off Date Balance..............................S-42
Cut-Off Date DSCR.................................S-48
Cut-Off Date LTV..................................S-49
DCR................................................S-7
Debt Service Coverage Ratio.......................S-48
Debt Service Coverage Ratios......................S-48
Defeasance Collateral.......................S-21, S-43
Definitive Offered Certificate....................S-81
Depositor..........................................S-3
Determination Date................................S-82
Discount Rate.....................................S-89
Distributable Certificate Interest..........S-11, S-87
Distribution Date.................................S-83

                                                  PAGE
                                                   --
Distribution Date Statement.......................S-94
DSCR..............................................S-48
DTC...............................................S-80
DTC Services......................................S-80
Due Dates.........................................S-42
ERISA............................................S-108
Excluded Plan....................................S-109
Exemption........................................S-108
Fitch............................................S-108
Form 8-K.........................................S-69
Industry..........................................S-80
Initial Pool Balance..............................S-42
Initial Reserves at Closing.......................S-50
IRS..............................................S-107
Liquidation Fee...................................S-74
Liquidation Fee Rate..............................S-74
Lockout Period..............................S-24, S-43
Majority Subordinate Certificateholder............S-72
Master Servicer...................................S-72
Master Servicing Fee..............................S-73
Mezzanine debt....................................S-37
MLMC..............................................S-58
Mortgage File.....................................S-63
Mortgage Loan...............................S-42, S-88
Mortgage Loan Purchase Agreement..................S-58
Mortgage Loans..............................S-42, S-88
Mortgage Rate.....................................S-50
Mortgaged Properties..............................S-42
NAP...............................................S-50
Net Aggregate Prepayment
  Interest Shortfall..............................S-87
Net Mortgage Rate...........................S-12, S-82
Nonrecoverable Advance............................S-92
Norwest Bank......................................S-97
Occupancy Percentage..............................S-50
Offered Certificates..............................S-80
OID Regulations..................................S-107
operating leverage................................S-27
ORECM.......................................S-61, S-72
P&I Advance.......................................S-91
Participants......................................S-81
Party in Interest................................S-109
Pass-Through Rate.................................S-82
Percentage Premium................................S-89
Plan.............................................S-108
Pooling and Servicing Agreement...................S-80
Prepayment Interest Excess........................S-73
Prepayment Interest Shortfall.....................S-73
Prepayment Premium................................S-89
Principal Distribution Amount.........S-10, S-87, S-88
Private Certificates..............................S-80

                                                  PAGE
                                                   --
Privileged Persons Certificate....................S-94
PTE 95-60........................................S-110
Purchase Price....................................S-63
PWREI.............................................S-60
Qualified Substitute Mortgage Loan................S-64
Rated Final Distribution Date......................S-3
Rating Agencies...................................S-17
Realized Losses...................................S-91
Record Date.......................................S-83
Reimbursement Rate................................S-92
Related Proceeds..................................S-92
Remain Amort. Term................................S-48
Remaining Cash Flow...............................S-43
REMIC.............................................S-16
REMIC Administrator...............................S-97
REMIC Regular Certificates........................S-80
REMIC Residual Certificates.................S-16, S-80
Rental Property...................................S-48
REO Extension.....................................S-77
REO Loan..........................................S-88
REO Property......................................S-71
REO Tax...........................................S-78
Repayment LTV.....................................S-49
Restricted Group.................................S-108
Retained Interest.................................S-58
S&P................................................S-7
Scenario.........................................S-101
Scheduled Payment.................................S-88
SEC...............................................S-96
Securities Act....................................S-80
Senior Certificates...............................S-90

                                                  PAGE
                                                   --
Sequential Pay Certificates.................S-10, S-80
Servicing Fees....................................S-73
Servicing Standard................................S-70
Single-Tenant Mortgage Loan.......................S-31
Single-Tenant Mortgaged Property..................S-31
SMMEA............................................S-110
Special Servicer..................................S-72
Special Servicing Fee.............................S-73
Special Servicing Fee Rate........................S-73
Specially Serviced Mortgage Loan..................S-71
Specially Serviced Mortgage Loans.................S-71
Staples Escrow....................................S-46
Stated Principal Balance....................S-12, S-82
Stated Remaining Term.............................S-50
Subordinate Certificates....................S-23, S-89
Substitution Shortfall Amount.....................S-64
Systems...........................................S-80
Trust Fund........................................S-80
Trustee Fee.......................................S-97
Underwriters.....................................S-111
Underwriting Agreement...........................S-111
Underwriting Reserves.............................S-50
Voting Rights.....................................S-96
Watch List........................................S-95
Weighted Average
  Net Mortgage Rate...................S-12, S-82, S-88
WMF...............................................S-58
Workout Fee.......................................S-74
Year 2000 problems................................S-80
Year Built........................................S-49
Yield Maintenance Charges.........................S-89

                                                                        ANNEX A

                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



 Control
   No.                     Property Name                                      Address                             City
-----------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                             1001 Palmer Road                            Fort Washington
 PW-7905   Blue Cross Blue Shield Building                  Carotech Boulevard                          Columbia
 ML-117    Pond View Corporate Center                       74 & 76 Batterson Park Rd                   Farmington
 ML-156    College Square                                   SWC Alondra Blvd. & Studebaker Road         Cerritos
 PW-8202   First American Building                          8435 Stemmons Freeway                       Dallas
 ML-126    Hampton Point                                    3340 Hampton Point Drive                    Silver Spring
ORIX-3325  Lakeside Plaza Office Center                     5205, 5215, 5225 Wiley Post Way             Salt Lake City

PW-8703A   Norport Apartments                               9 Seminole Drive                            Portsmouth
PW-8703B   Colonial Court                                   58 Colonial Court                           Colonial Heights
PW-8703C   Lee Hall                                         523 Summit Street                           Petersburgh
PW-8703D   River Drive Apartments                           209A 73rd Street                            Newport News
-----------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio

ORIX-2965  Frazier-King Building                            100 East Royal Lane                         Irving
 ML-129    Tanglewood Apartments                            2217 Tanglewood Drive                       Hammond
ORIX-3452  250 Plaza Office Building                        250 East Wisconsin Avenue                   Milwaukee
 ML-124    Saw Mill                                         6900 Saw Mill Village Drive                 Columbus
 ML-125    Spring Valley                                    37850 Spring Lane                           Farmington Hills
 ML-138    Sea Crest Oceanfront Resort & Conference Center  350 Quaker Road                             North Falmouth
 ML-147    Quail Park IV                                    2810 & 2820 W. Charleston Blvd.             Las Vegas
ORIX-3208  Putnam Plaza                                     1245 Dixwell Avenue                         Hamden
 ML-111    Fairways Apartments                              1450 N Highway 360                          Grand Prairie
 ML-143    Lambda Building                                  515 Broad Hollow Road                       Melville
ORIX-3108  Centre East Shopping Center                      10600 East Washington Street                Indianapolis
 ML-112    Hempstead Village Commons                        300 Peninsula Boulevard                     Hempstead
 ML-103    Creekside Apartments                             7501 Chesterfield                           Dallas
 PW-7942   Bend River Mall                                  3188 N. Highway 97                          Bend
ORIX-3257  Spectrum Club - Thousand Oaks                    2400 Willow Lane                            Thousand Oaks
 ML-101    1100 W. Ewing Street                             1100 - 1120 W. Ewing St.                    Seattle
 ML-116    Canyon Crest Village Apts                        5200 Chicago Avenue                         Riverside
ORIX-3100  HKS Building                                     1919 McKinney Avenue                        Dallas
 ML-109    RCA - Waterford Apartments                       900 East Randol Mill Road                   Arlington
 ML-114    247 and 251-253 West 34th St.                    247 and 251-253 West 34th St.               New York
 ML-115    9033 Wilshire Medical Bldg                       9033 Wilshire Blvd                          Beverly Hills
 PW-8028   Tops Appliance Building                          1525-1535 Hart Place                        Brooklyn
 PW-7562   401 N. Broad Street                              401 N. Broad Street                         Philadelphia
 ML-154    Woodgate Apartments                              1468 Enfield St.                            Enfield
 PW-6132   Arlington Apartments                             2700 Whitney Avenue                         Harvey
 PW-6376   Shadowbrook Apartments                           2200 Westbend Parkway                       New Orleans
 PW-8763   Sunset Hills Apartments                          2825 Bluegrass Lane                         Henderson
 ML-134    2551 Tellabs Dr. Building                        2551 Tellabs Dr.                            Round Rock
ORIX-3266  Northpark Plaza                                  10343-10355 Federal Boulevard               Westminster
ORIX-3115  The Financial Center                             24022 Calle de la Plata                     Laguna Hills
 PW-6410   Gateway Plaza                                    544-750 N. Third Street                     Laramie
 PW-7043   The Woods at Frenchman's Creek                   3001 58th Avenue South                      St. Petersburg
ORIX-2939  Beverly Hills Medical Tower                      1125 South Beverly Drive                    Los Angeles
ORIX-3288  Bayshore Executive Plaza                         10800 Biscayne Boulevard                    Miami
 ML-128    Hampton Inn O'Hare                               3939 N. Mannheim Road                       Schiller Park
ORIX-3151  Spring Cypress Village Shopping Center           22432-22560 State Highway 249               Houston
ORIX-1825  The Bayview Office Building                      1040 Bayview Drive                          Ft. Lauderdale
 PW-8064   Office Max                                       721 East Colorado Boulevard                 Pasadena
 ML-136    Breckenridge Farms                               Blue Lake Blvd. & Pole Line Road            Twin Falls
 PW-7141   Summercreek Apartments                           11851 Belair Drive                          San Antonio
ORIX-3256  Kingstown Plaza Shopping Center                  6615-6669 Post Road                         North Kingstown
 ML-152    Augusta Office Building                          1502 Augusta                                Houston
 PW-7790   Smithtown Bypass                                 732 & 738 Smithtown Bypass                  Smithtown
 PW-8694   Eckerd's Building                                301 South Trade Center Parkway              Woodlands
 PW-8313   Crossings Apartments                             3555 Highway 544 Overpass                   Conway
 ML-148    Torrey Hills Corporate Centre                    11250 El Camino Real                        San Diego
ORIX-3438  Raymour & Flanigan - Southampton                 427 Street Road                             Southampton

PW-6482A   Ramsey Street Office Building                    6200 Ramsey Street                          Fayetteville
PW-6482B   Yadkin Road Building                             6448 Yadkin Road                            Fayetteville
PW-6482C   Cliffdale Road Office Building                   6920 Cliffdale Road                         Fayetteville
PW-6482D   Henderson Drive Office Building                  3466 Henderson Drive                        Jacksonville
-----------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio

 ML-139    Dobson Guadalupe Plaza                           2039 West Guadalupe Road                    Mesa
 PW-7789   Lexus Training Center                            205 Jefferson Road                          Parsippany
ORIX-3356  Hardaway Office Building                         615 Main Street                             Nashville

 ML-131A   Milford Chase                                    68 W. Main St.                              Milford
 ML-131B   Milford Hunt                                     260 W. River Road                           Milford
-----------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt

ORIX-3161  Woodland Park Plaza                              1063-1131 Highway 24                        Woodland Park
ORIX-2187  Arsenal Street Shopping Center                   160 Coleman Avenue                          Watertown
 ML-110    Moulton Plaza                                    28083 Moulton Parkway                       Laguna Niguel
 PW-7064   Oklahoma City Industrial                         2500-2692 West Interstate 40                Oklahoma City
 ML-137    Ocean Mist Resort                                97 South Shore Drive                        South Yarmouth
ORIX-2507  Garden Villa                                     106 Del Norte Drive                         El Campo
 ML-151    57-13 49th Street (Maspeth)                      57-13 49th Street                           Maspeth
 ML-135    Avis Rent-A-Car                                  68-70 East 11th Street                      New York
ORIX-2607  Loveland Tech Center                             4007 & 4015 South Lincoln Ave.              Loveland
 PW-7395   Red Lion Apartments                              4726 Narrow Lane Road                       Montgomery
 PW-8352   Helix Building                                   3078 East Sunset Road, Bldg. B              Las Vegas
 PW-7958   1399 Madison Building                            1399 Madison Ave.                           Memphis
 ML-140    Eldorado Village Phase I                         5100 Eldorado Villiage Pkwy                 McKinney
 PW-7146   Westbrook Towers                                 317 West Spring Street                      West Haven
ORIX-3238  Southeast Crossing                               3320 Hwy 110                                Tyler
 ML-145    Office Depot - Newport News                      11971 Jefferson Avenue                      Newport News
ORIX-2508  Kingsland Hills Care Center                      1229 Highway 1431 West                      Kingsland
 PW-6232   310 Merrick Road                                 310 Merrick Road                            Rockville Center

PW-7312A   Plaza MHP                                        2145 N. Dixie Highway                       Lima
PW-7312B   Spring Valley MHP                                769 State Route 42                          London
PW-7312C   Blair MHP                                        16 Pam Lane                                 Chillicothe
-----------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs

 ML-144    MicroSemi Corp. Building                         3101 W. Segerstrom Avenue                   Santa Ana
ORIX-2509  New Covenant Care Center of Dinuba               1730 South College Road                     Dinuba
ORIX-3290  250 Beacham Street                               250 Beacham Street (Units 5-15)             Everett
 PW-7710   Peachtree Village Mobile Home Park               1475 Peachtree Industrial Blvd.             Buford
 PW-6045   Redbud Plaza                                     210-282 Norman Center Court                 Norman

 Control                                                                Zip                       Original      Cut-Off Date
   No.                     Property Name                      State     Code   Property Type       Balance         Balance
-----------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                MD      20744    Multifamily       26,432,000      26,086,864
 PW-7905   Blue Cross Blue Shield Building                     SC      29203    Office            25,300,000      25,288,017
 ML-117    Pond View Corporate Center                          CT      06032    Office            21,000,000      20,930,804
 ML-156    College Square                                      CA      90703    Retail            18,850,000      18,825,623
 PW-8202   First American Building                             TX      75247    Office            18,588,000      18,568,200
 ML-126    Hampton Point                                       MD      20904    Multifamily       18,500,000      18,442,154
ORIX-3325  Lakeside Plaza Office Center                        UT      84116    Office            18,200,000      18,170,833

PW-8703A   Norport Apartments                                  VA      23702    Multifamily        3,248,580       3,243,748
PW-8703B   Colonial Court                                      VA      23834    Multifamily        1,364,841       1,362,811
PW-8703C   Lee Hall                                            VA      23803    Multifamily        8,805,459       8,792,361
PW-8703D   River Drive Apartments                              VA      23607    Multifamily        3,981,120       3,975,198
-----------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                                           17,400,000      17,374,119

ORIX-2965  Frazier-King Building                               TX      75039    Office            16,500,000      16,439,315
 ML-129    Tanglewood Apartments                               IN      46323    Multifamily       16,000,000      15,969,297
ORIX-3452  250 Plaza Office Building                           WI      53202    Office            15,000,000      14,973,946
 ML-124    Saw Mill                                            OH      43235    Multifamily       12,500,000      12,460,915
 ML-125    Spring Valley                                       MI      48331    Multifamily       12,000,000      11,962,178
 ML-138    Sea Crest Oceanfront Resort & Conference Center     MA      02556    Hospitality       11,800,000      11,777,780
 ML-147    Quail Park IV                                       NV      89107    Office            11,025,000      11,004,848
ORIX-3208  Putnam Plaza                                        CT      06514    Retail             9,550,000       9,540,721
 ML-111    Fairways Apartments                                 TX      75050    Multifamily        9,670,000       9,507,210
 ML-143    Lambda Building                                     NY      11747    Industrial         9,350,000       9,338,999
ORIX-3108  Centre East Shopping Center                         IN      46229    Retail             8,999,000       8,966,895
 ML-112    Hempstead Village Commons                           NY      11550    Retail             8,930,000       8,907,379
 ML-103    Creekside Apartments                                TX      75237    Multifamily        8,640,000       8,503,715
 PW-7942   Bend River Mall                                     OR      97741    Retail             8,500,000       8,490,237
ORIX-3257  Spectrum Club - Thousand Oaks                       CA      91361    Health Club        8,400,000       8,394,533
 ML-101    1100 W. Ewing Street                                WA      98119    Industrial         8,300,000       8,269,850
 ML-116    Canyon Crest Village Apts                           CA      92507    Multifamily        8,150,000       8,123,382
ORIX-3100  HKS Building                                        TX      75201    Office             8,000,000       7,983,038
 ML-109    RCA - Waterford Apartments                          TX      76011    Multifamily        7,600,000       7,488,420
 ML-114    247 and 251-253 West 34th St.                       NY      10001    Retail             7,000,000       6,982,314
 ML-115    9033 Wilshire Medical Bldg                          CA      90211    Mixed              6,892,000       6,879,600
 PW-8028   Tops Appliance Building                             NY      11224    Retail             6,800,000       6,789,386
 PW-7562   401 N. Broad Street                                 PA      19108    Office             6,700,000       6,690,463
 ML-154    Woodgate Apartments                                 CT      06082    Multifamily        6,500,000       6,491,404
 PW-6132   Arlington Apartments                                LA      70058    Multifamily        6,400,000       6,390,042
 PW-6376   Shadowbrook Apartments                              LA      70114    Multifamily        6,400,000       6,388,722
 PW-8763   Sunset Hills Apartments                             NV      89104    Multifamily        6,350,000       6,343,510
 ML-134    2551 Tellabs Dr. Building                           TX      78664    Industrial         6,260,000       6,252,260
ORIX-3266  Northpark Plaza                                     CO      80221    Retail             6,256,000       6,243,842
ORIX-3115  The Financial Center                                CA      92653    Office             6,224,000       6,196,394
 PW-6410   Gateway Plaza                                       WY      82070    Retail             6,101,000       6,094,764
 PW-7043   The Woods at Frenchman's Creek                      FL      33712    Multifamily        5,890,000       5,878,001
ORIX-2939  Beverly Hills Medical Tower                         CA      90035    Office             5,700,000       5,654,146
ORIX-3288  Bayshore Executive Plaza                            FL      33161    Office             5,325,000       5,308,658
 ML-128    Hampton Inn O'Hare                                  IL      60176    Hospitality        5,000,000       4,986,533
ORIX-3151  Spring Cypress Village Shopping Center              TX      77070    Retail             5,000,000       4,976,440
ORIX-1825  The Bayview Office Building                         FL      33304    Office             4,900,000       4,843,129
 PW-8064   Office Max                                          CA      91101    Retail             4,800,000       4,792,697
 ML-136    Breckenridge Farms                                  ID      83301    Retail             4,650,000       4,643,851
 PW-7141   Summercreek Apartments                              TX      78213    Multifamily        4,330,000       4,317,857
ORIX-3256  Kingstown Plaza Shopping Center                     RI      02852    Retail             4,215,000       4,208,441
 ML-152    Augusta Office Building                             TX      77057    Office             4,170,000       4,165,046
 PW-7790   Smithtown Bypass                                    NY      11787    Office             3,900,000       3,898,646
 PW-8694   Eckerd's Building                                   TX      77385    Industrial         3,700,000       3,698,575
 PW-8313   Crossings Apartments                                SC      29526    Multifamily        3,650,000       3,645,730
 ML-148    Torrey Hills Corporate Centre                       CA      92130    Office             3,525,000       3,520,816
ORIX-3438  Raymour & Flanigan - Southampton                    PA      18966    Retail             3,286,000       3,282,897

PW-6482A   Ramsey Street Office Building                       NC      28311    Office               920,448         918,191
PW-6482B   Yadkin Road Building                                NC      28303    Office               385,152         384,208
PW-6482C   Cliffdale Road Office Building                      NC      28304    Office             1,024,896       1,022,383
PW-6482D   Henderson Drive Office Building                     NC      28546    Office               933,504         931,215
-----------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                                              3,264,000       3,255,996

 ML-139    Dobson Guadalupe Plaza                              AZ      85202    Retail             3,220,000       3,216,174
 PW-7789   Lexus Training Center                               NJ      07054    Industrial         3,050,000       3,048,754
ORIX-3356  Hardaway Office Building                            TN      37206    Office             3,000,000       2,994,997

 ML-131A   Milford Chase                                       CT      06460    Multifamily        1,228,064       1,225,753
 ML-131B   Milford Hunt                                        CT      06460    Multifamily        1,699,936       1,696,737
-----------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                                              2,928,000       2,922,490

ORIX-3161  Woodland Park Plaza                                 CO      80866    Retail             2,899,000       2,893,491
ORIX-2187  Arsenal Street Shopping Center                      NY      13601    Retail             2,827,500       2,809,853
 ML-110    Moulton Plaza                                       CA      92677    Retail             2,544,000       2,538,293
 PW-7064   Oklahoma City Industrial                            OK      73108    Industrial         2,500,000       2,496,098
 ML-137    Ocean Mist Resort                                   MA      02664    Hospitality        2,500,000       2,495,292
ORIX-2507  Garden Villa                                        TX      77437    Nursing Home       2,425,000       2,402,837
 ML-151    57-13 49th Street (Maspeth)                         NY      11378    Industrial         2,399,500       2,394,997
 ML-135    Avis Rent-A-Car                                     NY      10003    Other              2,400,000       2,393,501
ORIX-2607  Loveland Tech Center                                CO      80537    Industrial         2,400,000       2,385,021
 PW-7395   Red Lion Apartments                                 AL      36116    Multifamily        2,250,000       2,247,636
 PW-8352   Helix Building                                      NV      89120    Industrial         2,200,000       2,195,846
 PW-7958   1399 Madison Building                               TN      38103    Office             2,100,000       2,099,240
 ML-140    Eldorado Village Phase I                            TX      75070    Retail             2,100,000       2,096,486
 PW-7146   Westbrook Towers                                    CT      06516    Multifamily        2,088,000       2,084,259
ORIX-3238  Southeast Crossing                                  TX      75704    Retail             2,080,000       2,076,285
 ML-145    Office Depot - Newport News                         VA      23606    Retail             2,056,000       2,056,000
ORIX-2508  Kingsland Hills Care Center                         TX      78639    Nursing Home       2,075,000       2,055,346
 PW-6232   310 Merrick Road                                    NY      11570    Retail             2,050,000       2,050,000

PW-7312A   Plaza MHP                                           OH      45802    Mobile Home Park   1,179,622       1,177,067
PW-7312B   Spring Valley MHP                                   OH      43140    Mobile Home Park     530,177         529,029
PW-7312C   Blair MHP                                           OH      43140    Mobile Home Park     340,201         339,464
-----------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                                                         2,050,000       2,045,561

 ML-144    MicroSemi Corp. Building                            CA      92704    Industrial         2,023,000       2,022,041
ORIX-2509  New Covenant Care Center of Dinuba                  CA      93618    Nursing Home       2,000,000       1,982,529
ORIX-3290  250 Beacham Street                                  MA      02149    Industrial         1,950,000       1,943,862
 PW-7710   Peachtree Village Mobile Home Park                  GA      30518    Mobile Home Park   1,925,000       1,920,705
 PW-6045   Redbud Plaza                                        OK      73072    Retail             1,900,000       1,893,937

                                                                             Cumulative % of
 Control                                                      % of Initial    Initial Pool             Affiliated
   No.                     Property Name                      Pool Balance      Balance                 Borrower
-----------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                   4.26%           4.26%
 PW-7905   Blue Cross Blue Shield Building                        4.13%           8.38%
 ML-117    Pond View Corporate Center                             3.42%          11.80%
 ML-156    College Square                                         3.07%          14.87%
 PW-8202   First American Building                                3.03%          17.90%
 ML-126    Hampton Point                                          3.01%          20.91%               ML-124, ML-125
ORIX-3325  Lakeside Plaza Office Center                           2.97%          23.88%

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
-----------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                           2.84%          26.71%
                                                                  2.84%
ORIX-2965  Frazier-King Building                                  2.68%          29.40%
 ML-129    Tanglewood Apartments                                  2.61%          32.00%
ORIX-3452  250 Plaza Office Building                              2.44%          34.45%                  ORIX-3288
 ML-124    Saw Mill                                               2.03%          36.48%               ML-125, ML-126
 ML-125    Spring Valley                                          1.95%          38.43%               ML-124, ML-126
 ML-138    Sea Crest Oceanfront Resort & Conference Center        1.92%          40.36%                   ML-137
 ML-147    Quail Park IV                                          1.80%          42.15%
ORIX-3208  Putnam Plaza                                           1.56%          43.71%
 ML-111    Fairways Apartments                                    1.55%          45.26%
 ML-143    Lambda Building                                        1.52%          46.78%
ORIX-3108  Centre East Shopping Center                            1.46%          48.25%
 ML-112    Hempstead Village Commons                              1.45%          49.70%
 ML-103    Creekside Apartments                                   1.39%          51.09%
 PW-7942   Bend River Mall                                        1.39%          52.48%
ORIX-3257  Spectrum Club - Thousand Oaks                          1.37%          53.85%
 ML-101    1100 W. Ewing Street                                   1.35%          55.19%
 ML-116    Canyon Crest Village Apts                              1.33%          56.52%
ORIX-3100  HKS Building                                           1.30%          57.82%
 ML-109    RCA - Waterford Apartments                             1.22%          59.05%
 ML-114    247 and 251-253 West 34th St.                          1.14%          60.19%
 ML-115    9033 Wilshire Medical Bldg                             1.12%          61.31%
 PW-8028   Tops Appliance Building                                1.11%          62.42%
 PW-7562   401 N. Broad Street                                    1.09%          63.51%
 ML-154    Woodgate Apartments                                    1.06%          64.57%
 PW-6132   Arlington Apartments                                   1.04%          65.61%
 PW-6376   Shadowbrook Apartments                                 1.04%          66.65%
 PW-8763   Sunset Hills Apartments                                1.04%          67.69%
 ML-134    2551 Tellabs Dr. Building                              1.02%          68.71%                   ML-152
ORIX-3266  Northpark Plaza                                        1.02%          69.73%                  ORIX-3161
ORIX-3115  The Financial Center                                   1.01%          70.74%
 PW-6410   Gateway Plaza                                          0.99%          71.73%
 PW-7043   The Woods at Frenchman's Creek                         0.96%          72.69%
ORIX-2939  Beverly Hills Medical Tower                            0.92%          73.62%
ORIX-3288  Bayshore Executive Plaza                               0.87%          74.48%                  ORIX-3452
 ML-128    Hampton Inn O'Hare                                     0.81%          75.30%
ORIX-3151  Spring Cypress Village Shopping Center                 0.81%          76.11%
ORIX-1825  The Bayview Office Building                            0.79%          76.90%
 PW-8064   Office Max                                             0.78%          77.68%
 ML-136    Breckenridge Farms                                     0.76%          78.44%
 PW-7141   Summercreek Apartments                                 0.70%          79.14%
ORIX-3256  Kingstown Plaza Shopping Center                        0.69%          79.83%
 ML-152    Augusta Office Building                                0.68%          80.51%                   ML-134
 PW-7790   Smithtown Bypass                                       0.64%          81.15%
 PW-8694   Eckerd's Building                                      0.60%          81.75%
 PW-8313   Crossings Apartments                                   0.59%          82.34%
 ML-148    Torrey Hills Corporate Centre                          0.57%          82.92%                   ML-110
ORIX-3438  Raymour & Flanigan - Southampton                       0.54%          83.46%                  ORIX-2187

PW-6482A   Ramsey Street Office Building
PW-6482B   Yadkin Road Building
PW-6482C   Cliffdale Road Office Building
PW-6482D   Henderson Drive Office Building
-----------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio             0.53%          83.99%

 ML-139    Dobson Guadalupe Plaza                                 0.52%          84.51%
 PW-7789   Lexus Training Center                                  0.50%          85.01%
ORIX-3356  Hardaway Office Building                               0.49%          85.50%

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
-----------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                             0.48%          85.97%

ORIX-3161  Woodland Park Plaza                                    0.47%          86.45%                  ORIX-3266
ORIX-2187  Arsenal Street Shopping Center                         0.46%          86.91%                  ORIX-3438
 ML-110    Moulton Plaza                                          0.41%          87.32%                   ML-148
 PW-7064   Oklahoma City Industrial                               0.41%          87.73%
 ML-137    Ocean Mist Resort                                      0.41%          88.13%                   ML-138
ORIX-2507  Garden Villa                                           0.39%          88.53%       ORIX-2508, ORIX-2509, ORIX-2596
 ML-151    57-13 49th Street (Maspeth)                            0.39%          88.92%
 ML-135    Avis Rent-A-Car                                        0.39%          89.31%
ORIX-2607  Loveland Tech Center                                   0.39%          89.70%
 PW-7395   Red Lion Apartments                                    0.37%          90.06%
 PW-8352   Helix Building                                         0.36%          90.42%
 PW-7958   1399 Madison Building                                  0.34%          90.77%
 ML-140    Eldorado Village Phase I                               0.34%          91.11%
 PW-7146   Westbrook Towers                                       0.34%          91.45%
ORIX-3238  Southeast Crossing                                     0.34%          91.79%
 ML-145    Office Depot - Newport News                            0.34%          92.12%
ORIX-2508  Kingsland Hills Care Center                            0.34%          92.46%       ORIX-2507, ORIX-2509, ORIX-2596
 PW-6232   310 Merrick Road                                       0.33%          92.79%

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
-----------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                        0.33%          93.13%

 ML-144    MicroSemi Corp. Building                               0.33%          93.46%
ORIX-2509  New Covenant Care Center of Dinuba                     0.32%          93.78%       ORIX-2507, ORIX-2508, ORIX-2596
ORIX-3290  250 Beacham Street                                     0.32%          94.10%
 PW-7710   Peachtree Village Mobile Home Park                     0.31%          94.41%
 PW-6045   Redbud Plaza                                           0.31%          94.72%

                                                                                                           Orig     Stated Remaining
 Control                                                    Interest Accrual  Mortgage   Administrative    Term           Term
   No.                     Property Name                         Method         Rate     Cost Rate (A)    (Mos.)         (Mos.)
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                Actual/360      6.977         0.07285        120           103
 PW-7905   Blue Cross Blue Shield Building                     Actual/360      7.850         0.07285        120           119
 ML-117    Pond View Corporate Center                          Actual/360      7.790         0.07285        120           115
 ML-156    College Square                                      Actual/360      7.980         0.07285        120           118
 PW-8202   First American Building                             Actual/360      8.200         0.07285        120           118
 ML-126    Hampton Point                                       Actual/360      7.500         0.03285        120           115
ORIX-3325  Lakeside Plaza Office Center                        Actual/360      7.950         0.02285        120           117

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                        Actual/360      8.200         0.07285        120           117

ORIX-2965  Frazier-King Building                               Actual/360      7.500         0.02285        120           114
 ML-129    Tanglewood Apartments                               Actual/360      7.790         0.07285        120           117
ORIX-3452  250 Plaza Office Building                           Actual/360      7.670         0.02285        120           117
 ML-124    Saw Mill                                            Actual/360      7.500         0.03285        120           115
 ML-125    Spring Valley                                       Actual/360      7.470         0.03285         96            91
 ML-138    Sea Crest Oceanfront Resort & Conference Center     Actual/360      8.480         0.07285        120           118
 ML-147    Quail Park IV                                       Actual/360      8.000         0.07285        120           117
ORIX-3208  Putnam Plaza                                        Actual/360      8.530         0.02285        120           118
 ML-111    Fairways Apartments                                 Actual/360      7.080         0.07285         84            63
 ML-143    Lambda Building                                     Actual/360      8.420         0.07285        120           118
ORIX-3108  Centre East Shopping Center                         Actual/360      7.610         0.02285        120           114
 ML-112    Hempstead Village Commons                           Actual/360      7.730         0.07285        120           116
 ML-103    Creekside Apartments                                Actual/360      7.350         0.07285        120            98
 PW-7942   Bend River Mall                                     Actual/360      7.920         0.07285        120           118
ORIX-3257  Spectrum Club - Thousand Oaks                       Actual/360      8.950         0.02285        120           119
 ML-101    1100 W. Ewing Street                                Actual/360      8.375         0.07285        120           116
 ML-116    Canyon Crest Village Apts                           Actual/360      7.830         0.07285        144           139
ORIX-3100  HKS Building                                        Actual/360      7.870         0.02285        120           116
 ML-109    RCA - Waterford Apartments                          Actual/360      7.430         0.07285         84            65
 ML-114    247 and 251-253 West 34th St.                       Actual/360      8.875         0.07285        120           117
 ML-115    9033 Wilshire Medical Bldg                          Actual/360      8.068         0.07285        120           117
 PW-8028   Tops Appliance Building                             Actual/360      8.800         0.07285        120           116
 PW-7562   401 N. Broad Street                                 Actual/360      9.050         0.07285        120           116
 ML-154    Woodgate Apartments                                 Actual/360      7.875         0.07285        120           118
 PW-6132   Arlington Apartments                                Actual/360      8.050         0.07285        120           117
 PW-6376   Shadowbrook Apartments                              Actual/360      8.450         0.07285        120           116
 PW-8763   Sunset Hills Apartments                             Actual/360      8.350         0.07285        120           118
 ML-134    2551 Tellabs Dr. Building                           Actual/360      8.190         0.07285        120           118
ORIX-3266  Northpark Plaza                                     Actual/360      8.150         0.03535        120           116
ORIX-3115  The Financial Center                                Actual/360      7.940         0.03535        120           112
 PW-6410   Gateway Plaza                                       Actual/360      8.350         0.07285        120           118
 PW-7043   The Woods at Frenchman's Creek                      Actual/360      8.000         0.07285        120           116
ORIX-2939  Beverly Hills Medical Tower                         Actual/360      7.830         0.03535        120           113
ORIX-3288  Bayshore Executive Plaza                            Actual/360      7.570         0.03535        120           115
 ML-128    Hampton Inn O'Hare                                  Actual/360      7.500         0.07285        120           117
ORIX-3151  Spring Cypress Village Shopping Center              Actual/360      7.750         0.03535        120           114
ORIX-1825  The Bayview Office Building                         Actual/360      7.170         0.05285        120           104
 PW-8064   Office Max                                          Actual/360      8.125         0.07285        120           117
 ML-136    Breckenridge Farms                                  Actual/360      7.875         0.07285        120           118
 PW-7141   Summercreek Apartments                              Actual/360      7.900         0.07285        120           115
ORIX-3256  Kingstown Plaza Shopping Center                     Actual/360      8.050         0.04785        120           117
 ML-152    Augusta Office Building                             Actual/360      8.375         0.07285        120           118
 PW-7790   Smithtown Bypass                                    Actual/360      8.650         0.07285        120           119
 PW-8694   Eckerd's Building                                   Actual/360      8.400         0.07285        120           119
 PW-8313   Crossings Apartments                                Actual/360      7.850         0.07285        120           118
 ML-148    Torrey Hills Corporate Centre                       Actual/360      8.380         0.07285        120           118
ORIX-3438  Raymour & Flanigan - Southampton                    Actual/360      8.630         0.07785        120           118

PW-6482A   Ramsey Street Office Building
PW-6482B   Yadkin Road Building
PW-6482C   Cliffdale Road Office Building
PW-6482D   Henderson Drive Office Building
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio          Actual/360      8.500         0.07285        120           117

 ML-139    Dobson Guadalupe Plaza                              Actual/360      8.375         0.07285        120           118
 PW-7789   Lexus Training Center                               Actual/360      8.250         0.07285        120           119
ORIX-3356  Hardaway Office Building                            Actual/360      8.620         0.07785        120           118

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                          Actual/360      7.875         0.07285        120           117

ORIX-3161  Woodland Park Plaza                                 Actual/360      8.220         0.10285        120           116
ORIX-2187  Arsenal Street Shopping Center                      Actual/360      7.850         0.10285        120           110
 ML-110    Moulton Plaza                                       Actual/360      8.230         0.07285        120           116
 PW-7064   Oklahoma City Industrial                            Actual/360      8.800         0.07285        120           116
 ML-137    Ocean Mist Resort                                   Actual/360      8.480         0.07285        120           118
ORIX-2507  Garden Villa                                        Actual/360      7.950         0.10285        120           111
 ML-151    57-13 49th Street (Maspeth)                         Actual/360      8.500         0.07285        120           118
 ML-135    Avis Rent-A-Car                                     Actual/360      8.500         0.07285        120           117
ORIX-2607  Loveland Tech Center                                Actual/360      7.850         0.10285        120           110
 PW-7395   Red Lion Apartments                                 Actual/360      8.250         0.07285        120           118
 PW-8352   Helix Building                                      Actual/360      8.000         0.07285        120           118
 PW-7958   1399 Madison Building                               Actual/360      8.550         0.07285        120           119
 ML-140    Eldorado Village Phase I                            Actual/360      8.375         0.07285        120           117
 PW-7146   Westbrook Towers                                    Actual/360      8.400         0.07285        120           116
ORIX-3238  Southeast Crossing                                  Actual/360      8.410         0.10285        120           116
 ML-145    Office Depot - Newport News                         Actual/360      8.500         0.07285        120           120
ORIX-2508  Kingsland Hills Care Center                         Actual/360      7.750         0.10285        120           111
 PW-6232   310 Merrick Road                                    Actual/360      8.600         0.07285        120           120

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                     Actual/360      7.800         0.07285        120           116

 ML-144    MicroSemi Corp. Building                            Actual/360      8.390         0.07285        120           119
ORIX-2509  New Covenant Care Center of Dinuba                  Actual/360      8.200         0.10285        120           111
ORIX-3290  250 Beacham Street                                  Actual/360      8.290         0.12785        120           115
 PW-7710   Peachtree Village Mobile Home Park                  Actual/360      7.700         0.07285        120           116
 PW-6045   Redbud Plaza                                        Actual/360      8.000         0.07285        120           114

                                                                                              Remain
                                                                      Amort                   Amort
 Control                                                               Term                    Term           Origination
   No.                     Property Name                              (Mos.)                  (Mos.)             Date
---------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                        360                     343              5/15/1998
 PW-7905   Blue Cross Blue Shield Building                             360                     359              9/30/1999
 ML-117    Pond View Corporate Center                                  360                     355              5/26/1999
 ML-156    College Square                                              360                     358              8/3/1999
 PW-8202   First American Building                                     360                     358              8/24/1999
 ML-126    Hampton Point                                               360                     355              5/10/1999
ORIX-3325  Lakeside Plaza Office Center                                360                     357              7/14/1999

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
---------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                360                     357              7/21/1999

ORIX-2965  Frazier-King Building                                       360                     354              4/30/1999
 ML-129    Tanglewood Apartments                                       360                     357              7/27/1999
ORIX-3452  250 Plaza Office Building                                   360                     357              7/12/1999
 ML-124    Saw Mill                                                    360                     355              5/10/1999
 ML-125    Spring Valley                                               360                     355              5/10/1999
 ML-138    Sea Crest Oceanfront Resort & Conference Center             300                     298              8/30/1999
 ML-147    Quail Park IV                                               360                     357              7/30/1999
ORIX-3208  Putnam Plaza                                                360                     358              8/31/1999
 ML-111    Fairways Apartments                                         360                     339              1/28/1998
 ML-143    Lambda Building                                             360                     358              8/26/1999
ORIX-3108  Centre East Shopping Center                                 360                     354              4/26/1999
 ML-112    Hempstead Village Commons                                   360                     356              6/7/1999
 ML-103    Creekside Apartments                                        360                     338             12/11/1997
 PW-7942   Bend River Mall                                             360                     358              9/1/1999
ORIX-3257  Spectrum Club - Thousand Oaks                               300                     299              9/24/1999
 ML-101    1100 W. Ewing Street                                        300                     296              6/24/1999
 ML-116    Canyon Crest Village Apts                                   360                     355              5/25/1999
ORIX-3100  HKS Building                                                360                     356              6/18/1999
 ML-109    RCA - Waterford Apartments                                  360                     341              3/25/1998
 ML-114    247 and 251-253 West 34th St.                               300                     297              7/13/1999
 ML-115    9033 Wilshire Medical Bldg                                  360                     357              7/9/1999
 PW-8028   Tops Appliance Building                                     360                     356              6/30/1999
 PW-7562   401 N. Broad Street                                         360                     356              6/17/1999
 ML-154    Woodgate Apartments                                         360                     358              8/17/1999
 PW-6132   Arlington Apartments                                        360                     357              7/6/1999
 PW-6376   Shadowbrook Apartments                                      360                     356              6/11/1999
 PW-8763   Sunset Hills Apartments                                     360                     358              8/19/1999
 ML-134    2551 Tellabs Dr. Building                                   360                     358              8/27/1999
ORIX-3266  Northpark Plaza                                             360                     356              6/11/1999
ORIX-3115  The Financial Center                                        360                     352              2/25/1999
 PW-6410   Gateway Plaza                                               360                     358              8/19/1999
 PW-7043   The Woods at Frenchman's Creek                              360                     356              6/28/1999
ORIX-2939  Beverly Hills Medical Tower                                 281                     274              3/30/1999
ORIX-3288  Bayshore Executive Plaza                                    360                     355              5/25/1999
 ML-128    Hampton Inn O'Hare                                          324                     321              7/21/1999
ORIX-3151  Spring Cypress Village Shopping Center                      324                     318              4/30/1999
ORIX-1825  The Bayview Office Building                                 360                     344              6/25/1998
 PW-8064   Office Max                                                  360                     357              7/29/1999
 ML-136    Breckenridge Farms                                          360                     358              8/11/1999
 PW-7141   Summercreek Apartments                                      360                     355              5/17/1999
ORIX-3256  Kingstown Plaza Shopping Center                             360                     357              7/19/1999
 ML-152    Augusta Office Building                                     360                     358              8/31/1999
 PW-7790   Smithtown Bypass                                            360                     359              9/30/1999
 PW-8694   Eckerd's Building                                           360                     359              9/30/1999
 PW-8313   Crossings Apartments                                        360                     358              8/2/1999
 ML-148    Torrey Hills Corporate Centre                               360                     358              8/12/1999
ORIX-3438  Raymour & Flanigan - Southampton                            360                     358              8/17/1999

PW-6482A   Ramsey Street Office Building
PW-6482B   Yadkin Road Building
PW-6482C   Cliffdale Road Office Building
PW-6482D   Henderson Drive Office Building
---------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                  300                     297              7/23/1999

 ML-139    Dobson Guadalupe Plaza                                      360                     358              8/27/1999
 PW-7789   Lexus Training Center                                       360                     359              9/27/1999
ORIX-3356  Hardaway Office Building                                    300                     298              8/24/1999

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
---------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                  360                     357              7/20/1999

ORIX-3161  Woodland Park Plaza                                         360                     356              6/11/1999
ORIX-2187  Arsenal Street Shopping Center                              360                     350             12/23/1998
 ML-110    Moulton Plaza                                               360                     356              6/7/1999
 PW-7064   Oklahoma City Industrial                                    360                     356              6/3/1999
 ML-137    Ocean Mist Resort                                           300                     298              8/30/1999
ORIX-2507  Garden Villa                                                300                     291              1/29/1999
 ML-151    57-13 49th Street (Maspeth)                                 300                     298              8/27/1999
 ML-135    Avis Rent-A-Car                                             300                     297              7/22/1999
ORIX-2607  Loveland Tech Center                                        360                     350              12/3/1998
 PW-7395   Red Lion Apartments                                         360                     358              8/24/1999
 PW-8352   Helix Building                                              300                     298              8/12/1999
 PW-7958   1399 Madison Building                                       360                     359              9/1/1999
 ML-140    Eldorado Village Phase I                                    360                     357              7/30/1999
 PW-7146   Westbrook Towers                                            360                     356              6/8/1999
ORIX-3238  Southeast Crossing                                          360                     356              6/16/1999
 ML-145    Office Depot - Newport News                                 360                     360              10/6/1999
ORIX-2508  Kingsland Hills Care Center                                 300                     291              1/29/1999
 PW-6232   310 Merrick Road                                            360                     360              10/5/1999

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
---------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                             360                     356              6/4/1999

 ML-144    MicroSemi Corp. Building                                    360                     359              9/13/1999
ORIX-2509  New Covenant Care Center of Dinuba                          300                     291              1/29/1999
ORIX-3290  250 Beacham Street                                          336                     331              5/27/1999
 PW-7710   Peachtree Village Mobile Home Park                          360                     356              6/25/1999
 PW-6045   Redbud Plaza                                                360                     354              4/30/1999

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                     ANNEX A

 Control                                                              First Payment      Repayment       Balloon/Repayment
   No.                     Property Name                                   Date            Date               Balance
--------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                         7/1/1998          6/1/2008           23,079,013
 PW-7905   Blue Cross Blue Shield Building                             11/1/1999         10/1/2009           22,586,102
 ML-117    Pond View Corporate Center                                   7/1/1999          6/1/2009           18,416,586
 ML-156    College Square                                              10/1/1999          9/1/2009           16,596,202
 PW-8202   First American Building                                     10/1/1999          9/1/2009           16,725,297
 ML-126    Hampton Point                                                7/1/1999          6/1/2009           16,372,352
ORIX-3325  Lakeside Plaza Office Center                                 9/1/1999          8/1/2009           16,283,638

PW-8703A   Norport Apartments                                                                                 2,923,609
PW-8703B   Colonial Court                                                                                     1,228,310
PW-8703C   Lee Hall                                                                                           7,924,607
PW-8703D   River Drive Apartments                                                                             3,582,870
--------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                 9/1/1999          8/1/2009           15,659,395

ORIX-2965  Frazier-King Building                                        6/1/1999          5/1/2009           14,607,753
 ML-129    Tanglewood Apartments                                        9/1/1999          8/1/2009           14,031,704
ORIX-3452  250 Plaza Office Building                                    9/1/1999          8/1/2009           13,330,287
 ML-124    Saw Mill                                                     7/1/1999          6/1/2009           11,062,400
 ML-125    Spring Valley                                                7/1/1999          6/1/2007           10,979,957
 ML-138    Sea Crest Oceanfront Resort & Conference Center             10/1/1999          9/1/2009            9,699,213
 ML-147    Quail Park IV                                                9/1/1999          8/1/2009            9,710,758
ORIX-3208  Putnam Plaza                                                10/1/1999          9/1/2009            8,657,594
 ML-111    Fairways Apartments                                          3/1/1998          2/1/2005            8,860,083
 ML-143    Lambda Building                                             10/1/1999          9/1/2009            8,304,117
ORIX-3108  Centre East Shopping Center                                  6/1/1999          5/1/2009            7,988,782
 ML-112    Hempstead Village Commons                                    8/1/1999          7/1/2009            7,823,232
 ML-103    Creekside Apartments                                         2/1/1998          1/1/2008            7,518,703
 PW-7942   Bend River Mall                                             10/1/1999          9/1/2009            7,598,190
ORIX-3257  Spectrum Club - Thousand Oaks                               11/1/1999         10/1/2009            7,128,169
 ML-101    1100 W. Ewing Street                                         8/1/1999          7/1/2009            6,806,635
 ML-116    Canyon Crest Village Apts                                    7/1/1999          6/1/2011            6,838,266
ORIX-3100  HKS Building                                                 8/1/1999          7/1/2009            7,146,820
 ML-109    RCA - Waterford Apartments                                   5/1/1998          4/1/2005            6,992,210
 ML-114    247 and 251-253 West 34th St.                                9/1/1999          8/1/2009            5,807,470
 ML-115    9033 Wilshire Medical Bldg                                   9/1/1999          8/1/2009            6,078,744
 PW-8028   Tops Appliance Building                                      8/1/1999          7/1/2009            6,205,574
 PW-7562   401 N. Broad Street                                          8/1/1999          7/1/2009            6,147,334
 ML-154    Woodgate Apartments                                         10/1/1999          9/1/2009            5,710,484
 PW-6132   Arlington Apartments                                         9/1/1999          8/1/2009            5,739,662
 PW-6376   Shadowbrook Apartments                                       8/1/1999          7/1/2009            5,795,301
 PW-8763   Sunset Hills Apartments                                     10/1/1999          9/1/2009            5,733,336
 ML-134    2551 Tellabs Dr. Building                                   10/1/1999          9/1/2009            5,534,863
ORIX-3266  Northpark Plaza                                              8/1/1999          7/1/2009            5,625,994
ORIX-3115  The Financial Center                                         4/1/1999          3/1/2009            5,572,384
 PW-6410   Gateway Plaza                                               10/1/1999          9/1/2009            5,508,517
 PW-7043   The Woods at Frenchman's Creek                               8/1/1999          7/1/2009            5,278,197
ORIX-2939  Beverly Hills Medical Tower                                  5/1/1999          4/1/2009            4,514,808
ORIX-3288  Bayshore Executive Plaza                                     7/1/1999          6/1/2009            4,720,779
 ML-128    Hampton Inn O'Hare                                           9/1/1999          8/1/2009            4,169,414
ORIX-3151  Spring Cypress Village Shopping Center                       6/1/1999          5/1/2009            4,265,469
ORIX-1825  The Bayview Office Building                                  8/1/1998          7/1/2008            4,301,343
 PW-8064   Office Max                                                   9/1/1999          8/1/2009            4,312,313
 ML-136    Breckenridge Farms                                          10/1/1999          9/1/2009            4,085,192
 PW-7141   Summercreek Apartments                                       7/1/1999          6/1/2009            3,869,599
ORIX-3256  Kingstown Plaza Shopping Center                              9/1/1999          8/1/2009            3,780,106
 ML-152    Augusta Office Building                                     10/1/1999          9/1/2009            3,700,338
 PW-7790   Smithtown Bypass                                            11/1/1999         10/1/2009            3,546,434
 PW-8694   Eckerd's Building                                           11/1/1999         10/1/2009            3,345,789
 PW-8313   Crossings Apartments                                        10/1/1999          9/1/2009            3,257,304
 ML-148    Torrey Hills Corporate Centre                               10/1/1999          9/1/2009            3,128,286
ORIX-3438  Raymour & Flanigan - Southampton                            10/1/1999          9/1/2009            2,985,555

PW-6482A   Ramsey Street Office Building                                                                       771,520
PW-6482B   Yadkin Road Building                                                                                322,835
PW-6482C   Cliffdale Road Office Building                                                                      859,068
PW-6482D   Henderson Drive Office Building                                                                     782,463
--------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                   9/1/1999          8/1/2009            2,735,886

 ML-139    Dobson Guadalupe Plaza                                      10/1/1999          9/1/2009            2,857,336
 PW-7789   Lexus Training Center                                       11/1/1999          10/1/2009           2,748,575
ORIX-3356  Hardaway Office Building                                    10/1/1999          9/1/2009            2,522,239

 ML-131A   Milford Chase                                                                                      1,078,899
 ML-131B   Milford Hunt                                                                                       1,493,455
--------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                   9/1/1999          8/1/2009            2,572,354

ORIX-3161  Woodland Park Plaza                                          8/1/1999          7/1/2009            2,611,305
ORIX-2187  Arsenal Street Shopping Center                               2/1/1999          1/1/2009            2,522,854
 ML-110    Moulton Plaza                                                8/1/1999          7/1/2009            2,251,604
 PW-7064   Oklahoma City Industrial                                     8/1/1999          7/1/2009            2,281,461
 ML-137    Ocean Mist Resort                                           10/1/1999          9/1/2009            2,054,918
ORIX-2507  Garden Villa                                                 3/1/1999          2/1/2009            2,000,281
 ML-151    57-13 49th Street (Maspeth)                                 10/1/1999          9/1/2009            1,973,257
 ML-135    Avis Rent-A-Car                                              9/1/1999          8/1/2009            1,973,669
ORIX-2607  Loveland Tech Center                                         2/1/1999          1/1/2009            2,141,413
 PW-7395   Red Lion Apartments                                         10/1/1999          9/1/2009            2,026,860
 PW-8352   Helix Building                                              10/1/1999          9/1/2009            1,818,037
 PW-7958   1399 Madison Building                                       11/1/1999         10/1/2009            1,905,382
 ML-140    Eldorado Village Phase I                                     9/1/1999          8/1/2009            1,863,480
 PW-7146   Westbrook Towers                                             8/1/1999          7/1/2009            1,888,574
ORIX-3238  Southeast Crossing                                           8/1/1999          7/1/2009            1,881,766
 ML-145    Office Depot - Newport News                                 12/1/1999         11/1/2009            1,828,812
ORIX-2508  Kingsland Hills Care Center                                  3/1/1999          2/1/2009            1,701,773
 PW-6232   310 Merrick Road                                            12/1/1999         11/1/2009            1,861,245

PW-7312A   Plaza MHP                                                                                          1,052,041
PW-7312B   Spring Valley MHP                                                                                   472,836
PW-7312C   Blair MHP                                                                                           303,407
--------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                              8/1/1999          7/1/2009            1,828,283

 ML-144    MicroSemi Corp. Building                                    11/1/1999         10/1/2009            1,796,091
ORIX-2509  New Covenant Care Center of Dinuba                           3/1/1999          2/1/2009            1,661,393
ORIX-3290  250 Beacham Street                                           7/1/1999          6/1/2009            1,713,179
 PW-7710   Peachtree Village Mobile Home Park                           8/1/1999          7/1/2009            1,712,630
 PW-6045   Redbud Plaza                                                 6/1/1999          5/1/2009            1,702,705

                                                                                                                          Annual
 Control                                                                                                                   Debt
   No.                     Property Name                      Maturity Term          Prepayment Restrictions              Service
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                  Hyperam       L(116),O(4)                              2,105,336
 PW-7905   Blue Cross Blue Shield Building                       Hyperam       L(120),O(0)                              2,196,045
 ML-117    Pond View Corporate Center                            Balloon       L(59),YM(57),O(4)                        1,832,423
 ML-156    College Square                                        Balloon       L(116),O(4)                              1,674,975
 PW-8202   First American Building                               Hyperam       L(120),O(0)                              1,667,911
 ML-126    Hampton Point                                         Balloon       L(116),O(4)                              1,552,256
ORIX-3325  Lakeside Plaza Office Center                          Balloon       L(116),O(4)                              1,594,936

PW-8703A   Norport Apartments                                                                                            291,497
PW-8703B   Colonial Court                                                                                                122,468
PW-8703C   Lee Hall                                                                                                      790,119
PW-8703D   River Drive Apartments                                                                                        357,228
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                          Balloon       L(120),O(0)                              1,561,311

ORIX-2965  Frazier-King Building                                 Balloon       L(116),O(4)                              1,384,445
 ML-129    Tanglewood Apartments                                 Balloon       L(116),O(4)                              1,396,097
ORIX-3452  250 Plaza Office Building                             Balloon       L(116),O(4)                              1,279,605
 ML-124    Saw Mill                                              Balloon       L(116),O(4)                              1,048,822
 ML-125    Spring Valley                                         Balloon       L(92),O(4)                               1,003,912
 ML-138    Sea Crest Oceanfront Resort & Conference Center       Balloon       L(116),O(4)                              1,150,094
 ML-147    Quail Park IV                                         Balloon       L(116),O(4)                               981,660
ORIX-3208  Putnam Plaza                                          Balloon       L(116),O(4)                               883,613
 ML-111    Fairways Apartments                                   Balloon       L(47),YM(33),O(4)                         786,961
 ML-143    Lambda Building                                       Balloon       L(116),O(4)                               866,113
ORIX-3108  Centre East Shopping Center                           Balloon       L(116),O(4)                               763,218
 ML-112    Hempstead Village Commons                             Balloon       L(116),O(4)                               774,760
 ML-103    Creekside Apartments                                  Balloon       L(59),YM(57),O(4)                         723,214
 PW-7942   Bend River Mall                                       Balloon       L(120),O(0)                               742,759
ORIX-3257  Spectrum Club - Thousand Oaks                         Balloon       L(113),O(7)                               842,461
 ML-101    1100 W. Ewing Street                                  Balloon       L(116),O(4)                               802,010
 ML-116    Canyon Crest Village Apts                             Balloon       L(140),O(4)                               713,915
ORIX-3100  HKS Building                                          Balloon       L(116),O(4)                               695,733
 ML-109    RCA - Waterford Apartments                            Balloon       L(24),5(12),4(12),3(12),2(12),1(9),O(3)   640,141
 ML-114    247 and 251-253 West 34th St.                         Balloon       L(113),O(7)                               705,266
 ML-115    9033 Wilshire Medical Bldg                            Balloon       L(116),O(4)                               617,630
 PW-8028   Tops Appliance Building                               Hyperam       L(117),O(3)                               644,864
 PW-7562   401 N. Broad Street                                   Balloon       L(120),O(0)                               649,811
 ML-154    Woodgate Apartments                                   Balloon       L(116),O(4)                               571,776
 PW-6132   Arlington Apartments                                  Balloon       L(120),O(0)                               566,210
 PW-6376   Shadowbrook Apartments                                Balloon       L(120),O(0)                               587,806
 PW-8763   Sunset Hills Apartments                               Balloon       L(120),O(0)                               577,831
 ML-134    2551 Tellabs Dr. Building                             Balloon       L(23),YM(93),O(4)                         567,486
ORIX-3266  Northpark Plaza                                       Balloon       L(116),O(4)                               558,722
ORIX-3115  The Financial Center                                  Balloon       L(116),O(4)                               544,913
 PW-6410   Gateway Plaza                                         Balloon       L(120),O(0)                               555,173
 PW-7043   The Woods at Frenchman's Creek                        Balloon       L(120),O(0)                               518,625
ORIX-2939  Beverly Hills Medical Tower                           Balloon       L(116),O(4)                               531,831
ORIX-3288  Bayshore Executive Plaza                              Balloon       L(116),O(4)                               449,865
 ML-128    Hampton Inn O'Hare                                    Balloon       L(116),O(4)                               436,857
ORIX-3151  Spring Cypress Village Shopping Center                Balloon       L(116),O(4)                               442,458
ORIX-1825  The Bayview Office Building                           Balloon       L(116),O(4)                               397,934
 PW-8064   Office Max                                            Hyperam       L(120),O(0)                               427,678
 ML-136    Breckenridge Farms                                    Balloon       L(116),O(4)                               409,040
 PW-7141   Summercreek Apartments                                Balloon       L(120),O(0)                               377,648
ORIX-3256  Kingstown Plaza Shopping Center                       Balloon       L(116),O(4)                               372,903
 ML-152    Augusta Office Building                               Balloon       L(23),YM(93),O(4)                         384,657
 PW-7790   Smithtown Bypass                                      Hyperam       L(120),O(0)                               364,838
 PW-8694   Eckerd's Building                                     Balloon       L(120),O(0)                               338,256
 PW-8313   Crossings Apartments                                  Balloon       L(120),O(0)                               316,821
 ML-148    Torrey Hills Corporate Centre                         Balloon       L(116),O(4)                               325,312
ORIX-3438  Raymour & Flanigan - Southampton                      Balloon       L(116),O(4)                               306,838

PW-6482A   Ramsey Street Office Building                                                                                  88,940
PW-6482B   Yadkin Road Building                                                                                           37,216
PW-6482C   Cliffdale Road Office Building                                                                                 99,033
PW-6482D   Henderson Drive Office Building                                                                                90,202
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio            Balloon       L(120),O(0)                               315,391

 ML-139    Dobson Guadalupe Plaza                                Balloon       L(116),O(4)                               297,025
 PW-7789   Lexus Training Center                                 Hyperam       L(117),O(3)                               274,964
ORIX-3356  Hardaway Office Building                              Balloon       L(116),O(4)                               292,799

 ML-131A   Milford Chase                                                                                                 108,041
 ML-131B   Milford Hunt                                                                                                  149,554
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                            Balloon       L(59),YM(57),O(4)                         257,595

ORIX-3161  Woodland Park Plaza                                   Balloon       L(116),O(4)                               260,617
ORIX-2187  Arsenal Street Shopping Center                        Balloon       L(116),O(4)                               245,427
 ML-110    Moulton Plaza                                         Balloon       L(116),O(4)                               231,552
 PW-7064   Oklahoma City Industrial                              Balloon       L(120),O(0)                               237,082
 ML-137    Ocean Mist Resort                                     Balloon       L(116),O(4)                               243,664
ORIX-2507  Garden Villa                                          Balloon       L(116),O(4)                               223,635
 ML-151    57-13 49th Street (Maspeth)                           Balloon       L(116),O(4)                               234,264
 ML-135    Avis Rent-A-Car                                       Balloon       L(116),O(4)                               234,344
ORIX-2607  Loveland Tech Center                                  Balloon       L(116),O(4)                               208,320
 PW-7395   Red Lion Apartments                                   Balloon       L(120),O(0)                               202,842
 PW-8352   Helix Building                                        Balloon       L(120),O(0)                               203,759
 PW-7958   1399 Madison Building                                 Hyperam       L(120),O(0)                               194,660
 ML-140    Eldorado Village Phase I                              Balloon       L(116),O(4)                               193,737
 PW-7146   Westbrook Towers                                      Balloon       L(120),O(0)                               190,886
ORIX-3238  Southeast Crossing                                    Balloon       L(116),O(4)                               190,331
 ML-145    Office Depot - Newport News                           Balloon       L(116),O(4)                               191,870
ORIX-2508  Kingsland Hills Care Center                           Balloon       L(116),O(4)                               188,077
 PW-6232   310 Merrick Road                                      Hyperam       L(120),O(0)                               190,899

PW-7312A   Plaza MHP                                                                                                     101,901
PW-7312B   Spring Valley MHP                                                                                              45,799
PW-7312C   Blair MHP                                                                                                      29,388
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                       Balloon       L(120),O(0)                               177,088

 ML-144    MicroSemi Corp. Building                              Balloon       L(116),O(4)                               186,890
ORIX-2509  New Covenant Care Center of Dinuba                    Balloon       L(116),O(4)                               188,427
ORIX-3290  250 Beacham Street                                    Balloon       L(116),O(4)                               179,406
 PW-7710   Peachtree Village Mobile Home Park                    Balloon       L(120),O(0)                               164,694
 PW-6045   Redbud Plaza                                          Balloon       L(120),O(0)                               167,298

                                                                                                Underwriting     Underwriting
 Control                                                        1997              1998              Total            Total
   No.                            Property Name                  NCF               NCF             Revenue          Expense
----------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                               2,639,436         2,910,536          4,890,207      2,073,651
 PW-7905   Blue Cross Blue Shield Building                            -                 -          4,386,472        87,729
 ML-117    Pond View Corporate Center                         2,856,550         2,591,278          3,965,519      1,455,634
 ML-156    College Square                                     1,710,784         1,725,737          2,782,085       654,711
 PW-8202   First American Building                            1,103,086         2,184,174          2,427,372        76,734
 ML-126    Hampton Point                                      1,788,572         1,896,643          3,259,328      1,351,723
ORIX-3325  Lakeside Plaza Office Center                       2,379,574           841,926          3,636,148      1,350,837

PW-8703A   Norport Apartments                                   417,692           460,852          1,042,088       544,407
PW-8703B   Colonial Court                                       186,067           167,250           291,303         89,622
PW-8703C   Lee Hall                                           1,184,143         1,084,870          2,170,148       840,168
PW-8703D   River Drive Apartments                               482,953           564,491          1,151,683       566,294
----------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                       2,270,856         2,277,454          4,655,225      2,040,492

ORIX-2965  Frazier-King Building                                690,333         1,362,913          3,368,714      1,364,576
 ML-129    Tanglewood Apartments                              1,673,955         1,757,302          2,905,055      1,194,193
ORIX-3452  250 Plaza Office Building                            972,609         1,473,275          3,490,538      1,628,578
 ML-124    Saw Mill                                           1,643,420         1,272,417          2,803,584      1,426,036
 ML-125    Spring Valley                                      1,364,671         1,377,802          2,066,093       844,521
 ML-138    Sea Crest Oceanfront Resort & Conference Center    1,702,774         1,945,726          9,197,752      6,918,878
 ML-147    Quail Park IV                                      1,282,434         1,372,000          1,963,389       537,507
ORIX-3208  Putnam Plaza                                         862,378           964,351          1,764,263       539,608
 ML-111    Fairways Apartments                                  912,159                 -          2,132,851      1,144,811
 ML-143    Lambda Building                                            -                 -          1,670,202       490,971
ORIX-3108  Centre East Shopping Center                          356,568         1,055,655          1,364,522       314,183
 ML-112    Hempstead Village Commons                                  -                 -          1,574,719       602,046
 ML-103    Creekside Apartments                                 754,861           973,703          1,913,251      1,009,502
 PW-7942   Bend River Mall                                    1,380,757         1,384,047          2,189,034       744,798
ORIX-3257  Spectrum Club - Thousand Oaks                              -                 -          1,295,000        38,850
 ML-101    1100 W. Ewing Street                                       -                 -          1,460,039       262,637
 ML-116    Canyon Crest Village Apts                            869,709           903,366          1,404,718       501,833
ORIX-3100  HKS Building                                               -                 -          1,726,700       792,668
 ML-109    RCA - Waterford Apartments                           860,212           945,835          1,978,317      1,111,960
 ML-114    247 and 251-253 West 34th St.                        612,191           890,026          1,410,571       351,782
 ML-115    9033 Wilshire Medical Bldg                           816,667           837,273          1,217,299       383,963
 PW-8028   Tops Appliance Building                                    -                 -           947,009         28,410
 PW-7562   401 N. Broad Street                                1,432,557         2,425,618         10,759,047      6,808,344
 ML-154    Woodgate Apartments                                  731,817           812,052          1,699,943       757,430
 PW-6132   Arlington Apartments                                 524,030           793,022          1,914,240       927,574
 PW-6376   Shadowbrook Apartments                               638,334           783,537          1,851,807       991,622
 PW-8763   Sunset Hills Apartments                                    -                 -          1,008,021       284,540
 ML-134    2551 Tellabs Dr. Building                            104,723           255,787           937,301        188,066
ORIX-3266  Northpark Plaza                                      (24,166)          478,580          1,056,819       277,858
ORIX-3115  The Financial Center                                 684,543           778,328          1,355,455       545,774
 PW-6410   Gateway Plaza                                              -           780,236           942,562        150,052
 PW-7043   The Woods at Frenchman's Creek                       605,093                 -          1,366,782       683,873
ORIX-2939  Beverly Hills Medical Tower                          821,243           727,573          1,471,498       673,682
ORIX-3288  Bayshore Executive Plaza                             443,139           363,347          1,287,389       581,593
 ML-128    Hampton Inn O'Hare                                 1,571,582         1,763,019          3,812,987      2,691,262
ORIX-3151  Spring Cypress Village Shopping Center               510,066           669,206           991,774        276,958
ORIX-1825  The Bayview Office Building                          624,339           515,795          1,260,136       604,278
 PW-8064   Office Max                                                 -                 -           558,903         28,994
 ML-136    Breckenridge Farms                                   171,871           452,349           758,438        160,170
 PW-7141   Summercreek Apartments                               492,610           485,557          1,077,535       504,199
ORIX-3256  Kingstown Plaza Shopping Center                      439,982           331,268           719,305        170,633
 ML-152    Augusta Office Building                              442,255           467,958           976,968        368,873
 PW-7790   Smithtown Bypass                                     530,781           545,294           789,807        256,487
 PW-8694   Eckerd's Building                                          -                 -           463,902         13,917
 PW-8313   Crossings Apartments                                 368,944            99,260           791,737        336,463
 ML-148    Torrey Hills Corporate Centre                              -                 -           543,632        123,386
ORIX-3438  Raymour & Flanigan - Southampton                           -                 -           617,259        178,707

PW-6482A   Ramsey Street Office Building                        (54,057)           94,068           188,680         45,717
PW-6482B   Yadkin Road Building                                 (39,441)          (39,909)          102,722         39,210
PW-6482C   Cliffdale Road Office Building                        23,693            (1,353)          201,801         44,956
PW-6482D   Henderson Drive Office Building                      141,401           139,940           191,651         48,062
----------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio            72,218           192,567           684,852        177,942

 ML-139    Dobson Guadalupe Plaza                               248,289           194,457           542,525        124,427
 PW-7789   Lexus Training Center                                370,475           348,978           466,070         95,445
ORIX-3356  Hardaway Office Building                             410,571           410,571           502,210         15,066

 ML-131A   Milford Chase                                              -           154,325           194,052         57,810
 ML-131B   Milford Hunt                                               -           250,967           288,373         99,772
----------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                           200,113           405,292           482,425        157,582

ORIX-3161  Woodland Park Plaza                                        -            54,874           483,283        127,353
ORIX-2187  Arsenal Street Shopping Center                             -           247,112           589,969        196,329
 ML-110    Moulton Plaza                                              -           203,392           410,792         84,441
 PW-7064   Oklahoma City Industrial                             220,862           152,364           449,810         65,962
 ML-137    Ocean Mist Resort                                    385,786           451,879          1,536,231       933,146
ORIX-2507  Garden Villa                                         622,538           633,028          3,425,688      2,879,521
 ML-151    57-13 49th Street (Maspeth)                                -                 -           486,846        163,144
 ML-135    Avis Rent-A-Car                                      411,627           435,438           400,070         71,916
ORIX-2607  Loveland Tech Center                                  53,637           163,792           382,822         85,926
 PW-7395   Red Lion Apartments                                  185,132           257,369           759,915        415,595
 PW-8352   Helix Building                                             -           142,851           426,325         65,370
 PW-7958   1399 Madison Building                                125,841           293,410           375,258         92,707
 ML-140    Eldorado Village Phase I                                   -                 -           385,605        102,436
 PW-7146   Westbrook Towers                                     185,353           247,369           681,843        410,752
ORIX-3238  Southeast Crossing                                   347,369           276,434           406,351        115,517
 ML-145    Office Depot - Newport News                                -                 -           362,517         93,871
ORIX-2508  Kingsland Hills Care Center                          845,495           563,498          3,421,721      2,941,082
 PW-6232   310 Merrick Road                                      50,000            80,990           403,193        133,503

PW-7312A   Plaza MHP                                            180,238           181,657           234,297         53,766
PW-7312B   Spring Valley MHP                                     93,100            97,966           102,110         20,962
PW-7312C   Blair MHP                                             52,569            62,263            78,691         25,745
----------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                      325,907           341,886           415,098        100,475

 ML-144    MicroSemi Corp. Building                                   -                 -           309,795         66,388
ORIX-2509  New Covenant Care Center of Dinuba                    54,437           450,714          3,239,113      2,626,099
ORIX-3290  250 Beacham Street                                   260,704           260,619           313,646         73,912
 PW-7710   Peachtree Village Mobile Home Park                   350,504           342,461           425,676        149,692
 PW-6045   Redbud Plaza                                               -           193,906           318,367         73,794

 Control                                                      Underwriting   Underwriting   Appraised      Appraisal     Current
   No.                            Property Name                   NCF            DSCR         Value           Year         LTV
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                2,816,555         1.34         32,700,000      1999        79.78
 PW-7905   Blue Cross Blue Shield Building                     3,926,149         1.79         40,930,000      1999        61.78
 ML-117    Pond View Corporate Center                          2,298,790         1.25         29,000,000      1999        72.18
 ML-156    College Square                                      2,092,544         1.25         24,900,000      1999        75.60
 PW-8202   First American Building                             2,096,867         1.26         24,400,000      1999        76.10
 ML-126    Hampton Point                                       1,907,604         1.23         26,400,000      1999        69.86
ORIX-3325  Lakeside Plaza Office Center                        2,030,179         1.27         25,000,000      1999        72.68

PW-8703A   Norport Apartments                                   435,181                        5,150,000
PW-8703B   Colonial Court                                       182,481                        1,530,000
PW-8703C   Lee Hall                                            1,179,980                      12,855,000
PW-8703D   River Drive Apartments                               533,389                        5,650,000
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                        2,331,033         1.49         25,185,000      1999        68.99

ORIX-2965  Frazier-King Building                               1,761,742         1.27         23,000,000      1999        71.48
 ML-129    Tanglewood Apartments                               1,710,861         1.23         20,000,000      1999        79.85
ORIX-3452  250 Plaza Office Building                           1,628,349         1.27         20,000,000      1999        74.87
 ML-124    Saw Mill                                            1,377,547         1.31         17,430,000      1999        71.49
 ML-125    Spring Valley                                       1,221,573         1.22         15,720,000      1999        76.10
 ML-138    Sea Crest Oceanfront Resort & Conference Center     1,863,842         1.62         20,600,000      1999        57.17
 ML-147    Quail Park IV                                       1,239,955         1.26         15,650,000      1999        70.32
ORIX-3208  Putnam Plaza                                        1,138,500         1.29         13,100,000      1999        72.83
 ML-111    Fairways Apartments                                  988,040          1.26         12,600,000      1998        75.45
 ML-143    Lambda Building                                     1,082,839         1.25         13,400,000      1999        69.69
ORIX-3108  Centre East Shopping Center                          992,229          1.30         12,500,000      1999        71.74
 ML-112    Hempstead Village Commons                            967,083          1.25         11,500,000      1999        77.46
 ML-103    Creekside Apartments                                 903,749          1.25         10,800,000      1998        78.74
 PW-7942   Bend River Mall                                     1,282,309         1.73         16,000,000      1999        53.06
ORIX-3257  Spectrum Club - Thousand Oaks                       1,180,324         1.40         13,000,000      1999        64.57
 ML-101    1100 W. Ewing Street                                1,125,076         1.40         12,000,000      1999        68.92
 ML-116    Canyon Crest Village Apts                            902,885          1.26         10,600,000      1999        76.64
ORIX-3100  HKS Building                                         884,023          1.27         12,000,000      1999        66.53
 ML-109    RCA - Waterford Apartments                           866,357          1.35         10,700,000      1999        69.99
 ML-114    247 and 251-253 West 34th St.                       1,030,449         1.46         11,600,000      1999        60.19
 ML-115    9033 Wilshire Medical Bldg                           776,482          1.26          8,900,000      1999        77.30
 PW-8028   Tops Appliance Building                              897,599          1.39          9,600,000      1999        70.72
 PW-7562   401 N. Broad Street                                 2,529,131         3.89          8,400,000      1999        79.65
 ML-154    Woodgate Apartments                                  942,513          1.65         10,800,000      1999        60.11
 PW-6132   Arlington Apartments                                 882,916          1.56          9,200,000      1999        69.46
 PW-6376   Shadowbrook Apartments                               776,186          1.32          8,550,000      1999        74.72
 PW-8763   Sunset Hills Apartments                              693,481          1.20          8,000,000      1999        79.29
 ML-134    2551 Tellabs Dr. Building                            715,746          1.26          8,000,000      1999        78.15
ORIX-3266  Northpark Plaza                                      723,655          1.30          8,200,000      1999        76.14
ORIX-3115  The Financial Center                                 718,952          1.32          9,700,000      1999        63.88
 PW-6410   Gateway Plaza                                        669,268          1.21          7,800,000      1999        78.14
 PW-7043   The Woods at Frenchman's Creek                       635,771          1.23          7,700,000      1999        76.34
ORIX-2939  Beverly Hills Medical Tower                          664,923          1.25          7,600,000      1999        74.40
ORIX-3288  Bayshore Executive Plaza                             593,999          1.32          7,100,000      1999        74.77
 ML-128    Hampton Inn O'Hare                                  1,121,725         2.57         12,300,000      1999        40.54
ORIX-3151  Spring Cypress Village Shopping Center               612,666          1.38          7,500,000      1999        66.35
ORIX-1825  The Bayview Office Building                          591,885          1.49          6,600,000      1998        73.38
 PW-8064   Office Max                                           526,241          1.23          6,070,000      1999        78.96
 ML-136    Breckenridge Farms                                   577,665          1.41          6,985,000      1999        66.48
 PW-7141   Summercreek Apartments                               528,336          1.40          6,220,000      1999        69.42
ORIX-3256  Kingstown Plaza Shopping Center                      483,875          1.30          6,700,000      1999        62.81
 ML-152    Augusta Office Building                              519,229          1.35          5,600,000      1999        74.38
 PW-7790   Smithtown Bypass                                     464,864          1.27          5,700,000      1999        68.40
 PW-8694   Eckerd's Building                                    406,413          1.20          4,700,000      1999        78.69
 PW-8313   Crossings Apartments                                 427,275          1.35          4,608,000      1999        79.12
 ML-148    Torrey Hills Corporate Centre                        406,631          1.25          5,000,000      1999        70.42
ORIX-3438  Raymour & Flanigan - Southampton                     413,879          1.35          4,750,000      1999        69.11

PW-6482A   Ramsey Street Office Building                        125,491                        1,410,000
PW-6482B   Yadkin Road Building                                 52,753                           700,000
PW-6482C   Cliffdale Road Office Building                       139,650                        1,300,000
PW-6482D   Henderson Drive Office Building                      127,427                        1,400,000
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio           445,323          1.41          4,810,000      1999        67.69

 ML-139    Dobson Guadalupe Plaza                               401,180          1.35          4,100,000      1999        78.44
 PW-7789   Lexus Training Center                                343,148          1.25          4,000,000      1999        76.22
ORIX-3356  Hardaway Office Building                             452,847          1.55          4,900,000      1999        61.12

 ML-131A   Milford Chase                                        136,242                        1,535,080
 ML-131B   Milford Hunt                                         188,601                        2,124,920
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                           324,843          1.26          3,660,000      1999        79.85

ORIX-3161  Woodland Park Plaza                                  325,837          1.25          3,800,000      1999        76.14
ORIX-2187  Arsenal Street Shopping Center                       336,222          1.37          3,770,000      1998        74.53
 ML-110    Moulton Plaza                                        314,006          1.36          3,475,000      1999        73.04
 PW-7064   Oklahoma City Industrial                             335,146          1.41          3,650,000      1999        68.39
 ML-137    Ocean Mist Resort                                    397,584          1.63          5,200,000      1999        47.99
ORIX-2507  Garden Villa                                         501,167          2.24          3,840,000      1998        62.57
 ML-151    57-13 49th Street (Maspeth)                          299,941          1.28          3,500,000      1999        68.43
 ML-135    Avis Rent-A-Car                                      318,336          1.36          3,750,000      1999        63.83
ORIX-2607  Loveland Tech Center                                 262,177          1.26          3,250,000      1998        73.39
 PW-7395   Red Lion Apartments                                  286,493          1.41          3,885,000      1999        57.85
 PW-8352   Helix Building                                       322,688          1.58          3,200,000      1999        68.62
 PW-7958   1399 Madison Building                                246,530          1.27          3,460,000      1999        60.67
 ML-140    Eldorado Village Phase I                             269,483          1.39          2,900,000      1999        72.29
 PW-7146   Westbrook Towers                                     246,842          1.29          3,100,000      1999        67.23
ORIX-3238  Southeast Crossing                                   251,426          1.32          3,100,000      1999        66.98
 ML-145    Office Depot - Newport News                          268,646          1.40          3,100,000      1999        66.32
ORIX-2508  Kingsland Hills Care Center                          441,639          2.35          5,000,000      1998        41.11
 PW-6232   310 Merrick Road                                     252,406          1.32          3,300,000      1999        62.12

PW-7312A   Plaza MHP                                            174,630                        1,750,000
PW-7312B   Spring Valley MHP                                    78,428                           600,000
PW-7312C   Blair MHP                                            50,344                           500,000
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                      303,401          1.71          2,850,000      1999        71.77
                                                                                                         ------------

 ML-144    MicroSemi Corp. Building                             233,616          1.25          3,200,000      1999        63.19
ORIX-2509  New Covenant Care Center of Dinuba                   583,314          3.10          2,800,000      1998        70.80
ORIX-3290  250 Beacham Street                                   225,802          1.26          2,600,000      1999        74.76
 PW-7710   Peachtree Village Mobile Home Park                   268,934          1.63          3,000,000      1999        64.02
 PW-6045   Redbud Plaza                                         219,222          1.31          2,440,000      1999        77.62

                                                                                                        Loan per
                                                                                   Sq Ft, Units,      Sq Ft, Unit,
 Control                                                     Repayment   Year       Beds, Pads,         Bed, Pad,        Occupancy
   No.                            Property Name                 LTV      Built         or Room            or Room        Percentage
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                70.58     1964         606 Units       43,048 Per Unit       96%
 PW-7905   Blue Cross Blue Shield Building                     55.18     1999     348,410 Sq. Ft.         73 Per Sq. Ft.    100%
 ML-117    Pond View Corporate Center                          63.51     1986     232,538 Sq. Ft.         90 Per Sq. Ft.    98%
 ML-156    College Square                                      66.65     1973     180,523 Sq. Ft.        104 Per Sq. Ft.    100%
 PW-8202   First American Building                             68.55     1971     230,700 Sq. Ft.         80 Per Sq. Ft.    100%
 ML-126    Hampton Point                                       62.02     1986         352 Units       52,392 Per Unit       96%
ORIX-3325  Lakeside Plaza Office Center                        65.13     1982     213,613 Sq. Ft.         85 Per Sq. Ft.    100%

PW-8703A   Norport Apartments                                            1945         250 Units       12,975 Per Unit       89%
PW-8703B   Colonial Court                                                1946          64 Units       21,294 Per Unit       94%
PW-8703C   Lee Hall                                                      1951         600 Units       14,654 Per Unit       91%
PW-8703D   River Drive Apartments                                        1945         208 Units       19,112 Per Unit       95%
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                        62.18                1,122 Units       15,485 Per Unit       91%

ORIX-2965  Frazier-King Building                               63.51     1995     142,769 Sq. Ft.        115 Per Sq. Ft.    91%
 ML-129    Tanglewood Apartments                               70.16     1970         408 Units       39,140 Per Unit       96%
ORIX-3452  250 Plaza Office Building                           66.65     1973     186,924 Sq. Ft.         80 Per Sq. Ft.    83%
 ML-124    Saw Mill                                            63.47     1987         340 Units       36,650 Per Unit       94%
 ML-125    Spring Valley                                       69.85     1987         224 Units       53,403 Per Unit       93%
 ML-138    Sea Crest Oceanfront Resort & Conference Center     47.08     1942         266 Rooms       44,277 Per Room       51%
 ML-147    Quail Park IV                                       62.05     1983     103,332 Sq. Ft.        106 Per Sq. Ft.    92%
ORIX-3208  Putnam Plaza                                        66.09     1966     151,778 Sq. Ft.         63 Per Sq. Ft.    78%
 ML-111    Fairways Apartments                                 70.32     1983         348 Units       27,320 Per Unit       95%
 ML-143    Lambda Building                                     61.97     1961     194,000 Sq. Ft.         48 Per Sq. Ft.    100%
ORIX-3108  Centre East Shopping Center                         63.91     1995     119,982 Sq. Ft.         75 Per Sq. Ft.    90%
 ML-112    Hempstead Village Commons                           68.03     1998      66,127 Sq. Ft.        135 Per Sq. Ft.    100%
 ML-103    Creekside Apartments                                69.62     1985         296 Units       28,729 Per Unit       97%
 PW-7942   Bend River Mall                                     47.49     1980     229,091 Sq. Ft.         37 Per Sq. Ft.    94%
ORIX-3257  Spectrum Club - Thousand Oaks                       54.83     1984      79,015 Sq. Ft.        106 Per Sq. Ft.    100%
 ML-101    1100 W. Ewing Street                                56.72     1958     155,763 Sq. Ft.         53 Per Sq. Ft.    100%
 ML-116    Canyon Crest Village Apts                           64.51     1985         192 Units       42,309 Per Unit       97%
ORIX-3100  HKS Building                                        59.56     1925     114,174 Sq. Ft.         70 Per Sq. Ft.    100%
 ML-109    RCA - Waterford Apartments                          65.35     1968         330 Units       22,692 Per Unit       94%
 ML-114    247 and 251-253 West 34th St.                       50.06     1885       6,825 Sq. Ft.      1,023 Per Sq. Ft.    100%
 ML-115    9033 Wilshire Medical Bldg                          68.30     1958      44,450 Sq. Ft.        155 Per Sq. Ft.    100%
 PW-8028   Tops Appliance Building                             64.64     1959      40,000 Sq. Ft.        170 Per Sq. Ft.    100%
 PW-7562   401 N. Broad Street                                 73.18     1929   1,293,000 Sq. Ft.          5 Per Sq. Ft.    76%
 ML-154    Woodgate Apartments                                 52.87     1973         208 Units       31,209 Per Unit       96%
 PW-6132   Arlington Apartments                                62.39     1974         415 Units       15,398 Per Unit       93%
 PW-6376   Shadowbrook Apartments                              67.78     1980         336 Units       19,014 Per Unit       96%
 PW-8763   Sunset Hills Apartments                             71.67     1988         120 Units       52,863 Per Unit       97%
 ML-134    2551 Tellabs Dr. Building                           69.19     1981     145,800 Sq. Ft.         43 Per Sq. Ft.    100%
ORIX-3266  Northpark Plaza                                     68.61     1997      45,653 Sq. Ft.        137 Per Sq. Ft.    100%
ORIX-3115  The Financial Center                                57.45     1984      57,046 Sq. Ft.        109 Per Sq. Ft.    100%
 PW-6410   Gateway Plaza                                       70.62     1981     143,686 Sq. Ft.         42 Per Sq. Ft.    98%
 PW-7043   The Woods at Frenchman's Creek                      68.55     1989         182 Units       32,297 Per Unit       92%
ORIX-2939  Beverly Hills Medical Tower                         59.41     1984      46,060 Sq. Ft.        123 Per Sq. Ft.    97%
ORIX-3288  Bayshore Executive Plaza                            66.49     1983      94,539 Sq. Ft.         56 Per Sq. Ft.    96%
 ML-128    Hampton Inn O'Hare                                  33.90     1989         150 Rooms       33,244 Per Room       87%
ORIX-3151  Spring Cypress Village Shopping Center              56.87     1982     100,793 Sq. Ft.         49 Per Sq. Ft.    90%
ORIX-1825  The Bayview Office Building                         65.17     1958      83,905 Sq. Ft.         58 Per Sq. Ft.    90%
 PW-8064   Office Max                                          71.04     1999      24,454 Sq. Ft.        196 Per Sq. Ft.    100%
 ML-136    Breckenridge Farms                                  58.49     1996      66,691 Sq. Ft.         70 Per Sq. Ft.    90%
 PW-7141   Summercreek Apartments                              62.21     1981         180 Units       23,988 Per Unit       95%
ORIX-3256  Kingstown Plaza Shopping Center                     56.42     1978      87,440 Sq. Ft.         48 Per Sq. Ft.    80%
 ML-152    Augusta Office Building                             66.08     1980      61,241 Sq. Ft.         68 Per Sq. Ft.    96%
 PW-7790   Smithtown Bypass                                    62.22     1984      57,798 Sq. Ft.         67 Per Sq. Ft.    91%
 PW-8694   Eckerd's Building                                   71.19     1998     113,175 Sq. Ft.         33 Per Sq. Ft.    100%
 PW-8313   Crossings Apartments                                70.69     1984         112 Units       32,551 Per Unit       93%
 ML-148    Torrey Hills Corporate Centre                       62.57     1998      24,500 Sq. Ft.        144 Per Sq. Ft.    100%
ORIX-3438  Raymour & Flanigan - Southampton                    62.85     1976      50,353 Sq. Ft.         65 Per Sq. Ft.    100%

PW-6482A   Ramsey Street Office Building                                 1993      14,136 Sq. Ft.         65 Per Sq. Ft.    87%
PW-6482B   Yadkin Road Building                                          1977       7,333 Sq. Ft.         52 Per Sq. Ft.    100%
PW-6482C   Cliffdale Road Office Building                                1986      13,760 Sq. Ft.         74 Per Sq. Ft.    100%
PW-6482D   Henderson Drive Office Building                               1994      12,424 Sq. Ft.         75 Per Sq. Ft.    100%
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio          56.88               47,653 Sq. Ft.         68 Per Sq. Ft.    96%

 ML-139    Dobson Guadalupe Plaza                              69.69     1981      35,249 Sq. Ft.         91 Per Sq. Ft.    100%
 PW-7789   Lexus Training Center                               68.71     1981      38,000 Sq. Ft.         80 Per Sq. Ft.    100%
ORIX-3356  Hardaway Office Building                            51.47     1959      76,760 Sq. Ft.         39 Per Sq. Ft.    100%

 ML-131A   Milford Chase                                                 1998          20 Units       61,288 Per Unit       100%
 ML-131B   Milford Hunt                                                  1946          32 Units       53,023 Per Unit       97%
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                          70.28                   52 Units       56,202 Per Unit       98%

ORIX-3161  Woodland Park Plaza                                 68.72     1998      23,868 Sq. Ft.        121 Per Sq. Ft.    100%
ORIX-2187  Arsenal Street Shopping Center                      66.92     1974      99,074 Sq. Ft.         28 Per Sq. Ft.    100%
 ML-110    Moulton Plaza                                       64.79     1997      17,117 Sq. Ft.        148 Per Sq. Ft.    100%
 PW-7064   Oklahoma City Industrial                            62.51     1977     126,500 Sq. Ft.         20 Per Sq. Ft.    97%
 ML-137    Ocean Mist Resort                                   39.52     1987          63 Rooms       39,608 Per Room       55%
ORIX-2507  Garden Villa                                        52.09     1969         150 Beds        16,019 Per Beds       84%
 ML-151    57-13 49th Street (Maspeth)                         56.38     1970      72,700 Sq. Ft.         33 Per Sq. Ft.    100%
 ML-135    Avis Rent-A-Car                                     52.63     1930      22,293 Sq. Ft.        107 Per Sq. Ft.    100%
ORIX-2607  Loveland Tech Center                                65.89     1998      40,000 Sq. Ft.         60 Per Sq. Ft.    98%
 PW-7395   Red Lion Apartments                                 52.17     1971         158 Units       14,226 Per Unit       94%
 PW-8352   Helix Building                                      56.81     1998      38,336 Sq. Ft.         57 Per Sq. Ft.    90%
 PW-7958   1399 Madison Building                               55.07     1952      28,130 Sq. Ft.         75 Per Sq. Ft.    100%
 ML-140    Eldorado Village Phase I                            64.26     1999      19,094 Sq. Ft.        110 Per Sq. Ft.    100%
 PW-7146   Westbrook Towers                                    60.92     1970          97 Units       21,487 Per Unit       98%
ORIX-3238  Southeast Crossing                                  60.70     1981      57,629 Sq. Ft.         36 Per Sq. Ft.    94%
 ML-145    Office Depot - Newport News                         58.99     1999      30,122 Sq. Ft.         68 Per Sq. Ft.    100%
ORIX-2508  Kingsland Hills Care Center                         34.04     1977         130 Beds        15,810 Beds           89%
 PW-6232   310 Merrick Road                                    56.40     1960      26,580 Sq. Ft.         77 Per Sq. Ft.    100%

PW-7312A   Plaza MHP                                                     1960         118 Units        9,975 Per Unit       95%
PW-7312B   Spring Valley MHP                                             1961          45 Units       11,756 Per Unit       96%
PW-7312C   Blair MHP                                                     1957          47 Units        7,223 Per Unit       94%
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                     64.15     1960         210 Units        9,741 Per Unit       95%

 ML-144    MicroSemi Corp. Building                            56.13     1999      33,334 Sq. Ft.         61 Per Sq. Ft.    100%
ORIX-2509  New Covenant Care Center of Dinuba                  59.34     1964          99 Beds        20,026 Per Beds       82%
ORIX-3290  250 Beacham Street                                  65.89     1990      27,532 Sq. Ft.         71 Per Sq. Ft.    100%
 PW-7710   Peachtree Village Mobile Home Park                  57.09     1988         141 Units       13,622 Per Unit       100%
 PW-6045   Redbud Plaza                                        69.78     1997      23,473 Sq. Ft.         81 Per Sq. Ft.    100%

                                                                             Initial
 Control                                                     Occupancy      Reserves     Underwriting     Reserves
   No.                            Property Name                 Date       At Closing      Reserves       Collected
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                Jun-99         474,513        260            260  Per Unit
 PW-7905   Blue Cross Blue Shield Building                     Sep-99               -        0.15           0.15 Per Sq. Ft.
 ML-117    Pond View Corporate Center                          Aug-99               -        0.16           0.16 Per Sq. Ft.
 ML-156    College Square                                      Jul-99       2,099,228        0.15           0.15 Per Sq. Ft.
 PW-8202   First American Building                             Apr-99           2,810        0.15           0.20 Per Sq. Ft.
 ML-126    Hampton Point                                       May-99         246,776        250            195  Per Unit
ORIX-3325  Lakeside Plaza Office Center                        Jul-99         272,952        0.20           0.20 Per Sq. Ft.

PW-8703A   Norport Apartments                                  Apr-99               -        250                 Per Unit
PW-8703B   Colonial Court                                      May-99               -        300                 Per Unit
PW-8703C   Lee Hall                                            May-99               -        250                 Per Unit
PW-8703D   River Drive Apartments                              Jun-99               -        250                 Per Unit
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                       Various         515,216        253            253  Per Unit

ORIX-2965  Frazier-King Building                               Apr-99         288,876        0.20           0.20 Per Sq. Ft.
 ML-129    Tanglewood Apartments                               May-99         200,336        200            200  Per Unit
ORIX-3452  250 Plaza Office Building                           Jul-99         334,378        0.22           0.00 Per Sq. Ft.
 ML-124    Saw Mill                                            Jun-99          31,607        250            173  Per Unit
 ML-125    Spring Valley                                       Jun-99         122,480        250            240  Per Unit
 ML-138    Sea Crest Oceanfront Resort & Conference Center      NAP           970,590         5%             0%  of gross revenue
 ML-147    Quail Park IV                                       Jun-99         165,425        0.27           0.27 Per Sq. Ft.
ORIX-3208  Putnam Plaza                                        Aug-99         192,412        0.15           0.15 Per Sq. Ft.
 ML-111    Fairways Apartments                                 Jun-99         393,782        225            225  Per Unit
 ML-143    Lambda Building                                     Sep-99         739,074        0.20           0.20 Per Sq. Ft.
ORIX-3108  Centre East Shopping Center                         Apr-99          41,312        0.15           0.15 Per Sq. Ft.
 ML-112    Hempstead Village Commons                           Apr-99           4,067        0.15           0.00 Per Sq. Ft.
 ML-103    Creekside Apartments                                Jul-99         356,686        250            225  Per Unit
 PW-7942   Bend River Mall                                     Aug-99         103,697        0.15           0.00 Per Sq. Ft.
ORIX-3257  Spectrum Club - Thousand Oaks                       Sep-99       2,000,000        0.15           0.15 Per Sq. Ft.
 ML-101    1100 W. Ewing Street                                Jun-99       1,042,689        0.19           0.19 Per Sq. Ft.
 ML-116    Canyon Crest Village Apts                           Apr-99          13,502        250            225  Per Unit
ORIX-3100  HKS Building                                        Jun-99               -        0.20           0.00 Per Sq. Ft.
 ML-109    RCA - Waterford Apartments                          Aug-99         160,647        200            200  Per Unit
 ML-114    247 and 251-253 West 34th St.                       Apr-99          43,088        0.24           0.24 Per Sq. Ft.
 ML-115    9033 Wilshire Medical Bldg                          Aug-99          90,189        0.20           0.20 Per Sq. Ft.
 PW-8028   Tops Appliance Building                             Jun-99         103,563        0.15           0.15 Per Sq. Ft.
 PW-7562   401 N. Broad Street                                 May-99         201,103        0.20           0.00 Per Sq. Ft.
 ML-154    Woodgate Apartments                                 Jul-99          35,520        272            272  Per Unit
 PW-6132   Arlington Apartments                                Jun-99         149,076        250            250  Per Unit
 PW-6376   Shadowbrook Apartments                              Mar-99          81,351        250            250  Per Unit
 PW-8763   Sunset Hills Apartments                             Jun-99           9,646        250            250  Per Unit
 ML-134    2551 Tellabs Dr. Building                           Jul-99         476,027        0.16           0.16 Per Sq. Ft.
ORIX-3266  Northpark Plaza                                     Jun-99         158,272        0.15           0.15 Per Sq. Ft.
ORIX-3115  The Financial Center                                Feb-99          22,804        0.21           0.21 Per Sq. Ft.
 PW-6410   Gateway Plaza                                       Jul-99          24,566        0.30           0.30 Per Sq. Ft.
 PW-7043   The Woods at Frenchman's Creek                      Aug-99         130,529        259            259  Per Unit
ORIX-2939  Beverly Hills Medical Tower                         Mar-99          38,049        0.20           0.20 Per Sq. Ft.
ORIX-3288  Bayshore Executive Plaza                            May-99          54,731        0.20           0.00 Per Sq. Ft.
 ML-128    Hampton Inn O'Hare                                   NAP           131,128         5%             4%  of gross revenue
ORIX-3151  Spring Cypress Village Shopping Center              Apr-99          62,882        0.31           0.31 Per Sq. Ft.
ORIX-1825  The Bayview Office Building                         Jul-99         227,764        0.20           0.19 Per Sq. Ft.
 PW-8064   Office Max                                          May-99               -        0.15           0.14 Per Sq. Ft.
 ML-136    Breckenridge Farms                                  Jun-99          42,041        0.15           0.15 Per Sq. Ft.
 PW-7141   Summercreek Apartments                              May-99         115,590        250            225  Per Unit
ORIX-3256  Kingstown Plaza Shopping Center                     Jul-99          35,009        0.27           0.27 Per Sq. Ft.
 ML-152    Augusta Office Building                             Aug-99         187,972        0.22           0.22 Per Sq. Ft.
 PW-7790   Smithtown Bypass                                    Sep-99         104,750        0.18           0.20 Per Sq. Ft.
 PW-8694   Eckerd's Building                                   Aug-99               -        0.10           0.10 Per Sq. Ft.
 PW-8313   Crossings Apartments                                Jun-99          37,027        250            250  Per Unit
 ML-148    Torrey Hills Corporate Centre                       Jun-99          53,819        0.20           0.00 Per Sq. Ft.
ORIX-3438  Raymour & Flanigan - Southampton                    Jul-99          62,396        0.15           0.15 Per Sq. Ft.

PW-6482A   Ramsey Street Office Building                       Jul-99               -
PW-6482B   Yadkin Road Building                                Jul-99               -
PW-6482C   Cliffdale Road Office Building                      Jul-99               -
PW-6482D   Henderson Drive Office Building                     Jul-99               -
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                          30,190        0.36           0.36 Per Sq. Ft.

 ML-139    Dobson Guadalupe Plaza                              Jun-99          17,576        0.15           0.15 Per Sq. Ft.
 PW-7789   Lexus Training Center                               Apr-99          28,515        0.12           0.20 Per Sq. Ft.
ORIX-3356  Hardaway Office Building                            Aug-99          36,122        0.20           0.00 Per Sq. Ft.

 ML-131A   Milford Chase                                       Jun-99               -
 ML-131B   Milford Hunt                                        Jun-99               -
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                          Jun-99           5,135        200             0   Per Unit

ORIX-3161  Woodland Park Plaza                                 Jun-99          63,787        0.16           0.16 Per Sq. Ft.
ORIX-2187  Arsenal Street Shopping Center                      Dec-98         121,868        0.23           0.23 Per Sq. Ft.
 ML-110    Moulton Plaza                                       Apr-99          18,209        0.15           0.00 Per Sq. Ft.
 PW-7064   Oklahoma City Industrial                            Mar-99          14,034        0.10           0.18 Per Sq. Ft.
 ML-137    Ocean Mist Resort                                    NAP           173,949         5%             0%  of gross revenue
ORIX-2507  Garden Villa                                        Dec-98          29,362        300            225  Per Bed
 ML-151    57-13 49th Street (Maspeth)                         Jun-99         169,868        0.16           0.15 Per Sq. Ft.
 ML-135    Avis Rent-A-Car                                     Jun-99               -        0.15           0.15 Per Sq. Ft.
ORIX-2607  Loveland Tech Center                                Nov-98          29,860        0.15           0.00 Per Sq. Ft.
 PW-7395   Red Lion Apartments                                 Jun-99          86,843        366            390  Per Unit
 PW-8352   Helix Building                                      May-99          11,670        0.10           0.20 Per Sq. Ft.
 PW-7958   1399 Madison Building                               Jul-99           3,644        0.15           0.15 Per Sq. Ft.
 ML-140    Eldorado Village Phase I                            Jun-99         106,036        0.15           0.15 Per Sq. Ft.
 PW-7146   Westbrook Towers                                    May-99          46,722        250            250  Per Unit
ORIX-3238  Southeast Crossing                                  Jun-99         285,668        0.15           0.15 Per Sq. Ft.
 ML-145    Office Depot - Newport News                          NAP             6,699        0.15           0.15 Per Sq. Ft.
ORIX-2508  Kingsland Hills Care Center                         Dec-98          29,138        300            225  Per Bed
 PW-6232   310 Merrick Road                                    Apr-99          32,371        0.18           0.18 Per Sq. Ft.

PW-7312A   Plaza MHP                                           Mar-99               -
PW-7312B   Spring Valley MHP                                   Mar-99               -
PW-7312C   Blair MHP                                           Mar-99               -
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                     Mar-99          28,894         53             50  Per Unit

 ML-144    MicroSemi Corp. Building                             NAP             3,870        0.15           0.15 Per Sq. Ft.
ORIX-2509  New Covenant Care Center of Dinuba                  Dec-98          14,257        300            254  Per Bed
ORIX-3290  250 Beacham Street                                  May-99          15,732        0.13           0.13 Per Sq. Ft.
 PW-7710   Peachtree Village Mobile Home Park                  Mar-99          25,661         50             50  Per Unit
 PW-6045   Redbud Plaza                                        Mar-99          15,778        0.15           0.15 Per Sq. Ft.

                                                                                       Two Largest Tenants
                                                            ------------------------------------------------------------------------
 Control                                                                                                            Area Leased
   No.                      Property Name                                       Tenant Name (1)                      (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts
 PW-7905   Blue Cross Blue Shield Building                  Blue Cross Blue Shield of South Carolina                   348,410
 ML-117    Pond View Corporate Center                       Kaiser                                                      52,030
 ML-156    College Square                                   Home Depot                                                 101,928
 PW-8202   First American Building                          First American Real Estate Information Services, Inc.      230,700
 ML-126    Hampton Point
ORIX-3325  Lakeside Plaza Office Center                     Providian Bancorp Services                                 109,904

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio

ORIX-2965  Frazier-King Building                            GTE Communications Corp.                                    50,966
 ML-129    Tanglewood Apartments
ORIX-3452  250 Plaza Office Building                        Marcus Corporation                                          62,557
 ML-124    Saw Mill
 ML-125    Spring Valley
 ML-138    Sea Crest Oceanfront Resort & Conference Center
 ML-147    Quail Park IV                                    State of Nevada                                              6,057
ORIX-3208  Putnam Plaza                                     Stop & Shop Company                                         60,270
 ML-111    Fairways Apartments
 ML-143    Lambda Building                                  E & F Warehousing Inc.                                     122,000
ORIX-3108  Centre East Shopping Center                      Hobby Lobby                                                 48,822
 ML-112    Hempstead Village Commons                        Staples                                                     24,000
 ML-103    Creekside Apartments
 PW-7942   Bend River Mall                                  Sears                                                       63,236
ORIX-3257  Spectrum Club - Thousand Oaks                    The Spectrum Club Company, Inc.                             79,015
 ML-101    1100 W. Ewing Street                             Ocean Beauty Seafood                                       155,763
 ML-116    Canyon Crest Village Apts
ORIX-3100  HKS Building                                     HKS, Inc.                                                  114,174
 ML-109    RCA - Waterford Apartments
 ML-114    247 and 251-253 West 34th St.                    Conway                                                       6,825
 ML-115    9033 Wilshire Medical Bldg                       Obagi Dermatology                                            4,107
 PW-8028   Tops Appliance Building                          Tops Appliance City                                         40,000
 PW-7562   401 N. Broad Street                              Sungard                                                    351,314
 ML-154    Woodgate Apartments
 PW-6132   Arlington Apartments
 PW-6376   Shadowbrook Apartments
 PW-8763   Sunset Hills Apartments
 ML-134    2551 Tellabs Dr. Building                        Ryder Intergrated Logistics                                145,800
ORIX-3266  Northpark Plaza                                  Wood Burrus, LLC dba Showtime USA                            6,350
ORIX-3115  The Financial Center                             Saddleback Memorial Medical Center                          12,300
 PW-6410   Gateway Plaza                                    Kmart                                                       79,072
 PW-7043   The Woods at Frenchman's Creek                   NAP
ORIX-2939  Beverly Hills Medical Tower                      Beverly Hills Center for Special Surgery                     3,200
ORIX-3288  Bayshore Executive Plaza                         Unicapital                                                  23,918
 ML-128    Hampton Inn O'Hare
ORIX-3151  Spring Cypress Village Shopping Center           Kroger Store                                                42,130
ORIX-1825  The Bayview Office Building                      Ft. Lauderdale College                                      34,500
 PW-8064   Office Max                                       Office Max                                                  24,454
 ML-136    Breckenridge Farms                               Office Max, Inc.                                            23,520
 PW-7141   Summercreek Apartments
ORIX-3256  Kingstown Plaza Shopping Center                  TJ Maxx                                                     36,788
 ML-152    Augusta Office Building                          Sterling City Capitol                                        8,000
 PW-7790   Smithtown Bypass                                 Vadaro & Helwig                                              7,000
 PW-8694   Eckerd's Building
 PW-8313   Crossings Apartments
 ML-148    Torrey Hills Corporate Centre                    Cambell                                                     12,250
ORIX-3438  Raymour & Flanigan - Southampton                 Raymour's Furniture Company, Inc.                           50,353

PW-6482A   Ramsey Street Office Building                    The Logistics Company                                       12,352
PW-6482B   Yadkin Road Building                             John Koenig, Inc.                                            7,333
PW-6482C   Cliffdale Road Office Building                   John Koenig, Inc.                                           10,960
PW-6482D   Henderson Drive Office Building                  John Koenig, Inc.                                           10,424
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio

 ML-139    Dobson Guadalupe Plaza                           Capital Academic LLC                                        11,349
 PW-7789   Lexus Training Center                            Toyota Motor Sales, USA Inc. (Lexus)                        38,000
ORIX-3356  Hardaway Office Building                         Hardaway Construction Corp. of TN.                          76,760

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt

ORIX-3161  Woodland Park Plaza                              Blockbuster Videos, Inc.                                     3,834
ORIX-2187  Arsenal Street Shopping Center                   Raymour Furniture Company, Inc.                             43,530
 ML-110    Moulton Plaza                                    Laguna Niguel Montessori                                     8,692
 PW-7064   Oklahoma City Industrial                         Harbor Freight & Tool                                       18,720
 ML-137    Ocean Mist Resort
ORIX-2507  Garden Villa
 ML-151    57-13 49th Street (Maspeth)                      Display Systems, Inc                                        72,700
 ML-135    Avis Rent-A-Car                                  Avis Rent-A-Car System                                      22,293
ORIX-2607  Loveland Tech Center                             Technology Driven Product                                   10,000
 PW-7395   Red Lion Apartments
 PW-8352   Helix Building                                   Helix Electric, Inc.                                        20,503
 PW-7958   1399 Madison Building                            UT Medical Group                                            28,130
 ML-140    Eldorado Village Phase I                         Lady of America                                              4,500
 PW-7146   Westbrook Towers
ORIX-3238  Southeast Crossing                               Tyler Entertainment                                          9,363
 ML-145    Office Depot - Newport News                      Office Depot (BBB Stable)                                   30,122
ORIX-2508  Kingsland Hills Care Center
 PW-6232   310 Merrick Road                                 Sky Club                                                    19,800

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs

 ML-144    MicroSemi Corp. Building                         MicroSemi Corp.                                             33,334
ORIX-2509  New Covenant Care Center of Dinuba
ORIX-3290  250 Beacham Street                               Clover Group                                                14,146
 PW-7710   Peachtree Village Mobile Home Park
 PW-6045   Redbud Plaza                                     The Oklahoma Publishing Company DBA The Norman Oklahoman     3,600

                                                                                   Two Largest Tenants
                                                            ------------------------------------------------------------------
 Control                                                       Lease                                          Area Leased
   No.                      Property Name                     Exp Date         Tenant Name (2)                 (Sq. Ft.)
-------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts
 PW-7905   Blue Cross Blue Shield Building                     9/30/2009
 ML-117    Pond View Corporate Center                         12/31/2005  Allstate                                41,359
 ML-156    College Square                                      1/31/2007  LA Fitness                              38,000
 PW-8202   First American Building                             6/30/2012
 ML-126    Hampton Point
ORIX-3325  Lakeside Plaza Office Center                        6/30/2003  United Healthcare Services              73,280

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio

ORIX-2965  Frazier-King Building                               9/30/2002  Fox Sports                              25,350
 ML-129    Tanglewood Apartments
ORIX-3452  250 Plaza Office Building                           2/28/2003  BC Ziegler                              22,125
 ML-124    Saw Mill
 ML-125    Spring Valley
 ML-138    Sea Crest Oceanfront Resort & Conference Center
 ML-147    Quail Park IV                                       8/31/2003  Accubanc Mortgage Corp                   5,401
ORIX-3208  Putnam Plaza                                        2/28/2009  A. J. Wright                            27,430
 ML-111    Fairways Apartments
 ML-143    Lambda Building                                     7/31/2009  Lambda Holdings                         65,000
ORIX-3108  Centre East Shopping Center                        12/31/2012  Fashion Bug                             12,000
 ML-112    Hempstead Village Commons                           2/28/2014  Pep Boys                                19,000
 ML-103    Creekside Apartments
 PW-7942   Bend River Mall                                      4/8/2005  The Bon Marche                          59,742
ORIX-3257  Spectrum Club - Thousand Oaks                       9/16/2017
 ML-101    1100 W. Ewing Street                               11/16/2013
 ML-116    Canyon Crest Village Apts
ORIX-3100  HKS Building                                        5/31/2013
 ML-109    RCA - Waterford Apartments
 ML-114    247 and 251-253 West 34th St.                       6/30/2013
 ML-115    9033 Wilshire Medical Bldg                          1/31/2004  Kessler                                  3,292
 PW-8028   Tops Appliance Building                             5/31/2024
 PW-7562   401 N. Broad Street                                12/31/2004  North American                         113,114
 ML-154    Woodgate Apartments
 PW-6132   Arlington Apartments
 PW-6376   Shadowbrook Apartments
 PW-8763   Sunset Hills Apartments
 ML-134    2551 Tellabs Dr. Building                            5/6/2004
ORIX-3266  Northpark Plaza                                     11/3/2001  Evenson's Card Shops, Inc. (Hallmark)    5,600
ORIX-3115  The Financial Center                                6/30/2002  Salomon Smith Barney, Inc.               6,500
 PW-6410   Gateway Plaza                                      10/26/2008  Safeway                                 40,000
 PW-7043   The Woods at Frenchman's Creek
ORIX-2939  Beverly Hills Medical Tower                         6/15/2004  Dr. Davidson & Dr. Torbati               3,000
ORIX-3288  Bayshore Executive Plaza                            2/28/2004  Preferred Employers Group, Inc.         16,530
 ML-128    Hampton Inn O'Hare
ORIX-3151  Spring Cypress Village Shopping Center              9/30/2002  Walgreens (Dollar General)              10,998
ORIX-1825  The Bayview Office Building                         8/15/2007  Barnett Bank                             4,400
 PW-8064   Office Max                                          5/31/2019
 ML-136    Breckenridge Farms                                 10/31/2012  Honks 99                                 8,390
 PW-7141   Summercreek Apartments
ORIX-3256  Kingstown Plaza Shopping Center                    11/30/2001  Homegood's                              26,360
 ML-152    Augusta Office Building                            12/31/2000  Insite Realty                            7,592
 PW-7790   Smithtown Bypass                                    9/30/2001  Nesconset Excutive Office Corp.          3,825
 PW-8694   Eckerd's Building
 PW-8313   Crossings Apartments
 ML-148    Torrey Hills Corporate Centre                       8/31/2009  International Trading                    3,928
ORIX-3438  Raymour & Flanigan - Southampton                    6/30/2014

PW-6482A   Ramsey Street Office Building                       8/31/2001
PW-6482B   Yadkin Road Building                                8/31/2010
PW-6482C   Cliffdale Road Office Building                      8/31/2010  Carolina Mortgage                        2,800
PW-6482D   Henderson Drive Office Building                     8/31/2010  Atlantic First Mortgage                  2,000
------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio

 ML-139    Dobson Guadalupe Plaza                              4/30/2014  Aqua Swim and Patio                      8,000
 PW-7789   Lexus Training Center                               2/29/2004
ORIX-3356  Hardaway Office Building                            7/31/2014

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt

ORIX-3161  Woodland Park Plaza                                 9/30/2003  Carlton Cards dba Ray's Cards            3,220
ORIX-2187  Arsenal Street Shopping Center                      5/31/2028  Pharmhouse Corp.                        33,399
 ML-110    Moulton Plaza                                       8/30/2007  New York Pizzeria                        1,430
 PW-7064   Oklahoma City Industrial                           11/30/2003  Thompson Boat                           12,919
 ML-137    Ocean Mist Resort
ORIX-2507  Garden Villa
 ML-151    57-13 49th Street (Maspeth)                         2/28/2012
 ML-135    Avis Rent-A-Car                                    12/31/2018
ORIX-2607  Loveland Tech Center                                7/31/2002  First National Bank                      7,500
 PW-7395   Red Lion Apartments
 PW-8352   Helix Building                                      6/30/2008  Medical Contouring                      10,537
 PW-7958   1399 Madison Building                               7/31/2009
 ML-140    Eldorado Village Phase I                            5/31/2004  Apple Orthodontics                       3,600
 PW-7146   Westbrook Towers
ORIX-3238  Southeast Crossing                                  5/31/2002  Unisource                                8,442
 ML-145    Office Depot - Newport News                         8/28/2014
ORIX-2508  Kingsland Hills Care Center
 PW-6232   310 Merrick Road                                    6/30/2013  Home Care                                5,280

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs

 ML-144    MicroSemi Corp. Building                            6/20/2029
ORIX-2509  New Covenant Care Center of Dinuba
ORIX-3290  250 Beacham Street                                  2/28/2002  Yell-O-Glow                             13,386
 PW-7710   Peachtree Village Mobile Home Park
 PW-6045   Redbud Plaza                                        2/28/2001  CD Warehouse Inc.                        2,927

                                                          Two Largest Tenants
                                                          -------------------
 Control                                                          Lease            Control
   No.                      Property Name                       Exp Date             No.
------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                                      ML-107
 PW-7905   Blue Cross Blue Shield Building                                          PW-7905
 ML-117    Pond View Corporate Center                           10/31/2003           ML-117
 ML-156    College Square                                        3/31/2014           ML-156
 PW-8202   First American Building                                                  PW-8202
 ML-126    Hampton Point                                                             ML-126
ORIX-3325  Lakeside Plaza Office Center                           5/1/2001         ORIX-3325

PW-8703A   Norport Apartments                                                       PW-8703A
PW-8703B   Colonial Court                                                           PW-8703B
PW-8703C   Lee Hall                                                                 PW-8703C
PW-8703D   River Drive Apartments                                                   PW-8703D
------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                             PW-8703

ORIX-2965  Frazier-King Building                                 7/31/2003         ORIX-2965
 ML-129    Tanglewood Apartments                                                     ML-129
ORIX-3452  250 Plaza Office Building                             2/29/2004         ORIX-3452
 ML-124    Saw Mill                                                                  ML-124
 ML-125    Spring Valley                                                             ML-125
 ML-138    Sea Crest Oceanfront Resort & Conference Center                           ML-138
 ML-147    Quail Park IV                                         7/31/2002           ML-147
ORIX-3208  Putnam Plaza                                          4/30/2009         ORIX-3208
 ML-111    Fairways Apartments                                                       ML-111
 ML-143    Lambda Building                                       7/31/2009           ML-143
ORIX-3108  Centre East Shopping Center                           1/31/2006         ORIX-3108
 ML-112    Hempstead Village Commons                             3/31/2019           ML-112
 ML-103    Creekside Apartments                                                      ML-103
 PW-7942   Bend River Mall                                       8/20/2018          PW-7942
ORIX-3257  Spectrum Club - Thousand Oaks                                           ORIX-3257
 ML-101    1100 W. Ewing Street                                                      ML-101
 ML-116    Canyon Crest Village Apts                                                 ML-116
ORIX-3100  HKS Building                                                            ORIX-3100
 ML-109    RCA - Waterford Apartments                                                ML-109
 ML-114    247 and 251-253 West 34th St.                                             ML-114
 ML-115    9033 Wilshire Medical Bldg                            1/31/2004           ML-115
 PW-8028   Tops Appliance Building                                                  PW-8028
 PW-7562   401 N. Broad Street                                   9/30/2015          PW-7562
 ML-154    Woodgate Apartments                                                       ML-154
 PW-6132   Arlington Apartments                                                     PW-6132
 PW-6376   Shadowbrook Apartments                                                   PW-6376
 PW-8763   Sunset Hills Apartments                                                  PW-8763
 ML-134    2551 Tellabs Dr. Building                                                 ML-134
ORIX-3266  Northpark Plaza                                      11/13/2002         ORIX-3266
ORIX-3115  The Financial Center                                  7/30/2005         ORIX-3115
 PW-6410   Gateway Plaza                                         2/17/2001          PW-6410
 PW-7043   The Woods at Frenchman's Creek                                           PW-7043
ORIX-2939  Beverly Hills Medical Tower                           6/30/2003         ORIX-2939
ORIX-3288  Bayshore Executive Plaza                              3/31/2002         ORIX-3288
 ML-128    Hampton Inn O'Hare                                                        ML-128
ORIX-3151  Spring Cypress Village Shopping Center               10/31/2002         ORIX-3151
ORIX-1825  The Bayview Office Building                           2/28/2002         ORIX-1825
 PW-8064   Office Max                                                               PW-8064
 ML-136    Breckenridge Farms                                     4/1/2002           ML-136
 PW-7141   Summercreek Apartments                                                   PW-7141
ORIX-3256  Kingstown Plaza Shopping Center                      10/31/2008         ORIX-3256
 ML-152    Augusta Office Building                               7/30/2002           ML-152
 PW-7790   Smithtown Bypass                                      9/30/2004          PW-7790
 PW-8694   Eckerd's Building                                                        PW-8694
 PW-8313   Crossings Apartments                                                     PW-8313
 ML-148    Torrey Hills Corporate Centre                        11/30/2003           ML-148
ORIX-3438  Raymour & Flanigan - Southampton                                        ORIX-3438

PW-6482A   Ramsey Street Office Building                                            PW-6482A
PW-6482B   Yadkin Road Building                                                     PW-6482B
PW-6482C   Cliffdale Road Office Building                        8/31/2010          PW-6482C
PW-6482D   Henderson Drive Office Building                       8/31/2010          PW-6482D
------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                               PW-6482

 ML-139    Dobson Guadalupe Plaza                               12/31/1999           ML-139
 PW-7789   Lexus Training Center                                                    PW-7789
ORIX-3356  Hardaway Office Building                                                ORIX-3356

 ML-131A   Milford Chase                                                            ML-131a
 ML-131B   Milford Hunt                                                             ML-131b
------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                                ML-131

ORIX-3161  Woodland Park Plaza                                    7/9/2005         ORIX-3161
ORIX-2187  Arsenal Street Shopping Center                        5/31/2008         ORIX-2187
 ML-110    Moulton Plaza                                         5/18/2003           ML-110
 PW-7064   Oklahoma City Industrial                              3/31/2002          PW-7064
 ML-137    Ocean Mist Resort                                                         ML-137
ORIX-2507  Garden Villa                                                            ORIX-2507
 ML-151    57-13 49th Street (Maspeth)                                               ML-151
 ML-135    Avis Rent-A-Car                                                           ML-135
ORIX-2607  Loveland Tech Center                                  7/31/2003         ORIX-2607
 PW-7395   Red Lion Apartments                                                      PW-7395
 PW-8352   Helix Building                                        4/30/2003          PW-8352
 PW-7958   1399 Madison Building                                                    PW-7958
 ML-140    Eldorado Village Phase I                              3/31/2006           ML-140
 PW-7146   Westbrook Towers                                                         PW-7146
ORIX-3238  Southeast Crossing                                    8/14/2001         ORIX-3238
 ML-145    Office Depot - Newport News                                               ML-145
ORIX-2508  Kingsland Hills Care Center                                             ORIX-2508
 PW-6232   310 Merrick Road                                      4/30/2007          PW-6232

PW-7312A   Plaza MHP                                                                PW-7312A
PW-7312B   Spring Valley MHP                                                        PW-7312B
PW-7312C   Blair MHP                                                                PW-7312C
------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                                          PW-7312

 ML-144    MicroSemi Corp. Building                                                  ML-144
ORIX-2509  New Covenant Care Center of Dinuba                                      ORIX-2509
ORIX-3290  250 Beacham Street                                    2/28/2002         ORIX-3290
 PW-7710   Peachtree Village Mobile Home Park                                       PW-7710
 PW-6045   Redbud Plaza                                          1/14/2003          PW-6045

 Control
   No.                     Property Name                                      Address                             City
-----------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                      12249 Jefferson Avenue                      Newport News
 ML-132    Granada Self Storage                             201 W. Stassney Lane West                   Austin
ORIX-3432  Gateway 2000 - Jackson                           5722 East I-55 Frontage Road                Jackson
ORIX-3433  Gateway 2000 - Little Rock                       12018 Chenal Parkway                        Little Rock
 PW-7130   Ben White Business Park                          209 East Ben White Boulevard                Austin
ORIX-2104  Kingsgate Shopping Center                        8422 Fondren Road                           Houston
ORIX-3436  Gateway 2000 - Plano                             1300 North Central Expressway               Plano
ORIX-3430  Gateway 2000 - Brentwood                         1601 Westgate Circle                        Brentwood
ORIX-2596  Seguin Nursing & Rehab Center                    1637 N. King St.                            Seguin
ORIX-3435  Gateway 2000 - Oklahoma City                     4001 Northwest Expressway                   Oklahoma City
 PW-7166   Cobblestone Apartments                           2430-2444 Whitfield Road                    Clarksville
 PW-7119   Washingtonville Manor MHP                        East Avenue & Hallock Drive                 Washingtonville
ORIX-3431  Gateway 2000 - El Paso                           820 Sunland Park Drive                      El Paso
 ML-108    585-591-597 Prospect Place Apts.                 585-591-597 Prospect Place                  Brooklyn
 ML-104    Equivest Industrial Center                       500 Washington Street                       Norristown
ORIX-3429  Gateway 2000 - Baton Rouge                       9603 Cortana Place                          Baton Rouge
 ML-100    954-960 Chapel Street                            954-960 Chapel Street                       New Haven
 PW-7127   1485-1495 Davis Road                             1485-1495 Davis Road                        Elgin
 PW-8085   Pepperwood Apartments                            13725 Christine Court                       Tampa
 PW-7424   St. Pete Beach Apartments                        9050-9060 Blind Pass Road                   St. Pete Beach
 PW-6437   175-181 Broadway                                 175-181 Broadway                            Passaic
 ML-106    Palm Terrace Estates                             2711 Mar Vista Drive                        Aptos
 PW-7170   O'Connor Place Apartments                        316 West 5th Street                         Irving
 PW-7781   Sherwood Lane Apartments                         4506 Sherwood Lane                          Houston

 Control                                                                Zip                       Original      Cut-Off Date
   No.                     Property Name                      State     Code   Property Type       Balance         Balance
-----------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         VA      23602    Retail            1,857,000       1,855,134
 ML-132    Granada Self Storage                                TX      78745    Self Storage      1,850,000       1,844,916
ORIX-3432  Gateway 2000 - Jackson                              MS      39211    Retail            1,738,000       1,736,253
ORIX-3433  Gateway 2000 - Little Rock                          AR      72211    Retail            1,712,000       1,709,613
 PW-7130   Ben White Business Park                             TX      77040    Industrial        1,700,000       1,690,333
ORIX-2104  Kingsgate Shopping Center                           TX      77074    Retail            1,700,000       1,683,873
ORIX-3436  Gateway 2000 - Plano                                TX      75074    Retail            1,643,500       1,641,209
ORIX-3430  Gateway 2000 - Brentwood                            TN      37027    Retail            1,639,000       1,637,353
ORIX-2596  Seguin Nursing & Rehab Center                       TX      78155    Nursing Home      1,575,000       1,563,742
ORIX-3435  Gateway 2000 - Oklahoma City                        OK      73116    Retail            1,551,500       1,549,337
 PW-7166   Cobblestone Apartments                              TN      37040    Multifamily       1,550,000       1,544,811
 PW-7119   Washingtonville Manor MHP                           NY      10922    Mobile Home Park  1,500,000       1,498,747
ORIX-3431  Gateway 2000 - El Paso                              TX      79912    Retail            1,359,000       1,357,105
 ML-108    585-591-597 Prospect Place Apts.                    NY      11238    Multifamily       1,325,000       1,317,109
 ML-104    Equivest Industrial Center                          PA      19401    Industrial        1,275,000       1,270,192
ORIX-3429  Gateway 2000 - Baton Rouge                          LA      70815    Retail            1,138,000       1,136,856
 ML-100    954-960 Chapel Street                               CT      06510    Mixed             1,100,000       1,096,789
 PW-7127   1485-1495 Davis Road                                IL      60123    Industrial        1,025,000       1,023,567
 PW-8085   Pepperwood Apartments                               FL      33613    Multifamily       1,000,000         999,393
 PW-7424   St. Pete Beach Apartments                           FL      33706    Multifamily         950,000         948,326
 PW-6437   175-181 Broadway                                    NJ      07055    Multifamily         940,000         935,927
 ML-106    Palm Terrace Estates                                CA      95003    Mobile Home Park    800,000         797,998
 PW-7170   O'Connor Place Apartments                           TX      75060    Multifamily         800,000         797,213
 PW-7781   Sherwood Lane Apartments                            TX      77092    Multifamily         723,000         721,001

                                                                             Cumulative % of
 Control                                                      % of Initial    Initial Pool
   No.                     Property Name                      Pool Balance      Balance
---------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                            0.30%           95.02%
 ML-132    Granada Self Storage                                   0.30%           95.32%
ORIX-3432  Gateway 2000 - Jackson                                 0.28%           95.61%
ORIX-3433  Gateway 2000 - Little Rock                             0.28%           95.89%
 PW-7130   Ben White Business Park                                0.28%           96.16%
ORIX-2104  Kingsgate Shopping Center                              0.27%           96.44%
ORIX-3436  Gateway 2000 - Plano                                   0.27%           96.70%
ORIX-3430  Gateway 2000 - Brentwood                               0.27%           96.97%
ORIX-2596  Seguin Nursing & Rehab Center                          0.26%           97.23%
ORIX-3435  Gateway 2000 - Oklahoma City                           0.25%           97.48%
 PW-7166   Cobblestone Apartments                                 0.25%           97.73%
 PW-7119   Washingtonville Manor MHP                              0.24%           97.98%
ORIX-3431  Gateway 2000 - El Paso                                 0.22%           98.20%
 ML-108    585-591-597 Prospect Place Apts.                       0.21%           98.41%
 ML-104    Equivest Industrial Center                             0.21%           98.62%
ORIX-3429  Gateway 2000 - Baton Rouge                             0.19%           98.81%
 ML-100    954-960 Chapel Street                                  0.18%           98.98%
 PW-7127   1485-1495 Davis Road                                   0.17%           99.15%
 PW-8085   Pepperwood Apartments                                  0.16%           99.31%
 PW-7424   St. Pete Beach Apartments                              0.15%           99.47%
 PW-6437   175-181 Broadway                                       0.15%           99.62%
 ML-106    Palm Terrace Estates                                   0.13%           99.75%
 PW-7170   O'Connor Place Apartments                              0.13%           99.88%
 PW-7781   Sherwood Lane Apartments                               0.12%          100.00%

 Control                                                                            Affiliated
   No.                     Property Name                                             Borrower
--------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News              ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3435, ORIX-3436
 ML-132    Granada Self Storage
ORIX-3432  Gateway 2000 - Jackson                   ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
ORIX-3433  Gateway 2000 - Little Rock               ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3434, ORIX-3435, ORIX-3436
 PW-7130   Ben White Business Park
ORIX-2104  Kingsgate Shopping Center
ORIX-3436  Gateway 2000 - Plano                     ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435
ORIX-3430  Gateway 2000 - Brentwood                 ORIX-3429, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
ORIX-2596  Seguin Nursing & Rehab Center                                  ORIX-2507, ORIX-2508, ORIX-2509
ORIX-3435  Gateway 2000 - Oklahoma City             ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3436
 PW-7166   Cobblestone Apartments
 PW-7119   Washingtonville Manor MHP
ORIX-3431  Gateway 2000 - El Paso                   ORIX-3429, ORIX-3430, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
 ML-108    585-591-597 Prospect Place Apts.
 ML-104    Equivest Industrial Center
ORIX-3429  Gateway 2000 - Baton Rouge               ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
 ML-100    954-960 Chapel Street
 PW-7127   1485-1495 Davis Road
 PW-8085   Pepperwood Apartments
 PW-7424   St. Pete Beach Apartments
 PW-6437   175-181 Broadway
 ML-106    Palm Terrace Estates
 PW-7170   O'Connor Place Apartments
 PW-7781   Sherwood Lane Apartments

                                                                                                           Orig     Stated Remaining
 Control                                                    Interest Accrual  Mortgage   Administrative    Term           Term
   No.                     Property Name                         Method         Rate     Cost Rate (A)    (Mos.)         (Mos.)
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         Actual/360      8.410         0.12785        120           118
 ML-132    Granada Self Storage                                Actual/360      8.420         0.07285        120           117
ORIX-3432  Gateway 2000 - Jackson                              Actual/360      8.410         0.12785        120           118
ORIX-3433  Gateway 2000 - Little Rock                          Actual/360      8.410         0.12785        120           117
 PW-7130   Ben White Business Park                             Actual/360      7.850         0.07285        120           114
ORIX-2104  Kingsgate Shopping Center                           Actual/360      8.250         0.12785        120           110
ORIX-3436  Gateway 2000 - Plano                                Actual/360      8.410         0.12785        120           117
ORIX-3430  Gateway 2000 - Brentwood                            Actual/360      8.410         0.12785        120           118
ORIX-2596  Seguin Nursing & Rehab Center                       Actual/360      8.220         0.12785        120           112
ORIX-3435  Gateway 2000 - Oklahoma City                        Actual/360      8.410         0.12785        120           117
 PW-7166   Cobblestone Apartments                              Actual/360      8.300         0.07285        120           116
 PW-7119   Washingtonville Manor MHP                           Actual/360      7.970         0.07285        120           119
ORIX-3431  Gateway 2000 - El Paso                              Actual/360      8.410         0.12785        120           117
 ML-108    585-591-597 Prospect Place Apts.                    Actual/360      8.040         0.07285        120           114
 ML-104    Equivest Industrial Center                          Actual/360      8.520         0.07285        120           115
ORIX-3429  Gateway 2000 - Baton Rouge                          Actual/360      8.410         0.12785        120           118
 ML-100    954-960 Chapel Street                               Actual/360      9.500         0.07285        120           116
 PW-7127   1485-1495 Davis Road                                Actual/360      8.400         0.07285        120           117
 PW-8085   Pepperwood Apartments                               Actual/360      9.200         0.07285        120           119
 PW-7424   St. Pete Beach Apartments                           Actual/360      8.450         0.07285        120           116
 PW-6437   175-181 Broadway                                    Actual/360      8.350         0.07285        120           115
 ML-106    Palm Terrace Estates                                Actual/360      7.780         0.07285        120           116
 PW-7170   O'Connor Place Apartments                           Actual/360      9.350         0.07285        120           115
 PW-7781   Sherwood Lane Apartments                            Actual/360      9.125         0.07285        120           116

                                                                                              Remain
                                                                      Amort                   Amort
 Control                                                               Term                    Term           Origination
   No.                     Property Name                              (Mos.)                  (Mos.)             Date
---------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                 360                     358              8/2/1999
 ML-132    Granada Self Storage                                        300                     297              7/26/1999
ORIX-3432  Gateway 2000 - Jackson                                      360                     358              8/2/1999
ORIX-3433  Gateway 2000 - Little Rock                                  360                     357              7/30/1999
 PW-7130   Ben White Business Park                                     300                     294              4/9/1999
ORIX-2104  Kingsgate Shopping Center                                   300                     290              12/8/98
ORIX-3436  Gateway 2000 - Plano                                        360                     357              7/30/1999
ORIX-3430  Gateway 2000 - Brentwood                                    360                     358              8/2/1999
ORIX-2596  Seguin Nursing & Rehab Center                               300                     292              2/10/1999
ORIX-3435  Gateway 2000 - Oklahoma City                                360                     357              7/30/1999
 PW-7166   Cobblestone Apartments                                      300                     296              6/3/1999
 PW-7119   Washingtonville Manor MHP                                   300                     299              9/29/1999
ORIX-3431  Gateway 2000 - El Paso                                      360                     357              7/30/1999
 ML-108    585-591-597 Prospect Place Apts.                            300                     294              4/29/1999
 ML-104    Equivest Industrial Center                                  324                     319              5/28/1999
ORIX-3429  Gateway 2000 - Baton Rouge                                  360                     358              8/2/1999
 ML-100    954-960 Chapel Street                                       300                     296              6/11/1999
 PW-7127   1485-1495 Davis Road                                        360                     357              7/16/1999
 PW-8085   Pepperwood Apartments                                       300                     299              9/3/1999
 PW-7424   St. Pete Beach Apartments                                   360                     356              6/11/1999
 PW-6437   175-181 Broadway                                            300                     295              5/20/1999
 ML-106    Palm Terrace Estates                                        360                     356              6/1/1999
 PW-7170   O'Connor Place Apartments                                   300                     295              5/13/1999
 PW-7781   Sherwood Lane Apartments                                    300                     296              6/30/1999

(A) Includes, for each ORECM Mortgage Loan, the Master Servicing Rate which is also the Retained Interest that will be retained by ORECM and will not be available to compensate any successor Master Servicer in the event of a resignation or termination of ORECM as Master Servicer. See "RISK FACTORS --- Servicing Transfer Risk" in the Prospectus Supplement.

 Control                                                              First Payment      Repayment      Balloon/Repayment
   No.                     Property Name                                   Date            Date              Balance
------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                   10/5/1999        9/5/2009          1,678,942
 ML-132    Granada Self Storage                                           9/1/1999        8/1/2009          1,518,444
ORIX-3432  Gateway 2000 - Jackson                                        10/5/1999        9/5/2009          1,571,353
ORIX-3433  Gateway 2000 - Little Rock                                     9/5/1999        8/5/2009          1,548,163
 PW-7130   Ben White Business Park                                        6/1/1999        5/1/2009          1,399,747
ORIX-2104  Kingsgate Shopping Center                                      2/1/1999        1/1/2009          1,414,477
ORIX-3436  Gateway 2000 - Plano                                           9/5/1999        8/5/2009          1,486,220
ORIX-3430  Gateway 2000 - Brentwood                                      10/5/1999        9/5/2009          1,481,846
ORIX-2596  Seguin Nursing & Rehab Center                                  4/1/1999        3/1/2009          1,311,245
ORIX-3435  Gateway 2000 - Oklahoma City                                   9/5/1999        8/5/2009          1,403,024
 PW-7166   Cobblestone Apartments                                         8/1/1999        7/1/2009          1,292,632
 PW-7119   Washingtonville Manor MHP                                     11/1/1999       10/1/2009          1,238,988
ORIX-3431  Gateway 2000 - El Paso                                         9/5/1999        8/5/2009          1,228,945
 ML-108    585-591-597 Prospect Place Apts.                               6/1/1999        5/1/2009          1,077,636
 ML-104    Equivest Industrial Center                                     7/1/1999        6/1/2009          1,088,642
ORIX-3429  Gateway 2000 - Baton Rouge                                    10/5/1999        9/5/2009          1,028,884
 ML-100    954-960 Chapel Street                                          8/1/1999        7/1/2009           925,642
 PW-7127   1485-1495 Davis Road                                           9/1/1999        8/1/2009           926,699
 PW-8085   Pepperwood Apartments                                         11/1/1999       10/1/2009           854,177
 PW-7424   St. Pete Beach Apartments                                      8/1/1999        7/1/2009           860,240
 PW-6437   175-181 Broadway                                               7/1/1999        6/1/2009           784,688
 ML-106    Palm Terrace Estates                                           8/1/1999        7/1/2009           701,589
 PW-7170   O'Connor Place Apartments                                      7/1/1999        6/1/2009           685,897
 PW-7781   Sherwood Lane Apartments                                       8/1/1999        7/1/2009           616,566

                                                                                                                          Annual
 Control                                                                                                                   Debt
   No.                     Property Name                      Maturity Term          Prepayment Restrictions              Service
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                           Balloon       L(116),O(4)                               169,925
 ML-132    Granada Self Storage                                  Balloon       L(113),O(7)                               179,422
ORIX-3432  Gateway 2000 - Jackson                                Balloon       L(116),O(4)                               159,036
ORIX-3433  Gateway 2000 - Little Rock                            Balloon       L(116),O(4)                               156,657
 PW-7130   Ben White Business Park                               Balloon       L(120),O(0)                               155,429
ORIX-2104  Kingsgate Shopping Center                             Balloon       L(116),O(4)                               160,844
ORIX-3436  Gateway 2000 - Plano                                  Balloon       L(116),O(4)                               150,389
ORIX-3430  Gateway 2000 - Brentwood                              Balloon       L(116),O(4)                               149,977
ORIX-2596  Seguin Nursing & Rehab Center                         Balloon       L(116),O(4)                               148,638
ORIX-3435  Gateway 2000 - Oklahoma City                          Balloon       L(116),O(4)                               141,970
 PW-7166   Cobblestone Apartments                                Balloon       L(120),O(0)                               147,274
 PW-7119   Washingtonville Manor MHP                             Balloon       L(120),O(0)                               138,569
ORIX-3431  Gateway 2000 - El Paso                                Balloon       L(116),O(4)                               124,356
 ML-108    585-591-597 Prospect Place Apts.                      Balloon       L(116),O(4)                               124,412
 ML-104    Equivest Industrial Center                            Balloon       L(116),O(4)                               122,169
ORIX-3429  Gateway 2000 - Baton Rouge                            Balloon       L(116),O(4)                               104,133
 ML-100    954-960 Chapel Street                                 Balloon       L(116),O(4)                               116,634
 PW-7127   1485-1495 Davis Road                                  Balloon       L(120),O(0)                                93,706
 PW-8085   Pepperwood Apartments                                 Balloon       L(120),O(0)                               102,352
 PW-7424   St. Pete Beach Apartments                             Balloon       L(120),O(0)                                87,252
 PW-6437   175-181 Broadway                                      Balloon       L(120),O(0)                                89,692
 ML-106    Palm Terrace Estates                                  Balloon       L(116),O(4)                                69,746
 PW-7170   O'Connor Place Apartments                             Balloon       L(120),O(0)                                82,876
 PW-7781   Sherwood Lane Apartments                              Balloon       L(117),O(3)                                73,553

                                                                                                Underwriting     Underwriting
 Control                                                        1997              1998              Total            Total
   No.                            Property Name                  NCF               NCF             Revenue          Expense
----------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                -                 -            228,598        6,858
 ML-132    Granada Self Storage                                 261,509           267,938            434,839       169,475
ORIX-3432  Gateway 2000 - Jackson                                     -                 -            223,207        6,696
ORIX-3433  Gateway 2000 - Little Rock                                 -                 -            211,660        6,350
 PW-7130   Ben White Business Park                              210,570           240,920            400,104       141,933
ORIX-2104  Kingsgate Shopping Center                            130,070           160,609            340,423        83,311
ORIX-3436  Gateway 2000 - Plano                                       -                 -            204,592        6,138
ORIX-3430  Gateway 2000 - Brentwood                                   -                 -            204,060        6,122
ORIX-2596  Seguin Nursing & Rehab Center                        411,212           406,815           2,540,409     2,203,277
ORIX-3435  Gateway 2000 - Oklahoma City                               -                 -            192,964        5,789
 PW-7166   Cobblestone Apartments                               122,666           263,277            307,800       105,822
 PW-7119   Washingtonville Manor MHP                            132,797           174,591            410,439       202,630
ORIX-3431  Gateway 2000 - El Paso                                     -                 -            178,125        5,344
 ML-108    585-591-597 Prospect Place Apts.                     205,406           206,692            326,607       166,355
 ML-104    Equivest Industrial Center                           130,562           197,011            530,772       296,558
ORIX-3429  Gateway 2000 - Baton Rouge                                 -                 -            143,868        4,316
 ML-100    954-960 Chapel Street                                      -            95,439            284,282       125,862
 PW-7127   1485-1495 Davis Road                                 137,431           145,819            171,386        39,748
 PW-8085   Pepperwood Apartments                                 96,761           107,418            356,128       195,403
 PW-7424   St. Pete Beach Apartments                            112,691           119,790            164,336        48,625
 PW-6437   175-181 Broadway                                     134,865           141,874            248,411       108,128
 ML-106    Palm Terrace Estates                                  44,418            55,282            140,666        57,056
 PW-7170   O'Connor Place Apartments                            122,261           111,872            246,904        92,985
 PW-7781   Sherwood Lane Apartments                              48,851            77,338            276,701       150,009

 Control                                                      Underwriting   Underwriting     Appraised    Appraisal     Current
   No.                            Property Name                   NCF            DSCR           Value         Year         LTV
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                          212,596          1.25          2,650,000      1999        70.01
 ML-132    Granada Self Storage                                 265,364          1.48          2,650,000      1999        69.62
ORIX-3432  Gateway 2000 - Jackson                               199,005          1.25          2,475,000      1999        70.15
ORIX-3433  Gateway 2000 - Little Rock                           195,828          1.25          2,250,000      1999        75.98
 PW-7130   Ben White Business Park                              227,567          1.46          3,150,000      1999        53.66
ORIX-2104  Kingsgate Shopping Center                            213,671          1.33          2,600,000      1998        64.76
ORIX-3436  Gateway 2000 - Plano                                 188,159          1.25          2,275,000      1999        72.14
ORIX-3430  Gateway 2000 - Brentwood                             187,658          1.25          2,250,000      1999        72.77
ORIX-2596  Seguin Nursing & Rehab Center                        303,232          2.04          2,900,000      1998        53.92
ORIX-3435  Gateway 2000 - Oklahoma City                         177,491          1.25          2,070,000      1999        74.85
 PW-7166   Cobblestone Apartments                               183,978          1.25          2,000,000      1999        77.24
 PW-7119   Washingtonville Manor MHP                            203,709          1.47          2,500,000      1999        59.95
ORIX-3431  Gateway 2000 - El Paso                               155,583          1.25          1,975,000      1999        68.71
 ML-108    585-591-597 Prospect Place Apts.                     160,252          1.29          1,680,000      1999        78.40
 ML-104    Equivest Industrial Center                           209,922          1.72          2,250,000      1999        56.45
ORIX-3429  Gateway 2000 - Baton Rouge                           130,319          1.25          1,550,000      1999        73.35
 ML-100    954-960 Chapel Street                                152,435          1.31          2,000,000      1999        54.84
 PW-7127   1485-1495 Davis Road                                 114,830          1.23          1,400,000      1999        73.11
 PW-8085   Pepperwood Apartments                                136,389          1.33          1,450,000      1999        68.92
 PW-7424   St. Pete Beach Apartments                            108,263          1.24          1,410,000      1999        67.26
 PW-6437   175-181 Broadway                                     132,033          1.47          1,250,000      1999        74.87
 ML-106    Palm Terrace Estates                                  83,610          1.20          1,140,000      1999        70.00
 PW-7170   O'Connor Place Apartments                            141,919          1.71          1,060,000      1998        75.21
 PW-7781   Sherwood Lane Apartments                             111,692          1.52          1,100,000      1999        65.55

                                                                                                        Loan per
                                                                                   Sq Ft, Units,      Sq Ft, Unit,
 Control                                                     Repayment   Year       Beds, Pads,         Bed, Pad,        Occupancy
   No.                            Property Name                 LTV      Built         or Room            or Room        Percentage
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         63.36     1998       8,021 Sq. Ft.        231 Per Sq. Ft.    100%
 ML-132    Granada Self Storage                                57.30     1983      38,735 Sq. Ft.         48 Per Sq. Ft.    95%
ORIX-3432  Gateway 2000 - Jackson                              63.49     1990      15,237 Sq. Ft.        114 Per Sq. Ft.    100%
ORIX-3433  Gateway 2000 - Little Rock                          68.81     1998       8,000 Sq. Ft.        214 Per Sq. Ft.    100%
 PW-7130   Ben White Business Park                             44.44     1979      66,607 Sq. Ft.         25 Per Sq. Ft.    100%
ORIX-2104  Kingsgate Shopping Center                           54.40     1970      43,540 Sq. Ft.         39 Per Sq. Ft.    99%
ORIX-3436  Gateway 2000 - Plano                                65.33     1998       8,000 Sq. Ft.        205 Per Sq. Ft.    100%
ORIX-3430  Gateway 2000 - Brentwood                            65.86     1998       8,000 Sq. Ft.        205 Per Sq. Ft.    100%
ORIX-2596  Seguin Nursing & Rehab Center                       45.22     1961         113 Beds        13,838 Per Beds       63%
ORIX-3435  Gateway 2000 - Oklahoma City                        67.78     1998       8,000 Sq. Ft.        194 Per Sq. Ft.    100%
 PW-7166   Cobblestone Apartments                              64.63     1997          72 Units       21,456 Per Unit       100%
 PW-7119   Washingtonville Manor MHP                           49.56     1985          82 Units       18,277 Per Unit       96%
ORIX-3431  Gateway 2000 - El Paso                              62.23     1991      15,000 Sq. Ft.         90 Per Sq. Ft.    100%
 ML-108    585-591-597 Prospect Place Apts.                    64.15     1915          60 Units       21,952 Per Unit       100%
 ML-104    Equivest Industrial Center                          48.38     1872     118,681 Sq. Ft.         11 Per Sq. Ft.    92%
ORIX-3429  Gateway 2000 - Baton Rouge                          66.38     1998       8,000 Sq. Ft.        142 Per Sq. Ft.    100%
 ML-100    954-960 Chapel Street                               46.28     1905          25 Units       43,872 Per Unit       96%
 PW-7127   1485-1495 Davis Road                                66.19     1973      34,039 Sq. Ft.         30 Per Sq. Ft.    100%
 PW-8085   Pepperwood Apartments                               58.91     1969          72 Units       13,880 Per Unit       99%
 PW-7424   St. Pete Beach Apartments                           61.01     1971          28 Units       33,869 Per Unit       100%
 PW-6437   175-181 Broadway                                    62.78     1934          32 Units       29,248 Per Unit       97%
 ML-106    Palm Terrace Estates                                61.54     1968          48 Pads        16,625 Per Pad        100%
 PW-7170   O'Connor Place Apartments                           64.71     1957          48 Units       16,609 Per Unit       94%
 PW-7781   Sherwood Lane Apartments                            56.05     1973          60 Units       12,017 Per Unit       100%

                                                                            Initial
 Control                                                     Occupancy      Reserves     Underwriting     Reserves
   No.                            Property Name                 Date       At Closing      Reserves       Collected
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         Jul-99         5,936          0.15           0.13 Per Sq. Ft.
 ML-132    Granada Self Storage                                May-99        21,525          0.15           0.15 Per Sq. Ft.
ORIX-3432  Gateway 2000 - Jackson                              Jul-99        14,235          0.15           0.10 Per Sq. Ft.
ORIX-3433  Gateway 2000 - Little Rock                          Jul-99         8,576          0.15           0.10 Per Sq. Ft.
 PW-7130   Ben White Business Park                             Jul-99        37,848          0.19           0.19 Per Sq. Ft.
ORIX-2104  Kingsgate Shopping Center                           Dec-98        12,029          0.20           0.20 Per Sq. Ft.
ORIX-3436  Gateway 2000 - Plano                                Jul-99        24,604          0.15           0.10 Per Sq. Ft.
ORIX-3430  Gateway 2000 - Brentwood                            Jul-99        13,749          0.15           0.10 Per Sq. Ft.
ORIX-2596  Seguin Nursing & Rehab Center                       Dec-98       332,302          300            225  Per Bed
ORIX-3435  Gateway 2000 - Oklahoma City                        Jul-99        13,176          0.15           0.10 Per Sq. Ft.
 PW-7166   Cobblestone Apartments                              Mar-99        21,324          250            250  Per Unit
 PW-7119   Washingtonville Manor MHP                           Jun-99        15,552           50             50  Per Unit
ORIX-3431  Gateway 2000 - El Paso                              Jul-99        26,415          0.15           0.10 Per Sq. Ft.
 ML-108    585-591-597 Prospect Place Apts.                    Mar-99        16,940          228            228  Per Unit
 ML-104    Equivest Industrial Center                          May-99       316,470          0.20           0.20 Per Sq. Ft.
ORIX-3429  Gateway 2000 - Baton Rouge                          Jul-99         5,297          0.15           0.10 Per Sq. Ft.
 ML-100    954-960 Chapel Street                               May-99             -          282            282  Per Unit
 PW-7127   1485-1495 Davis Road                                Mar-99       107,554          0.20           0.20 Per Sq. Ft.
 PW-8085   Pepperwood Apartments                               Jul-99        51,592          338            338  Per Unit
 PW-7424   St. Pete Beach Apartments                           Mar-99        15,406          266            266  Per Sq. Ft.
 PW-6437   175-181 Broadway                                    May-99         9,566          258            276  Per Unit
 ML-106    Palm Terrace Estates                                May-99        11,786           50             50  Per Pad
 PW-7170   O'Connor Place Apartments                           Jul-99        17,218          250            250  Per Unit
 PW-7781   Sherwood Lane Apartments                            Jul-99        23,916          250            250  Per Sq. Ft.

                                                                                       Two Largest Tenants
                                                            ------------------------------------------------------------------------
 Control                                                                                                            Area Leased
   No.                      Property Name                                       Tenant Name (1)                      (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                      Gateway 2000 Country Stores, Inc.                            8,021
 ML-132    Granada Self Storage
ORIX-3432  Gateway 2000 - Jackson                           Gateway 2000 Country Stores, Inc.                           15,237
ORIX-3433  Gateway 2000 - Little Rock                       Gateway 2000 Country Stores, Inc.                            8,000
 PW-7130   Ben White Business Park                          Capital Christian Center                                     5,735
ORIX-2104  Kingsgate Shopping Center                        Cloth World                                                 17,500
ORIX-3436  Gateway 2000 - Plano                             Gateway 2000 Country Stores, Inc.                            8,000
ORIX-3430  Gateway 2000 - Brentwood                         Gateway 2000 Country Stores, Inc.                            8,000
ORIX-2596  Seguin Nursing & Rehab Center
ORIX-3435  Gateway 2000 - Oklahoma City                     Gateway 2000 Country Stores, Inc.                            8,000
 PW-7166   Cobblestone Apartments
 PW-7119   Washingtonville Manor MHP                        NAP
ORIX-3431  Gateway 2000 - El Paso                           Gateway 2000 Country Stores, Inc.                           15,000
 ML-108    585-591-597 Prospect Place Apts.
 ML-104    Equivest Industrial Center                       Hilco                                                       37,095
ORIX-3429  Gateway 2000 - Baton Rouge                       Gateway 2000 Country Stores, Inc.                            8,000
 ML-100    954-960 Chapel Street                            Blockbuster                                                  3,500
 PW-7127   1485-1495 Davis Road                             Association for Individual Development                      34,039
 PW-8085   Pepperwood Apartments
 PW-7424   St. Pete Beach Apartments
 PW-6437   175-181 Broadway
 ML-106    Palm Terrace Estates
 PW-7170   O'Connor Place Apartments
 PW-7781   Sherwood Lane Apartments

                                                                                   Two Largest Tenants
                                                            ------------------------------------------------------------------
 Control                                                       Lease                                          Area Leased
   No.                      Property Name                     Exp Date         Tenant Name (2)                 (Sq. Ft.)
-------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                        12/31/2003
 ML-132    Granada Self Storage
ORIX-3432  Gateway 2000 - Jackson                             11/30/2003
ORIX-3433  Gateway 2000 - Little Rock                         11/30/2003
 PW-7130   Ben White Business Park                            10/31/2000  Mill Direct Carpet                     4,045
ORIX-2104  Kingsgate Shopping Center                           9/30/2002  Promise Dollar Store                   7,440
ORIX-3436  Gateway 2000 - Plano                               11/30/2003
ORIX-3430  Gateway 2000 - Brentwood                           11/30/2003
ORIX-2596  Seguin Nursing & Rehab Center
ORIX-3435  Gateway 2000 - Oklahoma City                       11/30/2003
 PW-7166   Cobblestone Apartments
 PW-7119   Washingtonville Manor MHP
ORIX-3431  Gateway 2000 - El Paso                             11/30/2003
 ML-108    585-591-597 Prospect Place Apts.
 ML-104    Equivest Industrial Center                         12/31/2001  Suburban Delivery                     22,107
ORIX-3429  Gateway 2000 - Baton Rouge                         10/31/2003
 ML-100    954-960 Chapel Street                               5/31/2004  Home Basics                            2,825
 PW-7127   1485-1495 Davis Road                                2/29/2004
 PW-8085   Pepperwood Apartments
 PW-7424   St. Pete Beach Apartments
 PW-6437   175-181 Broadway
 ML-106    Palm Terrace Estates
 PW-7170   O'Connor Place Apartments
 PW-7781   Sherwood Lane Apartments

                                                          Two Largest Tenants
                                                          -------------------
 Control                                                          Lease            Control
   No.                      Property Name                       Exp Date             No.
------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                             ORIX-3434
 ML-132    Granada Self Storage                                                      ML-132
ORIX-3432  Gateway 2000 - Jackson                                                  ORIX-3432
ORIX-3433  Gateway 2000 - Little Rock                                              ORIX-3433
 PW-7130   Ben White Business Park                               4/30/2001          PW-7130
ORIX-2104  Kingsgate Shopping Center                             3/31/2004         ORIX-2104
ORIX-3436  Gateway 2000 - Plano                                                    ORIX-3436
ORIX-3430  Gateway 2000 - Brentwood                                                ORIX-3430
ORIX-2596  Seguin Nursing & Rehab Center                                           ORIX-2596
ORIX-3435  Gateway 2000 - Oklahoma City                                            ORIX-3435
 PW-7166   Cobblestone Apartments                                                   PW-7166
 PW-7119   Washingtonville Manor MHP                                                PW-7119
ORIX-3431  Gateway 2000 - El Paso                                                  ORIX-3431
 ML-108    585-591-597 Prospect Place Apts.                                          ML-108
 ML-104    Equivest Industrial Center                            2/28/2008           ML-104
ORIX-3429  Gateway 2000 - Baton Rouge                                              ORIX-3429
 ML-100    954-960 Chapel Street                                 5/30/2001           ML-100
 PW-7127   1485-1495 Davis Road                                                     PW-7127
 PW-8085   Pepperwood Apartments                                                    PW-8085
 PW-7424   St. Pete Beach Apartments                                                PW-7424
 PW-6437   175-181 Broadway                                                         PW-6437
 ML-106    Palm Terrace Estates                                                      ML-106
 PW-7170   O'Connor Place Apartments                                                PW-7170
 PW-7781   Sherwood Lane Apartments                                                 PW-7781

                                                                         ANNEX B


                             INVESTOR CERTIFICATION


Norwest Bank Minnesota, National Association
7485 New Horizon Way
Fredrick, Maryland 21703
Facsimile: 301-815-6125


Attention:     Corporate Trust Services (CMBS)
               Merrill Lynch Mortgage Investors, Inc., Series 1999-C1

               In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc. as Depositor, ORIX Real Estate Capital Markets, LLC as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association as Trustee (the "Trustee"), with respect to the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

2. The undersigned is requesting a password pursuant to Section 4.02 of the Agreement for access to certain information (the "Information") located on the Trustee's internet website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to Section 4.02 of the Agreement.

3. In consideration of the Trustee's disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the Information (and the password) confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for, and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred as a result of, any breach of the provisions hereof by itself or any of its Representatives.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.


          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.





                                   -------------------------------------------
                                   Beneficial Owner or Prospective Purchaser

                                   By:
                                   Title:
                                   Company:
                                   Phone:
                                   Date:

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                        DISTRIBUTION DATE STATEMENT

                             Table of Contents

================================================================================

STATEMENT SECTIONS                                                    PAGE(s)
------------------                                                    -------

Certificate Distribution Detail                                          2
Certificate Factor Detail                                                3
Reconciliation Detail                                                    4
Other Required Information                                               5
Ratings Detail                                                           6
Current Mortgage Loan and Property Stratification Tables               7 - 9
Mortgage Loan Detail                                                    10
Principal Prepayment Detail                                             11
Historical Detail                                                       12
Delinquency Loan Detail                                                 13
Specially Serviced Loan Detail                                        14 - 15
Modified Loan Detail                                                    16
Liquidated Loan Detail                                                  17

================================================================================

             Underwriter                                   Servicer                           Special Servicer
=========================================   ====================================   =====================================
Merrill Lynch, Pierce, Fenner & Smith Inc.  ORIX Real Estate Capital Market, LLC   ORIX Real Estate Capital Markets, LLC
World Financial Center, North Tower         1717 Main Street, 12th Floor           1717 Main Street, 12th Floor
250 Vesey Street                            Dallas, TX 75201                       Dallas, TX 75201
New York, NY 10281

Contact:      John E. Gluszak               Contact:      Paul G. Smyth            Contact:      Paul G. Smyth
Phone Number: (212) 449-1000                Phone Number: (214) 237-2010           Phone Number: (214) 237-2010
=========================================   ====================================   =====================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                      Certificate Distribution Detail

==================================================================================================================================
                                                                                       Realized
                                                                                       Loss/
                                                                                       Additional
                                                                                       Trust       Total             Current
               Pass-Through Original  Beginning  Principal     Interest     Prepayment Fund        Distri-  Ending   Subordination
Class   CUSIP       Rate     Balance   Balance  Distribution  Distribution  Penalties  Expenses    bution   Balance  Level(1)
==================================================================================================================================
 A-1              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-2              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  B               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  C               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  D               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  E               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  F               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  G               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  H               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  J               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  K               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  R               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 LR               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
==================================================================================================================================
Totals                          0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00
==================================================================================================================================


=====================================================================================================
                                Original  Beginning                                           Ending
                 Pass-Through   Notional  Notional    Interest     Prepayment     Total      Notional
  Class   CUSIP       Rate      Amount    Amount    Distribution   Penalties   Distribution   Amount
=====================================================================================================
   IO               0.000000%        0.00       0.00         0.00         0.00          0.00       0.00
=====================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by
(A).


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 2 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                         Certificate Factor Detail

===============================================================================================================
                                                                                 Realized Loss/
                     Beginning      Principal       Interest      Prepayment    Additional Trust     Ending
  Class    CUSIP     Balance      Distribution    Distribution    Penalties      Fund Expenses       Balance
===============================================================================================================
 A-1                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
 A-2                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   B                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   C                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   D                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   E                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   F                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   G                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   H                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   J                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   K                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
   R                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
  LR                0.00000000      0.00000000      0.00000000     0.00000000       0.00000000      0.00000000
===============================================================================================================

================================================================================
                        Beginning                                    Ending
                        Notional       Interest       Prepayment     Notional
  Class       CUSIP     Amount       Distribution     Penalties      Amount
================================================================================
   IO                   0.00000000     0.00000000     0.00000000     0.00000000
================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                           Reconciliation Detail


       Advance Summary                                           Master Servicing Fee Summary
P & I Advances Outstanding                 927,264.68     Current Period Accrued Master Servicing Fees                  95,193.24
Servicing Advances Outstanding              73,662.44     Less Master Servicing Fees on Delinquent Payments              5,009.43
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursement for Interest on P&I            5,802.67     Plus Master Servicing Fees for Delinquent Payments Received    4,300.56
Advance paid from general collections                     Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Servicing Fees Collected                                94,484.37
Reimbursements for Interest on Servicing         0.00
Advances paid from general collections


Certificate Interest Reconciliation

==============================================================================================================
                       Net
                       Aggregate                   Distributable                              Remaining Unpaid
          Accrued      Prepayment   Distributable  Certificate    Additional                  Distributable
          Certificate  Interest     Certificate    Interest       Trust Fund   Interest       Certificate
 Class    Interest     Shortfall    Interest       Adjustment     Expenses     Distribution   Interest
==============================================================================================================
 A-1        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-2        0.00         0.00         0.00            0.00          0.00          0.00           0.00
  IO        0.00         0.00         0.00            0.00          0.00          0.00           0.00
  B         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  C         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  D         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  E         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  F         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  G         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  H         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  J         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  K         0.00         0.00         0.00            0.00          0.00          0.00           0.00
==============================================================================================================
Total       0.00         0.00         0.00            0.00          0.00          0.00           0.00
==============================================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount                                 8,216,853.68


Aggregate Number of Outstanding Loans                                  397

Aggregate Unpaid Principal Balance of Loans               1,062,310,329.33

Aggregate Stated Principal Balance of Loans               1,062,181,545.70


Aggregate Amount of Servicing Fee                                94,484.37

Aggregate Amount of Special Servicing Fee                         8,253.29

Aggregate Amount of Trustee Fee                                   3,544.41

Aggregate Stand-by Fee                                                0.00

Aggregate Trust Fund Expenses                                     5,802.67


Specially Serviced Loans not Delinquent

  Number of Outstanding Loans                                            7

  Aggregate Unpaid Principal Balance                         22,046,488.95
--------------------------------------------------------------------------------

Appraisal Reduction Amount
================================================================================
                      Appraisal        Date Appraisal
         Loan         Reduction          Reduction
        Number        Effected           Effected
================================================================================

                      None







================================================================================
      Total
================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                               Ratings Detail

====================================================================================================
                              Original Ratings                          Current Ratings (1)
                     -----------------------------------         -----------------------------------
  Class    CUSIP     DCR      FITCH     MOODY'S     S&P         DCR      FITCH     MOODY'S     S&P
  -----    -----     ---      -----     -------     ---         ---      -----     --------    ---
====================================================================================================

 A-1
 A-2
  IO
   B
   C
   D
   E
   F
   G
   H
   J
   K
====================================================================================================

NR   - Designates that the class was not rated by the above agency at the time of original issuance.

X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

          Current Mortgage Loan and Property Stratification Tables

                              Scheduled Balance

========================================================================================
   Scheduled           # of       Scheduled        % of                       Weighted
    Balance            Loans       Balance       Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
========================================================================================



========================================================================================
   Totals
========================================================================================

                                                 State (3)

========================================================================================
                       # of       Scheduled         % of                      Weighted
   State               Props.     Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
========================================================================================



========================================================================================
   Totals
========================================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables

                         Debt Service Coverage Ratio

===============================================================================
   Debt Servcice   # of     Scheduled     % of                       Weighted
   Coverage Ratio  Loans    Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================





===============================================================================
   Totals
===============================================================================


                            Property Type(3)

===============================================================================
   Property        # of     Scheduled     % of                       Weighted
     Type          Props.   Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================



===============================================================================
   Totals
===============================================================================


                              Note Rate

===============================================================================
   Note            # of     Scheduled     % of                       Weighted
   Rate            Loans    Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================




===============================================================================
   Totals
===============================================================================


                              Seasoning

===============================================================================
                   # of     Scheduled     % of                       Weighted
   Seasoning       Loans    Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================







===============================================================================
   Totals
===============================================================================

See footnotes on last page of this section.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

          Current Mortgage Loan and Property Stratification Tables

              Anticipated Remaining Term (ARD and Balloon Loans)

===============================================================================
 Anticipated       # of     Scheduled     % of                       Weighted
 Remaining Term(2) Loans    Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================






===============================================================================
   Totals
===============================================================================


            Remaining Stated Term (Fully Amortizing Loans)

===============================================================================
 Remaining Stated  # of     Scheduled     % of                       Weighted
 Term              Loans    Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================







===============================================================================
   Totals
===============================================================================


         Remaining Amortization Term (ARD and Balloon Loans)

===============================================================================
 Remaining         # of     Scheduled     % of                       Weighted
 Amortization Term Loans    Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================






===============================================================================
   Totals
===============================================================================


                        Age of Most Recent NOI

===============================================================================
   Age of Most     # of     Scheduled     % of                       Weighted
   Recent NOI      Loans    Balance     Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
===============================================================================







===============================================================================
  Totals
===============================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA Standard Information Package.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                             Mortgage Loan Detail

===================================================================================================================================
                                                                                                 Anticipated                 Neg.
 Loan                 Property                           Interest        Principal      Gross     Repayment     Maturity     Amort
Number     ODCR        Type (1)      City      State      Payment         Payment      Coupon        Date         Date       (Y/N)
===================================================================================================================================




===================================================================================================================================
   Totals
===================================================================================================================================

=====================================================================================================
             Beginning       Ending       Paid        Appraisal       Appraisal        Res.      Mod.
 Loan        Scheduled      Scheduled     Thru        Reduction       Reduction       Strat.     Code
Number        Balance        Balance      Date          Date           Amount          (2)       (3)
=====================================================================================================




=====================================================================================================
   Totals
=====================================================================================================

             (1) Property Type Code                 (2) Resolution Strategy Code                  (3) Modification Code
             ----------------------                  ---------------------------                   --------------------
    MF - Multi-Family         OF - Office           1 - Modification      8 - Resolved             1 - Maturity Date Extension
    RT - Retail               MU - Mixed Use        2 - Foreclosure       9 - Pending Return       2 - Amortization Change
    HC - Health Care          LO - Lodging          3 - Bankruptcy            to Master Servicer   3 - Principal Write-Off
    IN - Industrial           SS - Self Storage     4 - Extension        10 - Deed in Lieu Of      4 - Combination
    WH - Warehouse            OT - Other            5 - Note Sale             Foreclosure
    MH - Mobile Home Park                           6 - DPO              11 - Full Payoff
                                                    7 - REO              12 - Reps and Warranties
                                                                         13 - Other or TBD


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                           Principal Prepayment Detail

=============================================================================================================================
                                             Principal Prepayment Amount                  Prepayment Penalties
                                             ---------------------------                  --------------------
Loan Number    Offering Document
               Cross-Reference          Payoff Amount    Curtailment Amount    Prepayment Premium   Yield Maintenance Premium
=============================================================================================================================











=============================================================================================================================
   Totals
=============================================================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                                Historical Detail

====================================================================================================================================
                                  Delinquencies                                           Prepayments         Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments Payoff   Next Weighted Avg. WAM
    Date      # Balance  # Balance  # Balance       # Balance   # Balance # Balance     # Amount     # Amount Coupon      Remit
------------------------------------------------------------------------------------------------------------------------------------






====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                           Delinquency Loan Detail

=================================================================================================================================
                 Offering        # of                   Current    Outstanding   Status of  Resolution
                 Document       Months   Paid Through    P & I        P & I      Mortgage    Strategy    Servicing    Foreclosure
Loan Number   Cross-Reference   Delinq.      Date       Advances    Advances**   Loan (1)    Code (2)  Transfer Date     Date
=================================================================================================================================






=================================================================================================================================
   Totals
=================================================================================================================================

=================================================================
               Current    Outstanding
              Servicing    Servicing                        REO
Loan Number    Advances    Advances     Bankruptcy Date     Date
=================================================================










=================================================================
   Totals
=================================================================

      (1) Status of Mortgage Loan                                           (2) Resolution Strategy Code
      ---------------------------                                           ----------------------------
1 - Modification   6 - DPO                 10 - Deed In Lieu Of       1 - Modification               7 - REO
2 - Foreclosure    7 - REO                      Foreclosure           2 - Foreclosure                8 - Resolved
3 - Bankruptcy     8 - Resolved            11 - Full Payoff           3 - Bankruptcy                 9 - Pending Return
4 - Extension      9 - Pending Return      12 - Reps and Warranties   4 - Extension                      to Master Servicer
5 - Note Sale          to Master Servicer  13 - Other or TBD          5 - Note Sale                 10 - Deed in Lieu Of
                                                                      6 - DPO                            Foreclosure

** Outstanding P & I Advances include the current period advance


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                   Specially Serviced Loan Detail - Part 1

=================================================================================================================================
                                   Offering        Servicing     Resolution
Distribution         Loan          Document         Transfer      Strategy      Scheduled      Property                 Interest
    Date             Number     Cross-Reference      Date         Code (1)        Balance      Type (2)     State         Rate
=================================================================================================================================







=================================================================================================================================

                                  Net                                                            Remaining
Distribution      Actual       Operating        NOI                   Note        Maturity     Amortization
   Date           Balance       Income          Date       DSCR       Date        Date             Term
=================================================================================================================================






=================================================================================================================================

                              (1) Resolution Strategy Code                        (2) Property Type Code
                              ----------------------------                        ----------------------
                      1 - Modification      7 - REO                        MF - Multi-Family      OF - Office
                      2 - Foreclosure       8 - Resolved                   RT - Retail            MU - Mixed Use
                      3 - Bankruptcy        9 - Pending Return             HC - Health Care       LO - Lodging
                      4 - Extension             to Master Servicer         IN - Industrial        SS - Self Storage
                      5 - Note Sale        10 - Deed in Lieu Of            WH - Warehouse         OT - Other
                      6 - DPO                   Foreclosure                MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                            Offering       Resolution    Site
  Distribution   Loan       Document        Strategy   Inspection                 Appraisal   Appraisal    Other REO
     Date       Number   Cross-Reference    Code (1)     Date      Phase 1 Date     Date        Value    Property Revenue   Comment
===================================================================================================================================









===================================================================================================================================

            (1) Resolution Strategy Code
            ----------------------------
1   -   Modification    8   -   Resolved
2   -   Foreclosure     9   -   Pending Return
3   -   Bankruptcy              to Master Servicer
4   -   Extension      10   -   Deed in Lieu Of
5   -   Note Sale               Foreclosure
6   -   DPO            11   -   Full Payoff
7   -   REO            12   -   Reps and Warranties
                       13   -   Other or TBD


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                                  Modified Loan Detail

=====================================================================================================
           Offering
 Loan      Document        Pre-Modification        Modification Date         Modification Description
Number   Cross-Reference       Balance
=====================================================================================================



=====================================================================================================
   Total
=====================================================================================================


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                                                                                        ------------------------------------------
[LOGO]                                Merrill Lynch Mortgage Investors, Inc.            For Additional Information, please contact
Norwest Bank Minnesota, N.A.           Mortgage Pass-Through Certificates                           Leslie Gaskill
Corporate Trust Services                        Series 1999-C1                                     (212) 515-5254
3 New York Plaza, 15th Floor                                                             Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs
                                                                                        ------------------------------------------

                                                                                         Payment Date: 11/18/1999

                                                                                         Record Date:  10/29/1999

--------------------------------------------------------------------------------

                             Liquidated Loan Detail

=======================================================================================================================
              Final Recovery        Offering                                                            Gross Proceeds
 Loan         Determination         Document         Appraisal    Appraisal    Actual       Gross        as a % of
Number            Date           Cross-Reference        Date        Value     Balance      Proceeds     Actual Balance
=======================================================================================================================





=======================================================================================================================
  Current Total
=======================================================================================================================
Cumulative Total
=======================================================================================================================

=========================================================================================
               Aggregate         Net            Net Proceeds                  Repurchased
 Loan         Liquidation     Liquidation        as a % of       Realized      by Seller
Number         Expenses*       Proceeds       Actual Balance       Loss          (Y/N)
=========================================================================================





=========================================================================================
  Current Total
=========================================================================================
Cumulative Total
=========================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX D

                                    EXHIBIT
                         Delinquent Loan Status Report

--------------------------------------------------------------------------------------------------------------------------------
                                                                                             Total                Other
                                                                                 Ending       0/S      Total     Advances
Prospectus     Property     Property                   Sq Ft or    Paid to      Scheduled     P&I       O/S      (Taxes &
   ID            Name         Type     City    State    Units       Date        Balance     Advances  Expenses   Insurance)
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                      Current     Current               LTM                   Cap Rate
Prospectus   Total    Monthly    Interest     Mat.      NOI     LTM    LTM    Assigned
   ID       Exposure    P&I        Rate       Date      Date    NOI    DSCR     ***
---------------------------------------------------------------------------------------



90 + Days Delinquent

60 Days Delinquent

30 Days Delinquent

Current & at Special Servicer

Foreclosure


  *** How to determine cap rate is agreed upon by Underwriter and Servicers
                       - to be provided by a third party

                                     EXHIBIT
                          Delinquent Loan Status Report

--------------------------------------------------------------------------------------------------------------------------------
                                                        Value                   Appraisal,    Loss                    Total
                                                      using NOI   Valuation/     BPO, or    Using 92%   Estimated   Appraisal
Prospectus     Property     Property                    & Cap      Appraisal     Internal   Appraisal   Recovery   Reduction
   ID            Name         Type     City    State    Rate         Date         Value      or BPO         %       Realised
--------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Prospectus    Transfer   Resolution  FCL Start   Expected FCL   Workout
   ID           Date        Date        Date      Sale Date    Strategy   Comments
-----------------------------------------------------------------------------------



90 + Days Delinquent

60 Days Delinquent

30 Days Delinquent

Current & at Special Servicer

Foreclosure

                                    EXHIBIT
                       HISTORICAL LOAN MODIFICATION REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                                           Balance                                     # Months
                             Modification  Modification  when sent to    Balance at the                   For
Prospectus                      or Ext      Effective       Special     Effective Date of   Old     New   Rate    Old  New    Old
   ID         City  State        Flag          Date       Servicer       Modification     Rate    Rate   Change   P&I  P&I  Maturity
-----------------------------------------------------------------------------------------------------------------------------------




Total for All Loans:

Total for Loans in Current Month

                  # of Loans   $ Balance

Modifications

Maturity Date Extentions:

Total

                                    EXHIBIT
                      HISTORICAL LOAN MODIFICATION REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Estimated
                              New       Months for Mod     Realized Loss    Interest Loss to
Prospectus ID      City     Maturity        Change            to Trust            Trust                     Comments
------------------------------------------------------------------------------------------------------------------------------------



Total for All Loans:

Total for Loans in Current Month

                   # of Loans  $ Balance

Modifications

Maturity Date Extensions:

Total

                                    EXHIBIT
                        HISTORICAL LOSS ESTIMATE REPORT

--------------------------------------------------------------------------------------------------------------------------------
                                                                 Latest
                                                              Appraisal or                              Net Amount
Prospectus                 Property               % Rec from     Brokers     Effective                 Received from  Scheduled
    ID      Property Name    Type    City  State      Sale       Opinion    Date of Sale  Sales Price       Sale       Balance
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------

             Total P&I                    Servicing
Prospectus     Advance    Total Expenses     Fees
    ID       Outstanding   (Outstanding)   Expense
---------------------------------------------------



Total all Loans:

Current Month Only:

                                    EXHIBIT
                        HISTORICAL LOSS ESTIMATE REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Date
                                                                       Date Loss               Minor Adj                   Loss % of
Prospectus                Property                       Actual Losses   Passed   Minor Adj to   Passed   Total Loss with  Scheduled
    ID     Property Name    Type    City  Net Proceeds  Passed Through   Through      Trust     Through      Adjustment      Balance
------------------------------------------------------------------------------------------------------------------------------------



Total all Loans:

Current Month Only:

                                     EXHIBIT
                                REO STATUS REPORT

-------------------------------------------------------------------------------------------------------------------------
                                                                                                       Other
                                                          Paid   Ending     Total P&I      Total      Advances
Prospectus    Property  Property                Sq Ft or  thru  Scheduled  Advances to  Expenses to   (Taxes &    Total
    ID          Name      Type    City   State    Units   Date   Balance      Date         Date      Insurance)  Exposure
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                                    LTM                    Cap Rate
Prospectus    Current    Maturity   NOI              LTM   Assigned     Valuation/
    ID      Monthly P&I    Date     Date   LTM NOI   DSCR     ***     Appraisal Date
------------------------------------------------------------------------------------


*** How to determine the cap rate is agreed upon by Underwriter and Servicers -
                        to be provided by a third party

                                     EXHIBIT
                                REO STATUS REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                          Value                                                    Total      Special
                                          using       Appraisal/    Loss Using 92%               Appraisal   Servicing      REO
Prospectus    Property  Property          NOI &         BPO or       Appraisal or    Estimated   Reduction    Transfer  Acquisition
    ID          Name      Type    City   Cap Rate   Internal Value        BPO       Recovery %    Realized      Date        Date
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------

                Pending
Prospectus    Resolution
    ID           Date            Comments
--------------------------------------------------------


                                    EXHIBIT
                              SERVICER WATCH LIST

------------------------------------------------------------------------------------------------------------------------------------
                                                              Ending
Prospectus     Property    Property                          Scheduled   Paid thru    Maturity               Comment/Reason on Watch
    ID           Name        Type      City      State        Balance      Date         Date      LTM DSCR            List
------------------------------------------------------------------------------------------------------------------------------------


AS OF MM/DD/YY                      EXHIBIT
                      OPERATING STATEMENT ANALYSIS REPORT

PROPERTY OVERVIEW:
                                    ------------
  Prospectus Number
                                    ---------------------------
  Sched Balance/Paid to Date
                                    ---------------------------
  Property Name
                                    ------------
  Property Type
                                    ------------
  Property Address
                                    ---------------------------
  City, State
                                    ------------
  Net Rentable Square Feet
                                    ---------------------------
  Year Built/Renovated
                                    -----------------------------------------------------------------------
  Year of Operations                Underwriting        1996           1997           1998       1999 YTD
                                    -----------------------------------------------------------------------
  Occupancy Rate
                                    -----------------------------------------------------------------------
  Average Rental Rate
                                    -----------------------------------------------------------------------

INCOME:
                                                                                                -----------
  No. of Months                                                                                 # of months
                                    ------------------------------------------------------------------------------------------------
  Period Ended                      Underwriting        1996           1997           1998       1999 YTD     1998-Base   1998-1997
  Statement Classification              Basis         Normalized     Normalized     Normalized       AA       Variance    Variance
                                    ------------------------------------------------------------------------------------------------
  Rental Income - Category 1
                                    ------------------------------------------------------------------------------------------------
  Rental Income - Category 2
                                    ------------------------------------------------------------------------------------------------
  Rental Income - Category 3
                                    ------------------------------------------------------------------------------------------------
  Pass Through/Escalations
                                    ------------------------------------------------------------------------------------------------
  Other Income
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
  Effective Gross Income
                                    ------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
                                    ------------------------------------------------------------------------------------------------
  Real Estate Taxes
                                    ------------------------------------------------------------------------------------------------
  Property insurance
                                    ------------------------------------------------------------------------------------------------
  Utilities
                                    ------------------------------------------------------------------------------------------------
  General and Administration
                                    ------------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                    ------------------------------------------------------------------------------------------------
  Management Fees
                                    ------------------------------------------------------------------------------------------------
  Payroll and Benefits
                                    ------------------------------------------------------------------------------------------------
  Advertising and Marketing
                                    ------------------------------------------------------------------------------------------------
  Professional Fees
                                    ------------------------------------------------------------------------------------------------
  Other Expenses
                                    ------------------------------------------------------------------------------------------------
  Ground Rent
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Total Operating Expenses
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Operating Expense Ratio
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Net Operating Income
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
  Leasing Commissions
                                    ------------------------------------------------------------------------------------------------
  Tenant Improvements
                                    ------------------------------------------------------------------------------------------------
  Replacement Reserves
                                    ------------------------------------------------------------------------------------------------
  Other Capital Expense
                                    ------------------------------------------------------------------------------------------------
Total Capital Items
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
NOI after Capital Items
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Debt Service (per servicer)
                                    ------------------------------------------------------------------------------------------------
Cash Flow after Debt Service
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
DSCR (NOI/Debt Service)
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
DSCR (after reserves\cap exp)
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Source of Financial Data:
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Income Comments:
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Expense Comments:
                                    ------------------------------------------------------------------------------------------------


                                    ------------------------------------------------------------------------------------------------
Capital Items Comments:
                                    ------------------------------------------------------------------------------------------------

AS OF MM/DD/YY                      EXHIBIT
                            NOI ADJUSTMENT WORKSHEET

PROPERTY OVERVIEW:

                                    ------------
  Prospectus Number
                                    ---------------------------
  Sched Balance/Paid to Date
                                    ---------------------------
  Property Name
                                    ------------
  Property Type
                                    ------------
  Property Address
                                    ---------------------------
  City, State
                                    ------------
  Net Rentable Square Feet
                                    ---------------------------
  Year Built/Renovated
                                    -----------------------------------------------             ---------------
  Year of Operations                  Borrower                          Adjustment                 Normalized
                                    ------------                      -------------             ---------------
  Occupancy Rate
                                    ------------                      -------------             ---------------
  Average Rental Rate
                                    ------------                      -------------             ---------------

INCOME:
                                                                                                ---------------
  No. of Months Annualized                                                                        # of month
                                    ------------                      -------------             ---------------
  Period Ended                        Borrower                          Adjustment                 Normalized
  Statement Classification
                                    ------------                      -------------             ---------------
  Rental Income - Category 1
                                    ------------                      -------------             ---------------
  Rental Income - Category 2
                                    ------------                      -------------             ---------------
  Rental Income - Category 3
                                    ------------                      -------------             ---------------
  Pass Through/Escalations
                                    ------------                      -------------             ---------------
  Other Income
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
  Effective Gross Income
                                    ------------                      -------------             ---------------

OPERATING EXPENSES:
                                    ------------                      -------------             ---------------
  Real Estate Taxes
                                    ------------                      -------------             ---------------
  Property insurance
                                    ------------                      -------------             ---------------
  Utilities
                                    ------------                      -------------             ---------------
  General and Administration
                                    ------------                      -------------             ---------------
  Repairs and Maintenance
                                    ------------                      -------------             ---------------
  Management Fees
                                    ------------                      -------------             ---------------
  Payroll and Benefits
                                    ------------                      -------------             ---------------
  Advertising and Marketing
                                    ------------                      -------------             ---------------
  Professional Fees
                                    ------------                      -------------             ---------------
  Other Expenses
                                    ------------                      -------------             ---------------
  Ground Rent
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Total Operating Expenses
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Operating Expense Ratio
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Net Operating Income
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
  Leasing Commissions
                                    ------------                      -------------             ---------------
  Tenant Improvements
                                    ------------                      -------------             ---------------
  Replacement Reserves
                                    ------------                      -------------             ---------------
  Other Capital Expense
                                    ------------                      -------------             ---------------
Total Capital Items
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
NOI after Capital Items
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Debt Service (per servicer)
                                    ------------                      -------------             ---------------
Cash Flow after Debt Service
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
DSCR (NOI/Debt Service)
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
DSCR (after reserves\cap exp)
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Source of Financial Data:
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Income Comments:
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Expense Comments:
                                    ------------                      -------------             ---------------


                                    ------------                      -------------             ---------------
Capital Items Comments:
                                    ------------                      -------------             ---------------

                                    EXHIBIT
                      Comparative Financial Status Report

                                                                                    ------------------------------------------------
                                                                                    ------------------------------------------------
                                                                                    Original Underwriting Information
                                                                                    -----------------------------------------
                                                                                    -----------------------------------------
                                    Last          Ending
                                  Property       Scheduled     Paid      Annual     Financial
 Prospectus                      Inspection      Principal     Thru       Debt         Info          %      Total       $
   Number     City    State         Date          Balance      Date      Service    as of Date      Occ    Revenue     NOI    DSCR




                                                Grand Total            Grand Total

                     ---------------------------------------------------------------------------------------------------------------
                     ---------------------------------------------------------------------------------------------------------------
                     Prior Full Year Operating Information             ** ANNEX ECurrent Annual Operating Information
                     As of Y-E YYYY                   Normalized       As of Y-E YYYY                     Normalized

                     Financial                                         Financial
 Prospectus         Info as of     %       Total      $               Info as of      %       Total       $
   Number              Date       Occ     Revenue    NOI      DSCR       Date        Occ     Revenue      NOI     DSCR






                     ---------------------------------------------------------------------------------------------------------------
                     ---------------------------------------------------------------------------------------------------------------
                       Normalized YTD Financial Information                       Net Change
                                           Month Reported                         Current & [ ]
                       [FS]       [FS]                                                    %
Prospectus            Start       End       %       Total      $                    %       Total
   Number             Date        Date     Occ     Revenue    NOI       DSCR       Occ       Rev       DSCR


-----------------------------------------
Financial Information:
-----------------------------------------

-----------------------------------------
Current Full Year:
-----------------------------------------
Current Full Yr. received with DSC < 1:
-----------------------------------------
Prior Full Year:
-----------------------------------------
Prior Full Yr. received with DSC < 1:
-----------------------------------------

                Resolved                                       Required
Loans                                    Balance                                         Balance
               %                         $                       %               %       $              %
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------
count          count/total count         Balance       balance/total balance
-------------------------------------------------------------------------------------------------------------------------

* 2nd Preceding Annual Operating Information
** Preceding Annual Operating

                                                                         ANNEX E
                       MLMI 1999-C1 MULTIFAMILY SCHEDULE

 CONTROL                                                                         CUT-OFF                       UTILITIES
 NUMBER                PROPERTY NAME              STATE         COUNTY         DATE BALANCE   ELEVATOR        TENANT PAYS
---------  -------------------------------------  -----   -------------------  ------------   --------   ----------------------
ML-107     Potomac Heights Apts.................   MD     Prince George's       26,086,864      No            Electricity
ML-126     Hampton Point........................   MD     Montgomery            18,442,154      No            Electricity

PW-8703A   Norport Apartments...................   VA     Portsmouth             3,243,748      No            Electricity
PW-8703B   Colonial Court.......................   VA     Colonial Heights       1,362,811      No            Electricity
PW-8703C   Lee Hall.............................   VA     Petersburg             8,792,361      No         Electricity/Water
PW-8703D   River Drive Apartments...............   VA     Newport News           3,975,198      No            Electricity
                                                                                ----------
                                                                                17,374,119

ML-129     Tanglewood Apartments................   IN     Lake County           15,969,297      No            Water/Trash
ML-124     Saw Mill.............................   OH     Franklin              12,460,915      No          Electricity/Gas
ML-125     Spring Valley........................   MI     Oakland               11,962,178      No          Electricity/Gas
ML-111     Fairways Apartments..................   TX     Tarrant                9,507,210      No            Electricity
ML-103     Creekside Apartments.................   TX     Dallas                 8,503,715      No            Electricity
ML-116     Canyon Crest Village Apts............   CA     Riverside              8,123,382      No          Electricity/Gas
ML-109     RCA--Waterford Apartments............   TX     Tarrant                7,488,420      No            Electricity
ML-154     Woodgate Apartments..................   CT     Hartford               6,491,404      No          Electricity/Gas
PW-6132    Arlington Apartments.................   LA     Jefferson Parish       6,390,042      No            Electricity
PW-6376    Shadowbrook Apartments...............   LA     Orleans Parish         6,388,722      No            Electricity
PW-8763    Sunset Hills Apartments..............   NV     Henderson              6,343,510      No            Electricity
PW-7043    The Woods at Frenchman's Creek.......   FL     Pinellas               5,878,001      No            Electricity
PW-7141    Summercreek Apartments...............   TX     Bexar                  4,317,857      No            Electricity
PW-8313    Crossings Apartments.................   SC     Conway                 3,645,730      No            Electricity

ML-131A    Milford Chase........................   CT     New Haven              1,225,753      No       Electricity/Sewer/Gas
ML-131B    Milford Hunt.........................   CT     New Haven              1,696,737      No       Electricity/Sewer/Gas
                                                                                ----------
                                                                                 2,922,490

PW-7395    Red Lion Apartments..................   AL     Montgomery             2,247,636      No            Electricity
PW-7146    Westbrook Towers.....................   CT     New Haven              2,084,259     Yes            Electricity
PW-7166    Cobblestone Apartments...............   TN     Montgomery             1,544,811      No         Electricity/Water
ML-108     585-591-597 Prospect Place Apts......   NY     Kings                  1,317,109      No            Electricity/
                                                                                                              Cooking Gas
ML-100     Chapel Street........................   CT     New Haven              1,096,789     Yes          Electricity/Gas
PW-8085    Pepperwood Apartments................   FL     Hillsborough             999,393      No            Electricity
PW-7424    St. Pete Beach Apartments............   FL     Pinellas                 948,326      No            Electricity
PW-6437    175-181 Broadway.....................   NJ     Passaic                  935,927     Yes            Electricity/
                                                                                                              Cooking Gas
PW-7170    O'Connor Place Apartments............   TX     Irving                   797,213      No            Electricity
PW-7781    Sherwood Lane Apartments.............   TX     Harris                   721,001      No            Electricity

           TOTALS / WTG. AVERAGES..............................................................................................

               NO. STUDIOS           NO. 1 BEDROOMS         NO. 2 BEDROOMS         NO. 3 BEDROOMS
           --------------------   --------------------   --------------------   --------------------
 CONTROL             WTG. AVG               WTG. AVG               WTG. AVG               WTG. AVG
 NUMBER    # UNITS   RENT/MONTH   # UNITS   RENT/MONTH   # UNITS   RENT/MONTH   # UNITS   RENT/MONTH
---------  -------   ----------   -------   ----------   -------   ----------   -------   ----------
ML-107                               376       $660         122       $791        108         $861
ML-126                               228       $767         124       $946

PW-8703A                             170       $369          80       $417
PW-8703B                                                     64       $393
PW-8703C                                                    600       $322
PW-8703D                                                    208       $474


ML-129                               182       $559         226       $648
ML-124                               112       $648         192       $748         36         $900
ML-125                               136       $778          88       $887
ML-111                               268       $504          80       $701
ML-103                               108       $437         188       $588
ML-116                                38       $556         134       $656         20         $810
ML-109                               180       $475         104       $606         46         $691
ML-154                               160       $685          48       $818
PW-6132       30        $290         144       $355         193       $425         48         $525
PW-6376                              240       $444          96       $560
PW-8763                                                     120       $730
PW-7043                               36       $530         102       $651         44         $757
PW-7141                               84       $442          96       $556
PW-8313                                                     112       $608

ML-131A                               20       $854
ML-131B                               32       $796


PW-7395                               70       $360          76       $431         12         $509
PW-7146       21        $493          48       $568          28       $692
PW-7166                               72       $375
ML-108                                 3       $490          45       $460         12         $540

ML-100        15        $559           1       $550           4       $794          2       $1,150
PW-8085                               36       $369          36       $476
PW-7424                                8       $429          20       $527
PW-6437
               2        $452          10       $583          14       $734          6         $832
PW-7170                                                      48       $454
PW-7781                               38       $371          21       $458

             ---        ----       -----       ----       -----       ----        ---       ------
              68        $417       2,800       $550       3,269       $565        334         $754

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                         ------------------------------

    The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

    Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans") secured by interests in the following property types residential properties consisting of five or more rental or cooperatively-owned dwelling units, retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income producing properties, mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Certificates" and "Description of Credit Support."

    Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

    Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.

    This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities law in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing marketing prices at the time of sale or otherwise.

    No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 17 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE SET
            FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED
        PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

    Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

    The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                OCTOBER 15, 1999

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Publicly filed information, including information regarding the Registrant, is available at the Commission's web site at www.sec.gov.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates," and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250 Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention:
Secretary, or by telephone at (212) 449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
PROSPECTUS SUPPLEMENT......................................................................................      2
AVAILABLE INFORMATION......................................................................................      2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................      3
SUMMARY OF PROSPECTUS......................................................................................      8
RISK FACTORS...............................................................................................     17
  Limited Liquidity for Offered Certificates...............................................................     17
  Limited Assets to Support Payment on Certificates........................................................     17
  Prepayments on Mortgage Loans; Effects on Average Life of Certificates; Effects on Yields on
     Certificates..........................................................................................     18
  Optional Early Termination...............................................................................     19
  Limited Nature of Ratings on Certificates................................................................     19
  Effects of Pre-Funding and Acquisition of Additional Mortgage Assets.....................................     20
  Risks to Lenders Associated With Certain Mortgage Loans and
     Income Producing Properties...........................................................................     20
     Risks Associated with Mortgage Loans Secured by Multifamily Properties................................     20
     Risks Associated with Mortgage Loans Secured by Retail Properties.....................................     21
     Risks Associated with Mortgage Loans Secured by Hospitality Properties................................     21
     Risks Associated with Mortgage Loans Secured by Office Buildings......................................     22
     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities.....................     22
     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities.....................     22
     Risks Associated with Mortgage Loans Secured by Health Care-Related Properties........................     23
     Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities......................     25
  Management Risks.........................................................................................     25
  Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default..................................     25
  Leases and Rents Serving as Security for Mortgage Loans Pose Special Risks...............................     26
  Delinquent Mortgage Loans................................................................................     26
  Environmental Liability May Affect Lien on Mortgaged Property
     and Expose Lender to Costs............................................................................     26
  Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates......................     26
  Certain Federal Tax Considerations Regarding REMIC Residual Certificates.................................     27
  ERISA Considerations--Covered Investors May Experience Liability.........................................     27
  Book-Entry Registration of Certificates Affects Ownership of Certificates and Receipt of Payment.........     28
DESCRIPTION OF THE TRUST FUNDS.............................................................................     29
  General..................................................................................................     29
  Mortgage Loans...........................................................................................     29
     General...............................................................................................     29
     Default and Loss Considerations with Respect to the Mortgage Loans....................................     29
     Payment Provisions of the Mortgage Loans..............................................................     31
     Mortgage Loan Information in Prospectus Supplements...................................................     31
  MBS......................................................................................................     32
  Certificate Accounts.....................................................................................     32
  Credit Support...........................................................................................     33
  Cash Flow Agreements.....................................................................................     33
  Pre-Funding..............................................................................................     33
YIELD AND MATURITY CONSIDERATIONS..........................................................................     34
  General..................................................................................................     34
  Pass-Through Rate........................................................................................     34
  Payment Delays...........................................................................................     34
  Certain Shortfalls in Collections of Interest............................................................     34
  Yield and Prepayment Considerations......................................................................     35
  Weighted Average Life and Maturity.......................................................................     36

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

  Controlled Amortization Classes and Companion Classes....................................................     37
  Other Factors Affecting Yield, Weighted Average Life and Maturity........................................     37
     Balloon Payments; Extensions of Maturity..............................................................     37
     Negative Amortization.................................................................................     38
     Foreclosures and Payment Plans........................................................................     38
     Losses and Shortfalls on the Mortgage Assets..........................................................     38
     Additional Certificate Amortization...................................................................     39
THE DEPOSITOR..............................................................................................     39
USE OF PROCEEDS............................................................................................     39
DESCRIPTION OF THE CERTIFICATES............................................................................     40
  General..................................................................................................     40
  Distributions............................................................................................     40
  Distributions of Interest on the Certificates............................................................     41
  Distributions of Certificate Principal...................................................................     42
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity
     Participations........................................................................................     42
  Allocation of Losses and Shortfalls......................................................................     42
  Advances in Respect of Delinquencies.....................................................................     43
  Reports to Certificateholders............................................................................     43
  Voting Rights............................................................................................     45
  Termination..............................................................................................     45
  Book-entry Registration and Definitive Certificates......................................................     46
DESCRIPTION OF THE POOLING AGREEMENTS......................................................................     48
  General..................................................................................................     48
  Assignment of Mortgage Loans; Repurchases................................................................     48
  Representations and Warranties; Repurchases..............................................................     49
  Certificate Account......................................................................................     49
     General...............................................................................................     49
     Deposits..............................................................................................     50
     Withdrawals...........................................................................................     51
  Collection and Other Servicing Procedures................................................................     52
  Modifications, Waivers And Amendments of Mortgage Loans..................................................     52
  Sub-Servicers............................................................................................     53
  Special Servicers........................................................................................     53
  Realization Upon Defaulted Mortgage Loans................................................................     53
  Hazard Insurance Policies................................................................................     55
  Due-on-Sale and Due-on-Encumbrance Provisions............................................................     55
  Servicing Compensation and Payment of Expenses...........................................................     56
  Evidence as to Compliance................................................................................     56
  Certain Matters Regarding the Master Servicer and the Depositor..........................................     56
  Events of Default........................................................................................     57
  Rights Upon Event of Default.............................................................................     58
  Amendment................................................................................................     58
  List of Certificateholders...............................................................................     59
  The Trustee..............................................................................................     59
  Duties of the Trustee....................................................................................     59
  Certain Matters Regarding the Trustee....................................................................     59
  Resignation and Removal of the Trustee...................................................................     60
DESCRIPTION OF CREDIT SUPPORT..............................................................................     61
  General..................................................................................................     61
  Subordinate Certificates.................................................................................     61
  Cross-support Provisions.................................................................................     61
  Insurance or Guarantees with Respect to Mortgage Loans...................................................     61
  Letter of Credit.........................................................................................     62

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

  Certificate Insurance and Surety Bonds...................................................................     62
  Reserve Funds............................................................................................     62
  Credit Support with Respect to MBS.......................................................................     62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................................................     63
  General..................................................................................................     63
  Types of Mortgage Instruments............................................................................     63
  Leases and Rents.........................................................................................     63
  Personalty...............................................................................................     64
  Junior Mortgages; Rights of Senior Lenders...............................................................     64
  Foreclosure..............................................................................................     65
     General...............................................................................................     65
     Foreclosure Procedures Vary From State to State.......................................................     65
     Judicial Foreclosure..................................................................................     65
     Non-Judicial Foreclosure/Power of Sale................................................................     65
     Limitations on the Rights of Mortgage Lenders.........................................................     66
     Rights of Redemption..................................................................................     67
     Anti-Deficiency Legislation...........................................................................     67
     Leasehold Considerations..............................................................................     68
  Bankruptcy Laws..........................................................................................     68
  Environmental Considerations.............................................................................     69
     General...............................................................................................     69
     Superlien Laws........................................................................................     69
     CERCLA................................................................................................     69
     Certain State and Other Federal Laws..................................................................     70
     Additional Considerations.............................................................................     70
  Due-on-Sale And Due-on-Encumbrance.......................................................................     70
  Subordinate Financing....................................................................................     71
  Default Interest and Limitations on Prepayments..........................................................     71
  Applicability of Usury Laws..............................................................................     71
  Soldiers' and Sailors' Civil Relief Act of 1940..........................................................     72
  Americans with Disabilities Act..........................................................................     72
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................................................     73
  General..................................................................................................     73
  REMICs...................................................................................................     74
     Classification of REMICs..............................................................................     74
     Characterization of Investments in REMIC Certificates.................................................     74
     Tiered REMIC Structures...............................................................................     74
  Taxation of Owners of Remic Regular Certificates.........................................................     75
     General...............................................................................................     75
     Original Issue Discount...............................................................................     75
     Market Discount.......................................................................................     77
     Premium...............................................................................................     78
     Realized Losses.......................................................................................     78
  Taxation of Owners of Remic Residual Certificates........................................................     79
     General...............................................................................................     79
     Taxable Income of the REMIC...........................................................................     80
     Basis Rules, Net Losses and Distributions.............................................................     81
     Excess Inclusions.....................................................................................     82
     Noneconomic REMIC Residual Certificates...............................................................     82
     Mark-to-Market Rules..................................................................................     83
     Possible Pass-Through of Miscellaneous Itemized Deductions............................................     83
     Sales of REMIC Certificates...........................................................................     84
     Prohibited Transactions Tax and Other Taxes...........................................................     85
     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.............     85

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
     Termination...........................................................................................     86
     Reporting and Other Administrative Matters............................................................     86
     Backup Withholding with Respect to REMIC Certificates.................................................     87
     Foreign Investors in REMIC Certificates...............................................................     87
     New Withholding Regulations...........................................................................     88
  Grantor Trust Funds......................................................................................     88
     Classification of Grantor Trust Funds.................................................................     88
  Characterization of Investments in Grantor Trust Certificates............................................     88
     Grantor Trust Fractional Interest Certificates........................................................     88
     Grantor Trust Strip Certificates......................................................................     88
  Taxation of Owners of Grantor Trust Fractional Interest Certificates.....................................     89
     General...............................................................................................     89
     If Stripped Bond Rules Apply..........................................................................     89
     If Stripped Bond Rules Do Not Apply...................................................................     91
     Market Discount.......................................................................................     92
     Premium...............................................................................................     94
     Taxation of Owners of Grantor Trust Strip Certificates................................................     94
     Possible Application of Proposed Contingent Payment Rules.............................................     95
     Sales of Grantor Trust Certificates...................................................................     95
     Grantor Trust Reporting...............................................................................     96
     Backup Withholding....................................................................................     96
     Foreign Investors.....................................................................................     96
     New Withholding Regulations...........................................................................     96
STATE AND OTHER TAX CONSEQUENCES...........................................................................     97
ERISA CONSIDERATIONS.......................................................................................     97
     General...............................................................................................     97
     Plan Asset Regulations................................................................................     97
     Prohibited Transaction Exemptions.....................................................................     98
LEGAL INVESTMENT...........................................................................................     99
METHOD OF DISTRIBUTION.....................................................................................    101
LEGAL MATTERS..............................................................................................    102
FINANCIAL INFORMATION......................................................................................    102
RATING.....................................................................................................    102
INDEX OF DEFINITIONS.......................................................................................    103

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Definitions is included at the end of this Prospectus.

Title of Certificates.....................  Mortgage Pass-Through Certificates, issuable in series (the
                                            "Certificates").

Depositor.................................  Merrill Lynch Mortgage Investors, Inc., a wholly-owned limited purpose subsidiary of Merrill Lynch Mortgage Capital Inc. (the
                                            "Depositor"). See "The Depositor."

Issuer....................................  The Trust Fund established under a Pooling and Servicing Agreement, as described below in this Summary of Prospectus under "Description of Certificates."

Master Servicer...........................  The master servicer (the "Master Servicer"), if any, for a series of
                                            Certificates will be named in the related Prospectus Supplement and may be an affiliate of the Depositor. See "Description of the Pooling
                                            Agreements--Collection and Other Servicing Procedures."

Special Servicer..........................  The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a
                                            Special Servicer will be appointed will be described, in the related
                                            Prospectus Supplement. See "Description of the Pooling
                                            Agreements--Special Servicers."

Trustee...................................  The trustee (the "Trustee") for each series of Certificates will be named in the related Prospectus Supplement. See "Description of the
                                            Pooling Agreements--The Trustee."

The Trust Assets..........................  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

  (a) Mortgage Assets.....................  The Mortgage Assets with respect to each series of Certificates will consist of a pool of mortgage loans (collectively, the "Mortgage
                                            Loans") secured by liens on, or security interests in,
                                            (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or
                                            (ii) retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income-producing properties (the
                                            "Commercial Properties"). If so specified in the related Prospectus
                                            Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent as of the date of their deposit into the related Trust Fund. A
                                            Mortgage Loan will be considered "delinquent" if it is thirty
                                            (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation the Trust Fund will not include delinquent loans which by principal amount are more than 20%

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


                                            of the aggregate principal amount of all Mortgage Loans in the Trust
                                            Fund. The Mortgage Loans will not be guaranteed or insured by the
                                            Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or
                                            instrumentality or other person.

                                            As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (iv) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than
                                            40 years, and will have been originated by a person other than the
                                            Depositor. See "Description of the Trust Funds--Mortgage Loans."

                                            If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal
                                            National Mortgage Association ("FNMA") or the Governmental National
                                            Mortgage Association ("GNMA") or the Federal Agricultural Mortgage
                                            Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the
                                            Mortgage Loans contained herein. See "Description of the Trust
                                            Funds--MBS."

                                            Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage
                                            Loan or the issuer of such MBS and may be an affiliate of the
                                            Depositor.

  (b) Certificate Account.................  Each Trust Fund will include one or more accounts (collectively, the
                                            "Certificate Account") established and maintained on behalf

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
                                            of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust
                                            Funds--Certificate Accounts" and "Description of the Pooling
                                            Agreements--Certificate Account."

  (c) Credit Support......................  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of
                                            Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit
                                            Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related
                                            Prospectus Supplement. See "Risk Factors--Credit Support
                                            Limitations," "Description of the Trust Funds--Credit Support" and
                                            "Description of Credit Support."

  (d) Cash Flow Agreements................  If so provided in the related Prospectus Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of
                                            Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow
                                            Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the
                                            Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See
                                            "Description of the Trust Funds--Cash Flow Agreements."

  (e) Pre-Funding.........................  If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding
                                            Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the
                                            Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which

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
                                            additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage
                                            Assets included in the Trust Fund on the Closing Date. The Trust Fund
                                            may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding
                                            Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the
                                            Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized
                                            Interest Account"). Amounts on deposit in the Capitalized Interest
                                            Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related
                                            Prospectus Supplement, amounts on deposit in the Capitalized Interest
                                            Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus
                                            Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition
                                            of Additional Mortgage Assets."

Description of Certificates...............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a
                                            "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                            Each series of Certificates will consist of one or more classes of
                                            Certificates, and such class or classes (including classes of Offered
                                            Certificates) may (i) be senior (collectively, "Senior Certificates")
                                            or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal
                                            Certificates"); (iii) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal
                                            (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust
                                            Fund; or (vi) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.
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
                                            Each class of Certificates, other than certain classes of Stripped
                                            Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate
                                            Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual
                                            Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related
                                            Prospectus Supplement will specify the Certificate Balance, Notional
                                            Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-
                                            Through Rate, the method for determining the Pass-Through Rate.

                                            The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or
                                            instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets"
                                            and "Description of the Certificates."

Distributions of Interest on the
  Certificates............................  Interest on each class of Offered Certificates (other than certain classes of Stripped Principal Certificates and Stripped Interest
                                            Certificates and certain REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate
                                            Balance or, in the case of certain classes of Stripped Interest
                                            Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates
                                            (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments;
                                            Average Life of Certificates; Yields," "Yield and Maturity
                                            Considerations," and "Description of the Certificates--Distributions
                                            of Interest on the Certificates."

Distributions of Certificate Principal....  Each class of the Certificates of each series (other than certain classes of Stripped Interest Certificates and/or REMIC Residual
                                            Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate
                                            Certificate Balance of all classes of a series
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
                                            of Certificates will not exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off
                                            Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each
                                            Distribution Date to the holders of the class or classes of
                                            Certificates of such series entitled thereto until the Certificate
                                            Balances of such Certificates have been reduced to zero.
                                            Distributions of principal with respect to one or more classes of
                                            Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the
                                            Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule
                                            (any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a
                                            Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage
                                            Assets in the related Trust Fund are received (any such class, a
                                            "Companion Class"). Unless otherwise specified in the related
                                            Prospectus Supplement, distributions of principal of any class of
                                            Certificates will be made on a pro rata basis among all of the
                                            Certificates of such class. See "Description of the Certificates--
                                            Distributions of Certificate Principal."

Advances..................................  If and to the extent provided in the related Prospectus Supplement, the Master Servicer and/or other specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the
                                            Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus
                                            Supplement. If and to the extent provided in the Prospectus
                                            Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in
                                            Respect of Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling
                                            Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Termination...............................  If so specified in the related Prospectus Supplement, a series of
                                            Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the
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                                            circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the
                                            Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the
                                            Mortgage Assets of the Trust Fund, or of a sufficient portion of such
                                            Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

Registration of Book-Entry
  Certificates............................  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of
                                            Book-Entry Certificates will be initially represented by one or more
                                            Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a
                                            "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive
                                            Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description
                                            of the Certificates--Book-Entry Registration and Definitive
                                            Certificates."

Risk Factors..............................  There are material risks associated with an investment in
                                            Certificates. See "Risk Factors" herein. Additional risks pertaining to a particular series of Certificates may be disclosed in the applicable Prospectus Supplement.

Tax Status of the Certificates............  The Certificates of each series will constitute either (i)"regular interests" ("REMIC Regular Certificates") and "residual interests"
                                            ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests
                                            ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. If so indicated in the related Prospectus Supplement, an election alternatively may be made to treat the Trust Fund as a financial asset securitization investment trust ("FASIT").

  (a) REMIC...............................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes.
                                            In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages"
                                            within the meaning of Section 860G(a)(3) of the Code. Moreover, if
                                            95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will
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                                            qualify for the foregoing treatments in their entirety. However,
                                            REMIC Regular Certificates owned by a thrift institution will constitute assets described in Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. Holders of
                                            REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption. See "Material Federal
                                            Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
                                            Certificates."

                                            REMIC Residual Certificates generally will be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to
                                            Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for
                                            purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates
                                            (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual
                                            Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Material Federal Income
                                            Tax Consequences--REMICs--Taxation of Owners of REMIC Residual
                                            Certificates."

  (b) Grantor Trust.......................  If so provided in the related Prospectus Supplement, Grantor Trust
                                            Certificates may be either Certificates that have a Certificate
                                            Balance and a Pass-Through Rate or that are Stripped Principal
                                            Certificates (collectively, "Grantor Trust Fractional Interest
                                            Certificates"), or may be Stripped Interest Certificates.

                                            Owners of Grantor Trust Fractional Interest Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of
                                            Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under
                                            Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3) of the Code, but
                                            will not be so treated for purposes of Section 7701(a)(19)(C) of the
                                            Code unless otherwise stated in the related Prospectus Supplement.

                                            It is unclear whether Stripped Interest Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the
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                                            Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such
                                            Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material
                                            Federal Income Tax Consequences--Grantor Trust Funds."

                                            Investors are advised to consult their tax advisors and to review
                                            "Material Federal Income Tax Consequences" herein and in the related
                                            Prospectus Supplement.

ERISA Considerations......................  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security
                                            Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations"
                                            herein and in the related Prospectus Supplement.

Legal Investment..........................  The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984 only if so specified in the related
                                            Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating....................................  At their respective dates of issuance, each class of Offered
                                            Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a
                                            "Rating Agency"). See "Rating" herein and in the related Prospectus
                                            Supplement.
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                                       16


                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY FOR OFFERED CERTIFICATES

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds." Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS ON YIELDS ON CERTIFICATES

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

OPTIONAL EARLY TERMINATION

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates--Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination, among other factors.

LIMITED NATURE OF RATINGS ON CERTIFICATES

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS

     Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely effect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

     Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.

RISKS TO LENDERS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND INCOME PRODUCING PROPERTIES

     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Associated with Mortgage Loans Secured by Multifamily Properties. It is expected that Mortgage Loans secured by multi-family properties will constitute a material concentration of the Mortgage Loans in a Trust Fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

     Risks Associated with Mortgage Loans Secured by Retail
Properties. Mortgage Loans secured by retail properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

     Risks Associated with Mortgage Loans Secured by Hospitality
Properties. Mortgage Loans secured by hospitality properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

     Risks Associated with Mortgage Loans Secured by Office Buildings. Mortgage Loans secured by office buildings may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities. Mortgage Loans secured by residential healthcare facilities may constitute a material concentration of the Mortgage

Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Risk Associated with Mortgage Loans Secured by Health Care-Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consist of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

     The operators of Health Care-Related Facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

     Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities. Mortgage Loans secured by warehouse and self storage facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Self storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, due to the privacy considerations applicable to self storage facilities, may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.

MANAGEMENT RISKS

     Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity--Balloon Payments; Extensions of Maturity."

LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General."

ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND EXPOSE LENDER TO COSTS

     Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA CONSIDERATIONS--COVERED INVESTORS MAY EXPERIENCE LIABILITY

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND RECEIPT OF PAYMENT

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

  General

     The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or
(ii) retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income-producing properties ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

  Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related

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Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at
any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than

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one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Income Producing Properties" and "--Balloon Payments; Borrower Default."

  Payment Provisions of the Mortgage Loans

     If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate,
(ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

  Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and
(xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of

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those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer (the "MBS Issuer") of the MBS and/or the servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the MBS.

     To the extent required under the securities laws, MBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

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CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.

PRE-FUNDING

     If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets."

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                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

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YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of

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

the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions

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that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

  Balloon Payments; Extensions of Maturity

     Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

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  Negative Amortization

     The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

  Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

  Losses and Shortfalls on the Mortgage Assets

     The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

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

  Additional Certificate Amortization

     In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                 THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is (212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring

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

instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the

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

Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

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ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

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

          (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

          (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

          (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
     (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

          (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof,
     (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

          (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an "REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

          (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan,
     (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any

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     losses in respect of the related Mortgage Loans and any increase in the
     Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

          (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

          (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

          (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and

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required to be paid to such Certificateholders pursuant to such Pooling
Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates

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representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit "Direct Participants" accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     As may be provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

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

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the

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custodian) will hold such documents in trust for the benefit of the
Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

  General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or

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invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

  Deposits

     Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

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          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals

     Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

          (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

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

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-- REMICS--Prohibited Transactions Tax and Other Taxes";

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

          (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

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SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines,

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consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related
Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

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     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any

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right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a

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determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. The Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or
(iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Subject, in certain cases, to the satisfaction of certain conditions that may be required in the Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     The "Events of Default for a series of Certificates" under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other

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covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however,

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that, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

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RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. Unless otherwise provided in the related Prospectus Supplement, in addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders "equity or policyholders" surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

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LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgage instruments." A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument or in a subordination or intercreditor agreement, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving

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priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of certain new leases and the termination or modification of certain existing leases, the performance of certain alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

  General

     Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

  Foreclosure Procedures Vary From State to State

     Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

  Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to

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such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

  Limitations on the Rights of Mortgage Lenders

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section Section 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending

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upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

  Rights of Redemption

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Anti-Deficiency Legislation

     In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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  Leasehold Considerations

     Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

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     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,
(i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

  General

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

  Superlien Laws

     Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

  CERCLA

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

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     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA; (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

  Certain State and Other Federal Laws

     Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination in order to sell or otherwise transfer the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

  Additional Considerations

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial

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restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made and the Trust Fund does not elect to be treated as a Grantor Trust Fund, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owning certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

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REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular

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Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     It is not entirely clear under the Code that interest paid on debt instruments (such as REMIC Regular Certificates) that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the Prospectus Supplement, the Trust Fund intends to treat stated interest as "qualified stated interest" for purposes of determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount for United States federal income tax purposes. Nevertheless, holders of the REMIC

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Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions

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referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to

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original issue discount of a de minimis amount. See "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in

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connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although any such payment could be includible in income immediately upon its receipt, the IRS could also assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

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     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue

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for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of

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any net losses of the REMIC or upon the sale of its REMIC Residual Certificate.
See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially

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owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

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     Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

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     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These

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information reports generally are required to be sent to individual holders of
REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or the District of Columbia (unless, in the case of a partnership, Treasury regulations are promulgated that provide otherwise), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert the foregoing withholding tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by
(i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan,
(A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgagor or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of

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interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The IRS recently issued Notice 99-25 which generally makes the New Regulations effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s](including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest

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that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s](including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method

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taxpayer) will be required to report interest income from its Grantor Trust
Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

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     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete

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years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of

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stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method,
(ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

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     Premium.  If a Certificateholder is treated as acquiring the underlying
Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust

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Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate

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market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984. However, to the extent the Grantor Trust Certificate represents an interest in real property (e.g. because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. Certificateholders and potential U.S. taxation.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The IRS recently issued Notice 99-25 which generally makes the New Regulations effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and
(iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities," Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R.
Section 1.5), certain "Type IV securities", defined in 12 C.F.R.
Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Willkie Farr & Gallagher, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              INDEX OF DEFINITIONS

                                                  PAGE
                                                  ----
Accrual Certificates............................12, 41
Accrued Certificate Interest........................41
Act.................................................70
Acute Care Facilities...............................23
ADA.................................................72
ARM Loans...........................................31
Assisted Living Facilities..........................23
Available Distribution Amount.......................40
Bankruptcy Code.....................................66
Book-Entry Certificates.........................14, 40
call risk.......................................18, 37
Capitalized Interest Account....................11, 33
Cash Flow Agreement.............................10, 33
Cash Flow Agreements.............................Cover
CERCLA..........................................26, 69
Certificate Account..........................9, 32, 49
Certificate Balance..........................2, 12, 42
Certificate Owner...............................14, 46
Certificateholders...............................Cover
Certificates..................................Cover, 8
Closing Date........................................75
Code............................................14, 73
Commercial Properties............................8, 29
Commission...........................................2
Committee Report....................................75
Companion Class.................................13, 42
CON.................................................24
Contributions Tax...................................85
Controlled Amortization Class...................13, 42
Cooperatives........................................29
CPR.................................................36
Credit Support...........................Cover, 10, 33
Cut-off Date........................................13
Debt Service Coverage Ratio.........................30
Definitive Certificate..............................14
Definitive Certificates.........................40, 47
Depositor........................................8, 29
Determination Date..................................40
Direct Participants.............................46, 47
Distribution Date...................................12
Distribution Date Statement.........................43
DOL.................................................97
DTC......................................2, 14, 40, 46
Due Dates...........................................31
Due Period..........................................43
Duff & Phelps.......................................98
Equity Participation................................31
ERISA...........................................16, 97
Excess Funds........................................39
Exchange Act.........................................3
Excluded Plan.......................................99

                                                  PAGE
                                                   --
Exemption...........................................98
FAMC.................................................9
FHLMC................................................9
Fitch...............................................98
FNMA.................................................9
Garn Act............................................71
GNMA.................................................9
Grantor Trust Fractional Interest Certificates......15
Grantor Trust Fund..................................73
Grantor Trust Strip Certificate.....................88
Health Care-Related Facilities......................23
holder..............................................73
Indirect Participants...............................46
Insurance Proceeds..................................50
IRS.................................................76
Issue Premium.......................................81
L/C Bank............................................62
Liquidation Proceeds................................50
Loan-to-Value Ratio.................................30
Lock-out Expiration Date............................31
Lock-out Period.....................................31
Mark-to-Market Regulations..........................83
Master Servicer...................................2, 8
MBS Agreement.......................................32
MBS Issuer..........................................32
MBS Servicer........................................32
MBS Trustee.........................................32
Merrill Lynch......................................101
Moody's.............................................98
mortgage instruments................................63
Mortgage Loan.......................................63
Mortgage Loans............................Cover, 8, 29
Mortgage Notes......................................29
Mortgage Rate....................................9, 31
Mortgaged Properties................................29
Mortgages...........................................29
Net Leases..........................................30
Net Operating Income................................30
Nonrecoverable Advance..............................43
OCC................................................100
Offered Certificates.............................Cover
OID Regulations.....................................73
Originator..........................................29
PAC.................................................37
Participants....................................28, 46
Parties in Interest.................................97
Pass-Through Rate................................2, 12
Permitted Investments...............................50
Plans...............................................97
prepayment..........................................36
Prepayment Interest Shortfall.......................34

                                                  PAGE
                                                   --
Prepayment Premium..................................31
Prohibited Transactions Tax.........................85
Prospectus Supplement............................Cover
Rating Agency.......................................16
RCRA................................................69
Record Date.........................................40
Related Proceeds....................................43
Relief Act..........................................72
REMIC Certificates..................................73
REMIC Provisions....................................73
REMIC Regular Certificates......................14, 74
REMIC Regulations...................................73
REMIC Residual Certificates.....................14, 74
REO Property....................................44, 52
Restricted Group....................................98
Senior Certificates.............................11, 40
Senior Housing......................................23
Servicing Standard..................................52
Skilled Nursing Facilities..........................23

                                                  PAGE
                                                   --
SMMEA...............................................99
SPA.................................................36
Special Servicer..............................2, 8, 53
Standard & Poor's...................................98
Sub-Servicer........................................53
Sub-Servicing Agreement.............................53
Subordinate Certificates........................11, 40
TAC.................................................37
Tiered REMICs.......................................74
Title V.............................................71
Trust Assets.........................................2
Trust Fund.......................................Cover
UCC.................................................64
Underwriter.........................................98
United States person................................87
Value...............................................30
Voting Rights.......................................45
Warranting Party....................................49

 Control
   No.                     Property Name                                      Address                             City
-----------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                             1001 Palmer Road                            Fort Washington
 PW-7905   Blue Cross Blue Shield Building                  Carotech Boulevard                          Columbia
 ML-117    Pond View Corporate Center                       74 & 76 Batterson Park Rd                   Farmington
 ML-156    College Square                                   SWC Alondra Blvd. & Studebaker Road         Cerritos
 PW-8202   First American Building                          8435 Stemmons Freeway                       Dallas
 ML-126    Hampton Point                                    3340 Hampton Point Drive                    Silver Spring
ORIX-3325  Lakeside Plaza Office Center                     5205, 5215, 5225 Wiley Post Way             Salt Lake City

PW-8703A   Norport Apartments                               9 Seminole Drive                            Portsmouth
PW-8703B   Colonial Court                                   58 Colonial Court                           Colonial Heights
PW-8703C   Lee Hall                                         523 Summit Street                           Petersburgh
PW-8703D   River Drive Apartments                           209A 73rd Street                            Newport News
-----------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio

ORIX-2965  Frazier-King Building                            100 East Royal Lane                         Irving
 ML-129    Tanglewood Apartments                            2217 Tanglewood Drive                       Hammond
ORIX-3452  250 Plaza Office Building                        250 East Wisconsin Avenue                   Milwaukee
 ML-124    Saw Mill                                         6900 Saw Mill Village Drive                 Columbus
 ML-125    Spring Valley                                    37850 Spring Lane                           Farmington Hills
 ML-138    Sea Crest Oceanfront Resort & Conference Center  350 Quaker Road                             North Falmouth
 ML-147    Quail Park IV                                    2810 & 2820 W. Charleston Blvd.             Las Vegas
ORIX-3208  Putnam Plaza                                     1245 Dixwell Avenue                         Hamden
 ML-111    Fairways Apartments                              1450 N Highway 360                          Grand Prairie
 ML-143    Lambda Building                                  515 Broad Hollow Road                       Melville
ORIX-3108  Centre East Shopping Center                      10600 East Washington Street                Indianapolis
 ML-112    Hempstead Village Commons                        300 Peninsula Boulevard                     Hempstead
 ML-103    Creekside Apartments                             7501 Chesterfield                           Dallas
 PW-7942   Bend River Mall                                  3188 N. Highway 97                          Bend
ORIX-3257  Spectrum Club - Thousand Oaks                    2400 Willow Lane                            Thousand Oaks
 ML-101    1100 W. Ewing Street                             1100 - 1120 W. Ewing St.                    Seattle
 ML-116    Canyon Crest Village Apts                        5200 Chicago Avenue                         Riverside
ORIX-3100  HKS Building                                     1919 McKinney Avenue                        Dallas
 ML-109    RCA - Waterford Apartments                       900 East Randol Mill Road                   Arlington
 ML-114    247 and 251-253 West 34th St.                    247 and 251-253 West 34th St.               New York
 ML-115    9033 Wilshire Medical Bldg                       9033 Wilshire Blvd                          Beverly Hills
 PW-8028   Tops Appliance Building                          1525-1535 Hart Place                        Brooklyn
 PW-7562   401 N. Broad Street                              401 N. Broad Street                         Philadelphia
 ML-154    Woodgate Apartments                              1468 Enfield St.                            Enfield
 PW-6132   Arlington Apartments                             2700 Whitney Avenue                         Harvey
 PW-6376   Shadowbrook Apartments                           2200 Westbend Parkway                       New Orleans
 PW-8763   Sunset Hills Apartments                          2825 Bluegrass Lane                         Henderson
 ML-134    2551 Tellabs Dr. Building                        2551 Tellabs Dr.                            Round Rock
ORIX-3266  Northpark Plaza                                  10343-10355 Federal Boulevard               Westminster
ORIX-3115  The Financial Center                             24022 Calle de la Plata                     Laguna Hills
 PW-6410   Gateway Plaza                                    544-750 N. Third Street                     Laramie
 PW-7043   The Woods at Frenchman's Creek                   3001 58th Avenue South                      St. Petersburg
ORIX-2939  Beverly Hills Medical Tower                      1125 South Beverly Drive                    Los Angeles
ORIX-3288  Bayshore Executive Plaza                         10800 Biscayne Boulevard                    Miami
 ML-128    Hampton Inn O'Hare                               3939 N. Mannheim Road                       Schiller Park
ORIX-3151  Spring Cypress Village Shopping Center           22432-22560 State Highway 249               Houston
ORIX-1825  The Bayview Office Building                      1040 Bayview Drive                          Ft. Lauderdale
 PW-8064   Office Max                                       721 East Colorado Boulevard                 Pasadena
 ML-136    Breckenridge Farms                               Blue Lake Blvd. & Pole Line Road            Twin Falls
 PW-7141   Summercreek Apartments                           11851 Belair Drive                          San Antonio
ORIX-3256  Kingstown Plaza Shopping Center                  6615-6669 Post Road                         North Kingstown
 ML-152    Augusta Office Building                          1502 Augusta                                Houston
 PW-7790   Smithtown Bypass                                 732 & 738 Smithtown Bypass                  Smithtown
 PW-8694   Eckerd's Building                                301 South Trade Center Parkway              Woodlands
 PW-8313   Crossings Apartments                             3555 Highway 544 Overpass                   Conway
 ML-148    Torrey Hills Corporate Centre                    11250 El Camino Real                        San Diego
ORIX-3438  Raymour & Flanigan - Southampton                 427 Street Road                             Southampton

PW-6482A   Ramsey Street Office Building                    6200 Ramsey Street                          Fayetteville
PW-6482B   Yadkin Road Building                             6448 Yadkin Road                            Fayetteville
PW-6482C   Cliffdale Road Office Building                   6920 Cliffdale Road                         Fayetteville
PW-6482D   Henderson Drive Office Building                  3466 Henderson Drive                        Jacksonville
-----------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio

 ML-139    Dobson Guadalupe Plaza                           2039 West Guadalupe Road                    Mesa
 PW-7789   Lexus Training Center                            205 Jefferson Road                          Parsippany
ORIX-3356  Hardaway Office Building                         615 Main Street                             Nashville

 ML-131A   Milford Chase                                    68 W. Main St.                              Milford
 ML-131B   Milford Hunt                                     260 W. River Road                           Milford
-----------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt

ORIX-3161  Woodland Park Plaza                              1063-1131 Highway 24                        Woodland Park
ORIX-2187  Arsenal Street Shopping Center                   160 Coleman Avenue                          Watertown
 ML-110    Moulton Plaza                                    28083 Moulton Parkway                       Laguna Niguel
 PW-7064   Oklahoma City Industrial                         2500-2692 West Interstate 40                Oklahoma City
 ML-137    Ocean Mist Resort                                97 South Shore Drive                        South Yarmouth
ORIX-2507  Garden Villa                                     106 Del Norte Drive                         El Campo
 ML-151    57-13 49th Street (Maspeth)                      57-13 49th Street                           Maspeth
 ML-135    Avis Rent-A-Car                                  68-70 East 11th Street                      New York
ORIX-2607  Loveland Tech Center                             4007 & 4015 South Lincoln Ave.              Loveland
 PW-7395   Red Lion Apartments                              4726 Narrow Lane Road                       Montgomery
 PW-8352   Helix Building                                   3078 East Sunset Road, Bldg. B              Las Vegas
 PW-7958   1399 Madison Building                            1399 Madison Ave.                           Memphis
 ML-140    Eldorado Village Phase I                         5100 Eldorado Villiage Pkwy                 McKinney
 PW-7146   Westbrook Towers                                 317 West Spring Street                      West Haven
ORIX-3238  Southeast Crossing                               3320 Hwy 110                                Tyler
 ML-145    Office Depot - Newport News                      11971 Jefferson Avenue                      Newport News
ORIX-2508  Kingsland Hills Care Center                      1229 Highway 1431 West                      Kingsland
 PW-6232   310 Merrick Road                                 310 Merrick Road                            Rockville Center

PW-7312A   Plaza MHP                                        2145 N. Dixie Highway                       Lima
PW-7312B   Spring Valley MHP                                769 State Route 42                          London
PW-7312C   Blair MHP                                        16 Pam Lane                                 Chillicothe
-----------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs

 ML-144    MicroSemi Corp. Building                         3101 W. Segerstrom Avenue                   Santa Ana
ORIX-2509  New Covenant Care Center of Dinuba               1730 South College Road                     Dinuba
ORIX-3290  250 Beacham Street                               250 Beacham Street (Units 5-15)             Everett
 PW-7710   Peachtree Village Mobile Home Park               1475 Peachtree Industrial Blvd.             Buford
 PW-6045   Redbud Plaza                                     210-282 Norman Center Court                 Norman

 Control                                                                Zip                       Original      Cut-Off Date
   No.                     Property Name                      State     Code   Property Type       Balance         Balance
-----------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                MD      20744    Multifamily       26,432,000      26,086,864
 PW-7905   Blue Cross Blue Shield Building                     SC      29203    Office            25,300,000      25,288,017
 ML-117    Pond View Corporate Center                          CT      06032    Office            21,000,000      20,930,804
 ML-156    College Square                                      CA      90703    Retail            18,850,000      18,825,623
 PW-8202   First American Building                             TX      75247    Office            18,588,000      18,568,200
 ML-126    Hampton Point                                       MD      20904    Multifamily       18,500,000      18,442,154
ORIX-3325  Lakeside Plaza Office Center                        UT      84116    Office            18,200,000      18,170,833

PW-8703A   Norport Apartments                                  VA      23702    Multifamily        3,248,580       3,243,748
PW-8703B   Colonial Court                                      VA      23834    Multifamily        1,364,841       1,362,811
PW-8703C   Lee Hall                                            VA      23803    Multifamily        8,805,459       8,792,361
PW-8703D   River Drive Apartments                              VA      23607    Multifamily        3,981,120       3,975,198
-----------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                                           17,400,000      17,374,119

ORIX-2965  Frazier-King Building                               TX      75039    Office            16,500,000      16,439,315
 ML-129    Tanglewood Apartments                               IN      46323    Multifamily       16,000,000      15,969,297
ORIX-3452  250 Plaza Office Building                           WI      53202    Office            15,000,000      14,973,946
 ML-124    Saw Mill                                            OH      43235    Multifamily       12,500,000      12,460,915
 ML-125    Spring Valley                                       MI      48331    Multifamily       12,000,000      11,962,178
 ML-138    Sea Crest Oceanfront Resort & Conference Center     MA      02556    Hospitality       11,800,000      11,777,780
 ML-147    Quail Park IV                                       NV      89107    Office            11,025,000      11,004,848
ORIX-3208  Putnam Plaza                                        CT      06514    Retail             9,550,000       9,540,721
 ML-111    Fairways Apartments                                 TX      75050    Multifamily        9,670,000       9,507,210
 ML-143    Lambda Building                                     NY      11747    Industrial         9,350,000       9,338,999
ORIX-3108  Centre East Shopping Center                         IN      46229    Retail             8,999,000       8,966,895
 ML-112    Hempstead Village Commons                           NY      11550    Retail             8,930,000       8,907,379
 ML-103    Creekside Apartments                                TX      75237    Multifamily        8,640,000       8,503,715
 PW-7942   Bend River Mall                                     OR      97741    Retail             8,500,000       8,490,237
ORIX-3257  Spectrum Club - Thousand Oaks                       CA      91361    Health Club        8,400,000       8,394,533
 ML-101    1100 W. Ewing Street                                WA      98119    Industrial         8,300,000       8,269,850
 ML-116    Canyon Crest Village Apts                           CA      92507    Multifamily        8,150,000       8,123,382
ORIX-3100  HKS Building                                        TX      75201    Office             8,000,000       7,983,038
 ML-109    RCA - Waterford Apartments                          TX      76011    Multifamily        7,600,000       7,488,420
 ML-114    247 and 251-253 West 34th St.                       NY      10001    Retail             7,000,000       6,982,314
 ML-115    9033 Wilshire Medical Bldg                          CA      90211    Mixed              6,892,000       6,879,600
 PW-8028   Tops Appliance Building                             NY      11224    Retail             6,800,000       6,789,386
 PW-7562   401 N. Broad Street                                 PA      19108    Office             6,700,000       6,690,463
 ML-154    Woodgate Apartments                                 CT      06082    Multifamily        6,500,000       6,491,404
 PW-6132   Arlington Apartments                                LA      70058    Multifamily        6,400,000       6,390,042
 PW-6376   Shadowbrook Apartments                              LA      70114    Multifamily        6,400,000       6,388,722
 PW-8763   Sunset Hills Apartments                             NV      89104    Multifamily        6,350,000       6,343,510
 ML-134    2551 Tellabs Dr. Building                           TX      78664    Industrial         6,260,000       6,252,260
ORIX-3266  Northpark Plaza                                     CO      80221    Retail             6,256,000       6,243,842
ORIX-3115  The Financial Center                                CA      92653    Office             6,224,000       6,196,394
 PW-6410   Gateway Plaza                                       WY      82070    Retail             6,101,000       6,094,764
 PW-7043   The Woods at Frenchman's Creek                      FL      33712    Multifamily        5,890,000       5,878,001
ORIX-2939  Beverly Hills Medical Tower                         CA      90035    Office             5,700,000       5,654,146
ORIX-3288  Bayshore Executive Plaza                            FL      33161    Office             5,325,000       5,308,658
 ML-128    Hampton Inn O'Hare                                  IL      60176    Hospitality        5,000,000       4,986,533
ORIX-3151  Spring Cypress Village Shopping Center              TX      77070    Retail             5,000,000       4,976,440
ORIX-1825  The Bayview Office Building                         FL      33304    Office             4,900,000       4,843,129
 PW-8064   Office Max                                          CA      91101    Retail             4,800,000       4,792,697
 ML-136    Breckenridge Farms                                  ID      83301    Retail             4,650,000       4,643,851
 PW-7141   Summercreek Apartments                              TX      78213    Multifamily        4,330,000       4,317,857
ORIX-3256  Kingstown Plaza Shopping Center                     RI      02852    Retail             4,215,000       4,208,441
 ML-152    Augusta Office Building                             TX      77057    Office             4,170,000       4,165,046
 PW-7790   Smithtown Bypass                                    NY      11787    Office             3,900,000       3,898,646
 PW-8694   Eckerd's Building                                   TX      77385    Industrial         3,700,000       3,698,575
 PW-8313   Crossings Apartments                                SC      29526    Multifamily        3,650,000       3,645,730
 ML-148    Torrey Hills Corporate Centre                       CA      92130    Office             3,525,000       3,520,816
ORIX-3438  Raymour & Flanigan - Southampton                    PA      18966    Retail             3,286,000       3,282,897

PW-6482A   Ramsey Street Office Building                       NC      28311    Office               920,448         918,191
PW-6482B   Yadkin Road Building                                NC      28303    Office               385,152         384,208
PW-6482C   Cliffdale Road Office Building                      NC      28304    Office             1,024,896       1,022,383
PW-6482D   Henderson Drive Office Building                     NC      28546    Office               933,504         931,215
-----------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                                              3,264,000       3,255,996

 ML-139    Dobson Guadalupe Plaza                              AZ      85202    Retail             3,220,000       3,216,174
 PW-7789   Lexus Training Center                               NJ      07054    Industrial         3,050,000       3,048,754
ORIX-3356  Hardaway Office Building                            TN      37206    Office             3,000,000       2,994,997

 ML-131A   Milford Chase                                       CT      06460    Multifamily        1,228,064       1,225,753
 ML-131B   Milford Hunt                                        CT      06460    Multifamily        1,699,936       1,696,737
-----------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                                              2,928,000       2,922,490

ORIX-3161  Woodland Park Plaza                                 CO      80866    Retail             2,899,000       2,893,491
ORIX-2187  Arsenal Street Shopping Center                      NY      13601    Retail             2,827,500       2,809,853
 ML-110    Moulton Plaza                                       CA      92677    Retail             2,544,000       2,538,293
 PW-7064   Oklahoma City Industrial                            OK      73108    Industrial         2,500,000       2,496,098
 ML-137    Ocean Mist Resort                                   MA      02664    Hospitality        2,500,000       2,495,292
ORIX-2507  Garden Villa                                        TX      77437    Nursing Home       2,425,000       2,402,837
 ML-151    57-13 49th Street (Maspeth)                         NY      11378    Industrial         2,399,500       2,394,997
 ML-135    Avis Rent-A-Car                                     NY      10003    Other              2,400,000       2,393,501
ORIX-2607  Loveland Tech Center                                CO      80537    Industrial         2,400,000       2,385,021
 PW-7395   Red Lion Apartments                                 AL      36116    Multifamily        2,250,000       2,247,636
 PW-8352   Helix Building                                      NV      89120    Industrial         2,200,000       2,195,846
 PW-7958   1399 Madison Building                               TN      38103    Office             2,100,000       2,099,240
 ML-140    Eldorado Village Phase I                            TX      75070    Retail             2,100,000       2,096,486
 PW-7146   Westbrook Towers                                    CT      06516    Multifamily        2,088,000       2,084,259
ORIX-3238  Southeast Crossing                                  TX      75704    Retail             2,080,000       2,076,285
 ML-145    Office Depot - Newport News                         VA      23606    Retail             2,056,000       2,056,000
ORIX-2508  Kingsland Hills Care Center                         TX      78639    Nursing Home       2,075,000       2,055,346
 PW-6232   310 Merrick Road                                    NY      11570    Retail             2,050,000       2,050,000

PW-7312A   Plaza MHP                                           OH      45802    Mobile Home Park   1,179,622       1,177,067
PW-7312B   Spring Valley MHP                                   OH      43140    Mobile Home Park     530,177         529,029
PW-7312C   Blair MHP                                           OH      43140    Mobile Home Park     340,201         339,464
-----------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                                                         2,050,000       2,045,561

 ML-144    MicroSemi Corp. Building                            CA      92704    Industrial         2,023,000       2,022,041
ORIX-2509  New Covenant Care Center of Dinuba                  CA      93618    Nursing Home       2,000,000       1,982,529
ORIX-3290  250 Beacham Street                                  MA      02149    Industrial         1,950,000       1,943,862
 PW-7710   Peachtree Village Mobile Home Park                  GA      30518    Mobile Home Park   1,925,000       1,920,705
 PW-6045   Redbud Plaza                                        OK      73072    Retail             1,900,000       1,893,937

                                                                             Cumulative % of
 Control                                                      % of Initial    Initial Pool             Affiliated
   No.                     Property Name                      Pool Balance      Balance                 Borrower
-----------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                   4.26%           4.26%
 PW-7905   Blue Cross Blue Shield Building                        4.13%           8.38%
 ML-117    Pond View Corporate Center                             3.42%          11.80%
 ML-156    College Square                                         3.07%          14.87%
 PW-8202   First American Building                                3.03%          17.90%
 ML-126    Hampton Point                                          3.01%          20.91%               ML-124, ML-125
ORIX-3325  Lakeside Plaza Office Center                           2.97%          23.88%

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
-----------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                           2.84%          26.71%
                                                                  2.84%
ORIX-2965  Frazier-King Building                                  2.68%          29.40%
 ML-129    Tanglewood Apartments                                  2.61%          32.00%
ORIX-3452  250 Plaza Office Building                              2.44%          34.45%                  ORIX-3288
 ML-124    Saw Mill                                               2.03%          36.48%               ML-125, ML-126
 ML-125    Spring Valley                                          1.95%          38.43%               ML-124, ML-126
 ML-138    Sea Crest Oceanfront Resort & Conference Center        1.92%          40.36%                   ML-137
 ML-147    Quail Park IV                                          1.80%          42.15%
ORIX-3208  Putnam Plaza                                           1.56%          43.71%
 ML-111    Fairways Apartments                                    1.55%          45.26%
 ML-143    Lambda Building                                        1.52%          46.78%
ORIX-3108  Centre East Shopping Center                            1.46%          48.25%
 ML-112    Hempstead Village Commons                              1.45%          49.70%
 ML-103    Creekside Apartments                                   1.39%          51.09%
 PW-7942   Bend River Mall                                        1.39%          52.48%
ORIX-3257  Spectrum Club - Thousand Oaks                          1.37%          53.85%
 ML-101    1100 W. Ewing Street                                   1.35%          55.19%
 ML-116    Canyon Crest Village Apts                              1.33%          56.52%
ORIX-3100  HKS Building                                           1.30%          57.82%
 ML-109    RCA - Waterford Apartments                             1.22%          59.05%
 ML-114    247 and 251-253 West 34th St.                          1.14%          60.19%
 ML-115    9033 Wilshire Medical Bldg                             1.12%          61.31%
 PW-8028   Tops Appliance Building                                1.11%          62.42%
 PW-7562   401 N. Broad Street                                    1.09%          63.51%
 ML-154    Woodgate Apartments                                    1.06%          64.57%
 PW-6132   Arlington Apartments                                   1.04%          65.61%
 PW-6376   Shadowbrook Apartments                                 1.04%          66.65%
 PW-8763   Sunset Hills Apartments                                1.04%          67.69%
 ML-134    2551 Tellabs Dr. Building                              1.02%          68.71%                   ML-152
ORIX-3266  Northpark Plaza                                        1.02%          69.73%                  ORIX-3161
ORIX-3115  The Financial Center                                   1.01%          70.74%
 PW-6410   Gateway Plaza                                          0.99%          71.73%
 PW-7043   The Woods at Frenchman's Creek                         0.96%          72.69%
ORIX-2939  Beverly Hills Medical Tower                            0.92%          73.62%
ORIX-3288  Bayshore Executive Plaza                               0.87%          74.48%                  ORIX-3452
 ML-128    Hampton Inn O'Hare                                     0.81%          75.30%
ORIX-3151  Spring Cypress Village Shopping Center                 0.81%          76.11%
ORIX-1825  The Bayview Office Building                            0.79%          76.90%
 PW-8064   Office Max                                             0.78%          77.68%
 ML-136    Breckenridge Farms                                     0.76%          78.44%
 PW-7141   Summercreek Apartments                                 0.70%          79.14%
ORIX-3256  Kingstown Plaza Shopping Center                        0.69%          79.83%
 ML-152    Augusta Office Building                                0.68%          80.51%                   ML-134
 PW-7790   Smithtown Bypass                                       0.64%          81.15%
 PW-8694   Eckerd's Building                                      0.60%          81.75%
 PW-8313   Crossings Apartments                                   0.59%          82.34%
 ML-148    Torrey Hills Corporate Centre                          0.57%          82.92%                   ML-110
ORIX-3438  Raymour & Flanigan - Southampton                       0.54%          83.46%                  ORIX-2187

PW-6482A   Ramsey Street Office Building
PW-6482B   Yadkin Road Building
PW-6482C   Cliffdale Road Office Building
PW-6482D   Henderson Drive Office Building
-----------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio             0.53%          83.99%

 ML-139    Dobson Guadalupe Plaza                                 0.52%          84.51%
 PW-7789   Lexus Training Center                                  0.50%          85.01%
ORIX-3356  Hardaway Office Building                               0.49%          85.50%

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
-----------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                             0.48%          85.97%

ORIX-3161  Woodland Park Plaza                                    0.47%          86.45%                  ORIX-3266
ORIX-2187  Arsenal Street Shopping Center                         0.46%          86.91%                  ORIX-3438
 ML-110    Moulton Plaza                                          0.41%          87.32%                   ML-148
 PW-7064   Oklahoma City Industrial                               0.41%          87.73%
 ML-137    Ocean Mist Resort                                      0.41%          88.13%                   ML-138
ORIX-2507  Garden Villa                                           0.39%          88.53%       ORIX-2508, ORIX-2509, ORIX-2596
 ML-151    57-13 49th Street (Maspeth)                            0.39%          88.92%
 ML-135    Avis Rent-A-Car                                        0.39%          89.31%
ORIX-2607  Loveland Tech Center                                   0.39%          89.70%
 PW-7395   Red Lion Apartments                                    0.37%          90.06%
 PW-8352   Helix Building                                         0.36%          90.42%
 PW-7958   1399 Madison Building                                  0.34%          90.77%
 ML-140    Eldorado Village Phase I                               0.34%          91.11%
 PW-7146   Westbrook Towers                                       0.34%          91.45%
ORIX-3238  Southeast Crossing                                     0.34%          91.79%
 ML-145    Office Depot - Newport News                            0.34%          92.12%
ORIX-2508  Kingsland Hills Care Center                            0.34%          92.46%       ORIX-2507, ORIX-2509, ORIX-2596
 PW-6232   310 Merrick Road                                       0.33%          92.79%

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
-----------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                        0.33%          93.13%

 ML-144    MicroSemi Corp. Building                               0.33%          93.46%
ORIX-2509  New Covenant Care Center of Dinuba                     0.32%          93.78%       ORIX-2507, ORIX-2508, ORIX-2596
ORIX-3290  250 Beacham Street                                     0.32%          94.10%
 PW-7710   Peachtree Village Mobile Home Park                     0.31%          94.41%
 PW-6045   Redbud Plaza                                           0.31%          94.72%

                                                                                                           Orig     Stated Remaining
 Control                                                    Interest Accrual  Mortgage   Administrative    Term           Term
   No.                     Property Name                         Method         Rate     Cost Rate (A)    (Mos.)         (Mos.)
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                Actual/360      6.977         0.07285        120           103
 PW-7905   Blue Cross Blue Shield Building                     Actual/360      7.850         0.07285        120           119
 ML-117    Pond View Corporate Center                          Actual/360      7.790         0.07285        120           115
 ML-156    College Square                                      Actual/360      7.980         0.07285        120           118
 PW-8202   First American Building                             Actual/360      8.200         0.07285        120           118
 ML-126    Hampton Point                                       Actual/360      7.500         0.03285        120           115
ORIX-3325  Lakeside Plaza Office Center                        Actual/360      7.950         0.02285        120           117

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                        Actual/360      8.200         0.07285        120           117

ORIX-2965  Frazier-King Building                               Actual/360      7.500         0.02285        120           114
 ML-129    Tanglewood Apartments                               Actual/360      7.790         0.07285        120           117
ORIX-3452  250 Plaza Office Building                           Actual/360      7.670         0.02285        120           117
 ML-124    Saw Mill                                            Actual/360      7.500         0.03285        120           115
 ML-125    Spring Valley                                       Actual/360      7.470         0.03285         96            91
 ML-138    Sea Crest Oceanfront Resort & Conference Center     Actual/360      8.480         0.07285        120           118
 ML-147    Quail Park IV                                       Actual/360      8.000         0.07285        120           117
ORIX-3208  Putnam Plaza                                        Actual/360      8.530         0.02285        120           118
 ML-111    Fairways Apartments                                 Actual/360      7.080         0.07285         84            63
 ML-143    Lambda Building                                     Actual/360      8.420         0.07285        120           118
ORIX-3108  Centre East Shopping Center                         Actual/360      7.610         0.02285        120           114
 ML-112    Hempstead Village Commons                           Actual/360      7.730         0.07285        120           116
 ML-103    Creekside Apartments                                Actual/360      7.350         0.07285        120            98
 PW-7942   Bend River Mall                                     Actual/360      7.920         0.07285        120           118
ORIX-3257  Spectrum Club - Thousand Oaks                       Actual/360      8.950         0.02285        120           119
 ML-101    1100 W. Ewing Street                                Actual/360      8.375         0.07285        120           116
 ML-116    Canyon Crest Village Apts                           Actual/360      7.830         0.07285        144           139
ORIX-3100  HKS Building                                        Actual/360      7.870         0.02285        120           116
 ML-109    RCA - Waterford Apartments                          Actual/360      7.430         0.07285         84            65
 ML-114    247 and 251-253 West 34th St.                       Actual/360      8.875         0.07285        120           117
 ML-115    9033 Wilshire Medical Bldg                          Actual/360      8.068         0.07285        120           117
 PW-8028   Tops Appliance Building                             Actual/360      8.800         0.07285        120           116
 PW-7562   401 N. Broad Street                                 Actual/360      9.050         0.07285        120           116
 ML-154    Woodgate Apartments                                 Actual/360      7.875         0.07285        120           118
 PW-6132   Arlington Apartments                                Actual/360      8.050         0.07285        120           117
 PW-6376   Shadowbrook Apartments                              Actual/360      8.450         0.07285        120           116
 PW-8763   Sunset Hills Apartments                             Actual/360      8.350         0.07285        120           118
 ML-134    2551 Tellabs Dr. Building                           Actual/360      8.190         0.07285        120           118
ORIX-3266  Northpark Plaza                                     Actual/360      8.150         0.03535        120           116
ORIX-3115  The Financial Center                                Actual/360      7.940         0.03535        120           112
 PW-6410   Gateway Plaza                                       Actual/360      8.350         0.07285        120           118
 PW-7043   The Woods at Frenchman's Creek                      Actual/360      8.000         0.07285        120           116
ORIX-2939  Beverly Hills Medical Tower                         Actual/360      7.830         0.03535        120           113
ORIX-3288  Bayshore Executive Plaza                            Actual/360      7.570         0.03535        120           115
 ML-128    Hampton Inn O'Hare                                  Actual/360      7.500         0.07285        120           117
ORIX-3151  Spring Cypress Village Shopping Center              Actual/360      7.750         0.03535        120           114
ORIX-1825  The Bayview Office Building                         Actual/360      7.170         0.05285        120           104
 PW-8064   Office Max                                          Actual/360      8.125         0.07285        120           117
 ML-136    Breckenridge Farms                                  Actual/360      7.875         0.07285        120           118
 PW-7141   Summercreek Apartments                              Actual/360      7.900         0.07285        120           115
ORIX-3256  Kingstown Plaza Shopping Center                     Actual/360      8.050         0.04785        120           117
 ML-152    Augusta Office Building                             Actual/360      8.375         0.07285        120           118
 PW-7790   Smithtown Bypass                                    Actual/360      8.650         0.07285        120           119
 PW-8694   Eckerd's Building                                   Actual/360      8.400         0.07285        120           119
 PW-8313   Crossings Apartments                                Actual/360      7.850         0.07285        120           118
 ML-148    Torrey Hills Corporate Centre                       Actual/360      8.380         0.07285        120           118
ORIX-3438  Raymour & Flanigan - Southampton                    Actual/360      8.630         0.07785        120           118

PW-6482A   Ramsey Street Office Building
PW-6482B   Yadkin Road Building
PW-6482C   Cliffdale Road Office Building
PW-6482D   Henderson Drive Office Building
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio          Actual/360      8.500         0.07285        120           117

 ML-139    Dobson Guadalupe Plaza                              Actual/360      8.375         0.07285        120           118
 PW-7789   Lexus Training Center                               Actual/360      8.250         0.07285        120           119
ORIX-3356  Hardaway Office Building                            Actual/360      8.620         0.07785        120           118

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                          Actual/360      7.875         0.07285        120           117

ORIX-3161  Woodland Park Plaza                                 Actual/360      8.220         0.10285        120           116
ORIX-2187  Arsenal Street Shopping Center                      Actual/360      7.850         0.10285        120           110
 ML-110    Moulton Plaza                                       Actual/360      8.230         0.07285        120           116
 PW-7064   Oklahoma City Industrial                            Actual/360      8.800         0.07285        120           116
 ML-137    Ocean Mist Resort                                   Actual/360      8.480         0.07285        120           118
ORIX-2507  Garden Villa                                        Actual/360      7.950         0.10285        120           111
 ML-151    57-13 49th Street (Maspeth)                         Actual/360      8.500         0.07285        120           118
 ML-135    Avis Rent-A-Car                                     Actual/360      8.500         0.07285        120           117
ORIX-2607  Loveland Tech Center                                Actual/360      7.850         0.10285        120           110
 PW-7395   Red Lion Apartments                                 Actual/360      8.250         0.07285        120           118
 PW-8352   Helix Building                                      Actual/360      8.000         0.07285        120           118
 PW-7958   1399 Madison Building                               Actual/360      8.550         0.07285        120           119
 ML-140    Eldorado Village Phase I                            Actual/360      8.375         0.07285        120           117
 PW-7146   Westbrook Towers                                    Actual/360      8.400         0.07285        120           116
ORIX-3238  Southeast Crossing                                  Actual/360      8.410         0.10285        120           116
 ML-145    Office Depot - Newport News                         Actual/360      8.500         0.07285        120           120
ORIX-2508  Kingsland Hills Care Center                         Actual/360      7.750         0.10285        120           111
 PW-6232   310 Merrick Road                                    Actual/360      8.600         0.07285        120           120

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                     Actual/360      7.800         0.07285        120           116

 ML-144    MicroSemi Corp. Building                            Actual/360      8.390         0.07285        120           119
ORIX-2509  New Covenant Care Center of Dinuba                  Actual/360      8.200         0.10285        120           111
ORIX-3290  250 Beacham Street                                  Actual/360      8.290         0.12785        120           115
 PW-7710   Peachtree Village Mobile Home Park                  Actual/360      7.700         0.07285        120           116
 PW-6045   Redbud Plaza                                        Actual/360      8.000         0.07285        120           114

                                                                                              Remain
                                                                      Amort                   Amort
 Control                                                               Term                    Term           Origination
   No.                     Property Name                              (Mos.)                  (Mos.)             Date
---------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                        360                     343              5/15/1998
 PW-7905   Blue Cross Blue Shield Building                             360                     359              9/30/1999
 ML-117    Pond View Corporate Center                                  360                     355              5/26/1999
 ML-156    College Square                                              360                     358              8/3/1999
 PW-8202   First American Building                                     360                     358              8/24/1999
 ML-126    Hampton Point                                               360                     355              5/10/1999
ORIX-3325  Lakeside Plaza Office Center                                360                     357              7/14/1999

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
---------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                360                     357              7/21/1999

ORIX-2965  Frazier-King Building                                       360                     354              4/30/1999
 ML-129    Tanglewood Apartments                                       360                     357              7/27/1999
ORIX-3452  250 Plaza Office Building                                   360                     357              7/12/1999
 ML-124    Saw Mill                                                    360                     355              5/10/1999
 ML-125    Spring Valley                                               360                     355              5/10/1999
 ML-138    Sea Crest Oceanfront Resort & Conference Center             300                     298              8/30/1999
 ML-147    Quail Park IV                                               360                     357              7/30/1999
ORIX-3208  Putnam Plaza                                                360                     358              8/31/1999
 ML-111    Fairways Apartments                                         360                     339              1/28/1998
 ML-143    Lambda Building                                             360                     358              8/26/1999
ORIX-3108  Centre East Shopping Center                                 360                     354              4/26/1999
 ML-112    Hempstead Village Commons                                   360                     356              6/7/1999
 ML-103    Creekside Apartments                                        360                     338             12/11/1997
 PW-7942   Bend River Mall                                             360                     358              9/1/1999
ORIX-3257  Spectrum Club - Thousand Oaks                               300                     299              9/24/1999
 ML-101    1100 W. Ewing Street                                        300                     296              6/24/1999
 ML-116    Canyon Crest Village Apts                                   360                     355              5/25/1999
ORIX-3100  HKS Building                                                360                     356              6/18/1999
 ML-109    RCA - Waterford Apartments                                  360                     341              3/25/1998
 ML-114    247 and 251-253 West 34th St.                               300                     297              7/13/1999
 ML-115    9033 Wilshire Medical Bldg                                  360                     357              7/9/1999
 PW-8028   Tops Appliance Building                                     360                     356              6/30/1999
 PW-7562   401 N. Broad Street                                         360                     356              6/17/1999
 ML-154    Woodgate Apartments                                         360                     358              8/17/1999
 PW-6132   Arlington Apartments                                        360                     357              7/6/1999
 PW-6376   Shadowbrook Apartments                                      360                     356              6/11/1999
 PW-8763   Sunset Hills Apartments                                     360                     358              8/19/1999
 ML-134    2551 Tellabs Dr. Building                                   360                     358              8/27/1999
ORIX-3266  Northpark Plaza                                             360                     356              6/11/1999
ORIX-3115  The Financial Center                                        360                     352              2/25/1999
 PW-6410   Gateway Plaza                                               360                     358              8/19/1999
 PW-7043   The Woods at Frenchman's Creek                              360                     356              6/28/1999
ORIX-2939  Beverly Hills Medical Tower                                 281                     274              3/30/1999
ORIX-3288  Bayshore Executive Plaza                                    360                     355              5/25/1999
 ML-128    Hampton Inn O'Hare                                          324                     321              7/21/1999
ORIX-3151  Spring Cypress Village Shopping Center                      324                     318              4/30/1999
ORIX-1825  The Bayview Office Building                                 360                     344              6/25/1998
 PW-8064   Office Max                                                  360                     357              7/29/1999
 ML-136    Breckenridge Farms                                          360                     358              8/11/1999
 PW-7141   Summercreek Apartments                                      360                     355              5/17/1999
ORIX-3256  Kingstown Plaza Shopping Center                             360                     357              7/19/1999
 ML-152    Augusta Office Building                                     360                     358              8/31/1999
 PW-7790   Smithtown Bypass                                            360                     359              9/30/1999
 PW-8694   Eckerd's Building                                           360                     359              9/30/1999
 PW-8313   Crossings Apartments                                        360                     358              8/2/1999
 ML-148    Torrey Hills Corporate Centre                               360                     358              8/12/1999
ORIX-3438  Raymour & Flanigan - Southampton                            360                     358              8/17/1999

PW-6482A   Ramsey Street Office Building
PW-6482B   Yadkin Road Building
PW-6482C   Cliffdale Road Office Building
PW-6482D   Henderson Drive Office Building
---------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                  300                     297              7/23/1999

 ML-139    Dobson Guadalupe Plaza                                      360                     358              8/27/1999
 PW-7789   Lexus Training Center                                       360                     359              9/27/1999
ORIX-3356  Hardaway Office Building                                    300                     298              8/24/1999

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
---------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                  360                     357              7/20/1999

ORIX-3161  Woodland Park Plaza                                         360                     356              6/11/1999
ORIX-2187  Arsenal Street Shopping Center                              360                     350             12/23/1998
 ML-110    Moulton Plaza                                               360                     356              6/7/1999
 PW-7064   Oklahoma City Industrial                                    360                     356              6/3/1999
 ML-137    Ocean Mist Resort                                           300                     298              8/30/1999
ORIX-2507  Garden Villa                                                300                     291              1/29/1999
 ML-151    57-13 49th Street (Maspeth)                                 300                     298              8/27/1999
 ML-135    Avis Rent-A-Car                                             300                     297              7/22/1999
ORIX-2607  Loveland Tech Center                                        360                     350              12/3/1998
 PW-7395   Red Lion Apartments                                         360                     358              8/24/1999
 PW-8352   Helix Building                                              300                     298              8/12/1999
 PW-7958   1399 Madison Building                                       360                     359              9/1/1999
 ML-140    Eldorado Village Phase I                                    360                     357              7/30/1999
 PW-7146   Westbrook Towers                                            360                     356              6/8/1999
ORIX-3238  Southeast Crossing                                          360                     356              6/16/1999
 ML-145    Office Depot - Newport News                                 360                     360              10/6/1999
ORIX-2508  Kingsland Hills Care Center                                 300                     291              1/29/1999
 PW-6232   310 Merrick Road                                            360                     360              10/5/1999

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
---------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                             360                     356              6/4/1999

 ML-144    MicroSemi Corp. Building                                    360                     359              9/13/1999
ORIX-2509  New Covenant Care Center of Dinuba                          300                     291              1/29/1999
ORIX-3290  250 Beacham Street                                          336                     331              5/27/1999
 PW-7710   Peachtree Village Mobile Home Park                          360                     356              6/25/1999
 PW-6045   Redbud Plaza                                                360                     354              4/30/1999

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                     ANNEX A

 Control                                                              First Payment      Repayment       Balloon/Repayment
   No.                     Property Name                                   Date            Date               Balance
--------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                         7/1/1998          6/1/2008           23,079,013
 PW-7905   Blue Cross Blue Shield Building                             11/1/1999         10/1/2009           22,586,102
 ML-117    Pond View Corporate Center                                   7/1/1999          6/1/2009           18,416,586
 ML-156    College Square                                              10/1/1999          9/1/2009           16,596,202
 PW-8202   First American Building                                     10/1/1999          9/1/2009           16,725,297
 ML-126    Hampton Point                                                7/1/1999          6/1/2009           16,372,352
ORIX-3325  Lakeside Plaza Office Center                                 9/1/1999          8/1/2009           16,283,638

PW-8703A   Norport Apartments                                                                                 2,923,609
PW-8703B   Colonial Court                                                                                     1,228,310
PW-8703C   Lee Hall                                                                                           7,924,607
PW-8703D   River Drive Apartments                                                                             3,582,870
--------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                 9/1/1999          8/1/2009           15,659,395

ORIX-2965  Frazier-King Building                                        6/1/1999          5/1/2009           14,607,753
 ML-129    Tanglewood Apartments                                        9/1/1999          8/1/2009           14,031,704
ORIX-3452  250 Plaza Office Building                                    9/1/1999          8/1/2009           13,330,287
 ML-124    Saw Mill                                                     7/1/1999          6/1/2009           11,062,400
 ML-125    Spring Valley                                                7/1/1999          6/1/2007           10,979,957
 ML-138    Sea Crest Oceanfront Resort & Conference Center             10/1/1999          9/1/2009            9,699,213
 ML-147    Quail Park IV                                                9/1/1999          8/1/2009            9,710,758
ORIX-3208  Putnam Plaza                                                10/1/1999          9/1/2009            8,657,594
 ML-111    Fairways Apartments                                          3/1/1998          2/1/2005            8,860,083
 ML-143    Lambda Building                                             10/1/1999          9/1/2009            8,304,117
ORIX-3108  Centre East Shopping Center                                  6/1/1999          5/1/2009            7,988,782
 ML-112    Hempstead Village Commons                                    8/1/1999          7/1/2009            7,823,232
 ML-103    Creekside Apartments                                         2/1/1998          1/1/2008            7,518,703
 PW-7942   Bend River Mall                                             10/1/1999          9/1/2009            7,598,190
ORIX-3257  Spectrum Club - Thousand Oaks                               11/1/1999         10/1/2009            7,128,169
 ML-101    1100 W. Ewing Street                                         8/1/1999          7/1/2009            6,806,635
 ML-116    Canyon Crest Village Apts                                    7/1/1999          6/1/2011            6,838,266
ORIX-3100  HKS Building                                                 8/1/1999          7/1/2009            7,146,820
 ML-109    RCA - Waterford Apartments                                   5/1/1998          4/1/2005            6,992,210
 ML-114    247 and 251-253 West 34th St.                                9/1/1999          8/1/2009            5,807,470
 ML-115    9033 Wilshire Medical Bldg                                   9/1/1999          8/1/2009            6,078,744
 PW-8028   Tops Appliance Building                                      8/1/1999          7/1/2009            6,205,574
 PW-7562   401 N. Broad Street                                          8/1/1999          7/1/2009            6,147,334
 ML-154    Woodgate Apartments                                         10/1/1999          9/1/2009            5,710,484
 PW-6132   Arlington Apartments                                         9/1/1999          8/1/2009            5,739,662
 PW-6376   Shadowbrook Apartments                                       8/1/1999          7/1/2009            5,795,301
 PW-8763   Sunset Hills Apartments                                     10/1/1999          9/1/2009            5,733,336
 ML-134    2551 Tellabs Dr. Building                                   10/1/1999          9/1/2009            5,534,863
ORIX-3266  Northpark Plaza                                              8/1/1999          7/1/2009            5,625,994
ORIX-3115  The Financial Center                                         4/1/1999          3/1/2009            5,572,384
 PW-6410   Gateway Plaza                                               10/1/1999          9/1/2009            5,508,517
 PW-7043   The Woods at Frenchman's Creek                               8/1/1999          7/1/2009            5,278,197
ORIX-2939  Beverly Hills Medical Tower                                  5/1/1999          4/1/2009            4,514,808
ORIX-3288  Bayshore Executive Plaza                                     7/1/1999          6/1/2009            4,720,779
 ML-128    Hampton Inn O'Hare                                           9/1/1999          8/1/2009            4,169,414
ORIX-3151  Spring Cypress Village Shopping Center                       6/1/1999          5/1/2009            4,265,469
ORIX-1825  The Bayview Office Building                                  8/1/1998          7/1/2008            4,301,343
 PW-8064   Office Max                                                   9/1/1999          8/1/2009            4,312,313
 ML-136    Breckenridge Farms                                          10/1/1999          9/1/2009            4,085,192
 PW-7141   Summercreek Apartments                                       7/1/1999          6/1/2009            3,869,599
ORIX-3256  Kingstown Plaza Shopping Center                              9/1/1999          8/1/2009            3,780,106
 ML-152    Augusta Office Building                                     10/1/1999          9/1/2009            3,700,338
 PW-7790   Smithtown Bypass                                            11/1/1999         10/1/2009            3,546,434
 PW-8694   Eckerd's Building                                           11/1/1999         10/1/2009            3,345,789
 PW-8313   Crossings Apartments                                        10/1/1999          9/1/2009            3,257,304
 ML-148    Torrey Hills Corporate Centre                               10/1/1999          9/1/2009            3,128,286
ORIX-3438  Raymour & Flanigan - Southampton                            10/1/1999          9/1/2009            2,985,555

PW-6482A   Ramsey Street Office Building                                                                       771,520
PW-6482B   Yadkin Road Building                                                                                322,835
PW-6482C   Cliffdale Road Office Building                                                                      859,068
PW-6482D   Henderson Drive Office Building                                                                     782,463
--------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                   9/1/1999          8/1/2009            2,735,886

 ML-139    Dobson Guadalupe Plaza                                      10/1/1999          9/1/2009            2,857,336
 PW-7789   Lexus Training Center                                       11/1/1999          10/1/2009           2,748,575
ORIX-3356  Hardaway Office Building                                    10/1/1999          9/1/2009            2,522,239

 ML-131A   Milford Chase                                                                                      1,078,899
 ML-131B   Milford Hunt                                                                                       1,493,455
--------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                   9/1/1999          8/1/2009            2,572,354

ORIX-3161  Woodland Park Plaza                                          8/1/1999          7/1/2009            2,611,305
ORIX-2187  Arsenal Street Shopping Center                               2/1/1999          1/1/2009            2,522,854
 ML-110    Moulton Plaza                                                8/1/1999          7/1/2009            2,251,604
 PW-7064   Oklahoma City Industrial                                     8/1/1999          7/1/2009            2,281,461
 ML-137    Ocean Mist Resort                                           10/1/1999          9/1/2009            2,054,918
ORIX-2507  Garden Villa                                                 3/1/1999          2/1/2009            2,000,281
 ML-151    57-13 49th Street (Maspeth)                                 10/1/1999          9/1/2009            1,973,257
 ML-135    Avis Rent-A-Car                                              9/1/1999          8/1/2009            1,973,669
ORIX-2607  Loveland Tech Center                                         2/1/1999          1/1/2009            2,141,413
 PW-7395   Red Lion Apartments                                         10/1/1999          9/1/2009            2,026,860
 PW-8352   Helix Building                                              10/1/1999          9/1/2009            1,818,037
 PW-7958   1399 Madison Building                                       11/1/1999         10/1/2009            1,905,382
 ML-140    Eldorado Village Phase I                                     9/1/1999          8/1/2009            1,863,480
 PW-7146   Westbrook Towers                                             8/1/1999          7/1/2009            1,888,574
ORIX-3238  Southeast Crossing                                           8/1/1999          7/1/2009            1,881,766
 ML-145    Office Depot - Newport News                                 12/1/1999         11/1/2009            1,828,812
ORIX-2508  Kingsland Hills Care Center                                  3/1/1999          2/1/2009            1,701,773
 PW-6232   310 Merrick Road                                            12/1/1999         11/1/2009            1,861,245

PW-7312A   Plaza MHP                                                                                          1,052,041
PW-7312B   Spring Valley MHP                                                                                   472,836
PW-7312C   Blair MHP                                                                                           303,407
--------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                              8/1/1999          7/1/2009            1,828,283

 ML-144    MicroSemi Corp. Building                                    11/1/1999         10/1/2009            1,796,091
ORIX-2509  New Covenant Care Center of Dinuba                           3/1/1999          2/1/2009            1,661,393
ORIX-3290  250 Beacham Street                                           7/1/1999          6/1/2009            1,713,179
 PW-7710   Peachtree Village Mobile Home Park                           8/1/1999          7/1/2009            1,712,630
 PW-6045   Redbud Plaza                                                 6/1/1999          5/1/2009            1,702,705

                                                                                                                          Annual
 Control                                                                                                                   Debt
   No.                     Property Name                      Maturity Term          Prepayment Restrictions              Service
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                  Hyperam       L(116),O(4)                              2,105,336
 PW-7905   Blue Cross Blue Shield Building                       Hyperam       L(120),O(0)                              2,196,045
 ML-117    Pond View Corporate Center                            Balloon       L(59),YM(57),O(4)                        1,832,423
 ML-156    College Square                                        Balloon       L(116),O(4)                              1,674,975
 PW-8202   First American Building                               Hyperam       L(120),O(0)                              1,667,911
 ML-126    Hampton Point                                         Balloon       L(116),O(4)                              1,552,256
ORIX-3325  Lakeside Plaza Office Center                          Balloon       L(116),O(4)                              1,594,936

PW-8703A   Norport Apartments                                                                                            291,497
PW-8703B   Colonial Court                                                                                                122,468
PW-8703C   Lee Hall                                                                                                      790,119
PW-8703D   River Drive Apartments                                                                                        357,228
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                          Balloon       L(120),O(0)                              1,561,311

ORIX-2965  Frazier-King Building                                 Balloon       L(116),O(4)                              1,384,445
 ML-129    Tanglewood Apartments                                 Balloon       L(116),O(4)                              1,396,097
ORIX-3452  250 Plaza Office Building                             Balloon       L(116),O(4)                              1,279,605
 ML-124    Saw Mill                                              Balloon       L(116),O(4)                              1,048,822
 ML-125    Spring Valley                                         Balloon       L(92),O(4)                               1,003,912
 ML-138    Sea Crest Oceanfront Resort & Conference Center       Balloon       L(116),O(4)                              1,150,094
 ML-147    Quail Park IV                                         Balloon       L(116),O(4)                               981,660
ORIX-3208  Putnam Plaza                                          Balloon       L(116),O(4)                               883,613
 ML-111    Fairways Apartments                                   Balloon       L(47),YM(33),O(4)                         786,961
 ML-143    Lambda Building                                       Balloon       L(116),O(4)                               866,113
ORIX-3108  Centre East Shopping Center                           Balloon       L(116),O(4)                               763,218
 ML-112    Hempstead Village Commons                             Balloon       L(116),O(4)                               774,760
 ML-103    Creekside Apartments                                  Balloon       L(59),YM(57),O(4)                         723,214
 PW-7942   Bend River Mall                                       Balloon       L(120),O(0)                               742,759
ORIX-3257  Spectrum Club - Thousand Oaks                         Balloon       L(113),O(7)                               842,461
 ML-101    1100 W. Ewing Street                                  Balloon       L(116),O(4)                               802,010
 ML-116    Canyon Crest Village Apts                             Balloon       L(140),O(4)                               713,915
ORIX-3100  HKS Building                                          Balloon       L(116),O(4)                               695,733
 ML-109    RCA - Waterford Apartments                            Balloon       L(24),5(12),4(12),3(12),2(12),1(9),O(3)   640,141
 ML-114    247 and 251-253 West 34th St.                         Balloon       L(113),O(7)                               705,266
 ML-115    9033 Wilshire Medical Bldg                            Balloon       L(116),O(4)                               617,630
 PW-8028   Tops Appliance Building                               Hyperam       L(117),O(3)                               644,864
 PW-7562   401 N. Broad Street                                   Balloon       L(120),O(0)                               649,811
 ML-154    Woodgate Apartments                                   Balloon       L(116),O(4)                               571,776
 PW-6132   Arlington Apartments                                  Balloon       L(120),O(0)                               566,210
 PW-6376   Shadowbrook Apartments                                Balloon       L(120),O(0)                               587,806
 PW-8763   Sunset Hills Apartments                               Balloon       L(120),O(0)                               577,831
 ML-134    2551 Tellabs Dr. Building                             Balloon       L(23),YM(93),O(4)                         567,486
ORIX-3266  Northpark Plaza                                       Balloon       L(116),O(4)                               558,722
ORIX-3115  The Financial Center                                  Balloon       L(116),O(4)                               544,913
 PW-6410   Gateway Plaza                                         Balloon       L(120),O(0)                               555,173
 PW-7043   The Woods at Frenchman's Creek                        Balloon       L(120),O(0)                               518,625
ORIX-2939  Beverly Hills Medical Tower                           Balloon       L(116),O(4)                               531,831
ORIX-3288  Bayshore Executive Plaza                              Balloon       L(116),O(4)                               449,865
 ML-128    Hampton Inn O'Hare                                    Balloon       L(116),O(4)                               436,857
ORIX-3151  Spring Cypress Village Shopping Center                Balloon       L(116),O(4)                               442,458
ORIX-1825  The Bayview Office Building                           Balloon       L(116),O(4)                               397,934
 PW-8064   Office Max                                            Hyperam       L(120),O(0)                               427,678
 ML-136    Breckenridge Farms                                    Balloon       L(116),O(4)                               409,040
 PW-7141   Summercreek Apartments                                Balloon       L(120),O(0)                               377,648
ORIX-3256  Kingstown Plaza Shopping Center                       Balloon       L(116),O(4)                               372,903
 ML-152    Augusta Office Building                               Balloon       L(23),YM(93),O(4)                         384,657
 PW-7790   Smithtown Bypass                                      Hyperam       L(120),O(0)                               364,838
 PW-8694   Eckerd's Building                                     Balloon       L(120),O(0)                               338,256
 PW-8313   Crossings Apartments                                  Balloon       L(120),O(0)                               316,821
 ML-148    Torrey Hills Corporate Centre                         Balloon       L(116),O(4)                               325,312
ORIX-3438  Raymour & Flanigan - Southampton                      Balloon       L(116),O(4)                               306,838

PW-6482A   Ramsey Street Office Building                                                                                  88,940
PW-6482B   Yadkin Road Building                                                                                           37,216
PW-6482C   Cliffdale Road Office Building                                                                                 99,033
PW-6482D   Henderson Drive Office Building                                                                                90,202
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio            Balloon       L(120),O(0)                               315,391

 ML-139    Dobson Guadalupe Plaza                                Balloon       L(116),O(4)                               297,025
 PW-7789   Lexus Training Center                                 Hyperam       L(117),O(3)                               274,964
ORIX-3356  Hardaway Office Building                              Balloon       L(116),O(4)                               292,799

 ML-131A   Milford Chase                                                                                                 108,041
 ML-131B   Milford Hunt                                                                                                  149,554
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                            Balloon       L(59),YM(57),O(4)                         257,595

ORIX-3161  Woodland Park Plaza                                   Balloon       L(116),O(4)                               260,617
ORIX-2187  Arsenal Street Shopping Center                        Balloon       L(116),O(4)                               245,427
 ML-110    Moulton Plaza                                         Balloon       L(116),O(4)                               231,552
 PW-7064   Oklahoma City Industrial                              Balloon       L(120),O(0)                               237,082
 ML-137    Ocean Mist Resort                                     Balloon       L(116),O(4)                               243,664
ORIX-2507  Garden Villa                                          Balloon       L(116),O(4)                               223,635
 ML-151    57-13 49th Street (Maspeth)                           Balloon       L(116),O(4)                               234,264
 ML-135    Avis Rent-A-Car                                       Balloon       L(116),O(4)                               234,344
ORIX-2607  Loveland Tech Center                                  Balloon       L(116),O(4)                               208,320
 PW-7395   Red Lion Apartments                                   Balloon       L(120),O(0)                               202,842
 PW-8352   Helix Building                                        Balloon       L(120),O(0)                               203,759
 PW-7958   1399 Madison Building                                 Hyperam       L(120),O(0)                               194,660
 ML-140    Eldorado Village Phase I                              Balloon       L(116),O(4)                               193,737
 PW-7146   Westbrook Towers                                      Balloon       L(120),O(0)                               190,886
ORIX-3238  Southeast Crossing                                    Balloon       L(116),O(4)                               190,331
 ML-145    Office Depot - Newport News                           Balloon       L(116),O(4)                               191,870
ORIX-2508  Kingsland Hills Care Center                           Balloon       L(116),O(4)                               188,077
 PW-6232   310 Merrick Road                                      Hyperam       L(120),O(0)                               190,899

PW-7312A   Plaza MHP                                                                                                     101,901
PW-7312B   Spring Valley MHP                                                                                              45,799
PW-7312C   Blair MHP                                                                                                      29,388
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                       Balloon       L(120),O(0)                               177,088

 ML-144    MicroSemi Corp. Building                              Balloon       L(116),O(4)                               186,890
ORIX-2509  New Covenant Care Center of Dinuba                    Balloon       L(116),O(4)                               188,427
ORIX-3290  250 Beacham Street                                    Balloon       L(116),O(4)                               179,406
 PW-7710   Peachtree Village Mobile Home Park                    Balloon       L(120),O(0)                               164,694
 PW-6045   Redbud Plaza                                          Balloon       L(120),O(0)                               167,298

                                                                                                Underwriting     Underwriting
 Control                                                        1997              1998              Total            Total
   No.                            Property Name                  NCF               NCF             Revenue          Expense
----------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                               2,639,436         2,910,536          4,890,207      2,073,651
 PW-7905   Blue Cross Blue Shield Building                            -                 -          4,386,472        87,729
 ML-117    Pond View Corporate Center                         2,856,550         2,591,278          3,965,519      1,455,634
 ML-156    College Square                                     1,710,784         1,725,737          2,782,085       654,711
 PW-8202   First American Building                            1,103,086         2,184,174          2,427,372        76,734
 ML-126    Hampton Point                                      1,788,572         1,896,643          3,259,328      1,351,723
ORIX-3325  Lakeside Plaza Office Center                       2,379,574           841,926          3,636,148      1,350,837

PW-8703A   Norport Apartments                                   417,692           460,852          1,042,088       544,407
PW-8703B   Colonial Court                                       186,067           167,250           291,303         89,622
PW-8703C   Lee Hall                                           1,184,143         1,084,870          2,170,148       840,168
PW-8703D   River Drive Apartments                               482,953           564,491          1,151,683       566,294
----------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                       2,270,856         2,277,454          4,655,225      2,040,492

ORIX-2965  Frazier-King Building                                690,333         1,362,913          3,368,714      1,364,576
 ML-129    Tanglewood Apartments                              1,673,955         1,757,302          2,905,055      1,194,193
ORIX-3452  250 Plaza Office Building                            972,609         1,473,275          3,490,538      1,628,578
 ML-124    Saw Mill                                           1,643,420         1,272,417          2,803,584      1,426,036
 ML-125    Spring Valley                                      1,364,671         1,377,802          2,066,093       844,521
 ML-138    Sea Crest Oceanfront Resort & Conference Center    1,702,774         1,945,726          9,197,752      6,918,878
 ML-147    Quail Park IV                                      1,282,434         1,372,000          1,963,389       537,507
ORIX-3208  Putnam Plaza                                         862,378           964,351          1,764,263       539,608
 ML-111    Fairways Apartments                                  912,159                 -          2,132,851      1,144,811
 ML-143    Lambda Building                                            -                 -          1,670,202       490,971
ORIX-3108  Centre East Shopping Center                          356,568         1,055,655          1,364,522       314,183
 ML-112    Hempstead Village Commons                                  -                 -          1,574,719       602,046
 ML-103    Creekside Apartments                                 754,861           973,703          1,913,251      1,009,502
 PW-7942   Bend River Mall                                    1,380,757         1,384,047          2,189,034       744,798
ORIX-3257  Spectrum Club - Thousand Oaks                              -                 -          1,295,000        38,850
 ML-101    1100 W. Ewing Street                                       -                 -          1,460,039       262,637
 ML-116    Canyon Crest Village Apts                            869,709           903,366          1,404,718       501,833
ORIX-3100  HKS Building                                               -                 -          1,726,700       792,668
 ML-109    RCA - Waterford Apartments                           860,212           945,835          1,978,317      1,111,960
 ML-114    247 and 251-253 West 34th St.                        612,191           890,026          1,410,571       351,782
 ML-115    9033 Wilshire Medical Bldg                           816,667           837,273          1,217,299       383,963
 PW-8028   Tops Appliance Building                                    -                 -           947,009         28,410
 PW-7562   401 N. Broad Street                                1,432,557         2,425,618         10,759,047      6,808,344
 ML-154    Woodgate Apartments                                  731,817           812,052          1,699,943       757,430
 PW-6132   Arlington Apartments                                 524,030           793,022          1,914,240       927,574
 PW-6376   Shadowbrook Apartments                               638,334           783,537          1,851,807       991,622
 PW-8763   Sunset Hills Apartments                                    -                 -          1,008,021       284,540
 ML-134    2551 Tellabs Dr. Building                            104,723           255,787           937,301        188,066
ORIX-3266  Northpark Plaza                                      (24,166)          478,580          1,056,819       277,858
ORIX-3115  The Financial Center                                 684,543           778,328          1,355,455       545,774
 PW-6410   Gateway Plaza                                              -           780,236           942,562        150,052
 PW-7043   The Woods at Frenchman's Creek                       605,093                 -          1,366,782       683,873
ORIX-2939  Beverly Hills Medical Tower                          821,243           727,573          1,471,498       673,682
ORIX-3288  Bayshore Executive Plaza                             443,139           363,347          1,287,389       581,593
 ML-128    Hampton Inn O'Hare                                 1,571,582         1,763,019          3,812,987      2,691,262
ORIX-3151  Spring Cypress Village Shopping Center               510,066           669,206           991,774        276,958
ORIX-1825  The Bayview Office Building                          624,339           515,795          1,260,136       604,278
 PW-8064   Office Max                                                 -                 -           558,903         28,994
 ML-136    Breckenridge Farms                                   171,871           452,349           758,438        160,170
 PW-7141   Summercreek Apartments                               492,610           485,557          1,077,535       504,199
ORIX-3256  Kingstown Plaza Shopping Center                      439,982           331,268           719,305        170,633
 ML-152    Augusta Office Building                              442,255           467,958           976,968        368,873
 PW-7790   Smithtown Bypass                                     530,781           545,294           789,807        256,487
 PW-8694   Eckerd's Building                                          -                 -           463,902         13,917
 PW-8313   Crossings Apartments                                 368,944            99,260           791,737        336,463
 ML-148    Torrey Hills Corporate Centre                              -                 -           543,632        123,386
ORIX-3438  Raymour & Flanigan - Southampton                           -                 -           617,259        178,707

PW-6482A   Ramsey Street Office Building                        (54,057)           94,068           188,680         45,717
PW-6482B   Yadkin Road Building                                 (39,441)          (39,909)          102,722         39,210
PW-6482C   Cliffdale Road Office Building                        23,693            (1,353)          201,801         44,956
PW-6482D   Henderson Drive Office Building                      141,401           139,940           191,651         48,062
----------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio            72,218           192,567           684,852        177,942

 ML-139    Dobson Guadalupe Plaza                               248,289           194,457           542,525        124,427
 PW-7789   Lexus Training Center                                370,475           348,978           466,070         95,445
ORIX-3356  Hardaway Office Building                             410,571           410,571           502,210         15,066

 ML-131A   Milford Chase                                              -           154,325           194,052         57,810
 ML-131B   Milford Hunt                                               -           250,967           288,373         99,772
----------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                           200,113           405,292           482,425        157,582

ORIX-3161  Woodland Park Plaza                                        -            54,874           483,283        127,353
ORIX-2187  Arsenal Street Shopping Center                             -           247,112           589,969        196,329
 ML-110    Moulton Plaza                                              -           203,392           410,792         84,441
 PW-7064   Oklahoma City Industrial                             220,862           152,364           449,810         65,962
 ML-137    Ocean Mist Resort                                    385,786           451,879          1,536,231       933,146
ORIX-2507  Garden Villa                                         622,538           633,028          3,425,688      2,879,521
 ML-151    57-13 49th Street (Maspeth)                                -                 -           486,846        163,144
 ML-135    Avis Rent-A-Car                                      411,627           435,438           400,070         71,916
ORIX-2607  Loveland Tech Center                                  53,637           163,792           382,822         85,926
 PW-7395   Red Lion Apartments                                  185,132           257,369           759,915        415,595
 PW-8352   Helix Building                                             -           142,851           426,325         65,370
 PW-7958   1399 Madison Building                                125,841           293,410           375,258         92,707
 ML-140    Eldorado Village Phase I                                   -                 -           385,605        102,436
 PW-7146   Westbrook Towers                                     185,353           247,369           681,843        410,752
ORIX-3238  Southeast Crossing                                   347,369           276,434           406,351        115,517
 ML-145    Office Depot - Newport News                                -                 -           362,517         93,871
ORIX-2508  Kingsland Hills Care Center                          845,495           563,498          3,421,721      2,941,082
 PW-6232   310 Merrick Road                                      50,000            80,990           403,193        133,503

PW-7312A   Plaza MHP                                            180,238           181,657           234,297         53,766
PW-7312B   Spring Valley MHP                                     93,100            97,966           102,110         20,962
PW-7312C   Blair MHP                                             52,569            62,263            78,691         25,745
----------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                      325,907           341,886           415,098        100,475

 ML-144    MicroSemi Corp. Building                                   -                 -           309,795         66,388
ORIX-2509  New Covenant Care Center of Dinuba                    54,437           450,714          3,239,113      2,626,099
ORIX-3290  250 Beacham Street                                   260,704           260,619           313,646         73,912
 PW-7710   Peachtree Village Mobile Home Park                   350,504           342,461           425,676        149,692
 PW-6045   Redbud Plaza                                               -           193,906           318,367         73,794

 Control                                                      Underwriting   Underwriting   Appraised      Appraisal     Current
   No.                            Property Name                   NCF            DSCR         Value           Year         LTV
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                2,816,555         1.34         32,700,000      1999        79.78
 PW-7905   Blue Cross Blue Shield Building                     3,926,149         1.79         40,930,000      1999        61.78
 ML-117    Pond View Corporate Center                          2,298,790         1.25         29,000,000      1999        72.18
 ML-156    College Square                                      2,092,544         1.25         24,900,000      1999        75.60
 PW-8202   First American Building                             2,096,867         1.26         24,400,000      1999        76.10
 ML-126    Hampton Point                                       1,907,604         1.23         26,400,000      1999        69.86
ORIX-3325  Lakeside Plaza Office Center                        2,030,179         1.27         25,000,000      1999        72.68

PW-8703A   Norport Apartments                                   435,181                        5,150,000
PW-8703B   Colonial Court                                       182,481                        1,530,000
PW-8703C   Lee Hall                                            1,179,980                      12,855,000
PW-8703D   River Drive Apartments                               533,389                        5,650,000
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                        2,331,033         1.49         25,185,000      1999        68.99

ORIX-2965  Frazier-King Building                               1,761,742         1.27         23,000,000      1999        71.48
 ML-129    Tanglewood Apartments                               1,710,861         1.23         20,000,000      1999        79.85
ORIX-3452  250 Plaza Office Building                           1,628,349         1.27         20,000,000      1999        74.87
 ML-124    Saw Mill                                            1,377,547         1.31         17,430,000      1999        71.49
 ML-125    Spring Valley                                       1,221,573         1.22         15,720,000      1999        76.10
 ML-138    Sea Crest Oceanfront Resort & Conference Center     1,863,842         1.62         20,600,000      1999        57.17
 ML-147    Quail Park IV                                       1,239,955         1.26         15,650,000      1999        70.32
ORIX-3208  Putnam Plaza                                        1,138,500         1.29         13,100,000      1999        72.83
 ML-111    Fairways Apartments                                  988,040          1.26         12,600,000      1998        75.45
 ML-143    Lambda Building                                     1,082,839         1.25         13,400,000      1999        69.69
ORIX-3108  Centre East Shopping Center                          992,229          1.30         12,500,000      1999        71.74
 ML-112    Hempstead Village Commons                            967,083          1.25         11,500,000      1999        77.46
 ML-103    Creekside Apartments                                 903,749          1.25         10,800,000      1998        78.74
 PW-7942   Bend River Mall                                     1,282,309         1.73         16,000,000      1999        53.06
ORIX-3257  Spectrum Club - Thousand Oaks                       1,180,324         1.40         13,000,000      1999        64.57
 ML-101    1100 W. Ewing Street                                1,125,076         1.40         12,000,000      1999        68.92
 ML-116    Canyon Crest Village Apts                            902,885          1.26         10,600,000      1999        76.64
ORIX-3100  HKS Building                                         884,023          1.27         12,000,000      1999        66.53
 ML-109    RCA - Waterford Apartments                           866,357          1.35         10,700,000      1999        69.99
 ML-114    247 and 251-253 West 34th St.                       1,030,449         1.46         11,600,000      1999        60.19
 ML-115    9033 Wilshire Medical Bldg                           776,482          1.26          8,900,000      1999        77.30
 PW-8028   Tops Appliance Building                              897,599          1.39          9,600,000      1999        70.72
 PW-7562   401 N. Broad Street                                 2,529,131         3.89          8,400,000      1999        79.65
 ML-154    Woodgate Apartments                                  942,513          1.65         10,800,000      1999        60.11
 PW-6132   Arlington Apartments                                 882,916          1.56          9,200,000      1999        69.46
 PW-6376   Shadowbrook Apartments                               776,186          1.32          8,550,000      1999        74.72
 PW-8763   Sunset Hills Apartments                              693,481          1.20          8,000,000      1999        79.29
 ML-134    2551 Tellabs Dr. Building                            715,746          1.26          8,000,000      1999        78.15
ORIX-3266  Northpark Plaza                                      723,655          1.30          8,200,000      1999        76.14
ORIX-3115  The Financial Center                                 718,952          1.32          9,700,000      1999        63.88
 PW-6410   Gateway Plaza                                        669,268          1.21          7,800,000      1999        78.14
 PW-7043   The Woods at Frenchman's Creek                       635,771          1.23          7,700,000      1999        76.34
ORIX-2939  Beverly Hills Medical Tower                          664,923          1.25          7,600,000      1999        74.40
ORIX-3288  Bayshore Executive Plaza                             593,999          1.32          7,100,000      1999        74.77
 ML-128    Hampton Inn O'Hare                                  1,121,725         2.57         12,300,000      1999        40.54
ORIX-3151  Spring Cypress Village Shopping Center               612,666          1.38          7,500,000      1999        66.35
ORIX-1825  The Bayview Office Building                          591,885          1.49          6,600,000      1998        73.38
 PW-8064   Office Max                                           526,241          1.23          6,070,000      1999        78.96
 ML-136    Breckenridge Farms                                   577,665          1.41          6,985,000      1999        66.48
 PW-7141   Summercreek Apartments                               528,336          1.40          6,220,000      1999        69.42
ORIX-3256  Kingstown Plaza Shopping Center                      483,875          1.30          6,700,000      1999        62.81
 ML-152    Augusta Office Building                              519,229          1.35          5,600,000      1999        74.38
 PW-7790   Smithtown Bypass                                     464,864          1.27          5,700,000      1999        68.40
 PW-8694   Eckerd's Building                                    406,413          1.20          4,700,000      1999        78.69
 PW-8313   Crossings Apartments                                 427,275          1.35          4,608,000      1999        79.12
 ML-148    Torrey Hills Corporate Centre                        406,631          1.25          5,000,000      1999        70.42
ORIX-3438  Raymour & Flanigan - Southampton                     413,879          1.35          4,750,000      1999        69.11

PW-6482A   Ramsey Street Office Building                        125,491                        1,410,000
PW-6482B   Yadkin Road Building                                 52,753                           700,000
PW-6482C   Cliffdale Road Office Building                       139,650                        1,300,000
PW-6482D   Henderson Drive Office Building                      127,427                        1,400,000
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio           445,323          1.41          4,810,000      1999        67.69

 ML-139    Dobson Guadalupe Plaza                               401,180          1.35          4,100,000      1999        78.44
 PW-7789   Lexus Training Center                                343,148          1.25          4,000,000      1999        76.22
ORIX-3356  Hardaway Office Building                             452,847          1.55          4,900,000      1999        61.12

 ML-131A   Milford Chase                                        136,242                        1,535,080
 ML-131B   Milford Hunt                                         188,601                        2,124,920
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                           324,843          1.26          3,660,000      1999        79.85

ORIX-3161  Woodland Park Plaza                                  325,837          1.25          3,800,000      1999        76.14
ORIX-2187  Arsenal Street Shopping Center                       336,222          1.37          3,770,000      1998        74.53
 ML-110    Moulton Plaza                                        314,006          1.36          3,475,000      1999        73.04
 PW-7064   Oklahoma City Industrial                             335,146          1.41          3,650,000      1999        68.39
 ML-137    Ocean Mist Resort                                    397,584          1.63          5,200,000      1999        47.99
ORIX-2507  Garden Villa                                         501,167          2.24          3,840,000      1998        62.57
 ML-151    57-13 49th Street (Maspeth)                          299,941          1.28          3,500,000      1999        68.43
 ML-135    Avis Rent-A-Car                                      318,336          1.36          3,750,000      1999        63.83
ORIX-2607  Loveland Tech Center                                 262,177          1.26          3,250,000      1998        73.39
 PW-7395   Red Lion Apartments                                  286,493          1.41          3,885,000      1999        57.85
 PW-8352   Helix Building                                       322,688          1.58          3,200,000      1999        68.62
 PW-7958   1399 Madison Building                                246,530          1.27          3,460,000      1999        60.67
 ML-140    Eldorado Village Phase I                             269,483          1.39          2,900,000      1999        72.29
 PW-7146   Westbrook Towers                                     246,842          1.29          3,100,000      1999        67.23
ORIX-3238  Southeast Crossing                                   251,426          1.32          3,100,000      1999        66.98
 ML-145    Office Depot - Newport News                          268,646          1.40          3,100,000      1999        66.32
ORIX-2508  Kingsland Hills Care Center                          441,639          2.35          5,000,000      1998        41.11
 PW-6232   310 Merrick Road                                     252,406          1.32          3,300,000      1999        62.12

PW-7312A   Plaza MHP                                            174,630                        1,750,000
PW-7312B   Spring Valley MHP                                    78,428                           600,000
PW-7312C   Blair MHP                                            50,344                           500,000
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                      303,401          1.71          2,850,000      1999        71.77
                                                                                                         ------------

 ML-144    MicroSemi Corp. Building                             233,616          1.25          3,200,000      1999        63.19
ORIX-2509  New Covenant Care Center of Dinuba                   583,314          3.10          2,800,000      1998        70.80
ORIX-3290  250 Beacham Street                                   225,802          1.26          2,600,000      1999        74.76
 PW-7710   Peachtree Village Mobile Home Park                   268,934          1.63          3,000,000      1999        64.02
 PW-6045   Redbud Plaza                                         219,222          1.31          2,440,000      1999        77.62

                                                                                                        Loan per
                                                                                   Sq Ft, Units,      Sq Ft, Unit,
 Control                                                     Repayment   Year       Beds, Pads,         Bed, Pad,        Occupancy
   No.                            Property Name                 LTV      Built         or Room            or Room        Percentage
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                70.58     1964         606 Units       43,048 Per Unit       96%
 PW-7905   Blue Cross Blue Shield Building                     55.18     1999     348,410 Sq. Ft.         73 Per Sq. Ft.    100%
 ML-117    Pond View Corporate Center                          63.51     1986     232,538 Sq. Ft.         90 Per Sq. Ft.    98%
 ML-156    College Square                                      66.65     1973     180,523 Sq. Ft.        104 Per Sq. Ft.    100%
 PW-8202   First American Building                             68.55     1971     230,700 Sq. Ft.         80 Per Sq. Ft.    100%
 ML-126    Hampton Point                                       62.02     1986         352 Units       52,392 Per Unit       96%
ORIX-3325  Lakeside Plaza Office Center                        65.13     1982     213,613 Sq. Ft.         85 Per Sq. Ft.    100%

PW-8703A   Norport Apartments                                            1945         250 Units       12,975 Per Unit       89%
PW-8703B   Colonial Court                                                1946          64 Units       21,294 Per Unit       94%
PW-8703C   Lee Hall                                                      1951         600 Units       14,654 Per Unit       91%
PW-8703D   River Drive Apartments                                        1945         208 Units       19,112 Per Unit       95%
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                        62.18                1,122 Units       15,485 Per Unit       91%

ORIX-2965  Frazier-King Building                               63.51     1995     142,769 Sq. Ft.        115 Per Sq. Ft.    91%
 ML-129    Tanglewood Apartments                               70.16     1970         408 Units       39,140 Per Unit       96%
ORIX-3452  250 Plaza Office Building                           66.65     1973     186,924 Sq. Ft.         80 Per Sq. Ft.    83%
 ML-124    Saw Mill                                            63.47     1987         340 Units       36,650 Per Unit       94%
 ML-125    Spring Valley                                       69.85     1987         224 Units       53,403 Per Unit       93%
 ML-138    Sea Crest Oceanfront Resort & Conference Center     47.08     1942         266 Rooms       44,277 Per Room       51%
 ML-147    Quail Park IV                                       62.05     1983     103,332 Sq. Ft.        106 Per Sq. Ft.    92%
ORIX-3208  Putnam Plaza                                        66.09     1966     151,778 Sq. Ft.         63 Per Sq. Ft.    78%
 ML-111    Fairways Apartments                                 70.32     1983         348 Units       27,320 Per Unit       95%
 ML-143    Lambda Building                                     61.97     1961     194,000 Sq. Ft.         48 Per Sq. Ft.    100%
ORIX-3108  Centre East Shopping Center                         63.91     1995     119,982 Sq. Ft.         75 Per Sq. Ft.    90%
 ML-112    Hempstead Village Commons                           68.03     1998      66,127 Sq. Ft.        135 Per Sq. Ft.    100%
 ML-103    Creekside Apartments                                69.62     1985         296 Units       28,729 Per Unit       97%
 PW-7942   Bend River Mall                                     47.49     1980     229,091 Sq. Ft.         37 Per Sq. Ft.    94%
ORIX-3257  Spectrum Club - Thousand Oaks                       54.83     1984      79,015 Sq. Ft.        106 Per Sq. Ft.    100%
 ML-101    1100 W. Ewing Street                                56.72     1958     155,763 Sq. Ft.         53 Per Sq. Ft.    100%
 ML-116    Canyon Crest Village Apts                           64.51     1985         192 Units       42,309 Per Unit       97%
ORIX-3100  HKS Building                                        59.56     1925     114,174 Sq. Ft.         70 Per Sq. Ft.    100%
 ML-109    RCA - Waterford Apartments                          65.35     1968         330 Units       22,692 Per Unit       94%
 ML-114    247 and 251-253 West 34th St.                       50.06     1885       6,825 Sq. Ft.      1,023 Per Sq. Ft.    100%
 ML-115    9033 Wilshire Medical Bldg                          68.30     1958      44,450 Sq. Ft.        155 Per Sq. Ft.    100%
 PW-8028   Tops Appliance Building                             64.64     1959      40,000 Sq. Ft.        170 Per Sq. Ft.    100%
 PW-7562   401 N. Broad Street                                 73.18     1929   1,293,000 Sq. Ft.          5 Per Sq. Ft.    76%
 ML-154    Woodgate Apartments                                 52.87     1973         208 Units       31,209 Per Unit       96%
 PW-6132   Arlington Apartments                                62.39     1974         415 Units       15,398 Per Unit       93%
 PW-6376   Shadowbrook Apartments                              67.78     1980         336 Units       19,014 Per Unit       96%
 PW-8763   Sunset Hills Apartments                             71.67     1988         120 Units       52,863 Per Unit       97%
 ML-134    2551 Tellabs Dr. Building                           69.19     1981     145,800 Sq. Ft.         43 Per Sq. Ft.    100%
ORIX-3266  Northpark Plaza                                     68.61     1997      45,653 Sq. Ft.        137 Per Sq. Ft.    100%
ORIX-3115  The Financial Center                                57.45     1984      57,046 Sq. Ft.        109 Per Sq. Ft.    100%
 PW-6410   Gateway Plaza                                       70.62     1981     143,686 Sq. Ft.         42 Per Sq. Ft.    98%
 PW-7043   The Woods at Frenchman's Creek                      68.55     1989         182 Units       32,297 Per Unit       92%
ORIX-2939  Beverly Hills Medical Tower                         59.41     1984      46,060 Sq. Ft.        123 Per Sq. Ft.    97%
ORIX-3288  Bayshore Executive Plaza                            66.49     1983      94,539 Sq. Ft.         56 Per Sq. Ft.    96%
 ML-128    Hampton Inn O'Hare                                  33.90     1989         150 Rooms       33,244 Per Room       87%
ORIX-3151  Spring Cypress Village Shopping Center              56.87     1982     100,793 Sq. Ft.         49 Per Sq. Ft.    90%
ORIX-1825  The Bayview Office Building                         65.17     1958      83,905 Sq. Ft.         58 Per Sq. Ft.    90%
 PW-8064   Office Max                                          71.04     1999      24,454 Sq. Ft.        196 Per Sq. Ft.    100%
 ML-136    Breckenridge Farms                                  58.49     1996      66,691 Sq. Ft.         70 Per Sq. Ft.    90%
 PW-7141   Summercreek Apartments                              62.21     1981         180 Units       23,988 Per Unit       95%
ORIX-3256  Kingstown Plaza Shopping Center                     56.42     1978      87,440 Sq. Ft.         48 Per Sq. Ft.    80%
 ML-152    Augusta Office Building                             66.08     1980      61,241 Sq. Ft.         68 Per Sq. Ft.    96%
 PW-7790   Smithtown Bypass                                    62.22     1984      57,798 Sq. Ft.         67 Per Sq. Ft.    91%
 PW-8694   Eckerd's Building                                   71.19     1998     113,175 Sq. Ft.         33 Per Sq. Ft.    100%
 PW-8313   Crossings Apartments                                70.69     1984         112 Units       32,551 Per Unit       93%
 ML-148    Torrey Hills Corporate Centre                       62.57     1998      24,500 Sq. Ft.        144 Per Sq. Ft.    100%
ORIX-3438  Raymour & Flanigan - Southampton                    62.85     1976      50,353 Sq. Ft.         65 Per Sq. Ft.    100%

PW-6482A   Ramsey Street Office Building                                 1993      14,136 Sq. Ft.         65 Per Sq. Ft.    87%
PW-6482B   Yadkin Road Building                                          1977       7,333 Sq. Ft.         52 Per Sq. Ft.    100%
PW-6482C   Cliffdale Road Office Building                                1986      13,760 Sq. Ft.         74 Per Sq. Ft.    100%
PW-6482D   Henderson Drive Office Building                               1994      12,424 Sq. Ft.         75 Per Sq. Ft.    100%
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio          56.88               47,653 Sq. Ft.         68 Per Sq. Ft.    96%

 ML-139    Dobson Guadalupe Plaza                              69.69     1981      35,249 Sq. Ft.         91 Per Sq. Ft.    100%
 PW-7789   Lexus Training Center                               68.71     1981      38,000 Sq. Ft.         80 Per Sq. Ft.    100%
ORIX-3356  Hardaway Office Building                            51.47     1959      76,760 Sq. Ft.         39 Per Sq. Ft.    100%

 ML-131A   Milford Chase                                                 1998          20 Units       61,288 Per Unit       100%
 ML-131B   Milford Hunt                                                  1946          32 Units       53,023 Per Unit       97%
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                          70.28                   52 Units       56,202 Per Unit       98%

ORIX-3161  Woodland Park Plaza                                 68.72     1998      23,868 Sq. Ft.        121 Per Sq. Ft.    100%
ORIX-2187  Arsenal Street Shopping Center                      66.92     1974      99,074 Sq. Ft.         28 Per Sq. Ft.    100%
 ML-110    Moulton Plaza                                       64.79     1997      17,117 Sq. Ft.        148 Per Sq. Ft.    100%
 PW-7064   Oklahoma City Industrial                            62.51     1977     126,500 Sq. Ft.         20 Per Sq. Ft.    97%
 ML-137    Ocean Mist Resort                                   39.52     1987          63 Rooms       39,608 Per Room       55%
ORIX-2507  Garden Villa                                        52.09     1969         150 Beds        16,019 Per Beds       84%
 ML-151    57-13 49th Street (Maspeth)                         56.38     1970      72,700 Sq. Ft.         33 Per Sq. Ft.    100%
 ML-135    Avis Rent-A-Car                                     52.63     1930      22,293 Sq. Ft.        107 Per Sq. Ft.    100%
ORIX-2607  Loveland Tech Center                                65.89     1998      40,000 Sq. Ft.         60 Per Sq. Ft.    98%
 PW-7395   Red Lion Apartments                                 52.17     1971         158 Units       14,226 Per Unit       94%
 PW-8352   Helix Building                                      56.81     1998      38,336 Sq. Ft.         57 Per Sq. Ft.    90%
 PW-7958   1399 Madison Building                               55.07     1952      28,130 Sq. Ft.         75 Per Sq. Ft.    100%
 ML-140    Eldorado Village Phase I                            64.26     1999      19,094 Sq. Ft.        110 Per Sq. Ft.    100%
 PW-7146   Westbrook Towers                                    60.92     1970          97 Units       21,487 Per Unit       98%
ORIX-3238  Southeast Crossing                                  60.70     1981      57,629 Sq. Ft.         36 Per Sq. Ft.    94%
 ML-145    Office Depot - Newport News                         58.99     1999      30,122 Sq. Ft.         68 Per Sq. Ft.    100%
ORIX-2508  Kingsland Hills Care Center                         34.04     1977         130 Beds        15,810 Beds           89%
 PW-6232   310 Merrick Road                                    56.40     1960      26,580 Sq. Ft.         77 Per Sq. Ft.    100%

PW-7312A   Plaza MHP                                                     1960         118 Units        9,975 Per Unit       95%
PW-7312B   Spring Valley MHP                                             1961          45 Units       11,756 Per Unit       96%
PW-7312C   Blair MHP                                                     1957          47 Units        7,223 Per Unit       94%
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                     64.15     1960         210 Units        9,741 Per Unit       95%

 ML-144    MicroSemi Corp. Building                            56.13     1999      33,334 Sq. Ft.         61 Per Sq. Ft.    100%
ORIX-2509  New Covenant Care Center of Dinuba                  59.34     1964          99 Beds        20,026 Per Beds       82%
ORIX-3290  250 Beacham Street                                  65.89     1990      27,532 Sq. Ft.         71 Per Sq. Ft.    100%
 PW-7710   Peachtree Village Mobile Home Park                  57.09     1988         141 Units       13,622 Per Unit       100%
 PW-6045   Redbud Plaza                                        69.78     1997      23,473 Sq. Ft.         81 Per Sq. Ft.    100%

                                                                             Initial
 Control                                                     Occupancy      Reserves     Underwriting     Reserves
   No.                            Property Name                 Date       At Closing      Reserves       Collected
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                Jun-99         474,513        260            260  Per Unit
 PW-7905   Blue Cross Blue Shield Building                     Sep-99               -        0.15           0.15 Per Sq. Ft.
 ML-117    Pond View Corporate Center                          Aug-99               -        0.16           0.16 Per Sq. Ft.
 ML-156    College Square                                      Jul-99       2,099,228        0.15           0.15 Per Sq. Ft.
 PW-8202   First American Building                             Apr-99           2,810        0.15           0.20 Per Sq. Ft.
 ML-126    Hampton Point                                       May-99         246,776        250            195  Per Unit
ORIX-3325  Lakeside Plaza Office Center                        Jul-99         272,952        0.20           0.20 Per Sq. Ft.

PW-8703A   Norport Apartments                                  Apr-99               -        250                 Per Unit
PW-8703B   Colonial Court                                      May-99               -        300                 Per Unit
PW-8703C   Lee Hall                                            May-99               -        250                 Per Unit
PW-8703D   River Drive Apartments                              Jun-99               -        250                 Per Unit
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                       Various         515,216        253            253  Per Unit

ORIX-2965  Frazier-King Building                               Apr-99         288,876        0.20           0.20 Per Sq. Ft.
 ML-129    Tanglewood Apartments                               May-99         200,336        200            200  Per Unit
ORIX-3452  250 Plaza Office Building                           Jul-99         334,378        0.22           0.00 Per Sq. Ft.
 ML-124    Saw Mill                                            Jun-99          31,607        250            173  Per Unit
 ML-125    Spring Valley                                       Jun-99         122,480        250            240  Per Unit
 ML-138    Sea Crest Oceanfront Resort & Conference Center      NAP           970,590         5%             0%  of gross revenue
 ML-147    Quail Park IV                                       Jun-99         165,425        0.27           0.27 Per Sq. Ft.
ORIX-3208  Putnam Plaza                                        Aug-99         192,412        0.15           0.15 Per Sq. Ft.
 ML-111    Fairways Apartments                                 Jun-99         393,782        225            225  Per Unit
 ML-143    Lambda Building                                     Sep-99         739,074        0.20           0.20 Per Sq. Ft.
ORIX-3108  Centre East Shopping Center                         Apr-99          41,312        0.15           0.15 Per Sq. Ft.
 ML-112    Hempstead Village Commons                           Apr-99           4,067        0.15           0.00 Per Sq. Ft.
 ML-103    Creekside Apartments                                Jul-99         356,686        250            225  Per Unit
 PW-7942   Bend River Mall                                     Aug-99         103,697        0.15           0.00 Per Sq. Ft.
ORIX-3257  Spectrum Club - Thousand Oaks                       Sep-99       2,000,000        0.15           0.15 Per Sq. Ft.
 ML-101    1100 W. Ewing Street                                Jun-99       1,042,689        0.19           0.19 Per Sq. Ft.
 ML-116    Canyon Crest Village Apts                           Apr-99          13,502        250            225  Per Unit
ORIX-3100  HKS Building                                        Jun-99               -        0.20           0.00 Per Sq. Ft.
 ML-109    RCA - Waterford Apartments                          Aug-99         160,647        200            200  Per Unit
 ML-114    247 and 251-253 West 34th St.                       Apr-99          43,088        0.24           0.24 Per Sq. Ft.
 ML-115    9033 Wilshire Medical Bldg                          Aug-99          90,189        0.20           0.20 Per Sq. Ft.
 PW-8028   Tops Appliance Building                             Jun-99         103,563        0.15           0.15 Per Sq. Ft.
 PW-7562   401 N. Broad Street                                 May-99         201,103        0.20           0.00 Per Sq. Ft.
 ML-154    Woodgate Apartments                                 Jul-99          35,520        272            272  Per Unit
 PW-6132   Arlington Apartments                                Jun-99         149,076        250            250  Per Unit
 PW-6376   Shadowbrook Apartments                              Mar-99          81,351        250            250  Per Unit
 PW-8763   Sunset Hills Apartments                             Jun-99           9,646        250            250  Per Unit
 ML-134    2551 Tellabs Dr. Building                           Jul-99         476,027        0.16           0.16 Per Sq. Ft.
ORIX-3266  Northpark Plaza                                     Jun-99         158,272        0.15           0.15 Per Sq. Ft.
ORIX-3115  The Financial Center                                Feb-99          22,804        0.21           0.21 Per Sq. Ft.
 PW-6410   Gateway Plaza                                       Jul-99          24,566        0.30           0.30 Per Sq. Ft.
 PW-7043   The Woods at Frenchman's Creek                      Aug-99         130,529        259            259  Per Unit
ORIX-2939  Beverly Hills Medical Tower                         Mar-99          38,049        0.20           0.20 Per Sq. Ft.
ORIX-3288  Bayshore Executive Plaza                            May-99          54,731        0.20           0.00 Per Sq. Ft.
 ML-128    Hampton Inn O'Hare                                   NAP           131,128         5%             4%  of gross revenue
ORIX-3151  Spring Cypress Village Shopping Center              Apr-99          62,882        0.31           0.31 Per Sq. Ft.
ORIX-1825  The Bayview Office Building                         Jul-99         227,764        0.20           0.19 Per Sq. Ft.
 PW-8064   Office Max                                          May-99               -        0.15           0.14 Per Sq. Ft.
 ML-136    Breckenridge Farms                                  Jun-99          42,041        0.15           0.15 Per Sq. Ft.
 PW-7141   Summercreek Apartments                              May-99         115,590        250            225  Per Unit
ORIX-3256  Kingstown Plaza Shopping Center                     Jul-99          35,009        0.27           0.27 Per Sq. Ft.
 ML-152    Augusta Office Building                             Aug-99         187,972        0.22           0.22 Per Sq. Ft.
 PW-7790   Smithtown Bypass                                    Sep-99         104,750        0.18           0.20 Per Sq. Ft.
 PW-8694   Eckerd's Building                                   Aug-99               -        0.10           0.10 Per Sq. Ft.
 PW-8313   Crossings Apartments                                Jun-99          37,027        250            250  Per Unit
 ML-148    Torrey Hills Corporate Centre                       Jun-99          53,819        0.20           0.00 Per Sq. Ft.
ORIX-3438  Raymour & Flanigan - Southampton                    Jul-99          62,396        0.15           0.15 Per Sq. Ft.

PW-6482A   Ramsey Street Office Building                       Jul-99               -
PW-6482B   Yadkin Road Building                                Jul-99               -
PW-6482C   Cliffdale Road Office Building                      Jul-99               -
PW-6482D   Henderson Drive Office Building                     Jul-99               -
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                          30,190        0.36           0.36 Per Sq. Ft.

 ML-139    Dobson Guadalupe Plaza                              Jun-99          17,576        0.15           0.15 Per Sq. Ft.
 PW-7789   Lexus Training Center                               Apr-99          28,515        0.12           0.20 Per Sq. Ft.
ORIX-3356  Hardaway Office Building                            Aug-99          36,122        0.20           0.00 Per Sq. Ft.

 ML-131A   Milford Chase                                       Jun-99               -
 ML-131B   Milford Hunt                                        Jun-99               -
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                          Jun-99           5,135        200             0   Per Unit

ORIX-3161  Woodland Park Plaza                                 Jun-99          63,787        0.16           0.16 Per Sq. Ft.
ORIX-2187  Arsenal Street Shopping Center                      Dec-98         121,868        0.23           0.23 Per Sq. Ft.
 ML-110    Moulton Plaza                                       Apr-99          18,209        0.15           0.00 Per Sq. Ft.
 PW-7064   Oklahoma City Industrial                            Mar-99          14,034        0.10           0.18 Per Sq. Ft.
 ML-137    Ocean Mist Resort                                    NAP           173,949         5%             0%  of gross revenue
ORIX-2507  Garden Villa                                        Dec-98          29,362        300            225  Per Bed
 ML-151    57-13 49th Street (Maspeth)                         Jun-99         169,868        0.16           0.15 Per Sq. Ft.
 ML-135    Avis Rent-A-Car                                     Jun-99               -        0.15           0.15 Per Sq. Ft.
ORIX-2607  Loveland Tech Center                                Nov-98          29,860        0.15           0.00 Per Sq. Ft.
 PW-7395   Red Lion Apartments                                 Jun-99          86,843        366            390  Per Unit
 PW-8352   Helix Building                                      May-99          11,670        0.10           0.20 Per Sq. Ft.
 PW-7958   1399 Madison Building                               Jul-99           3,644        0.15           0.15 Per Sq. Ft.
 ML-140    Eldorado Village Phase I                            Jun-99         106,036        0.15           0.15 Per Sq. Ft.
 PW-7146   Westbrook Towers                                    May-99          46,722        250            250  Per Unit
ORIX-3238  Southeast Crossing                                  Jun-99         285,668        0.15           0.15 Per Sq. Ft.
 ML-145    Office Depot - Newport News                          NAP             6,699        0.15           0.15 Per Sq. Ft.
ORIX-2508  Kingsland Hills Care Center                         Dec-98          29,138        300            225  Per Bed
 PW-6232   310 Merrick Road                                    Apr-99          32,371        0.18           0.18 Per Sq. Ft.

PW-7312A   Plaza MHP                                           Mar-99               -
PW-7312B   Spring Valley MHP                                   Mar-99               -
PW-7312C   Blair MHP                                           Mar-99               -
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                     Mar-99          28,894         53             50  Per Unit

 ML-144    MicroSemi Corp. Building                             NAP             3,870        0.15           0.15 Per Sq. Ft.
ORIX-2509  New Covenant Care Center of Dinuba                  Dec-98          14,257        300            254  Per Bed
ORIX-3290  250 Beacham Street                                  May-99          15,732        0.13           0.13 Per Sq. Ft.
 PW-7710   Peachtree Village Mobile Home Park                  Mar-99          25,661         50             50  Per Unit
 PW-6045   Redbud Plaza                                        Mar-99          15,778        0.15           0.15 Per Sq. Ft.

                                                                                       Two Largest Tenants
                                                            ------------------------------------------------------------------------
 Control                                                                                                            Area Leased
   No.                      Property Name                                       Tenant Name (1)                      (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts
 PW-7905   Blue Cross Blue Shield Building                  Blue Cross Blue Shield of South Carolina                   348,410
 ML-117    Pond View Corporate Center                       Kaiser                                                      52,030
 ML-156    College Square                                   Home Depot                                                 101,928
 PW-8202   First American Building                          First American Real Estate Information Services, Inc.      230,700
 ML-126    Hampton Point
ORIX-3325  Lakeside Plaza Office Center                     Providian Bancorp Services                                 109,904

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
------------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio

ORIX-2965  Frazier-King Building                            GTE Communications Corp.                                    50,966
 ML-129    Tanglewood Apartments
ORIX-3452  250 Plaza Office Building                        Marcus Corporation                                          62,557
 ML-124    Saw Mill
 ML-125    Spring Valley
 ML-138    Sea Crest Oceanfront Resort & Conference Center
 ML-147    Quail Park IV                                    State of Nevada                                              6,057
ORIX-3208  Putnam Plaza                                     Stop & Shop Company                                         60,270
 ML-111    Fairways Apartments
 ML-143    Lambda Building                                  E & F Warehousing Inc.                                     122,000
ORIX-3108  Centre East Shopping Center                      Hobby Lobby                                                 48,822
 ML-112    Hempstead Village Commons                        Staples                                                     24,000
 ML-103    Creekside Apartments
 PW-7942   Bend River Mall                                  Sears                                                       63,236
ORIX-3257  Spectrum Club - Thousand Oaks                    The Spectrum Club Company, Inc.                             79,015
 ML-101    1100 W. Ewing Street                             Ocean Beauty Seafood                                       155,763
 ML-116    Canyon Crest Village Apts
ORIX-3100  HKS Building                                     HKS, Inc.                                                  114,174
 ML-109    RCA - Waterford Apartments
 ML-114    247 and 251-253 West 34th St.                    Conway                                                       6,825
 ML-115    9033 Wilshire Medical Bldg                       Obagi Dermatology                                            4,107
 PW-8028   Tops Appliance Building                          Tops Appliance City                                         40,000
 PW-7562   401 N. Broad Street                              Sungard                                                    351,314
 ML-154    Woodgate Apartments
 PW-6132   Arlington Apartments
 PW-6376   Shadowbrook Apartments
 PW-8763   Sunset Hills Apartments
 ML-134    2551 Tellabs Dr. Building                        Ryder Intergrated Logistics                                145,800
ORIX-3266  Northpark Plaza                                  Wood Burrus, LLC dba Showtime USA                            6,350
ORIX-3115  The Financial Center                             Saddleback Memorial Medical Center                          12,300
 PW-6410   Gateway Plaza                                    Kmart                                                       79,072
 PW-7043   The Woods at Frenchman's Creek                   NAP
ORIX-2939  Beverly Hills Medical Tower                      Beverly Hills Center for Special Surgery                     3,200
ORIX-3288  Bayshore Executive Plaza                         Unicapital                                                  23,918
 ML-128    Hampton Inn O'Hare
ORIX-3151  Spring Cypress Village Shopping Center           Kroger Store                                                42,130
ORIX-1825  The Bayview Office Building                      Ft. Lauderdale College                                      34,500
 PW-8064   Office Max                                       Office Max                                                  24,454
 ML-136    Breckenridge Farms                               Office Max, Inc.                                            23,520
 PW-7141   Summercreek Apartments
ORIX-3256  Kingstown Plaza Shopping Center                  TJ Maxx                                                     36,788
 ML-152    Augusta Office Building                          Sterling City Capitol                                        8,000
 PW-7790   Smithtown Bypass                                 Vadaro & Helwig                                              7,000
 PW-8694   Eckerd's Building
 PW-8313   Crossings Apartments
 ML-148    Torrey Hills Corporate Centre                    Cambell                                                     12,250
ORIX-3438  Raymour & Flanigan - Southampton                 Raymour's Furniture Company, Inc.                           50,353

PW-6482A   Ramsey Street Office Building                    The Logistics Company                                       12,352
PW-6482B   Yadkin Road Building                             John Koenig, Inc.                                            7,333
PW-6482C   Cliffdale Road Office Building                   John Koenig, Inc.                                           10,960
PW-6482D   Henderson Drive Office Building                  John Koenig, Inc.                                           10,424
------------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio

 ML-139    Dobson Guadalupe Plaza                           Capital Academic LLC                                        11,349
 PW-7789   Lexus Training Center                            Toyota Motor Sales, USA Inc. (Lexus)                        38,000
ORIX-3356  Hardaway Office Building                         Hardaway Construction Corp. of TN.                          76,760

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
------------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt

ORIX-3161  Woodland Park Plaza                              Blockbuster Videos, Inc.                                     3,834
ORIX-2187  Arsenal Street Shopping Center                   Raymour Furniture Company, Inc.                             43,530
 ML-110    Moulton Plaza                                    Laguna Niguel Montessori                                     8,692
 PW-7064   Oklahoma City Industrial                         Harbor Freight & Tool                                       18,720
 ML-137    Ocean Mist Resort
ORIX-2507  Garden Villa
 ML-151    57-13 49th Street (Maspeth)                      Display Systems, Inc                                        72,700
 ML-135    Avis Rent-A-Car                                  Avis Rent-A-Car System                                      22,293
ORIX-2607  Loveland Tech Center                             Technology Driven Product                                   10,000
 PW-7395   Red Lion Apartments
 PW-8352   Helix Building                                   Helix Electric, Inc.                                        20,503
 PW-7958   1399 Madison Building                            UT Medical Group                                            28,130
 ML-140    Eldorado Village Phase I                         Lady of America                                              4,500
 PW-7146   Westbrook Towers
ORIX-3238  Southeast Crossing                               Tyler Entertainment                                          9,363
 ML-145    Office Depot - Newport News                      Office Depot (BBB Stable)                                   30,122
ORIX-2508  Kingsland Hills Care Center
 PW-6232   310 Merrick Road                                 Sky Club                                                    19,800

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
------------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs

 ML-144    MicroSemi Corp. Building                         MicroSemi Corp.                                             33,334
ORIX-2509  New Covenant Care Center of Dinuba
ORIX-3290  250 Beacham Street                               Clover Group                                                14,146
 PW-7710   Peachtree Village Mobile Home Park
 PW-6045   Redbud Plaza                                     The Oklahoma Publishing Company DBA The Norman Oklahoman     3,600

                                                                                   Two Largest Tenants
                                                            ------------------------------------------------------------------
 Control                                                       Lease                                          Area Leased
   No.                      Property Name                     Exp Date         Tenant Name (2)                 (Sq. Ft.)
-------------------------------------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts
 PW-7905   Blue Cross Blue Shield Building                     9/30/2009
 ML-117    Pond View Corporate Center                         12/31/2005  Allstate                                41,359
 ML-156    College Square                                      1/31/2007  LA Fitness                              38,000
 PW-8202   First American Building                             6/30/2012
 ML-126    Hampton Point
ORIX-3325  Lakeside Plaza Office Center                        6/30/2003  United Healthcare Services              73,280

PW-8703A   Norport Apartments
PW-8703B   Colonial Court
PW-8703C   Lee Hall
PW-8703D   River Drive Apartments
------------------------------------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio

ORIX-2965  Frazier-King Building                               9/30/2002  Fox Sports                              25,350
 ML-129    Tanglewood Apartments
ORIX-3452  250 Plaza Office Building                           2/28/2003  BC Ziegler                              22,125
 ML-124    Saw Mill
 ML-125    Spring Valley
 ML-138    Sea Crest Oceanfront Resort & Conference Center
 ML-147    Quail Park IV                                       8/31/2003  Accubanc Mortgage Corp                   5,401
ORIX-3208  Putnam Plaza                                        2/28/2009  A. J. Wright                            27,430
 ML-111    Fairways Apartments
 ML-143    Lambda Building                                     7/31/2009  Lambda Holdings                         65,000
ORIX-3108  Centre East Shopping Center                        12/31/2012  Fashion Bug                             12,000
 ML-112    Hempstead Village Commons                           2/28/2014  Pep Boys                                19,000
 ML-103    Creekside Apartments
 PW-7942   Bend River Mall                                      4/8/2005  The Bon Marche                          59,742
ORIX-3257  Spectrum Club - Thousand Oaks                       9/16/2017
 ML-101    1100 W. Ewing Street                               11/16/2013
 ML-116    Canyon Crest Village Apts
ORIX-3100  HKS Building                                        5/31/2013
 ML-109    RCA - Waterford Apartments
 ML-114    247 and 251-253 West 34th St.                       6/30/2013
 ML-115    9033 Wilshire Medical Bldg                          1/31/2004  Kessler                                  3,292
 PW-8028   Tops Appliance Building                             5/31/2024
 PW-7562   401 N. Broad Street                                12/31/2004  North American                         113,114
 ML-154    Woodgate Apartments
 PW-6132   Arlington Apartments
 PW-6376   Shadowbrook Apartments
 PW-8763   Sunset Hills Apartments
 ML-134    2551 Tellabs Dr. Building                            5/6/2004
ORIX-3266  Northpark Plaza                                     11/3/2001  Evenson's Card Shops, Inc. (Hallmark)    5,600
ORIX-3115  The Financial Center                                6/30/2002  Salomon Smith Barney, Inc.               6,500
 PW-6410   Gateway Plaza                                      10/26/2008  Safeway                                 40,000
 PW-7043   The Woods at Frenchman's Creek
ORIX-2939  Beverly Hills Medical Tower                         6/15/2004  Dr. Davidson & Dr. Torbati               3,000
ORIX-3288  Bayshore Executive Plaza                            2/28/2004  Preferred Employers Group, Inc.         16,530
 ML-128    Hampton Inn O'Hare
ORIX-3151  Spring Cypress Village Shopping Center              9/30/2002  Walgreens (Dollar General)              10,998
ORIX-1825  The Bayview Office Building                         8/15/2007  Barnett Bank                             4,400
 PW-8064   Office Max                                          5/31/2019
 ML-136    Breckenridge Farms                                 10/31/2012  Honks 99                                 8,390
 PW-7141   Summercreek Apartments
ORIX-3256  Kingstown Plaza Shopping Center                    11/30/2001  Homegood's                              26,360
 ML-152    Augusta Office Building                            12/31/2000  Insite Realty                            7,592
 PW-7790   Smithtown Bypass                                    9/30/2001  Nesconset Excutive Office Corp.          3,825
 PW-8694   Eckerd's Building
 PW-8313   Crossings Apartments
 ML-148    Torrey Hills Corporate Centre                       8/31/2009  International Trading                    3,928
ORIX-3438  Raymour & Flanigan - Southampton                    6/30/2014

PW-6482A   Ramsey Street Office Building                       8/31/2001
PW-6482B   Yadkin Road Building                                8/31/2010
PW-6482C   Cliffdale Road Office Building                      8/31/2010  Carolina Mortgage                        2,800
PW-6482D   Henderson Drive Office Building                     8/31/2010  Atlantic First Mortgage                  2,000
------------------------------------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio

 ML-139    Dobson Guadalupe Plaza                              4/30/2014  Aqua Swim and Patio                      8,000
 PW-7789   Lexus Training Center                               2/29/2004
ORIX-3356  Hardaway Office Building                            7/31/2014

 ML-131A   Milford Chase
 ML-131B   Milford Hunt
------------------------------------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt

ORIX-3161  Woodland Park Plaza                                 9/30/2003  Carlton Cards dba Ray's Cards            3,220
ORIX-2187  Arsenal Street Shopping Center                      5/31/2028  Pharmhouse Corp.                        33,399
 ML-110    Moulton Plaza                                       8/30/2007  New York Pizzeria                        1,430
 PW-7064   Oklahoma City Industrial                           11/30/2003  Thompson Boat                           12,919
 ML-137    Ocean Mist Resort
ORIX-2507  Garden Villa
 ML-151    57-13 49th Street (Maspeth)                         2/28/2012
 ML-135    Avis Rent-A-Car                                    12/31/2018
ORIX-2607  Loveland Tech Center                                7/31/2002  First National Bank                      7,500
 PW-7395   Red Lion Apartments
 PW-8352   Helix Building                                      6/30/2008  Medical Contouring                      10,537
 PW-7958   1399 Madison Building                               7/31/2009
 ML-140    Eldorado Village Phase I                            5/31/2004  Apple Orthodontics                       3,600
 PW-7146   Westbrook Towers
ORIX-3238  Southeast Crossing                                  5/31/2002  Unisource                                8,442
 ML-145    Office Depot - Newport News                         8/28/2014
ORIX-2508  Kingsland Hills Care Center
 PW-6232   310 Merrick Road                                    6/30/2013  Home Care                                5,280

PW-7312A   Plaza MHP
PW-7312B   Spring Valley MHP
PW-7312C   Blair MHP
------------------------------------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs

 ML-144    MicroSemi Corp. Building                            6/20/2029
ORIX-2509  New Covenant Care Center of Dinuba
ORIX-3290  250 Beacham Street                                  2/28/2002  Yell-O-Glow                             13,386
 PW-7710   Peachtree Village Mobile Home Park
 PW-6045   Redbud Plaza                                        2/28/2001  CD Warehouse Inc.                        2,927

                                                          Two Largest Tenants
                                                          -------------------
 Control                                                          Lease            Control
   No.                      Property Name                       Exp Date             No.
------------------------------------------------------------------------------------------------

 ML-107    Potomac Heights Apts                                                      ML-107
 PW-7905   Blue Cross Blue Shield Building                                          PW-7905
 ML-117    Pond View Corporate Center                           10/31/2003           ML-117
 ML-156    College Square                                        3/31/2014           ML-156
 PW-8202   First American Building                                                  PW-8202
 ML-126    Hampton Point                                                             ML-126
ORIX-3325  Lakeside Plaza Office Center                           5/1/2001         ORIX-3325

PW-8703A   Norport Apartments                                                       PW-8703A
PW-8703B   Colonial Court                                                           PW-8703B
PW-8703C   Lee Hall                                                                 PW-8703C
PW-8703D   River Drive Apartments                                                   PW-8703D
------------------------------------------------------------------------------------------------
 PW-8703   Virginia Apartment Portfolio                                             PW-8703

ORIX-2965  Frazier-King Building                                 7/31/2003         ORIX-2965
 ML-129    Tanglewood Apartments                                                     ML-129
ORIX-3452  250 Plaza Office Building                             2/29/2004         ORIX-3452
 ML-124    Saw Mill                                                                  ML-124
 ML-125    Spring Valley                                                             ML-125
 ML-138    Sea Crest Oceanfront Resort & Conference Center                           ML-138
 ML-147    Quail Park IV                                         7/31/2002           ML-147
ORIX-3208  Putnam Plaza                                          4/30/2009         ORIX-3208
 ML-111    Fairways Apartments                                                       ML-111
 ML-143    Lambda Building                                       7/31/2009           ML-143
ORIX-3108  Centre East Shopping Center                           1/31/2006         ORIX-3108
 ML-112    Hempstead Village Commons                             3/31/2019           ML-112
 ML-103    Creekside Apartments                                                      ML-103
 PW-7942   Bend River Mall                                       8/20/2018          PW-7942
ORIX-3257  Spectrum Club - Thousand Oaks                                           ORIX-3257
 ML-101    1100 W. Ewing Street                                                      ML-101
 ML-116    Canyon Crest Village Apts                                                 ML-116
ORIX-3100  HKS Building                                                            ORIX-3100
 ML-109    RCA - Waterford Apartments                                                ML-109
 ML-114    247 and 251-253 West 34th St.                                             ML-114
 ML-115    9033 Wilshire Medical Bldg                            1/31/2004           ML-115
 PW-8028   Tops Appliance Building                                                  PW-8028
 PW-7562   401 N. Broad Street                                   9/30/2015          PW-7562
 ML-154    Woodgate Apartments                                                       ML-154
 PW-6132   Arlington Apartments                                                     PW-6132
 PW-6376   Shadowbrook Apartments                                                   PW-6376
 PW-8763   Sunset Hills Apartments                                                  PW-8763
 ML-134    2551 Tellabs Dr. Building                                                 ML-134
ORIX-3266  Northpark Plaza                                      11/13/2002         ORIX-3266
ORIX-3115  The Financial Center                                  7/30/2005         ORIX-3115
 PW-6410   Gateway Plaza                                         2/17/2001          PW-6410
 PW-7043   The Woods at Frenchman's Creek                                           PW-7043
ORIX-2939  Beverly Hills Medical Tower                           6/30/2003         ORIX-2939
ORIX-3288  Bayshore Executive Plaza                              3/31/2002         ORIX-3288
 ML-128    Hampton Inn O'Hare                                                        ML-128
ORIX-3151  Spring Cypress Village Shopping Center               10/31/2002         ORIX-3151
ORIX-1825  The Bayview Office Building                           2/28/2002         ORIX-1825
 PW-8064   Office Max                                                               PW-8064
 ML-136    Breckenridge Farms                                     4/1/2002           ML-136
 PW-7141   Summercreek Apartments                                                   PW-7141
ORIX-3256  Kingstown Plaza Shopping Center                      10/31/2008         ORIX-3256
 ML-152    Augusta Office Building                               7/30/2002           ML-152
 PW-7790   Smithtown Bypass                                      9/30/2004          PW-7790
 PW-8694   Eckerd's Building                                                        PW-8694
 PW-8313   Crossings Apartments                                                     PW-8313
 ML-148    Torrey Hills Corporate Centre                        11/30/2003           ML-148
ORIX-3438  Raymour & Flanigan - Southampton                                        ORIX-3438

PW-6482A   Ramsey Street Office Building                                            PW-6482A
PW-6482B   Yadkin Road Building                                                     PW-6482B
PW-6482C   Cliffdale Road Office Building                        8/31/2010          PW-6482C
PW-6482D   Henderson Drive Office Building                       8/31/2010          PW-6482D
------------------------------------------------------------------------------------------------
 PW-6482   Fayetteville/Jacksonville Office Portfolio                               PW-6482

 ML-139    Dobson Guadalupe Plaza                               12/31/1999           ML-139
 PW-7789   Lexus Training Center                                                    PW-7789
ORIX-3356  Hardaway Office Building                                                ORIX-3356

 ML-131A   Milford Chase                                                            ML-131a
 ML-131B   Milford Hunt                                                             ML-131b
------------------------------------------------------------------------------------------------
 ML-131    Milford Chase/Milford Hunt                                                ML-131

ORIX-3161  Woodland Park Plaza                                    7/9/2005         ORIX-3161
ORIX-2187  Arsenal Street Shopping Center                        5/31/2008         ORIX-2187
 ML-110    Moulton Plaza                                         5/18/2003           ML-110
 PW-7064   Oklahoma City Industrial                              3/31/2002          PW-7064
 ML-137    Ocean Mist Resort                                                         ML-137
ORIX-2507  Garden Villa                                                            ORIX-2507
 ML-151    57-13 49th Street (Maspeth)                                               ML-151
 ML-135    Avis Rent-A-Car                                                           ML-135
ORIX-2607  Loveland Tech Center                                  7/31/2003         ORIX-2607
 PW-7395   Red Lion Apartments                                                      PW-7395
 PW-8352   Helix Building                                        4/30/2003          PW-8352
 PW-7958   1399 Madison Building                                                    PW-7958
 ML-140    Eldorado Village Phase I                              3/31/2006           ML-140
 PW-7146   Westbrook Towers                                                         PW-7146
ORIX-3238  Southeast Crossing                                    8/14/2001         ORIX-3238
 ML-145    Office Depot - Newport News                                               ML-145
ORIX-2508  Kingsland Hills Care Center                                             ORIX-2508
 PW-6232   310 Merrick Road                                      4/30/2007          PW-6232

PW-7312A   Plaza MHP                                                                PW-7312A
PW-7312B   Spring Valley MHP                                                        PW-7312B
PW-7312C   Blair MHP                                                                PW-7312C
------------------------------------------------------------------------------------------------
 PW-7312   Plaza Park MHPs                                                          PW-7312

 ML-144    MicroSemi Corp. Building                                                  ML-144
ORIX-2509  New Covenant Care Center of Dinuba                                      ORIX-2509
ORIX-3290  250 Beacham Street                                    2/28/2002         ORIX-3290
 PW-7710   Peachtree Village Mobile Home Park                                       PW-7710
 PW-6045   Redbud Plaza                                          1/14/2003          PW-6045

 Control
   No.                     Property Name                                      Address                             City
-----------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                      12249 Jefferson Avenue                      Newport News
 ML-132    Granada Self Storage                             201 W. Stassney Lane West                   Austin
ORIX-3432  Gateway 2000 - Jackson                           5722 East I-55 Frontage Road                Jackson
ORIX-3433  Gateway 2000 - Little Rock                       12018 Chenal Parkway                        Little Rock
 PW-7130   Ben White Business Park                          209 East Ben White Boulevard                Austin
ORIX-2104  Kingsgate Shopping Center                        8422 Fondren Road                           Houston
ORIX-3436  Gateway 2000 - Plano                             1300 North Central Expressway               Plano
ORIX-3430  Gateway 2000 - Brentwood                         1601 Westgate Circle                        Brentwood
ORIX-2596  Seguin Nursing & Rehab Center                    1637 N. King St.                            Seguin
ORIX-3435  Gateway 2000 - Oklahoma City                     4001 Northwest Expressway                   Oklahoma City
 PW-7166   Cobblestone Apartments                           2430-2444 Whitfield Road                    Clarksville
 PW-7119   Washingtonville Manor MHP                        East Avenue & Hallock Drive                 Washingtonville
ORIX-3431  Gateway 2000 - El Paso                           820 Sunland Park Drive                      El Paso
 ML-108    585-591-597 Prospect Place Apts.                 585-591-597 Prospect Place                  Brooklyn
 ML-104    Equivest Industrial Center                       500 Washington Street                       Norristown
ORIX-3429  Gateway 2000 - Baton Rouge                       9603 Cortana Place                          Baton Rouge
 ML-100    954-960 Chapel Street                            954-960 Chapel Street                       New Haven
 PW-7127   1485-1495 Davis Road                             1485-1495 Davis Road                        Elgin
 PW-8085   Pepperwood Apartments                            13725 Christine Court                       Tampa
 PW-7424   St. Pete Beach Apartments                        9050-9060 Blind Pass Road                   St. Pete Beach
 PW-6437   175-181 Broadway                                 175-181 Broadway                            Passaic
 ML-106    Palm Terrace Estates                             2711 Mar Vista Drive                        Aptos
 PW-7170   O'Connor Place Apartments                        316 West 5th Street                         Irving
 PW-7781   Sherwood Lane Apartments                         4506 Sherwood Lane                          Houston

 Control                                                                Zip                       Original      Cut-Off Date
   No.                     Property Name                      State     Code   Property Type       Balance         Balance
-----------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         VA      23602    Retail            1,857,000       1,855,134
 ML-132    Granada Self Storage                                TX      78745    Self Storage      1,850,000       1,844,916
ORIX-3432  Gateway 2000 - Jackson                              MS      39211    Retail            1,738,000       1,736,253
ORIX-3433  Gateway 2000 - Little Rock                          AR      72211    Retail            1,712,000       1,709,613
 PW-7130   Ben White Business Park                             TX      77040    Industrial        1,700,000       1,690,333
ORIX-2104  Kingsgate Shopping Center                           TX      77074    Retail            1,700,000       1,683,873
ORIX-3436  Gateway 2000 - Plano                                TX      75074    Retail            1,643,500       1,641,209
ORIX-3430  Gateway 2000 - Brentwood                            TN      37027    Retail            1,639,000       1,637,353
ORIX-2596  Seguin Nursing & Rehab Center                       TX      78155    Nursing Home      1,575,000       1,563,742
ORIX-3435  Gateway 2000 - Oklahoma City                        OK      73116    Retail            1,551,500       1,549,337
 PW-7166   Cobblestone Apartments                              TN      37040    Multifamily       1,550,000       1,544,811
 PW-7119   Washingtonville Manor MHP                           NY      10922    Mobile Home Park  1,500,000       1,498,747
ORIX-3431  Gateway 2000 - El Paso                              TX      79912    Retail            1,359,000       1,357,105
 ML-108    585-591-597 Prospect Place Apts.                    NY      11238    Multifamily       1,325,000       1,317,109
 ML-104    Equivest Industrial Center                          PA      19401    Industrial        1,275,000       1,270,192
ORIX-3429  Gateway 2000 - Baton Rouge                          LA      70815    Retail            1,138,000       1,136,856
 ML-100    954-960 Chapel Street                               CT      06510    Mixed             1,100,000       1,096,789
 PW-7127   1485-1495 Davis Road                                IL      60123    Industrial        1,025,000       1,023,567
 PW-8085   Pepperwood Apartments                               FL      33613    Multifamily       1,000,000         999,393
 PW-7424   St. Pete Beach Apartments                           FL      33706    Multifamily         950,000         948,326
 PW-6437   175-181 Broadway                                    NJ      07055    Multifamily         940,000         935,927
 ML-106    Palm Terrace Estates                                CA      95003    Mobile Home Park    800,000         797,998
 PW-7170   O'Connor Place Apartments                           TX      75060    Multifamily         800,000         797,213
 PW-7781   Sherwood Lane Apartments                            TX      77092    Multifamily         723,000         721,001

                                                                             Cumulative % of
 Control                                                      % of Initial    Initial Pool
   No.                     Property Name                      Pool Balance      Balance
---------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                            0.30%           95.02%
 ML-132    Granada Self Storage                                   0.30%           95.32%
ORIX-3432  Gateway 2000 - Jackson                                 0.28%           95.61%
ORIX-3433  Gateway 2000 - Little Rock                             0.28%           95.89%
 PW-7130   Ben White Business Park                                0.28%           96.16%
ORIX-2104  Kingsgate Shopping Center                              0.27%           96.44%
ORIX-3436  Gateway 2000 - Plano                                   0.27%           96.70%
ORIX-3430  Gateway 2000 - Brentwood                               0.27%           96.97%
ORIX-2596  Seguin Nursing & Rehab Center                          0.26%           97.23%
ORIX-3435  Gateway 2000 - Oklahoma City                           0.25%           97.48%
 PW-7166   Cobblestone Apartments                                 0.25%           97.73%
 PW-7119   Washingtonville Manor MHP                              0.24%           97.98%
ORIX-3431  Gateway 2000 - El Paso                                 0.22%           98.20%
 ML-108    585-591-597 Prospect Place Apts.                       0.21%           98.41%
 ML-104    Equivest Industrial Center                             0.21%           98.62%
ORIX-3429  Gateway 2000 - Baton Rouge                             0.19%           98.81%
 ML-100    954-960 Chapel Street                                  0.18%           98.98%
 PW-7127   1485-1495 Davis Road                                   0.17%           99.15%
 PW-8085   Pepperwood Apartments                                  0.16%           99.31%
 PW-7424   St. Pete Beach Apartments                              0.15%           99.47%
 PW-6437   175-181 Broadway                                       0.15%           99.62%
 ML-106    Palm Terrace Estates                                   0.13%           99.75%
 PW-7170   O'Connor Place Apartments                              0.13%           99.88%
 PW-7781   Sherwood Lane Apartments                               0.12%          100.00%

 Control                                                                            Affiliated
   No.                     Property Name                                             Borrower
--------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News              ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3435, ORIX-3436
 ML-132    Granada Self Storage
ORIX-3432  Gateway 2000 - Jackson                   ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
ORIX-3433  Gateway 2000 - Little Rock               ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3434, ORIX-3435, ORIX-3436
 PW-7130   Ben White Business Park
ORIX-2104  Kingsgate Shopping Center
ORIX-3436  Gateway 2000 - Plano                     ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435
ORIX-3430  Gateway 2000 - Brentwood                 ORIX-3429, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
ORIX-2596  Seguin Nursing & Rehab Center                                  ORIX-2507, ORIX-2508, ORIX-2509
ORIX-3435  Gateway 2000 - Oklahoma City             ORIX-3429, ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3436
 PW-7166   Cobblestone Apartments
 PW-7119   Washingtonville Manor MHP
ORIX-3431  Gateway 2000 - El Paso                   ORIX-3429, ORIX-3430, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
 ML-108    585-591-597 Prospect Place Apts.
 ML-104    Equivest Industrial Center
ORIX-3429  Gateway 2000 - Baton Rouge               ORIX-3430, ORIX-3431, ORIX-3432, ORIX-3433, ORIX-3434, ORIX-3435, ORIX-3436
 ML-100    954-960 Chapel Street
 PW-7127   1485-1495 Davis Road
 PW-8085   Pepperwood Apartments
 PW-7424   St. Pete Beach Apartments
 PW-6437   175-181 Broadway
 ML-106    Palm Terrace Estates
 PW-7170   O'Connor Place Apartments
 PW-7781   Sherwood Lane Apartments

                                                                                                           Orig     Stated Remaining
 Control                                                    Interest Accrual  Mortgage   Administrative    Term           Term
   No.                     Property Name                         Method         Rate     Cost Rate (A)    (Mos.)         (Mos.)
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         Actual/360      8.410         0.12785        120           118
 ML-132    Granada Self Storage                                Actual/360      8.420         0.07285        120           117
ORIX-3432  Gateway 2000 - Jackson                              Actual/360      8.410         0.12785        120           118
ORIX-3433  Gateway 2000 - Little Rock                          Actual/360      8.410         0.12785        120           117
 PW-7130   Ben White Business Park                             Actual/360      7.850         0.07285        120           114
ORIX-2104  Kingsgate Shopping Center                           Actual/360      8.250         0.12785        120           110
ORIX-3436  Gateway 2000 - Plano                                Actual/360      8.410         0.12785        120           117
ORIX-3430  Gateway 2000 - Brentwood                            Actual/360      8.410         0.12785        120           118
ORIX-2596  Seguin Nursing & Rehab Center                       Actual/360      8.220         0.12785        120           112
ORIX-3435  Gateway 2000 - Oklahoma City                        Actual/360      8.410         0.12785        120           117
 PW-7166   Cobblestone Apartments                              Actual/360      8.300         0.07285        120           116
 PW-7119   Washingtonville Manor MHP                           Actual/360      7.970         0.07285        120           119
ORIX-3431  Gateway 2000 - El Paso                              Actual/360      8.410         0.12785        120           117
 ML-108    585-591-597 Prospect Place Apts.                    Actual/360      8.040         0.07285        120           114
 ML-104    Equivest Industrial Center                          Actual/360      8.520         0.07285        120           115
ORIX-3429  Gateway 2000 - Baton Rouge                          Actual/360      8.410         0.12785        120           118
 ML-100    954-960 Chapel Street                               Actual/360      9.500         0.07285        120           116
 PW-7127   1485-1495 Davis Road                                Actual/360      8.400         0.07285        120           117
 PW-8085   Pepperwood Apartments                               Actual/360      9.200         0.07285        120           119
 PW-7424   St. Pete Beach Apartments                           Actual/360      8.450         0.07285        120           116
 PW-6437   175-181 Broadway                                    Actual/360      8.350         0.07285        120           115
 ML-106    Palm Terrace Estates                                Actual/360      7.780         0.07285        120           116
 PW-7170   O'Connor Place Apartments                           Actual/360      9.350         0.07285        120           115
 PW-7781   Sherwood Lane Apartments                            Actual/360      9.125         0.07285        120           116

                                                                                              Remain
                                                                      Amort                   Amort
 Control                                                               Term                    Term           Origination
   No.                     Property Name                              (Mos.)                  (Mos.)             Date
---------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                 360                     358              8/2/1999
 ML-132    Granada Self Storage                                        300                     297              7/26/1999
ORIX-3432  Gateway 2000 - Jackson                                      360                     358              8/2/1999
ORIX-3433  Gateway 2000 - Little Rock                                  360                     357              7/30/1999
 PW-7130   Ben White Business Park                                     300                     294              4/9/1999
ORIX-2104  Kingsgate Shopping Center                                   300                     290              12/8/98
ORIX-3436  Gateway 2000 - Plano                                        360                     357              7/30/1999
ORIX-3430  Gateway 2000 - Brentwood                                    360                     358              8/2/1999
ORIX-2596  Seguin Nursing & Rehab Center                               300                     292              2/10/1999
ORIX-3435  Gateway 2000 - Oklahoma City                                360                     357              7/30/1999
 PW-7166   Cobblestone Apartments                                      300                     296              6/3/1999
 PW-7119   Washingtonville Manor MHP                                   300                     299              9/29/1999
ORIX-3431  Gateway 2000 - El Paso                                      360                     357              7/30/1999
 ML-108    585-591-597 Prospect Place Apts.                            300                     294              4/29/1999
 ML-104    Equivest Industrial Center                                  324                     319              5/28/1999
ORIX-3429  Gateway 2000 - Baton Rouge                                  360                     358              8/2/1999
 ML-100    954-960 Chapel Street                                       300                     296              6/11/1999
 PW-7127   1485-1495 Davis Road                                        360                     357              7/16/1999
 PW-8085   Pepperwood Apartments                                       300                     299              9/3/1999
 PW-7424   St. Pete Beach Apartments                                   360                     356              6/11/1999
 PW-6437   175-181 Broadway                                            300                     295              5/20/1999
 ML-106    Palm Terrace Estates                                        360                     356              6/1/1999
 PW-7170   O'Connor Place Apartments                                   300                     295              5/13/1999
 PW-7781   Sherwood Lane Apartments                                    300                     296              6/30/1999

(A) Includes, for each ORECM Mortgage Loan, the Master Servicing Rate which is also the Retained Interest that will be retained by ORECM and will not be available to compensate any successor Master Servicer in the event of a resignation or termination of ORECM as Master Servicer. See "RISK FACTORS --- Servicing Transfer Risk" in the Prospectus Supplement.

 Control                                                              First Payment      Repayment      Balloon/Repayment
   No.                     Property Name                                   Date            Date              Balance
------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                   10/5/1999        9/5/2009          1,678,942
 ML-132    Granada Self Storage                                           9/1/1999        8/1/2009          1,518,444
ORIX-3432  Gateway 2000 - Jackson                                        10/5/1999        9/5/2009          1,571,353
ORIX-3433  Gateway 2000 - Little Rock                                     9/5/1999        8/5/2009          1,548,163
 PW-7130   Ben White Business Park                                        6/1/1999        5/1/2009          1,399,747
ORIX-2104  Kingsgate Shopping Center                                      2/1/1999        1/1/2009          1,414,477
ORIX-3436  Gateway 2000 - Plano                                           9/5/1999        8/5/2009          1,486,220
ORIX-3430  Gateway 2000 - Brentwood                                      10/5/1999        9/5/2009          1,481,846
ORIX-2596  Seguin Nursing & Rehab Center                                  4/1/1999        3/1/2009          1,311,245
ORIX-3435  Gateway 2000 - Oklahoma City                                   9/5/1999        8/5/2009          1,403,024
 PW-7166   Cobblestone Apartments                                         8/1/1999        7/1/2009          1,292,632
 PW-7119   Washingtonville Manor MHP                                     11/1/1999       10/1/2009          1,238,988
ORIX-3431  Gateway 2000 - El Paso                                         9/5/1999        8/5/2009          1,228,945
 ML-108    585-591-597 Prospect Place Apts.                               6/1/1999        5/1/2009          1,077,636
 ML-104    Equivest Industrial Center                                     7/1/1999        6/1/2009          1,088,642
ORIX-3429  Gateway 2000 - Baton Rouge                                    10/5/1999        9/5/2009          1,028,884
 ML-100    954-960 Chapel Street                                          8/1/1999        7/1/2009           925,642
 PW-7127   1485-1495 Davis Road                                           9/1/1999        8/1/2009           926,699
 PW-8085   Pepperwood Apartments                                         11/1/1999       10/1/2009           854,177
 PW-7424   St. Pete Beach Apartments                                      8/1/1999        7/1/2009           860,240
 PW-6437   175-181 Broadway                                               7/1/1999        6/1/2009           784,688
 ML-106    Palm Terrace Estates                                           8/1/1999        7/1/2009           701,589
 PW-7170   O'Connor Place Apartments                                      7/1/1999        6/1/2009           685,897
 PW-7781   Sherwood Lane Apartments                                       8/1/1999        7/1/2009           616,566

                                                                                                                          Annual
 Control                                                                                                                   Debt
   No.                     Property Name                      Maturity Term          Prepayment Restrictions              Service
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                           Balloon       L(116),O(4)                               169,925
 ML-132    Granada Self Storage                                  Balloon       L(113),O(7)                               179,422
ORIX-3432  Gateway 2000 - Jackson                                Balloon       L(116),O(4)                               159,036
ORIX-3433  Gateway 2000 - Little Rock                            Balloon       L(116),O(4)                               156,657
 PW-7130   Ben White Business Park                               Balloon       L(120),O(0)                               155,429
ORIX-2104  Kingsgate Shopping Center                             Balloon       L(116),O(4)                               160,844
ORIX-3436  Gateway 2000 - Plano                                  Balloon       L(116),O(4)                               150,389
ORIX-3430  Gateway 2000 - Brentwood                              Balloon       L(116),O(4)                               149,977
ORIX-2596  Seguin Nursing & Rehab Center                         Balloon       L(116),O(4)                               148,638
ORIX-3435  Gateway 2000 - Oklahoma City                          Balloon       L(116),O(4)                               141,970
 PW-7166   Cobblestone Apartments                                Balloon       L(120),O(0)                               147,274
 PW-7119   Washingtonville Manor MHP                             Balloon       L(120),O(0)                               138,569
ORIX-3431  Gateway 2000 - El Paso                                Balloon       L(116),O(4)                               124,356
 ML-108    585-591-597 Prospect Place Apts.                      Balloon       L(116),O(4)                               124,412
 ML-104    Equivest Industrial Center                            Balloon       L(116),O(4)                               122,169
ORIX-3429  Gateway 2000 - Baton Rouge                            Balloon       L(116),O(4)                               104,133
 ML-100    954-960 Chapel Street                                 Balloon       L(116),O(4)                               116,634
 PW-7127   1485-1495 Davis Road                                  Balloon       L(120),O(0)                                93,706
 PW-8085   Pepperwood Apartments                                 Balloon       L(120),O(0)                               102,352
 PW-7424   St. Pete Beach Apartments                             Balloon       L(120),O(0)                                87,252
 PW-6437   175-181 Broadway                                      Balloon       L(120),O(0)                                89,692
 ML-106    Palm Terrace Estates                                  Balloon       L(116),O(4)                                69,746
 PW-7170   O'Connor Place Apartments                             Balloon       L(120),O(0)                                82,876
 PW-7781   Sherwood Lane Apartments                              Balloon       L(117),O(3)                                73,553

                                                                                                Underwriting     Underwriting
 Control                                                        1997              1998              Total            Total
   No.                            Property Name                  NCF               NCF             Revenue          Expense
----------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                -                 -            228,598        6,858
 ML-132    Granada Self Storage                                 261,509           267,938            434,839       169,475
ORIX-3432  Gateway 2000 - Jackson                                     -                 -            223,207        6,696
ORIX-3433  Gateway 2000 - Little Rock                                 -                 -            211,660        6,350
 PW-7130   Ben White Business Park                              210,570           240,920            400,104       141,933
ORIX-2104  Kingsgate Shopping Center                            130,070           160,609            340,423        83,311
ORIX-3436  Gateway 2000 - Plano                                       -                 -            204,592        6,138
ORIX-3430  Gateway 2000 - Brentwood                                   -                 -            204,060        6,122
ORIX-2596  Seguin Nursing & Rehab Center                        411,212           406,815           2,540,409     2,203,277
ORIX-3435  Gateway 2000 - Oklahoma City                               -                 -            192,964        5,789
 PW-7166   Cobblestone Apartments                               122,666           263,277            307,800       105,822
 PW-7119   Washingtonville Manor MHP                            132,797           174,591            410,439       202,630
ORIX-3431  Gateway 2000 - El Paso                                     -                 -            178,125        5,344
 ML-108    585-591-597 Prospect Place Apts.                     205,406           206,692            326,607       166,355
 ML-104    Equivest Industrial Center                           130,562           197,011            530,772       296,558
ORIX-3429  Gateway 2000 - Baton Rouge                                 -                 -            143,868        4,316
 ML-100    954-960 Chapel Street                                      -            95,439            284,282       125,862
 PW-7127   1485-1495 Davis Road                                 137,431           145,819            171,386        39,748
 PW-8085   Pepperwood Apartments                                 96,761           107,418            356,128       195,403
 PW-7424   St. Pete Beach Apartments                            112,691           119,790            164,336        48,625
 PW-6437   175-181 Broadway                                     134,865           141,874            248,411       108,128
 ML-106    Palm Terrace Estates                                  44,418            55,282            140,666        57,056
 PW-7170   O'Connor Place Apartments                            122,261           111,872            246,904        92,985
 PW-7781   Sherwood Lane Apartments                              48,851            77,338            276,701       150,009

 Control                                                      Underwriting   Underwriting     Appraised    Appraisal     Current
   No.                            Property Name                   NCF            DSCR           Value         Year         LTV
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                          212,596          1.25          2,650,000      1999        70.01
 ML-132    Granada Self Storage                                 265,364          1.48          2,650,000      1999        69.62
ORIX-3432  Gateway 2000 - Jackson                               199,005          1.25          2,475,000      1999        70.15
ORIX-3433  Gateway 2000 - Little Rock                           195,828          1.25          2,250,000      1999        75.98
 PW-7130   Ben White Business Park                              227,567          1.46          3,150,000      1999        53.66
ORIX-2104  Kingsgate Shopping Center                            213,671          1.33          2,600,000      1998        64.76
ORIX-3436  Gateway 2000 - Plano                                 188,159          1.25          2,275,000      1999        72.14
ORIX-3430  Gateway 2000 - Brentwood                             187,658          1.25          2,250,000      1999        72.77
ORIX-2596  Seguin Nursing & Rehab Center                        303,232          2.04          2,900,000      1998        53.92
ORIX-3435  Gateway 2000 - Oklahoma City                         177,491          1.25          2,070,000      1999        74.85
 PW-7166   Cobblestone Apartments                               183,978          1.25          2,000,000      1999        77.24
 PW-7119   Washingtonville Manor MHP                            203,709          1.47          2,500,000      1999        59.95
ORIX-3431  Gateway 2000 - El Paso                               155,583          1.25          1,975,000      1999        68.71
 ML-108    585-591-597 Prospect Place Apts.                     160,252          1.29          1,680,000      1999        78.40
 ML-104    Equivest Industrial Center                           209,922          1.72          2,250,000      1999        56.45
ORIX-3429  Gateway 2000 - Baton Rouge                           130,319          1.25          1,550,000      1999        73.35
 ML-100    954-960 Chapel Street                                152,435          1.31          2,000,000      1999        54.84
 PW-7127   1485-1495 Davis Road                                 114,830          1.23          1,400,000      1999        73.11
 PW-8085   Pepperwood Apartments                                136,389          1.33          1,450,000      1999        68.92
 PW-7424   St. Pete Beach Apartments                            108,263          1.24          1,410,000      1999        67.26
 PW-6437   175-181 Broadway                                     132,033          1.47          1,250,000      1999        74.87
 ML-106    Palm Terrace Estates                                  83,610          1.20          1,140,000      1999        70.00
 PW-7170   O'Connor Place Apartments                            141,919          1.71          1,060,000      1998        75.21
 PW-7781   Sherwood Lane Apartments                             111,692          1.52          1,100,000      1999        65.55

                                                                                                        Loan per
                                                                                   Sq Ft, Units,      Sq Ft, Unit,
 Control                                                     Repayment   Year       Beds, Pads,         Bed, Pad,        Occupancy
   No.                            Property Name                 LTV      Built         or Room            or Room        Percentage
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         63.36     1998       8,021 Sq. Ft.        231 Per Sq. Ft.    100%
 ML-132    Granada Self Storage                                57.30     1983      38,735 Sq. Ft.         48 Per Sq. Ft.    95%
ORIX-3432  Gateway 2000 - Jackson                              63.49     1990      15,237 Sq. Ft.        114 Per Sq. Ft.    100%
ORIX-3433  Gateway 2000 - Little Rock                          68.81     1998       8,000 Sq. Ft.        214 Per Sq. Ft.    100%
 PW-7130   Ben White Business Park                             44.44     1979      66,607 Sq. Ft.         25 Per Sq. Ft.    100%
ORIX-2104  Kingsgate Shopping Center                           54.40     1970      43,540 Sq. Ft.         39 Per Sq. Ft.    99%
ORIX-3436  Gateway 2000 - Plano                                65.33     1998       8,000 Sq. Ft.        205 Per Sq. Ft.    100%
ORIX-3430  Gateway 2000 - Brentwood                            65.86     1998       8,000 Sq. Ft.        205 Per Sq. Ft.    100%
ORIX-2596  Seguin Nursing & Rehab Center                       45.22     1961         113 Beds        13,838 Per Beds       63%
ORIX-3435  Gateway 2000 - Oklahoma City                        67.78     1998       8,000 Sq. Ft.        194 Per Sq. Ft.    100%
 PW-7166   Cobblestone Apartments                              64.63     1997          72 Units       21,456 Per Unit       100%
 PW-7119   Washingtonville Manor MHP                           49.56     1985          82 Units       18,277 Per Unit       96%
ORIX-3431  Gateway 2000 - El Paso                              62.23     1991      15,000 Sq. Ft.         90 Per Sq. Ft.    100%
 ML-108    585-591-597 Prospect Place Apts.                    64.15     1915          60 Units       21,952 Per Unit       100%
 ML-104    Equivest Industrial Center                          48.38     1872     118,681 Sq. Ft.         11 Per Sq. Ft.    92%
ORIX-3429  Gateway 2000 - Baton Rouge                          66.38     1998       8,000 Sq. Ft.        142 Per Sq. Ft.    100%
 ML-100    954-960 Chapel Street                               46.28     1905          25 Units       43,872 Per Unit       96%
 PW-7127   1485-1495 Davis Road                                66.19     1973      34,039 Sq. Ft.         30 Per Sq. Ft.    100%
 PW-8085   Pepperwood Apartments                               58.91     1969          72 Units       13,880 Per Unit       99%
 PW-7424   St. Pete Beach Apartments                           61.01     1971          28 Units       33,869 Per Unit       100%
 PW-6437   175-181 Broadway                                    62.78     1934          32 Units       29,248 Per Unit       97%
 ML-106    Palm Terrace Estates                                61.54     1968          48 Pads        16,625 Per Pad        100%
 PW-7170   O'Connor Place Apartments                           64.71     1957          48 Units       16,609 Per Unit       94%
 PW-7781   Sherwood Lane Apartments                            56.05     1973          60 Units       12,017 Per Unit       100%

                                                                            Initial
 Control                                                     Occupancy      Reserves     Underwriting     Reserves
   No.                            Property Name                 Date       At Closing      Reserves       Collected
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                         Jul-99         5,936          0.15           0.13 Per Sq. Ft.
 ML-132    Granada Self Storage                                May-99        21,525          0.15           0.15 Per Sq. Ft.
ORIX-3432  Gateway 2000 - Jackson                              Jul-99        14,235          0.15           0.10 Per Sq. Ft.
ORIX-3433  Gateway 2000 - Little Rock                          Jul-99         8,576          0.15           0.10 Per Sq. Ft.
 PW-7130   Ben White Business Park                             Jul-99        37,848          0.19           0.19 Per Sq. Ft.
ORIX-2104  Kingsgate Shopping Center                           Dec-98        12,029          0.20           0.20 Per Sq. Ft.
ORIX-3436  Gateway 2000 - Plano                                Jul-99        24,604          0.15           0.10 Per Sq. Ft.
ORIX-3430  Gateway 2000 - Brentwood                            Jul-99        13,749          0.15           0.10 Per Sq. Ft.
ORIX-2596  Seguin Nursing & Rehab Center                       Dec-98       332,302          300            225  Per Bed
ORIX-3435  Gateway 2000 - Oklahoma City                        Jul-99        13,176          0.15           0.10 Per Sq. Ft.
 PW-7166   Cobblestone Apartments                              Mar-99        21,324          250            250  Per Unit
 PW-7119   Washingtonville Manor MHP                           Jun-99        15,552           50             50  Per Unit
ORIX-3431  Gateway 2000 - El Paso                              Jul-99        26,415          0.15           0.10 Per Sq. Ft.
 ML-108    585-591-597 Prospect Place Apts.                    Mar-99        16,940          228            228  Per Unit
 ML-104    Equivest Industrial Center                          May-99       316,470          0.20           0.20 Per Sq. Ft.
ORIX-3429  Gateway 2000 - Baton Rouge                          Jul-99         5,297          0.15           0.10 Per Sq. Ft.
 ML-100    954-960 Chapel Street                               May-99             -          282            282  Per Unit
 PW-7127   1485-1495 Davis Road                                Mar-99       107,554          0.20           0.20 Per Sq. Ft.
 PW-8085   Pepperwood Apartments                               Jul-99        51,592          338            338  Per Unit
 PW-7424   St. Pete Beach Apartments                           Mar-99        15,406          266            266  Per Sq. Ft.
 PW-6437   175-181 Broadway                                    May-99         9,566          258            276  Per Unit
 ML-106    Palm Terrace Estates                                May-99        11,786           50             50  Per Pad
 PW-7170   O'Connor Place Apartments                           Jul-99        17,218          250            250  Per Unit
 PW-7781   Sherwood Lane Apartments                            Jul-99        23,916          250            250  Per Sq. Ft.

                                                                                       Two Largest Tenants
                                                            ------------------------------------------------------------------------
 Control                                                                                                            Area Leased
   No.                      Property Name                                       Tenant Name (1)                      (Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                      Gateway 2000 Country Stores, Inc.                            8,021
 ML-132    Granada Self Storage
ORIX-3432  Gateway 2000 - Jackson                           Gateway 2000 Country Stores, Inc.                           15,237
ORIX-3433  Gateway 2000 - Little Rock                       Gateway 2000 Country Stores, Inc.                            8,000
 PW-7130   Ben White Business Park                          Capital Christian Center                                     5,735
ORIX-2104  Kingsgate Shopping Center                        Cloth World                                                 17,500
ORIX-3436  Gateway 2000 - Plano                             Gateway 2000 Country Stores, Inc.                            8,000
ORIX-3430  Gateway 2000 - Brentwood                         Gateway 2000 Country Stores, Inc.                            8,000
ORIX-2596  Seguin Nursing & Rehab Center
ORIX-3435  Gateway 2000 - Oklahoma City                     Gateway 2000 Country Stores, Inc.                            8,000
 PW-7166   Cobblestone Apartments
 PW-7119   Washingtonville Manor MHP                        NAP
ORIX-3431  Gateway 2000 - El Paso                           Gateway 2000 Country Stores, Inc.                           15,000
 ML-108    585-591-597 Prospect Place Apts.
 ML-104    Equivest Industrial Center                       Hilco                                                       37,095
ORIX-3429  Gateway 2000 - Baton Rouge                       Gateway 2000 Country Stores, Inc.                            8,000
 ML-100    954-960 Chapel Street                            Blockbuster                                                  3,500
 PW-7127   1485-1495 Davis Road                             Association for Individual Development                      34,039
 PW-8085   Pepperwood Apartments
 PW-7424   St. Pete Beach Apartments
 PW-6437   175-181 Broadway
 ML-106    Palm Terrace Estates
 PW-7170   O'Connor Place Apartments
 PW-7781   Sherwood Lane Apartments

                                                                                   Two Largest Tenants
                                                            ------------------------------------------------------------------
 Control                                                       Lease                                          Area Leased
   No.                      Property Name                     Exp Date         Tenant Name (2)                 (Sq. Ft.)
-------------------------------------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                        12/31/2003
 ML-132    Granada Self Storage
ORIX-3432  Gateway 2000 - Jackson                             11/30/2003
ORIX-3433  Gateway 2000 - Little Rock                         11/30/2003
 PW-7130   Ben White Business Park                            10/31/2000  Mill Direct Carpet                     4,045
ORIX-2104  Kingsgate Shopping Center                           9/30/2002  Promise Dollar Store                   7,440
ORIX-3436  Gateway 2000 - Plano                               11/30/2003
ORIX-3430  Gateway 2000 - Brentwood                           11/30/2003
ORIX-2596  Seguin Nursing & Rehab Center
ORIX-3435  Gateway 2000 - Oklahoma City                       11/30/2003
 PW-7166   Cobblestone Apartments
 PW-7119   Washingtonville Manor MHP
ORIX-3431  Gateway 2000 - El Paso                             11/30/2003
 ML-108    585-591-597 Prospect Place Apts.
 ML-104    Equivest Industrial Center                         12/31/2001  Suburban Delivery                     22,107
ORIX-3429  Gateway 2000 - Baton Rouge                         10/31/2003
 ML-100    954-960 Chapel Street                               5/31/2004  Home Basics                            2,825
 PW-7127   1485-1495 Davis Road                                2/29/2004
 PW-8085   Pepperwood Apartments
 PW-7424   St. Pete Beach Apartments
 PW-6437   175-181 Broadway
 ML-106    Palm Terrace Estates
 PW-7170   O'Connor Place Apartments
 PW-7781   Sherwood Lane Apartments

                                                          Two Largest Tenants
                                                          -------------------
 Control                                                          Lease            Control
   No.                      Property Name                       Exp Date             No.
------------------------------------------------------------------------------------------------

ORIX-3434  Gateway 2000 - Newport News                                             ORIX-3434
 ML-132    Granada Self Storage                                                      ML-132
ORIX-3432  Gateway 2000 - Jackson                                                  ORIX-3432
ORIX-3433  Gateway 2000 - Little Rock                                              ORIX-3433
 PW-7130   Ben White Business Park                               4/30/2001          PW-7130
ORIX-2104  Kingsgate Shopping Center                             3/31/2004         ORIX-2104
ORIX-3436  Gateway 2000 - Plano                                                    ORIX-3436
ORIX-3430  Gateway 2000 - Brentwood                                                ORIX-3430
ORIX-2596  Seguin Nursing & Rehab Center                                           ORIX-2596
ORIX-3435  Gateway 2000 - Oklahoma City                                            ORIX-3435
 PW-7166   Cobblestone Apartments                                                   PW-7166
 PW-7119   Washingtonville Manor MHP                                                PW-7119
ORIX-3431  Gateway 2000 - El Paso                                                  ORIX-3431
 ML-108    585-591-597 Prospect Place Apts.                                          ML-108
 ML-104    Equivest Industrial Center                            2/28/2008           ML-104
ORIX-3429  Gateway 2000 - Baton Rouge                                              ORIX-3429
 ML-100    954-960 Chapel Street                                 5/30/2001           ML-100
 PW-7127   1485-1495 Davis Road                                                     PW-7127
 PW-8085   Pepperwood Apartments                                                    PW-8085
 PW-7424   St. Pete Beach Apartments                                                PW-7424
 PW-6437   175-181 Broadway                                                         PW-6437
 ML-106    Palm Terrace Estates                                                      ML-106
 PW-7170   O'Connor Place Apartments                                                PW-7170
 PW-7781   Sherwood Lane Apartments                                                 PW-7781

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

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



                                    [DISK]

     This diskette contains 2 files: The files, "MLMI1999C1.XLS" and "MULTISCHED1999C1.XLS", are Microsoft Excel1 Version 5.0 spreadsheets that provide, in electronic format, the information shown in Annex A and Annex E, respectively, of the Prospectus Supplement. The information contained on the diskette will be filed by the Depositor with the Securities and Exchange Commission as part of the Prospectus Supplement. All of the information contained on the diskette is subject to the same limitations and qualifications as are set forth in the paper portion of the Prospectus Supplement. Prospective investors are strongly urged to read the paper portion of the Prospectus Supplement in its entirety prior to accessing the diskette. If the diskette was not received in a sealed package, there can be no assurance that they remain in their original format and should not be relied upon for any purpose.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

1 Microsoft Excel is a registered trademark of Microsoft Corporation.

            ------------------------------------------------------
            ------------------------------------------------------

     Until January   , 2000, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and the Prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS

                                                 PAGE
                                                 -----
            PROSPECTUS SUPPLEMENT
Summary.......................................     S-7
Risk Factors..................................    S-22
  Certain Risks Associated with the
    Certificates..............................    S-22
  Certain Risks Associated with the Mortgage
    Loans.....................................    S-26
Description of the Mortgage Pool..............    S-42
Servicing of the Mortgage Loans...............    S-70
Description of the Certificates...............    S-80
Yield and Maturity Considerations.............    S-98
Use of Proceeds...............................   S-107
Material Federal Income Tax Consequences......   S-107
ERISA Considerations..........................   S-108
Legal Investment..............................   S-110
Method of Distribution........................   S-111
Legal Matters.................................   S-112
Ratings.......................................   S-112
Index of Principal Definitions................   S-113
Annex A.......................................     A-1
Annex B.......................................     B-1
Annex C.......................................     C-1
Annex D.......................................     D-1
Annex E.......................................     E-1

                  PROSPECTUS

Prospectus Supplement.........................       2
Available Information.........................       2
Incorporation of Certain Information by
  Reference...................................       3
Summary of Prospectus.........................       8
Risk Factors..................................      17
Description of Trust Funds....................      29
Yield and Maturity Considerations.............      34
The Depositor.................................      39
Use of Proceeds...............................      39
Description of the Certificates...............      40
Description of the Pooling Agreements.........      48
Description of Credit Support.................      61
Certain Legal Aspects of Mortgage Loans.......      63
Material Federal Income Tax Consequences......      73
State and Other Tax Considerations............      97
ERISA Considerations..........................      97
Legal Investment..............................      99
Method of Distribution........................     101
Legal Matters.................................     102
Financial Information.........................     102
Rating........................................     102
Index of Principal Definitions................     103

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            ------------------------------------------------------
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                             MERRILL LYNCH MORTGAGE
                                INVESTORS, INC.
                                  (DEPOSITOR)

                                  $549,923,000
                                 (APPROXIMATE)
                             MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1999-C1

                   ------------------------------------------

                             PROSPECTUS SUPPLEMENT

                   ------------------------------------------

                              MERRILL LYNCH & CO.

                            PAINEWEBBER INCORPORATED

                                OCTOBER   , 1999

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            ------------------------------------------------------